As filed with the U.S. Securities and Exchange Commission on December 11, 2020.
Registration No. 333-250762

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
To
FORM F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIROM HEALTHCARE TECHNOLOGIES INC.
(Exact name of Registrant as specified in its charter)

Japan (State or other jurisdiction of incorporation or organization)	8000 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

MEDIROM Healthcare Technologies Inc.
2-3-1 Daiba, Minato-ku
Tokyo 135-0091, Japan
Tel: +81-(0)3-6721-7364
Fax: +81-(0)3-6721-7365
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Barbara A. Jones Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, CA 90067 Tel: (310) 586-7773 Fax: (310) 586-0273	Koji Ishikawa Greenberg Traurig Tokyo Law Offices Meiji Yasuda Seimei Building, 14F 2-1-1 Marunouchi, Chiyoda-ku Tokyo 100-0005, Japan Tel: +81(0)3-4510-2200 Fax: +81(0)3-4510-2201	Barry Grossman Sarah Williams Jessica Yuan Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging Growth Company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Shares, no par value(1)(2)	$20,700,000.00	$2,258.37

(1)
American Depositary Shares (which we refer to as “ADSs”) issuable upon deposit of the common shares registered hereby are being registered pursuant to a separate the Registration Statement on Form F-6. Each ADS represents one common share.

(2)
Includes common shares represented by ADSs, which the underwriters have an option to purchase.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)
This registration fee was previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offer, solicitation, or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 11, 2020
PRELIMINARY PROSPECTUS
MEDIROM Healthcare Technologies, Inc.
$18,000,000
American Depositary Shares
Representing Common Shares

This is the initial public offering of our common shares, no par value (which we refer to as our “common shares”), in the form of American Depositary Shares (which we refer to as “ADSs”). Each ADS represents one common share. We currently expect the initial public offering price to be between $14.00 and $16.00 per ADS.
Prior to this offering, there has been no public market for our common shares or ADSs. We have applied to list the ADSs on the NASDAQ Capital Market under the symbol “MRM.”
We are organized under the laws of Japan and are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company Status.”
Kouji Eguchi, our Chief Executive Officer and a director, owns one Class A common share, or “golden share,” with key veto rights, which may limit a shareholder’s ability to influence our business and affairs, including, among others, amendments to our articles of incorporation and the issuance of additional common shares. See “Risk Factors” and “Description of Shares Capital and Articles of Incorporation—Special Voting and Consent Rights—Class A Voting Rights.”
Investing in the ADSs involves a high degree of risk. Before buying any of the ADSs, you should carefully read the discussion of material risks of investing in the ADSs in “Risk Factors” beginning on page 17 of this prospectus.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per ADS		Total
Initial public offering price	$	•	$	•
Underwriting discounts and commissions(1)	$	•	$	•
Proceeds to us (before expenses)	$	•	$	•

(1)
See “Underwriting—Commissions and Discounts” for additional information regarding compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to $2,700,000 additional ADSs from us at the public offering price, less underwriting discounts and commissions, for 45 days after the date of this prospectus to cover over-allotments, if any.
The underwriters expect to deliver the ADSs to purchasers on or about •, 2020.
Maxim Group LLC

The date of this prospectus is •, 2020.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us. Neither we nor the underwriters have authorized anyone to provide you with information that is different, and neither we nor the underwriters take any responsibility for, and provide any assurance as to the reliability of, any information, other than the information in this prospectus and any free writing prospectus prepared by us. We are offering to sell the ADSs, and seeking offers to buy the ADSs, only in jurisdictions where such offers and sales are permitted. This prospectus is not an offer to sell, or a solicitation of an offer to buy, the ADSs in any jurisdictions where, or under any circumstances under which, the offer, sale, or solicitation is not permitted. The information in this prospectus and in any free writing prospectus prepared by us is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any free writing prospectus or the time of any sale of the ADSs. Our business, results of operations, financial condition, or prospects may have changed since those dates.

i

Before you invest in the ADSs, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part.
For investors outside of the United States:   Neither we nor the underwriters have done anything that would permit this offering, or the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus.
Notice to prospective investors in Japan:   The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

ABOUT THIS PROSPECTUS
As used in this prospectus, unless the context otherwise requires or otherwise states, references to “Medirom,” our “Company,” “we,” “us,” “our,” and similar references refer to MEDIROM Healthcare Technologies Inc., a joint stock corporation with limited liability organized under the laws of Japan, and its subsidiaries.
Our functional currency and reporting currency is the Japanese yen (which we refer to as “JPY” or “¥”). The terms “dollar,” “USD,” “US$” or “$” refer to U.S. dollars, the legal currency of the United States. Convenience translations included in this prospectus of Japanese yen into U.S. dollars have been made at the exchange rate of ¥107.770 = US$1.00, which was the foreign exchange rate on June 30, 2020 as reported by the Board of Governors of the Federal Reserve System (which we refer to as the “U.S. Federal Reserve”) in is weekly release on July 6, 2020. Historical and current exchange rate information may be found at www.federalreserve.gov/releases/h10/.
Our financial statements are prepared in accordance with U.S. generally accepted accounting principles (which we refer to as “U.S. GAAP”). Our fiscal year ends on December 31 of each year as does our reporting year. Therefore, any references to 2019 and 2018 are references to the fiscal and reporting years ended December 31, 2019 and December 31, 2018, respectively. Our most recent fiscal year ended on December 31, 2019. See Note 1 to our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 included elsewhere in this prospectus, for a discussion of the basis of presentation and translation of financial statements.
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.
Non-GAAP Financial Measures
In addition to U.S. GAAP measures, we also use Adjusted EBITDA, Adjusted EBITDA Margin, Financial Expense and Income, and CAPEX, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures”, in various places in this prospectus. These financial measures are presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with U.S. GAAP, and should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this prospectus. Adjusted EBITDA, Adjusted EBITDA Margin, Financial Expense and Income, and CAPEX may differ from similarly titled measures presented by other companies.
Please see “Selected Consolidated Financial Information and Operating Data” for a reconciliation of non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with U.S. GAAP.
Market and Industry Data
This prospectus contains references to market data and industry forecasts and projections, which were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties and risks regarding the other forward-looking statements in this prospectus due to a variety of factors, including those described in the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the forecasts and estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “believe”, “expect”, “could”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this prospectus include:
•
our ability to attract and retain customers;

•
our ability to successfully enter new markets and manage our business expansion;

•
our ability to develop or acquire new products and services, improve our existing products and services and increase the value of our products and services in a timely and cost-effective manner;

•
our ability to attract advertisers to our Real Media platform and increase the amount that advertisers spend with us;

•
our ability to compete in the relaxation salon market;

•
our expectations regarding our customer growth rate and the usage of our services;

•
our ability to increase our revenues and our revenue growth rate;

•
our ability to timely and effectively scale and adapt our existing technology and network infrastructure;

•
our ability to successfully acquire and integrate companies and assets;

•
our ability to respond to national disasters, such as earthquakes and tsunamis, and to global pandemics, such as COVID-19;

•
our future business development, results of operations and financial condition; and

•
the regulatory environment in which we operate.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information presented in greater detail elsewhere in this prospectus. This summary does not include all the information you should consider before investing in the ADSs. You should read this summary together with the more detailed information appearing elsewhere in this prospectus, including our audited and unaudited financial statements and related notes and the sections entitled “Risk Factors” on page 17 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this prospectus. Some of the statements in this summary and elsewhere in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-looking Statements.”
Business Overview
Medirom Healthcare Technologies Inc., which we refer to in this prospectus as Medirom, is one of the leading holistic health services providers in Japan. Medirom is a franchiser and operator of healthcare salons across Japan and is a preferred platform partner for large consumer brands, healthcare service providers, and government entities to affect positive health outcomes. Through our well-known retail salon brands, including primarily Re.Ra.Ku®, nascent tech platforms, and targeted health consulting and marketing, we have formed a “healthtech” segment. The healthtech segment’s goal is to improve health outcomes and the satisfaction of our customers, as well as offer corporations data-rich, targeted advertising and promotional opportunities.
We operate two synergistic lines of businesses: (1) Relaxation Salon Segment (retail); and (2) Digital Preventative Healthcare Segment (healthtech). By combining brand strength and core retail competencies, including a broad physical footprint in population dense areas across the country, with proprietary technologies and partnerships, our business provides unique, value-added healthcare services to our customers with scale, customization, and cross-network effects that we believe few other companies in the industry can emulate.
Our core business is the operation and franchising of relaxation salons in Japan. Our salon locations cover major cities throughout Japan, with strong market presence in the Tokyo metropolitan area, which includes Tokyo, Yokohama, and Saitama. Our goal is to improve our customers’ quality of life by providing alternative, non-invasive wellness care. We use therapeutic techniques encompassing finger-pressure style bodywork therapy, stretch therapy, posture and joint alignment, as well as physical therapy elements. Our salons are designed to appeal to individuals seeking to improve their mental and/or physical well-being. Our customers vary from individuals seeking stress and pain relief to other individuals who are just looking to improve their overall mental and physical health. We offer a variety of individual services at our salons, including anti-fatigue therapy, athletic support therapy, slim-down therapy and reflexology. Each therapy is unique and designed to target specific areas of the body.
As of June 30, 2020, the Relaxation Salon Segment has a total of 289 salons for relaxation across Japan (consisting of 138 directly-operated salons and 151 franchised salons), covering major cities, including the Tokyo metropolitan area, which is the largest population region in Japan. Since we introduced our customer management system in 2010, we have served more than 1.57 million customers at our relaxation salons, and in 2019 we served an average 59,000 customers per month. Our customer management system is a cloud-based customer relationship management system which we use to record all customer data and which facilitates reservations, point-of-sale and business intelligence functions. Our salons operate under several brands. Our core brand is Re.Ra.Ku®. There are 177 Re.Ra.Ku® salons across Japan (consisting of 51 directly-operated salons and 126 franchised salons). Our wholly-owned subsidiaries operate under the following names: JOYHANDS WELLNESS Inc. with 62 directly-operated salons, Bell Epoc Wellness Inc. with 45 salons, of which 20 are directly-operated, and Decollte Wellness Corporation with 5 directly-operated salons. Our salons are generally located in metros/subways, shopping malls, plazas and high-traffic streets. On average, our salons measure approximately 670 square feet and contain a reception area and treatment space. A typical salon is staffed by six relaxation therapists. The Relaxation Salon Segment is our core business and accounted for ¥3,865 million (US$35.9 million), or 98.9%, of our total revenue for the year ended December 31, 2019, and ¥1,345 million (US$12.5 million), or 99.1% of our total revenue for the six months ended June 30, 2020.
The Digital Preventative Healthcare Segment is a growing business line and accounted for less than 2% of our total revenue for the year ended December 31, 2019 and the six months ended June 30, 2020. The Digital Preventative Healthcare Segment consists of the following operations: Sampling business (which includes brand promotion and consumer analysis for third party brands of corporate clients); government-sponsored Specific Health Guidance program, utilizing our internally-developed on-demand health monitoring smartphone application, Lav®; our MOTHER Tracker® for fitness applications; and preventative healthcare services utilizing our digital application and devices.
Competitive Strengths
We believe the following strengths, among others, have contributed to our initial success and will position us for future growth:
Innovative Services.   Our salon services are innovative and differ from traditional shiatsu-style bodywork. For example, we created our unique wing stretch method, which focuses especially on the shoulder blades. This is important because the shoulder blades are a critical part of the body, as they connect and balance the bones from the neck to the lower back and support the body to ensure the body moves smoothly.
Brand Value.   We believe our trademarks and other intellectual property create a strong competitive advantage in both our Relaxation Salon Segment and Digital Preventative Healthcare Segment. With widespread recognition in the Kanto region and across Japan, our Company benefits from a loyal customer base and brand recognition that allows for smooth scaling of growth businesses.
Employee Satisfaction.   We employ all of our therapists on a salaried basis, rather than a commission-based contractor model normally used in the industry. We have also invested culturally and economically in creating a career progression for therapists, which helps give structure, purpose, and incentives to stay with the Company and improve skills. While this increases our operating leverage, we believe it a core strategic need and advantage as labor is a key gating factor currently in the relaxation sector. We believe that our industry-leading employee satisfaction levels, as evidenced by our award of the 2019 Grand Prix relaxation sector’s top therapist and best store awards in Japan, contributed to employee retention. This is particularly important as high turnover reduces or disrupts available investment in capital because of the costs associated with hiring and training new employees.
Hiring Activities.   We own and run our own job portal website targeting prospective therapist candidates. The job portal website was launched on February 1, 2020 and, as of September 30, 2020, 25% of our new employees during fiscal 2020 have been hired through the site. The SEO-optimized website has surpassed 11,000 pageviews shortly after launch and has already contributed over 179 suitable candidates as of June 30, 2020. This digital solution to recruiting is expected to reduce costs otherwise paid to headhunters and manpower agencies by approximately JPY10,000,000 (US$92,790) in fiscal year 2020. As labor shortages and costly recruiting of therapists remain the primary gating factors for a successful salon operation, we believe our streamlined and cost-efficient recruiting method allows continued operating strength at expanded profit margins. Combined with our brand, this hiring approach at scale puts us in an advantageous position relative to our peers in the industry.
Re.Ra.Ku® College.   We believe we own the largest in scale and best in class education and training facility for relaxation therapists in the Japanese relaxation industry, which enables us to provide continuous training to our franchise owners and salon staff. We believe that regular training ensures that quality service and therapy are consistently provided to our customers throughout all of our salons. The strength of our training and education program is in providing our therapists opportunities to continue improving their service skills after commencing at our salons. We believe we require a higher threshold of training to be met before allowing students to work with our clients in our salons. We find that this rigorous skill grading system better prepares our students and has proven effective for our salons. We provide one of the longest training programs (54 hours) in the industry. Each training module can be taken randomly, rather than in a series, for the trainees’ convenience. In addition, we provide follow-up training courses, which enables us to evaluate and grade the practitioners’ skills. We believe this is a different approach from certain of our competitors, who tend to utilize practitioners on a contract basis. Our training package enables our therapists to improve their treatment skills continuously and, importantly, to maintain high morale.

Sampling Business.   Our Real Media business generates revenue through product placements, advertising, and marketing services on behalf of corporate clients. They provide physical samples, promotional materials, and other branded items which we in turn distribute across our directly-operated and franchised stores as well as through our health and wellness retail partners across Japan. Our Real Media clients benefit from the size and growth of our salon and our health and wellness retail brands’ customer base, which increases scope, advertising precision, and end monetization of their preferred demographics. They further receive valuable, live customer feedback on their products and can inform product and brand marketing decisions at the grassroot level. This is all done using our Real Media platform, which we believe offers these services at significantly reduced costs compared to traditional advertising methods.
Specific Health Guidance Program.   As a leading provider of holistic health services, we support the government-initiated program, Specific Health Guidance Program. As a government (Ministry of Health, Labour and Welfare)-subsidized program, participating companies need to maintain quality controls. Partners and service providers are vetted and must adhere to standards that are established by each of the health insurance providers. By satisfying each standard, Medirom has been engaged in supporting the program by health insurance providers and continues to expand its prospective clients. In addition, we have an on-demand health monitoring application, Lav®, which can provide user-friendly interfaces and experiences. This application, among other digital tools, allows for seamless functionality with our partners and service providers as well as optionality in future monetization of the end user base. As a result, we have successfully managed to acquire several corporate clients, including blue chip companies’ and local governments’ health insurance providers. We believe this B2G/B2B business provides opportunities for multi-year contracts and high margins, particularly given the significant barriers to entry that require a well-recognized health and consumer brand and blue-chip enterprise relationships.
MOTHER Tracker®.   In 2019, we acquired a minority interest in Matrix Industries, Inc. (which we refer to as “Matrix”), a developer of a thermoelectric generator and boost converter. In furtherance of our relationship, we entered into a production and development agreement with Matrix in August 2020 to develop and manufacture a health monitoring wearable device called MOTHER Tracker ®. Our MOTHER Tracker® fitness device is designed to track and collect the health data of the wearer, such as calorie consumption, activity and sleep patterns. We believe it will be the only fitness tracker that requires no electric charging as it will utilize innovative technology such as Gemini TEG (Thermoelectric Generator) and Mercury Boost Converter to enable the user’s body heat to generate electricity. We are not aware of any other wearable devices equipped with NFC currently in the market with equivalent capabilities at this time. MOTHER Tracker® is our registered trademark in Japan. In June 2020, we received a pre-order for the MOTHER Tracker® from Kansai Medical University Hospital (headquartered in Osaka, Japan) for the purpose of health and activities tracking for the patients. We intend to pursue other opportunities in Japan and the United States for large-scale private label contracts for our device.

Our Growth Strategy
Our goal is not only to capture a significant share of the existing market for relaxation salons but also to expand the market for relaxation salons throughout Japan and internationally. We expect to employ a variety of strategic initiatives, including increasing the number of franchises and expanding marketing and advertising efforts throughout strategic locations.
Organic Growth in the Japanese Market.   According to a 2019 industry report by Yano Research Institute Ltd (which we refer to as the “2019 Yano Report”), in terms of the number of salons, we are one of the top three companies, on a consolidated basis, in the Kanto region (Tokyo, Kanagawa, Saitama, Chiba, Gunma, Ibaraki and Tochigi), and in the top four nationwide. The total number of relaxation salons under major brands in Japan as of December 31, 2019 was 2,991, with the largest operator having 633 salons. We believe that the Japanese market has capacity for approximately 1,000 of our salons in the future, based upon our assessment of suitable real estate that fits the underwriting requirements for our business. We aim to achieve this capacity goal through a combination of franchising, direct store ownership, and opportunistic brand partnerships. If we are able to achieve this goal, we believe that we would then have the largest salon network in Japan.
Lead Industry Consolidation via Targeted Acquisitions.   As the domestic Japanese relaxation sector faces structural changes that accelerate consolidation, we believe that we are positioned strategically to harness value, acquire synergies, and maximize our pipeline of suitable bids at bargain prices. Our corporate acquisitions team aims to buy businesses at a small multiple to ours, leveraging our brand, the well-regarded reputation of our founder CEO, and the halo effect of joining Japan’s first relaxation company to go public in the United States. We believe we have a competitive advantage and significant negotiating power to structure accretive deals, integrate both culture and operations of target companies, and grow long-term value.
International Expansion.   We continually consider growth opportunities, including acquisitions and strategic partnerships, in select locations in the United States and other parts of the world, primarily Asia. Our overall approach to retail growth outside of Japan emphasizes a hub-spoke franchising model that requires both low asset intensity and operating drag, relying on local strategic partners who leverage our brand and service competencies to grow.
Acquiring Existing Franchises.   Our management team has developed a strategy for acquiring existing franchised salons and beginning their conversion to directly-operated salons. Our management has developed a template for the acquisition and resale of existing franchised salons that are underperforming relative to our established benchmarks. We monitor the financial performance of our franchised salons on a periodic basis. One of our strategies is to acquire franchised salons that are underperforming, improve their profit margins and then refranchise them. Medirom collects a fee from each salon that is franchised out.
Maximizing Unit Economics.   Our core retail strategy is to improve same store sales and system wide revenue (brand franchise revenue) through marketing, franchisee support, and strategic actions (such as licensing, mergers and acquisitions, and trade deals). We have implemented an internal revenue maximization and cost efficiency strategy that rewards loyal franchisees, increases margins at the store level, and capitalizes on retail flow in our high traffic real estate locations.
Marketing and Advertising Strategy.   We conduct most of our marketing and advertising on our website and through print advertisements in magazines. In addition, our salons are strategically located in areas near train stations and shopping centers that are in and of themselves advertising and marketing drivers.

Continue to Improve Margins and Leverage Infrastructure.   We believe our corporate infrastructure is positioned to support a customer base greater than our existing footprint. As we continue to grow, we expect to drive greater efficiencies across our operations and development and marketing organizations and further leverage our technology and existing support infrastructure. We believe we will be able to reduce corporate costs over time to enhance margins as general and administrative expenses are expected to grow at a slower rate due to efficiencies of scale as we expand our franchises. In addition, we will consider introducing additional complementary products and services that can benefit from our customer base.
Healthtech Strategy. We plan to invest in and grow the higher margin Digital Preventative Healthcare Segment. We intend to increase the number of Lav® users via Specific Health Guidance Program promoted by the Ministry of Health, Labor and Welfare of Japan. We also intend to accelerate the development and production of our MOTHER Tracker®.
Recent Developments
Preliminary Financial Data for the Three and Nine Months Ended September 30, 2020
The preliminary financial results and key operating metrics set forth below are unaudited and preliminary, and do not present all information necessary for an understanding of our operations for the three and nine months ended September 30, 2020. Our estimates are based solely on information available to us as of the date of this prospectus. Actual results for the three and nine months ended September 30, 2020 remain subject to the completion of management’s final reviews and our other financial closing procedures and may differ from these estimated preliminary results due to the completion of our financial closing procedures, final adjustments, and other developments that may arise during the review process. It is unlikely that our actual unaudited consolidated financial statements and related notes as of and for the nine months ending September 30, 2020 will be available prior to the completion of this offering, and consequently may not be available to you prior to your decision whether to invest in this offering.
These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with GAAP. Accordingly, you should not place undue reliance on this preliminary data. This information is presented to assist you in understanding the impact of the COVID-19 pandemic on our business in recent months given the fluidity of the global macroeconomic environment. These estimated preliminary results are not necessarily indicative of any future period and should be read in conjunction with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.
The preliminary financial data for the three and nine months ended September 30, 2020 included in this prospectus has been prepared by and is the responsibility of our management. Our independent auditor, Baker Tilly US, LLP (formerly Squar Milner LLP), has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Baker Tilly US, LLP does not express an opinion or any other form of assurance with respect thereto. See “Change in Certifying Accountant.”
For the three months ended September 30, 2020, the Company’s estimated consolidated revenue was JPY895,085 thousand (US$ 8,306 thousand), estimated consolidated cost of revenue was JPY815,526 thousand (US$7,567 thousand), estimated consolidated operating expenses were JPY274,305 thousand (US$2,545 thousand), and estimated consolidated net loss was JPY 119,208 thousand (US$ 1,106 thousand). For the nine months ended September 30, 2020, estimated consolidated revenue was JPY2,251,362 thousand (US$20,890 thousand), estimated consolidated cost of revenue was JPY2,084,746 thousand (US$19,344 thousand), estimated consolidated operating expenses were JPY795,669 thousand (US$7,383 thousand), and estimated consolidated net loss was JPY562,179 thousand (US$ 5,216 thousand). During the three months ended September 30, 2020, our key operating metrics of sales per customer, repeat ratio, and operation ratio were JPY6,296 (US$58.42), 80.08%, and 47.59%, respectively, which are within the range of our historical trends. For definitions of sales per customer, repeat ratio, and operation ratio, please see “Selected Consolidated Financial Information and Operating Data” elsewhere in this prospectus.
As more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations,” the COVID-19 pandemic and the associated

Japanese-government requested closures that have been implemented have had a material adverse impact on the Company’s business and cash flow from operations, similar to many Japanese businesses during 2020. Following the first six months of 2020, which included the Government-requested business halt in April and May 2020, the Company's operations continued to recover from the significant earlier effects of the COVID-19 pandemic. In the three months ended September 30, 2020, the number of treated customers has continued to trend upward, which reflects an increase in demand for services as customers returned to salons. The Company currently believes this trend will continue in the near future and is an encouraging sign for recovery, provided that no additional local government requested closures are in place. During the nine months ended September 30, 2020, estimated cost of revenue as a percentage of estimated consolidated revenue decreased to 92.6% (six months ended June 30, 2020: 93.6%), as the additional revenues in the three months ended September 30, 2020 benefitted from the increase in treated customers, modestly outpacing the incremental cost of revenue, which is largely comprised of fixed costs, including salary costs for the therapists. Similarly, estimated consolidated operating expenses as a percentage of estimated consolidated revenue also showed improvement to 35.3% for the nine months ended September 30, 2020 (six months ended June 30, 2020: 38.4%), as we have been able to gain greater leverage from our administrative fixed costs. The estimated consolidated net loss for the three and nine months ended September 30, 2020 reflects the fact that the Company is still recovering from the overall effects of the COVID-19 pandemic on its operations over the course of the year.
This Recent Developments section includes “forward-looking statements.” All statements contained herein other than statements of historical facts, including, without limitation, statements regarding our expectations regarding our financial and operating results for the three and nine months ended September 30, 2020, and our future financial and business performance, are forward-looking statements. The words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included in this prospectus.
Summary Risk Factors
There are a number of risks that you should carefully consider before making an investment decision regarding this offering. These risks are discussed more fully in the section entitled “Risk factors” beginning on page 17 of this prospectus. You should read and carefully consider these risks and all of the other information in this prospectus, including the financial statements and the related notes thereto included in this prospectus, before deciding whether to invest in the ADSs. If any of these risks actually occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such case, the trading price of our ADSs would likely decline, and you may lose all or part of your investment. These risk factors include, but are not limited to:
•
We may not achieve our development goals, which could adversely affect our operations and financial results.

•
We are implementing new growth strategy, priorities and initiatives and any inability to execute and evolve our strategy over time could adversely impact our financial condition and results of operations.

•
We are actively expanding in Japan and overseas markets, and we may be adversely affected if Japanese and global economic conditions and financial markets deteriorate.

•
We have generated only limited revenue from our Digital Preventative Healthcare Segment, and we may never achieve or sustain profitability.

•
The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

•
Our success depends substantially on the value of our brands.

•
We are exposed to the risk of natural disasters (such as earthquakes and tsunamis), unusual weather conditions, pandemic outbreaks (such as COVID-19), political events, war, and terrorism (including cyberattacks) that could disrupt business and result in lower sales, increased operating costs, and capital expenditures.

•
The financial performance of our franchisees can negatively impact our business.

•
We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

•
Our Chief Executive Officer owns a “golden share” with key veto rights, including with respect to the issuance of additional common shares and amendments to our articles of incorporation, which may limit a shareholder’s ability to influence our business and affairs.

•
We are incorporated in Japan, and it may be more difficult to enforce judgments against us that are obtained in courts outside of Japan.

•
Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:
•
present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•
have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

•
disclose certain executive compensation related items; and

•
seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to our Company as a foreign private issuer.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, upon the consummation of this offering, we will report in accordance with the rules and regulations applicable to a “foreign private issuer.” As a foreign private issuer, we will take advantage of certain provisions under the rules that allow us to follow the laws of Japan for certain corporate governance matters. Even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
•
the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•
the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•
Regulation Fair Disclosure (which we refer to as “Regulation FD”), which regulates selective disclosures of material information by issuers.

As a foreign private issuer, we will have four months after the end of each fiscal year to file our annual report on Form 20-F with the SEC. In addition, our executive officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act.
Foreign private issuers, like emerging growth companies, are exempt from certain more stringent executive compensation disclosure rules. As such, even when we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are not a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
(i)
the majority of our executive officers or directors are U.S. citizens or residents;

(ii)
more than 50% of our assets are located in the United States; or

(iii)
our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Corporate Information
Our Company was originally incorporated in Japan on July 13, 2000 under the name “Kabushiki Kaisha Young Leaves.” In January 2017, we changed our name to “MEDIROM Inc.” In April 2018, we established three wholly-owned subsidiaries, Bell Epoc Wellness Inc., JOYHANDS WELLNESS Inc., and Medirom Human Resources Inc. In October 2018, we acquired our fourth wholly-owned subsidiary, Decollte Wellness Corporation. In March 2020, our Company’s English name was changed to “MEDIROM Healthcare Technologies Inc.”
Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. Our principal executive offices are located in 2-3-1 Daiba, Minato-ku, Tokyo 135-0091, Japan, and our main telephone number is +81(0)3-6721-7364. Our website is https://medirom.co.jp/en/. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. You should not consider any information on our website to be a part of this prospectus or use any such information in your decision on whether to purchase the ADSs. We have included our website address in this prospectus solely for informational purposes.
Trademarks
The names and marks, Re.Ra.Ku®, Lav®, MOTHER Tracker®, appearing in this prospectus are the property of Medirom. CLP CARE LIFE PLANNER® is licensed by the Company from the CEO. The use of the symbol ® in this prospectus denotes registration of the Company’s names and marks in Japan only, and Lav® denotes a registration of a combined trademark, including both letters and design marks. None of the Company’s names and marks appearing in this prospectus are currently registered in the United States. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend any use or display by us of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

THE OFFERING
Issuer
MEDIROM Healthcare Technologies Inc.
ADSs expected to be offered by us
1,200,000 ADSs assuming an offering price of $15.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus).
Offering Price
We currently expect the initial public offering price to be between $ 14.00 and $16.00 per ADS.
ADSs expected to be Outstanding Immediately After this Offering
1,200,000 ADSs (or 1,380,000 ADSs if the underwriters exercise in full their option to purchase additional ADSs) assuming an offering price of $15.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus).
Common Shares expected to be Outstanding Immediately After this Offering(1)
5,222,500 common shares, based upon the assumed offer and sale of 1,200,000 common shares in the form of ADSs in this offering at an offering price of $15.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus).
Option to Purchase Additional ADSs
We have granted to the underwriters an option to purchase up to additional $2,700,000 ADSs (or, assuming an offering price of $15.00 per ADS, which is the midpoint of the range set forth on the cover of this prospectus, 180,000 ADSs) from us at the initial public offering price less the underwriting discounts and commissions, to cover over-allotments, if any, for a period of 45 days from the date of this prospectus.
The ADSs
Each ADS represents one common share. The ADSs are evidenced by American depositary receipts (which we refer to as “ADRs”) issued by The Bank of New York Mellon, as the depositary.
The depositary will be the holder of the common shares underlying the ADSs, and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary, and owners and beneficial owners of ADSs from time to time.
You may surrender your ADSs to the depositary to withdraw the common shares underlying your ADSs. The depositary will charge you a fee for such an exchange.
We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement, as amended, if you continue to hold your ADSs.
To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, a form of which is an exhibit to the registration statement to which this prospectus forms a part.

Depositary
The Bank of New York Mellon
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $13.6 million (or $16.1 million if the underwriters exercise in full their option to purchase additional ADSs), assuming an initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include investments, acquisitions, or strategic collaborations to expand our customer base, as well as the development and marketing of new services. See “Use of Proceeds.”
Lock-ups
We, our directors, executive officers and certain of our existing shareholders will enter into agreements with the underwriters pursuant to which they will not offer to sell, sell, pledge, contract to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, any of our securities for a period of 180 days following the closing of this offering, subject to certain exceptions. See “Underwriting—No Sales of Similar Securities” for more information.
Listing
We have applied to list the ADSs on the NASDAQ Capital Market (which we refer to as “NASDAQ”) under the symbol “MRM.” Such listing will be subject to us fulfilling all of the listing requirements of the NASDAQ, including, without limitation, the distribution of the ADSs to a minimum number of public shareholders.
Risk Factors
Investing in the ADSs is highly speculative and involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 17, and all other information contained in this prospectus, before deciding to invest in the ADSs.

(1)
The number of common shares to be outstanding immediately after this offering does not include:

(a)
up to 180,000 common shares issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us,

(b)
up to an aggregate of 234,000 common shares issuable upon the exercise of stock options outstanding as of June 30, 2020, and

(c)
up to an aggregate of 450,000 common shares issuable upon the exercise of the eighth and ninth series stock options issued in October 2020. See “Management—Stock Options” for more information.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional ADSs from us.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
The following tables set forth our summary consolidated financial information and operating data as of and for the years ended December 31, 2019 and 2018 and the six months ended June 30, 2020 and 2019. You should read the following summary consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization”, “Selected Consolidated Financial Information and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, each of which are included elsewhere in this prospectus.
Our summary consolidated statement of income information and operating data for the years ended December 31, 2019 and 2018, and our related summary consolidated balance sheet information as of December 31, 2019 and 2018, have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.
Our summary consolidated statement of income information and operating data for the six months ended June 30, 2020 and 2019, and our related summary consolidated balance sheet information as of June 30, 2020 and 2019, have been derived from our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.
Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.
(in thousands, except earnings per share data)	Six months ended June 30,			Year ended December 31,
	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
		(Unaudited)
Consolidated Statement of Income Information:
Revenues:
Relaxation Salons	$12,476	¥1,344,503	¥2,010,506	$35,860	¥3,864,656	¥3,348,042
Digital Preventative Healthcare	109	11,774	21,025	405	43,608	85,093
Total revenue	12,585	1,356,277	2,031,531	36,265	3,908,264	3,433,135
Cost of revenues and operating expenses:
Cost of revenues	11,777	1,269,220	1,533,819	27,443	2,957,506	2,476,267
Selling, general and administrative expenses	4,838	521,364	411,717	8,090	871,862	842,822
Impairment loss on long-lived assets	—	—	23,604	413	44,546	40,778
Total cost of revenues and operating expenses	16,615	1,790,584	1,969,140	35,946	3,873,914	3,359,867
Operating income (loss)	$(4,030)	¥(434,307)	¥62,391	$319	¥34,350	¥73,268
Other income (expenses):
Dividend income	—	2	2	―	2	2
Interest income	6	674	556	12	1,336	785
Interest expense	(56)	(6,076)	(7,155)	(126)	(13,591)	(15,485)
Gain from bargain purchases	15	1,624	4,343	60	6,487	33,218

(in thousands, except earnings per share data)	Six months ended June 30,			Year ended December 31,
	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
		(Unaudited)
Other, net	132	14,142	5,057	39	4,153	133
Total other income (expenses)	97	10,366	2,803	(15)	(1,613)	18,653
Income tax expense	177	19,030	11,429	148	15,961	25,252
Equity in earnings (loss) of investment	—	—	280	5	559	(359)

Net income (loss)	$(4,110)	¥(442,971)	¥54,045	$161	¥17,335	¥66,310
Net earnings (loss) per share:
Basic	$(1.02)	¥(110.12)	¥14.72	$0.04	¥4.63	¥18.06
Diluted	$(1.02)	¥(110.12)	¥12.86	$0.04	¥4.06	¥14.04
(in thousands, except number of salons, sales per customer, repeat ratio, and operation ratio)	Six months ended June 30,			Year ended December 31,
	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
Other Operating Data:
Financial expense & income(1)	$(50)	¥(5,400)	¥(6,597)	$(114)	¥(12,253)	¥(14,698)
Adjusted EBITDA(2)	(3,472)	(374,224)	118,049	1,292	139,301	179,997
CAPEX−paid-out cash basis(3)	1,181	127,271	9,674	210	22,675	110,386
CAPEX−paid-out cash plus future payment obligation basis(3)	1,835	197,721	104,775	695	74,897	222,278
Number of salons		289	270		283	263
Sales per customer(4)	$57.85	¥6,234	¥5,968	$56.27	¥6,064	¥5,914
Repeat ratio(5)		81.16%	80.63%		81.72%	82.39%
Operation ratio(6)		40.79%	50.42%		50.36%	49.71%
(in thousands, except adjusted EBITDA margin)	As of June 30,			As of December 31,
	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
Reconciliation of non-GAAP measures:
Net income (loss)	$(4,110)	¥(442,971)	¥54,045	$161	¥17,335	¥66,310
Dividend income and interest income	(6)	(676)	(558)	(12)	(1,338)	(787)
Interest expense	56	6,076	7,155	126	13,591	15,485
Gain from bargain purchases	(15)	(1,624)	(4,343)	(60)	(6,487)	(33,218)
Other, net	(132)	(14,142)	(5,057)	(39)	(4,153)	(133)
Income tax expense	177	19,030	11,429	148	15,961	25,252
Equity in earnings (loss) of investment	—	—	(280)	(5)	(559)	359
Operating income	$(4,030)	¥(434,307)	¥62,391	$319	¥34,350	¥73,268
Depreciation and amortization	307	33,105	22,793	428	46,174	44,267
Losses on sales of directly-operated salons to franchises	1	65	8,721	89	9,600	4,057

(in thousands, except adjusted EBITDA margin)	As of June 30,			As of December 31,
	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
Losses on disposal of property and equipment, net and other intangible assets, net	250	26,913	540	43	4,631	17,627
Impairment loss on long-lived assets	—	—	23,604	413	44,546	40,778
Adjusted EBITDA	$(3,472)	¥(374,224)	¥118,049	$1,292	¥139,301	¥179,997
Adjusted EBITDA margin(7)	(27.6)%	(27.6)%	5.8%	3.6%	3.6%	5.2%
(in thousands)	As of June 30,		As of December 31,
	2020($)	2020(¥)	2019($)	2019(¥)	2018(¥)
	(Unaudited)
Consolidated Balance Sheet Information:
Total assets	$38,025	¥4,097,971	$44,144	¥4,757,465	¥4,521,978
Total liabilities	36,567	3,940,884	38,577	4,157,407	4,639,533
Equity (deficit):
Common stock, no par value;	5,521	595,000	5,521	595,000	245,000
Class A common stock, no par value	1	100	1	100	100
Additional paid-in capital	6,618	713,267	6,618	713,267	363,267
Accumulated deficit	(10,654)	(1,148,280)	(6,545)	(705,309)	(722,644)
Accumulated other comprehensive income (loss)	―	―	―	―	(278)
Treasury stock, at cost	(28)	(3,000)	(28)	(3,000)	(3,000)
Total equity (deficit)	1,458	157,087	5,567	600,058	(117,555)
Total Liabilities and Equity	$38,025	¥4,097,971	$44,144	¥4,757,465	¥4,521,978

(1)
We define financial expense and income as dividend income plus interest income less interest expense and use it to measure net financial burden of our borrowings.

(2)
We define Adjusted EBITDA as net income (loss), adjusted to exclude: (i) dividend and interest income, (ii) interest expense, (iii) gain from bargain purchases, (iv) other, net, (v) income tax expense, (vi) equity in earnings (loss) of investment, (vii) depreciation and amortization, (viii) losses on sales of directly-operated salons to franchises, (ix) losses on disposal of property and equipment, and other intangible assets, and (x) impairment loss on long-lived assets. Management considers Adjusted EBITDA to be a measurement of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or other measurements under GAAP. Adjusted EBITDA is not calculated identically by all companies and, therefore, our measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Non-U.S. GAAP Measures—Adjusted EBITDA.”

(3)
We define CAPEX as the sum of investment amounts on tangible fixed assets and intangible assets during the period. These investment activities consist of acquisitions of property and equipment, acquisitions of businesses, and cost additions to internal use software. CAPEX—paid-out cash basis is the cash amount actually paid during the period to the CAPEX investments defined above, while CAPEX—paid-out cash plus future payment obligation basis is the sum of CAPEX—paid-out cash basis and the unpaid but obliged to pay amounts in the future to the same capital investments which remain on our consolidated balance sheet as accounts payable or accrued expenses.

(4)
We define sales per customer as the ratio of total salon sales to number of treated customers at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available).

(5)
We define repeat ratio for our Re.Ra.Ku® brand as the ratio of repeat customer visits to total customer visits in the applicable month or other stated period.

(6)
We define the operation ratio for our Re.Ra.Ku® brand as the ratio of therapists’ in-service time to total therapists’ working hours (including stand-by time) for the applicable month or other stated period.

(7)
We define Adjusted EBITDA margin as the percentage derived from dividing Adjusted EBITDA for a period by total revenue for the same period.

RISK FACTORS
An investment in the ADSs is highly speculative and involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should carefully consider the factors described below, together with all of the other information contained in this prospectus, including the audited and unaudited financial statements and the related notes included in this prospectus, before deciding whether to invest in the ADSs. These risk factors are not presented in the order of importance or probability of occurrence. If any of the following risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that event, the market price of the ADSs could decline, and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Company and Our Business
We may not achieve our development goals, which could adversely affect our operations and financial results.
Our number of salons has increased from 263 (of which 116 are directly-operated) in December 2018 to 289 (of which 138 are directly-operated) as of June 30, 2020. We intend to continue our growth either through developing additional directly-operated salons or through new salon development by franchisees, both in existing markets and in new markets, particularly in the United States and Japan. Such rapid development involves substantial risks, including the risk of:
•
the inability to identify suitable franchisees;

•
limited availability of financing for our Company and for franchisees at acceptable rates and terms;

•
development costs exceeding budgeted or contracted amounts;

•
delays in completion of construction;

•
the inability to identify, or the unavailability of, suitable sites at acceptable cost and other leasing or purchase terms;

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developed properties not achieving desired revenue or cash flow levels once opened;

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the negative impact of a new salon upon sales at nearby existing salons;

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the challenge of developing in areas where competitors are more established or have greater penetration or access to suitable development sites;

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incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion;

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impairment charges resulting from underperforming salons or decisions to curtail or cease investment in certain locations or markets;

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in new geographic markets where we have limited or no existing locations, the inability to successfully expand or acquire critical market presence for our brands, acquire name recognition, successfully market our products or attract new customers;

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operating cost levels that reduce the demand for, or raise the cost of, developing new salons;

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the challenge of identifying, recruiting and training qualified salon management;

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the inability to obtain all required permits;

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changes in laws, regulations and interpretations; and

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general economic and business conditions.

Although we manage our growth and development activities to help reduce such risks, we cannot provide assurance that our present or future growth and development activities will perform in accordance with our expectations. Our inability to expand in accordance with our plans or to manage the risks associated with our growth could have a material adverse effect on our results of operations and financial condition.

We are implementing new growth strategy, priorities and initiatives and any inability to execute and evolve our strategy over time could adversely impact our financial condition and results of operations.
We seek to accelerate the growth of our franchise model while at the same time improve the performance of directly-operated salons. Our success depends, in part, on our ability to grow our franchise model, including attracting and retaining qualified franchisees. 76 salons (net) were opened or transferred from franchisees’ operation or from third parties in fiscal year 2018, 20 salons (net) were opened or transferred from franchisees’ operation or third parties in fiscal year 2019, and 6 salons (net) were opened or transferred from franchisees’ operation or from third parties in the six months ended June 30, 2020. In light of the COVID-19 pandemic, we do not plan to open any new directly-operated relaxation salons in fiscal year 2020. Our franchisees closed 3 salon (net) in fiscal year 2018, opened 29 salons (net) in fiscal year 2019, and closed 25 salons (net) in the six months ended June 30, 2020, and plan to open five new directly-operated relaxation salons in the spa facilities by the end of fiscal year 2020. Our ability to open new relaxation salons is dependent upon a number of factors, many of which are beyond our control, including our and our franchisees’ ability to:
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identify available and suitable relaxation salon sites;

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successfully compete for relaxation salon sites;

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reach acceptable agreements regarding the lease or purchase of locations;

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obtain or have available the financing required to acquire and operate a relaxation salon, including construction and opening costs, which includes access to build-to-suit leases at favorable interest and capitalization rates;

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respond to unforeseen engineering or environmental problems with leased premises;

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avoid the impact of inclement weather, natural disasters and other calamities;

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hire, train and retain the skilled management and other employees necessary to meet staffing needs;

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obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in law and regulations that adversely affect our and our franchisees’ costs or ability to open new relaxation salons; and

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control construction cost increases for new relaxation salons.

The growth of our franchise model will take time to execute and may create additional costs, expose us to additional legal and compliance risks, cause disruption to our current business and impact our short-term operating results. Further, in order to enhance services to its franchisees, we may need to invest in certain new capabilities and/or services.
Our success also depends, in part, on our ability to improve sales, as well as both cost of service and product and operating margins at our directly-operated salons. Same-store sales are affected by average ticket and same-store guest visits. A variety of factors affect same-store guest visits, including the guest experience, salon locations, staffing and retention of therapists and salon leaders, price competition, competition, current economic conditions, marketing programs and weather conditions. These factors may cause our same-store sales to differ materially from prior periods and from our expectations.
As part of our longer-term growth strategy, we plan to enter new geographical markets, including the United States and potentially others, where we have little or no prior operating or franchising experience. The challenges of entering new markets include: difficulties in hiring experienced personnel; unfamiliarity with local real estate markets and demographics; consumer unfamiliarity with our brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in our existing markets. Consumer recognition of our brand has been important in the success of both directly-operated and franchised relaxation salons in our existing markets. Relaxation salons that we open in new markets may take longer to reach expected sales and profit levels and may have higher construction, occupancy and operating costs than existing relaxation salons, thereby negatively affecting our operating results. Any failure on our part to recognize or respond to these challenges may adversely affect the success of any new relaxation salons. Expanding our franchise system could require the implementation, expense and management of enhanced business support systems, management information systems and financial controls as well as additional staffing, franchise support and capital expenditures and working capital.
We are actively expanding in Japan and overseas markets, and we may be adversely affected if Japanese and global economic conditions and financial markets deteriorate.
We seek to proactively expand our business overseas in the future including into new regions for us, particularly the United States and Southeast Asia. We also intend to explore growth opportunities in other markets where we assess primarily on low cost of entry, friendly franchising or partnership relationships and believe there is an economic staying power of our relaxation salon brand locally. We remain opportunistic on strategic mergers and acquisitions, joint ventures, and partnerships in these international markets. As a result, our financial condition and results of operations may be materially affected by general economic conditions and financial markets in Japan and foreign countries, which would be influenced by the changes of various factors. These factors include fiscal and monetary policies, and laws, regulations and policies on financial markets. In the event of an economic downturn in Japan or the United States, consumer spending habits could be adversely affected, and we could experience lower than expected net sales, which could force us to delay or slow our growth strategy and have a material adverse effect on our business, financial condition, profitability and cash flows. In addition, we could be impacted by labor shortages in Japan or other markets. The deterioration of Japanese and global economic conditions, or financial market turmoil, could result in a worsening of our liquidity and capital conditions, an increase in our credit costs, and, as a result, adversely affect our business, financial condition and results of operations.
We have generated only limited revenue from our Digital Preventative Healthcare Segment, and we may never achieve or sustain profitability.
Substantially all of our revenue is generated in Japan from the Relaxation Salon Segment. We have not yet generated material revenue from our Digital Preventative Healthcare Segment. Our Digital Preventative Healthcare Segment has been growing steadily, with our Real Media business now reaching over 6,300 affiliated stores in our retail network in Japan. We believe that other early stage businesses, such as applications supporting the Specific Health Guidance Program and our MOTHER Tracker®, have a good potential to grow rapidly. However, we cannot guarantee that these businesses or any other businesses we develop will gain market acceptance. The degree of market acceptance of our businesses will depend on a number of factors, including the competitive landscape and the adequacy and success of distribution, sales and marketing efforts. Customers, third party payors or advertisers in general may be unwilling to accept, utilize or recommend any of our businesses. As a result, we are unable to predict the extent of future losses or the time required to achieve profitability in that business unit, if at all.
Our system-wide relaxation salon base is geographically concentrated in the Tokyo metropolitan area of Japan, and we could be negatively affected by conditions specific to that region.
Approximately 63% of our directly-operated and franchised relaxation salons are located in the Tokyo metropolitan area of Japan as of June 30, 2020. Adverse changes in demographic, unemployment, economic, regulatory or weather conditions or natural disasters affecting the Kanto region of Japan have had, and may continue to have, material adverse effects on our business. As a result of our concentration in this market, we have been, and in the future may be, disproportionately affected by these adverse conditions compared to other chain relaxation salons with a greater national footprint.
In addition, our competitors could open additional relaxation salons in Kanto region of Japan, which could result in reduced market share for us and may adversely impact our profitability.
The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.
We regard our trademarks, trade secrets, know-how, and similar intellectual property as critical to our success. We have registered 29 trademarks as of June 30, 2020, and other names and logos used by our Company as trademarks with the Japan Patent Office. Such trademarks are not currently registered in any other jurisdiction. Additionally, we registered the trademark Re.Ra.Ku® in China. Our principal intellectual property rights include copyrights in our website and mobile applications content for Lav®, rights to our domain name https://medirom.co.jp, and trade secrets and know-how with respect to our training, servicing, sales and marketing and other aspects of our business, and our digital innovations such as the Lav® application. The success of our business strategy depends on our continued ability to use our existing intellectual property in order to increase brand awareness and develop our branded services. If our efforts to protect our intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded services to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in Japan or outside Japan in relevant foreign countries will be adequate. In addition, in light of our intention to expand internationally, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of Japan. If any of our trademarks, trade secrets or other intellectual property are infringed, our business, financial condition and results of operations could be materially adversely affected.
Third party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.
There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, patents and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in relaxation salon, Real Media business, and other revenues. If the intellectual property became subject to third party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third party claims.
Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.
We and our franchisees rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our relaxation salons. We use Amazon’s AWS as our cloud service provider. Our and our franchisees’ operations depend upon our and our franchisees’ ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems, network infrastructure, or AWS cloud servers that cause an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a material network breach in security of these systems as a result of cyber-attack or any other failure to maintain a continuous and secure cyber network could further result in substantial harm, or in delays in customer service and reduce efficiency in our and our franchisees’ operations. This could include the theft of our intellectual property or trade secrets, or the improper use of personal information or other “identify theft.” While we utilize our personnel, as well as a variety of hardware and software, to monitor our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful. Any such claim, proceeding or action by a regulatory authority, or any adverse publicity resulting from these allegations, could adversely affect our business and results of operations.
Cybersecurity breaches and other disruptions could compromise our information, result in the unauthorized disclosure of confidential guest, employee, Company and/or business partners’ information, damage our reputation, and expose us to liability, which could negatively impact our business.
In the ordinary course of our business, we collect, process, and store sensitive and confidential data, including our proprietary business information and that of our guests, suppliers and business partners, and personally identifiable information of our guests and employees, in our data centers and on our networks. For example, our customers are asked to complete a survey, often digitally on iPads, prior to first receiving services at our relaxation salons. The surveys contain questions requesting private health-related information of our relaxation salon patrons. In connection with credit and debit card sales, we and our franchisees transmit confidential credit and debit card information by way of secure private retail networks.
The secure processing, maintenance, and transmission of this information is critical to our operations. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential information. Despite the security measures we have in place and continual vigilance in regard to the protection of sensitive information, our systems and those of our third party service providers may be vulnerable to security breaches, attacks by hackers, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, damage our reputation, and cause a loss of confidence in our business, products, and services, which could adversely affect our business, financial condition, profitability, and cash flows. Although we carry cyber liability insurance to protect against these risks, there can be no assurance that such insurance will provide adequate levels of coverage against all potential claims.
Our success depends substantially on the value of our brands.
Our success is dependent, in large part, upon our ability to maintain and enhance the value of our brands, our customers’ connection to our brands, and a positive relationship with our franchisees. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity, including via social media, or result in litigation. Some of these incidents may relate to the way we manage our relationship with our franchisees, our growth strategies, our development efforts, or the ordinary course of our, or our franchisees’, business. Other incidents may arise from events that are or may be beyond our ability to control and may damage our brands, such as actions taken (or not taken) by one or more franchisees or their employees relating to health, safety, welfare, or otherwise; litigation and claims; security breaches or other fraudulent activities associated with our payment systems; and illegal activity targeted at us or others. Consumer demand for our products and services and our brands’ value could diminish significantly if any such incidents or other matters erode consumer confidence in us or our products or services, which would likely result in lower sales and, ultimately, lower royalty income, which in turn could materially and adversely affect our business and operating results.
We may need to raise additional capital to meet our business requirements in the future, and such capital raising may be costly or difficult to obtain and could dilute current shareholders’ ownership interests.
Our future capital requirements will depend on many factors, including the speed and geographic area of relaxation salon and other business growth, progress and results of our businesses, the number and development requirements of other business that we pursue, and the costs of commercialization activities, including marketing and sales. Because of the numerous risks and uncertainties associated with the development and commercialization of our businesses, we are unable to reasonably estimate the amounts of increased capital outlays and operating expenditures that our business will require. It is likely that we will need to raise additional funds through public or private debt or equity financings to meet various objectives including, but not limited to:
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pursuing growth opportunities, including internationally;

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acquiring complementary businesses;

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making capital improvements to our infrastructure;

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hiring qualified management and key employees;

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responding to competitive pressures;

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complying with regulatory requirements; and

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maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity or equity-linked securities may dilute our current shareholders’ ownership in us and could also result in a decrease in the market price of the ADSs. The terms of those securities issued by us in future capital transactions may be more favorable to new investors and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of the ADSs.
Furthermore, any debt or equity financing that we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business, and we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.
We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition. Thus, holders of the ADSs bear the risk that our future offerings may reduce the market price of the ADSs and dilute their shareholdings in us. See “Description of Capital Stock.”
If we fail to obtain necessary funds for our operations, we will be unable to maintain and improve our services, other businesses, and technology, and we will be unable to develop and commercialize our services, other businesses, and technologies.
Our present and future capital requirements depend on many factors, including:
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future revenues and profits generated from the expected launch of new services;

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the level of research and development investment required to develop our services, and maintain and improve our technology positions;

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our ability and willingness to enter into new agreements with strategic partners and the terms of these agreements;

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the costs of recruiting and retaining qualified personnel;

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the time and costs involved in obtaining regulatory approvals should such be required; and

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the costs of filing, prosecuting, defending, and enforcing trademark, patent claims and other intellectual property rights.

If we are unable to obtain the funds necessary for our operations, we will be unable to develop and commercialize our services and technologies, which would materially and adversely affect our business, liquidity and results of operations.
Our level of indebtedness could materially and adversely affect our business, financial condition and results of operations.
The total debt outstanding under our credit facilities as of June 30, 2020 was JPY737,444,000 (US$6,842,758) on a consolidated basis. Our indebtedness could have significant effects on our business, such as:
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limiting our ability to borrow additional amounts to fund working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

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requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

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making us more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulation and in our business by limiting our ability to plan for and react to changing conditions;

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diluting the economic and voting rights of our existing shareholders or reduce the market price of the ADSs or both upon redemption of the convertible bonds; and

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placing us at a competitive disadvantage compared with our competitors that have less debt.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our debts as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our ability to generate revenues.
Our outstanding debt agreements may limit our flexibility in operating and expanding our business.
As of June 30, 2020, we had a total of 26 loans with six Japanese financial institutions for an aggregate principal amount of JPY737,444,000 (US$6,842,758) on a consolidated basis. In July 2020, we entered into two additional 10- year loan agreements in the aggregate amount of JPY170,000,000 (US$1,577,433). None of the loan agreements contain any material financial covenants, although certain of the government-sponsored loans set a limit on the total loan amount we may borrow from other government-sponsored lenders. However, 20 of the loan agreements have our Chief Executive Officer as a personal guarantor of such debt obligations of our Company. If we release our Chief Executive Officer from such a guarantor burden, the lenders may request us to provide them with alternative collateral and/or seek additional negative covenants on the existing loan agreements. This could limit our discretion to invest, utilize, and/or dispose of our assets for business.
Furthermore, the potential restrictive covenants to be contained in our existing and future loan agreements may restrict our access to future debt financing, on which our business operations and expansion plans, in part, depend. If our revenues decrease materially or we experience a significant increase in our interest expenses, we may not have enough available cash or be able to raise additional funds on satisfactory terms, if at all, through equity or debt financings to make any required prepayment or repay such indebtedness at the time any such event of default occurs. In such an event, we may be required to delay, limit, reduce or terminate our business development or expansion efforts. Our business, financial condition and results of operations could be materially adversely affected as a result.
We depend on key members of our management and advisory team and will need to add and retain additional leading experts.
We are highly dependent on our executive officers, including our Chief Executive Officer, Mr. Kouji Eguchi, our Chief Financial Officer, Mr. Fumitoshi Fujiwara, and other key management and technical personnel. We do not have employment agreements with either Mr. Kouji Eguchi or Mr. Fumitoshi Fujiwara.
Furthermore, our ability to manage our store expansion will require us to continue to train, motivate, and manage our associates. We will need to attract, motivate, and retain additional qualified executive, managerial, and merchandising personnel and store associates. Competition for this type of personnel is intense, and we may not be successful in attracting, assimilating, and retaining the personnel required to grow and operate our business profitably. We presently maintain a “key person” life insurance policy only for our Chief Executive Officer. There can be no assurance that we will be able to retain our existing personnel, including our Chief Executive Officer, Chief Financial Officer and other key management personnel, or attract additional qualified employees. The loss of key personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, financial condition and results of operation.
We may suffer losses from liability or other claims if our services cause harm to customers.
Although we screen our customers for major illnesses and injury, our services could potentially cause harm or injury to customers. Unexpected and undesirable side effects caused by our services for which we have not provided sufficient warnings, which may have been performed negligently, could result in the discontinuance of our relaxation services or prevent us from achieving or maintaining market acceptance of our services. Such side effects or injury incidents could also expose us to liability lawsuits. We currently maintain a comprehensive general liability policy; however, if any general liability lawsuits or claims are successfully brought against us, we could suffer from increased insurance premiums. Moreover, if damages exceed our policy limits, we may incur substantial financial losses. These claims could cause negative publicity regarding our Company, or brand, which could in turn harm our reputation and net revenue, which could have a material adverse effect on our business, financial condition, profitability, and cash flows.
Changes in regulatory requirements, or in application of current regulatory requirements, may have an adverse effect on our business and results of operations.
Relaxation salons such as ours are not currently regulated by the Japanese government. The main law in Japan governing the massage industry is the Act on Practitioners of Massage, Acupressure, Acupuncture and Moxibustion, and etc. (Act No. 217 of 1947) (which we refer to as the “Massage Act”). However, our Company does not market or provide massage, acupressure, acupuncture, moxibustion or other services regulated under the Massage Act, and this information is clearly provided to all customers prior to receiving our services, as well as all franchisees to prevent unauthorized services. Moreover, all of our customers are required to sign a waiver acknowledging this prior to receiving our services. Nevertheless, the Japanese government could later include our industry within the meaning of the Massage Act, or enact a separate law to regulate our industry. If such an occurrence were to happen, our costs associated with licensing and training staff, as well as any additional wages required for hiring licensed staff, as necessary, could add to our expenses and harm our results of operation.
Our prepaid cards are heavily regulated under Japanese law and violations of the relevant law could subject us to sanctions.
We began issuing prepaid cards called “Re.Ra.Ku® Cards” to relaxation salon customers on December 1, 2008. Re.Ra.Ku® Card users can continuously use and also replenish the card at our Company’s relaxation salons. Prepaid cards are generally considered “prepaid payment methods” (which we refer to as “PPMs”) under the Act on Settlement of Funds (Act No. 59 of 2009) (which we refer to as the “Settlement Act”). PPMs are regulated under the Settlement Act so long as there is a possibility the cards could be valid for a period of more than six months. The Re.Ra.Ku® Cards do not have expiration dates and therefore are regulated under the Settlement Act. Moreover, the Re.Ra.Ku® Cards can be used at salons operated by franchisees, and because the franchisees are considered third parties for the purposes of the Settlement Act, we fall under the category of a Public Use PPM Provider.
A Public Use PPM Provider must be registered with the relevant Local Financial Bureau and follow rather detailed deposit procedures to assure that there are adequate funds for the individuals who are effectively loaning their money to the Public Use PPM Provider. If we fail to comply with these procedures, there is some possibility that we will be assessed a monetary fine, and in certain circumstances, a member of our Company could face a criminal penalty of imprisonment. If such results were to occur, it could adversely impact our financial results as well as our brand image.
Matters relating to employment and labor law may adversely affect our business.
Various Japanese labor laws govern our relationships with our employees and affect operating costs. These laws include employment classifications of employee, independent contractor, or contract worker; minimum wage requirements; employer contributions to social security, unemployment insurance, and workers’ accident compensation insurance, and other wage and benefit requirements. Significant additional government regulations and new laws, including mandating increases in minimum wages, changes in employment status requirements, or other labor law changes could materially affect our business, financial condition, operating results or cash flow. Additionally, if our or our franchisees’ employees unionize, it could materially affect our business, financial condition, operating results or cash flow.
We are also subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of labor laws. Such claims could also be asserted against us by employees of our franchisees. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.
If we or our franchisees face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.
Labor is a primary component in the cost of operating our directly-operated and franchised relaxation salons. As of June 30, 2020, we had 233 full-time employees, 160 of which were relaxation therapists who provide services to customers directly. If we or our franchisees face labor shortages or increased labor costs because of increased competition for employees, higher employee-turnover rates, or increases in the relevant minimum wage, change in employment status standards, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our and our franchisees’ operating expenses could increase, and our growth could be adversely affected.
If such events occur, we may be unable to increase our prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected. Also, reduced margins of franchisees could make it more difficult to sell franchises. If prices are increased by us and our franchisees to cover increased labor costs, the higher prices could adversely affect transactions which could lower sales and thereby reduce our margins and the royalties that we receive from franchisees.
In addition, our success depends in part upon our and our franchisees’ ability to attract, motivate and retain a sufficient number of well-qualified relaxation salon operators, management personnel and other employees, including relaxation therapists. Qualified individuals needed to fill these positions can be in short supply in some geographic areas. In addition, relaxation salons have traditionally experienced relatively high employee turnover rates. Our and our franchisees’ ability to recruit and retain such individuals may delay the planned openings of new relaxation salons or result in higher employee turnover in existing relaxation salons, which could increase our and our franchisees’ labor costs and have a material adverse effect on our business, financial condition, results of operations or cash flows. If we or our franchisees are unable to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us or our franchisees to pay higher wages, which would also result in higher labor costs and adversely affect our results of operation.
We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks such as COVID-19, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.
Our headquarters, directly-operated and franchised relaxation salon locations and other businesses, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, typhoons, tsunamis, tornadoes, fires or earthquakes, as well as global pandemics such as COVID-19. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures and even nuclear leaks, as a result of the concentration of our relaxation salons, may disrupt our and our franchisees’ business and may adversely affect our and our franchisees’ ability to sell services. Our business may be harmed if our or our franchisees’ ability to sell services is impacted by any such events, any of which could influence customer trends and purchases and negatively impact our and our franchisees’ revenues, properties or operations.
For example, our relaxation salon business was negatively impacted during the first half of 2020 due to the COVID-19 pandemic, as a result of Japanese government-requested halt in business in order to help combat and contain the outbreak. In April 2020, the Japanese government issued the Declaration of a State of Emergency (which we refer to as the “Declaration”), whereby the Japanese government requested the closing of non-essential activities and businesses across Japan as a preemptive safeguard against the COVID-19 pandemic. This adversely impacted businesses across the nation, particularly in the retail segment in which we operate. The Japanese government-requested halt in business lasted through May 2020. The year on year comparison of Re.Ra.Ku® and other branded salon gross revenue was 74% in June and 86% in July, and improved to 93% in September and 105% in October based on preliminary revenue data, although there can be no guarantee such improvement will continue. We are focusing on the repeat rate improvement while we are under COVID-19 influence. The impact of this Japanese government-requested business halt materially adversely impacted our revenue for the period. During this time, we implemented mitigation measures to limit the impact on our operations and financial results, including reductions in executive and employee compensation and deferral of nonessential spend. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Assessment of Impact of the COVID-19 to the Company’s Business Operations, Liquidity, and Capital Resources.”
While the COVID-19 pandemic may have led to structural changes in demand in the United States, including a shift in preferences toward digital commerce over traditional retail brick and mortar, we consider the effects to be more muted in Japan. Our Relaxation Salon Segment continues to offer a nearly non-discretionary service, as physical health, joint alignment, therapeutic bodywork impact health wellness of our customers and require physical contact—continuing to buoy our core salon business. However, in order to further strengthen our position and provide financial flexibility during the COVID-19 pandemic, we entered into additional loan agreements for JPY170,000 thousand as of July 28, 2020. We also received JPY 76,419 thousand from a special Japanese government subsidy program for employment adjustment, which incentivizes companies to retain their employees. We believe that the overall impact to our business from the COVID-19 pandemic has been limited in time; however, there can be no guarantee that further closures may not be required in the future if there is an increase in cases of COVID-19 in Japan and other regions where we operate. We believe we and our franchisees have undertaken appropriate protocols, in line with guidance from the Japanese government to protect our employees and our clients.
In addition, if we experience the effects of other events, such as natural or other disasters, we could suffer physical damage to one or more of our or our franchisees’ properties, the temporary closure of some or all of our directly-operated relaxation salons and franchised relaxation salons, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our directly-operated and franchised relaxation salons, disruption of our technology support or information systems, or fuel or electricity shortages or dramatic increases in fuel or electricity prices, all of which would increase the cost of doing business. These events also could have indirect consequences such as increases in the costs of insurance or taxes if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations and our financial results.
As we expand our businesses internationally, we will become subject to foreign laws and regulations and we could be adversely affected by violations of these laws as well as the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.
As we expand our business in Japan and other parts of the world, including in the United States in the future, we become subject to risks customarily associated with such global operations, including the complexity of laws, regulations, and markets in the countries in which we operate; the uncertainty of enforcement of remedies in certain jurisdictions; the effect of currency exchange rate fluctuations; export control laws; the impact of foreign labor laws and disputes; the ability to attract and retain key personnel; the economic, tax, and regulatory policies of local governments; compliance with applicable anti-money laundering, anti-bribery, and anti-corruption laws, including the Foreign Corrupt Practices Act and other anti-corruption laws that generally prohibit persons and companies and their agents from offering, promising, authorizing, or making improper payments to foreign government officials for the purpose of obtaining or retaining business; and compliance with applicable sanctions regimes regarding dealings with certain persons or countries. Certain of these laws also contain provisions that require accurate recordkeeping and further require companies to devise and maintain an adequate system of internal accounting controls. We cannot assure you that we will be successful in preventing our franchisees or other agents from taking actions in violation of these foreign laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.
There is a risk that we will be a passive foreign investment company (which we refer to as “PFIC”) for the current or any future taxable year, which could result in material adverse U.S. federal income tax consequences if you are a U.S. holder.
A non-U.S. corporation, such as our Company, is classified as a PFIC for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either:

(i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.
The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the market price of the ADSs in this offering, a decrease in the market price of our ADSs may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year
If we are a PFIC for any taxable year during which a U.S. holder (as defined below) owns common shares or ADSs, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Certain Tax Considerations—Certain U.S. Federal Income Tax Considerations for U.S. Holders” for further information. We have not determined, if we were to be classified as a PFIC for a taxable year, whether we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares or ADSs. The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of our common shares or ADSs.
Risks Related to Our Relationships with Franchisees
The financial performance of our franchisees can negatively impact our business.
Approximately 52% of our relaxation salons were franchised locations as of June 30, 2020. We derive revenues associated with our franchised locations from royalty fees and other fees to franchised locations. Our financial results are therefore dependent in part upon the operational and financial success of our franchisees. As we increase our focus on our franchise business, our dependence on our franchisees grows. We have established operational standards and guidelines for our franchisees; however, we have limited control over how our franchisees’ businesses are run. While we are responsible for ensuring the success of our entire system of relaxation salons and for taking a longer-term view with respect to system improvements, our franchisees have individual business strategies and objectives, which might conflict with our interests. Our franchisees may not be able to secure adequate financing to continue operating their relaxation salons. If they incur too much debt or if economic or sales trends deteriorate such that they are unable to repay existing debt, our franchisees could experience financial distress or even bankruptcy. If a significant number of franchisees become financially distressed, it could harm our operating results through reduced royalty revenues, and the impact on our profitability could be greater than the percentage decrease in the royalty revenues. Closure of franchised relaxation salons would reduce our royalty revenues and could negatively impact margins, because we may not be able to reduce fixed costs which we continue to incur.
We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.
Franchisees are independent business operators and are not our employees. Though we have established operational standards and guidelines, they own, operate and oversee the daily operations of their salon locations. We provide training and support to franchisees and set and monitor operational standards, but the quality of franchised relaxation salons may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate relaxation salons in a manner consistent with our standards and requirements or may not hire and train qualified managers and other relaxation salon personnel, including relaxation therapists. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially, and franchise-wide sales could decline significantly, which would reduce our royalty revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.
In addition, our franchisees are subject to the same general economic risks as our Company, and their results are influenced by competition for both guests and therapists, market trends, price competition and disruptions in their markets due to severe weather and other external events. Like us, they rely on external vendors for some critical functions and to protect their company data. They may also be limited in their ability to open new locations by an inability to secure adequate financing, especially since many of them are small businesses with much more limited access to financing than our Company, or by the limited supply of favorable real estate for new salon locations. They may experience financial distress as a result of over-leveraging, which could negatively affect our operating results as a result of delayed payments to us.
We rely on franchise agreements that could be breached and may be difficult to enforce, which could result in franchisees improperly managing relaxation salons.
Although we believe that we take reasonable steps to protect the quality of services provided at our franchised locations, including the use of franchise agreements with detailed and rigorous obligations on the part of franchisees, the agreements can be difficult and costly to enforce. Although we seek to require strict adherence to properly structured franchise agreements, disputes may arise related to revenue, financing, or intellectual property rights associated with our franchise. If a dispute arises, a court may determine that a third party’s rights were infringed. In addition, enforcement of our rights can be costly and unpredictable. We also rely on trade secrets and proprietary know-how that we seek to protect in part by confidentiality agreements with our franchisees, employees, contractors, consultants, advisors or others. Despite the protective measures we employ, we still face the risks that:
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these agreements may be breached;

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these agreements may not provide adequate remedies for the applicable type of breach;

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our trade secrets or proprietary know-how will otherwise become known; and

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our competitors will independently develop similar technology or proprietary information.

We rely in part on the financial health of our franchisees. If we do not screen and monitor them appropriately, it could adversely affect our operations and financial results if they experience financial hardship.
We rely in part on our franchisees and the manner in which they operate their locations to develop and promote our business. It is possible that some franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our business due to loss or delay in payments of royalties and other fees. Bankruptcies by our franchisees could negatively impact our market share and operating results as we may have fewer well-performing relaxation salons, and adversely impact our ability to attract new franchisees.
Although we have developed criteria to evaluate and screen prospective franchisees, we cannot be certain that the franchisees we select will have the business acumen or financial resources necessary to open and sustainably operate successful franchises in their franchise areas, and Japanese contract laws may limit our ability to terminate or modify these franchise arrangements. Moreover, franchisees may not hire qualified managers or may not successfully operate relaxation salons in a manner consistent with our standards and requirements. The failure of developers and franchisees to open and operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to attract prospective franchisees and could materially adversely affect our business, financial condition, results of operations and cash flows.
Franchisees may not have access to the financial or management resources that they need to open the relaxation salons contemplated by their agreements with us. Franchisees may not be able to negotiate acceptable lease or purchase terms for relaxation salon sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow our growth and reduce our franchise revenues. Additionally, our franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new relaxation salons. For these reasons, franchisees may not be able to meet the new relaxation salon opening dates required under franchise agreements.
Franchisee turnover could affect our ability to recruit new franchisees.
Although we make great efforts with the aid of our franchise support team to help franchisees who run into difficulties, we may suffer from franchisee retention. As of June 30, 2020, we had a total of 151 franchise operators, with some operating multiple franchise locations. Low franchisee retention could harm our image and deter prospective franchisees. Initial franchise membership revenue earned from new franchisees comprised 4.9% of our overall revenue in 2019 and 1.0% for the first six months of 2020. This revenue was recognized on the opening date of the new franchised salons. If franchisee turnover increases and we begin to struggle to recruit new franchisees to take over relinquished salon locations or establish new ones, such an occurrence could harm our financial results.
Premature termination of franchise agreements can cause losses.
Our franchise agreements may be subject to premature termination in certain circumstances, such as failure of a franchisee to cure a monetary default or abandonment of the franchise. If terminations occur for this or other reasons, we may need to enforce our right to damages for breach of contract and related claims, which may cause us to incur significant legal fees and expenses and/or to take back and operate such salons as directly-operated. Any damages we ultimately collect could be less than the projected future value of the fees and other amounts we would have otherwise collected under the franchise agreement. In addition, with many of our brands, we remain liable under the lease and, therefore, will be obligated to pay rent or enter into a settlement with the landlord, and we may not be made whole by the franchisee. A significant loss of franchise agreements due to premature terminations could hurt our financial performance or our ability to grow our business.
The interests of our franchisees may conflict with ours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.
Franchisees, as independent business operators, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the respective franchise agreements and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees, and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from our relaxation salons and other businesses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.
We are subject to various Japanese laws that may affect our relationship with our franchisees.
Various Japanese laws govern our relationship with our franchisees and our potential sale of a franchise. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.
The Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947, as amended) (which we refer to as the “Antimonopoly Act”) prohibits any activities that inappropriately induce or mislead customers to enter into a business relationship by demonstrating seemingly preferable trade terms and conditions that could create a false impression over other competitor franchisors. The Japan Fair Trade Commission (which we refer to as the “JFTC”), which enforces the Antimonopoly Act and other Japanese antitrust laws, set forth “Guidelines Concerning the Franchise System Under the Antimonopoly Act” which suggest that a franchisor adequately disclose and explain material trade terms to a potential franchisee (willing to join the franchise relationship) to prevent any material terms and conditions inappropriately inducing or misleading such potential franchisee. In addition, when a franchisor markets its franchise, in the event a franchisor provides a prospective franchisee with an estimate of the revenue or profit that might possibly be earned upon becoming a franchisee, such estimated revenue or profit must be based on a reasonable method of calculation and established facts, such as the results of an existing franchise operating in a similar environment. The franchisor is required to present to the prospective franchisee such methods and facts. If the JFTC finds that any of our activities violate the Antimonopoly Act, including any “deceptive customer inducement”, then the JFTC may order us to cease and desist from engaging in such unlawful activities, delete any relevant unlawful clauses from the franchise contract, or carry out any other measures necessary to eliminate such unlawful activities.
In the event the JFTC suspects any violation of the Antimonopoly Act or alleges our Company has misled or wrongly induced based on any particular trade terms, our Company could be exposed to risks including governmental action against our Company.
Risks Related to Our Industry
We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow.
Relaxation salon businesses depend on discretionary consumer spending and are often affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. Factors such as traffic patterns, weather, local demographics, and the type, number and locations of competing salons may adversely affect the performance of individual locations. In addition, economic downturns, rapid inflation, tight labor market conditions and the resulting increase of general wage levels and increases in salon lease expenses could harm the relaxation industry in general and our relaxation salon locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. There can be no assurance that consumers will continue to regard our brand of relaxation salons favorably or that we will be able to develop new services that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline.
We may not be able to compete successfully with other relaxation salon businesses, which could materially and adversely affect our results of operations.
We may not be able to compete successfully with other relaxation salon businesses. Intense competition in the relaxation industry could make it more difficult to expand our business and could also have a negative impact on our operating results if customers favor our competitors, or if we are forced to change our pricing and other marketing strategies.
The relaxation industry, particularly in Japan, is intensely competitive. In addition, the Tokyo metropolitan area (consisting of Tokyo, Kanagawa, Saitama, and Chiba) of Japan, the primary market in which we compete, contains what we believe to be the most competitive relaxation services market in Japan. We expect competition in this market to continue to be intense because relaxation salons are comparatively inexpensive to start and operate, and new competitors are regularly entering the market. Competition in our industry is primarily based on price, convenience, quality of service, brand recognition, and location of the relaxation salons. If our directly-operated and franchised relaxation salons cannot compete successfully with other relaxation salon companies in new and existing markets, we could lose customers and our revenues could decline. Our directly-operated and franchised relaxation salons compete with national and regional relaxation salon chains for customers, relaxation salon locations and qualified management and other staff, including licensed relaxation therapists. Some of our competitors may have substantially greater financial and other resources, may have been in business longer, may have greater brand recognition, or may be better established in the markets where our relaxation salons are located or are planned to be located. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

We face significant competition and continuous technological change.
In our Digital Preventative Healthcare Segment, if our competitors develop and commercialize services faster than we do or develop and commercialize services that are superior to ours, our commercial opportunities will be reduced or eliminated. The extent to which any of our services achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the relaxation and health technology industries is intense. Our main competitors in the Specific Health Guidance Program, promoted by the Ministry of Health, Labor and Welfare of Japan, include the health and fitness group, Noom Japan.
Negative publicity could reduce sales at some or all of our relaxation salons.
Although we actively screen all personnel and staff members, including relaxation therapists, who interact with customers, we cannot guarantee that our staff or customers will not engage in illegal or inappropriate behavior that could have a negative effect on our brand image, as well as the health and well-being of our customers or staff, as the case may be. In addition, negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. Any such negative impact of adverse publicity relating to one relaxation salon may extend far beyond the relaxation salon involved, especially due to the high geographic concentration of many of our relaxation salons, to affect some or all of our other relaxation salons, including our franchised relaxation salons. The risk of negative publicity is particularly great with respect to our franchised relaxation salons because we are limited in the manner in which we can regulate them, especially on a real-time basis, and negative publicity from our franchised relaxation salons may also significantly impact directly-operated relaxation salons. In addition, the relaxation industry can often be held under legal and legislative scrutiny as a result of some fringe relaxation businesses that engage in illegal or anti-social activities.
Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment, wrongful termination, or similar claims may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. Certain of these types of employee claims, such as tort claims, could be asserted against us by employees of our franchisees. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.
We are potentially subject to government regulations, and we may experience delays in obtaining required regulatory approvals, if required, to market our proposed businesses.
Various aspects of our operations are or may become subject to Japanese law or the laws of another relevant country or jurisdiction, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming, expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.
Delays in regulatory clearance, approval, limitations in regulatory approval and withdrawals of regulatory approval, if any are required, may have a negative impact on our results. If we experience significant delays in obtaining any regulatory approvals, our business development costs will increase and or our ability to commercialize future businesses will be adversely affected.
Risks Related to this Offering and Ownership of the ADSs
We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common shares and ADSs may be less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements in the registration statement for the emerging growth company’s initial public offering of common equity securities, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”), reduced disclosure about executive compensation arrangements, no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, and not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements. We have elected to adopt these reduced disclosure requirements.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act, or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised financial accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.
We would cease to be an “emerging growth company” upon the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the fiscal year during which our annual gross revenues are $1.07 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of our common shares held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year (and we have been a public company for at least 12 months and have filed at least one annual report on Form 20-F).
We cannot predict if investors will find the ADSs less attractive as a result of our taking advantage of these exemptions. If some investors find the ADSs less attractive as a result of our choices, there may be a less active trading market for the ADSs and our stock price may be more volatile.
As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance and other practices instead of otherwise applicable SEC and NASDAQ requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.
Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of NASDAQ, including certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. Further, consistent with corporate governance practices in Japan, we do not have a standalone compensation committee or nomination and corporate governance committee under our board. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, we are not required to provide the same executive compensation disclosures regarding the annual compensation of our five most highly compensated senior executives on an individual basis as are required of U.S. domestic issuers. As a foreign private issuer, we are permitted to disclose executive compensation on an aggregate basis and need not supply a Compensation Discussion & Analysis, as is required for domestic companies. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and accommodations will reduce the frequency and scope of information and protections to which you are entitled as an investor.
Our Chief Executive Officer owns a “golden share” with key veto rights, thereby limiting a shareholder’s ability to influence our business and affairs.
Kouji Eguchi, our Chief Executive Officer and director, is the sole holder of our Class A common share, which we refer to as a “golden share,” entitling him to certain veto rights on key matters presented to our shareholders. Consequently, Mr. Eguchi is able to control key corporate decisions, thus limiting the ability of the holders of the ADSs to influence matters affecting our Company. As a shareholder, Mr. Eguchi may be able to influence the outcome of matters submitted to shareholders for approval, including amendments of our organizational documents, issuance of additional common shares, approval of any merger, sale of assets, or other major corporate transactions. This may prevent or discourage unsolicited acquisition proposals or offers for our common shares or ADSs that you may feel are in your best interest as one of our shareholders. Circumstances may occur in which the interests of our Chief Executive Officer could be in conflict with your interests or the interests of other shareholders. Accordingly, a shareholder’s ability to fully influence our business and affairs through voting its common shares may be limited.
Certain of our current shareholders have substantial influence over the offering and our Company, and their interests may not be aligned with the interests of our other shareholders.
We entered into certain investment agreements in 2016 with two separate Japanese investment funds, pursuant to which certain approval rights were granted to each such fund in connection with various corporate actions that we may seek to take. See “Description of Share Capital and Articles of Incorporation—Special Voting and Consent Rights—Consent Rights under Investment Agreements.” As a result, these shareholders may exert substantial influence over our business, including significant corporate actions such as filing for bankruptcy, issuance of new shares and the price therefore, and changes to Mr. Eguchi’s role with the Company, among other things.
However, these agreements will terminate in accordance with their terms upon consummation of the IPO.
The requirements of being a public company may strain our resources and divert management’s attention.
As a public company following this offering, we will incur legal, accounting, and other expenses that we did not previously incur. We will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and the listing standards of NASDAQ as applicable to a foreign private issuer, which are different in some material respects from those required for a U.S. public company. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” Further, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors.
Pursuant to Section 404 of the Sarbanes-Oxley Act, once we are no longer an emerging growth company, we may be required to furnish an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of complying with Section 404 of the Sarbanes-Oxley Act will significantly increase, and management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We may need to hire more employees in the future or engage outside consultants to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, which will further increase our cost and expense. In addition, enhanced legal and regulatory regimes and heightened standards relating to corporate governance and disclosure for public companies result in increased legal and financial compliance costs and make some activities more time-consuming.
As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors, shareholders or third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, financial condition and results of operations.
If we fail to implement and maintain an effective system of internal control to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.
Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act (which we refer to as “Section 404”), requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal control or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.
During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of the ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements for prior periods.
We cannot assure you that the ADSs will become liquid or that it will be listed on a securities exchange.
We have sought listing of the ADSs representing our common shares on NASDAQ; however, we cannot assure you that we will be able to meet the initial listing standards, or that we will be able to maintain any such listing. Furthermore, although we anticipate a mechanism allowing common shares to be exchanged at a certain ratio to ADSs in connection with this offering, we may experience procedural or regulatory difficulties, from time to time, in the exchange of common shares for ADSs.
In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling ADSs representing our common shares, which may further affect the liquidity of the ADSs. This would also make it more difficult for us to raise additional capital or attract qualified employees or partners.
Additionally, prior to the completion of this offering, there has been no public market for our common shares or the ADSs. Although we have applied to list the ADSs on the NASDAQ under the symbol “MRM”, an active trading market for the ADSs may never develop or be sustained following this offering. If an active trading market does not develop or is not sustained, you may have difficulty selling your ADSs at an attractive price, or at all. An inactive market may also impair our ability to raise capital by selling our common shares or ADSs, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our common shares or ADSs as consideration.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our businesses and cause the price of the ADSs to decline.

The price of the ADSs may fluctuate substantially.
The price for the ADSs in this offering will be determined by us and representatives of the underwriters, and it may not be indicative of prices that will prevail in the open market following this offering. You may not be able to sell your ADSs at or above the initial public offering price or at any other price or at the time that you would like to sell. You should consider an investment in the ADSs to be risky, and you should invest in the ADSs only if you can withstand a total loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of the ADSs to fluctuate, in addition to the other risks mentioned in this section of the prospectus, are:
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any failure to meet or exceed revenue and financial projections we provide to the public;

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actual or anticipated variations in our quarterly financial condition and operating results or those of other companies in our industry;

•
our failure to meet or exceed the estimates and projections of the investment community;

•
announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•
additions or departures of our key management personnel;

•
issuances by us of debt or equity securities;

•
litigation involving our Company, including shareholder litigation; investigations or audits by regulators into the operations of our Company; or proceedings initiated by our competitors, franchisees, or customers;

•
changes in the market valuations of similar companies;

•
ADS price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs;

•
significant sales of the ADSs or common shares by our insiders or our shareholders in the future;

•
the trading volume of the ADSs in the United States; and

•
general economic and market conditions.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of the ADSs. Future market fluctuations may also materially adversely affect the market price of the ADSs.
In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation against that company. Any such class action suit or other securities litigation would divert the attention of our senior management, require us to incur significant expense and, whether or not adversely determined, could materially adversely affect our business, financial condition, results of operations and prospects.
If you purchase ADSs in this offering, you will experience immediate dilution.
If you purchase ADSs in this offering, you will experience immediate dilution of $12.55 per ADS in the net tangible book value of your ADSs after giving effect to this offering at the initial public offering price of $15.00 per ADS because the price that you pay will be substantially greater than the net tangible book value per ADS that you acquire. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus titled “Dilution.”
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the ADSs and trading volume could decline.
The trading market for the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for the ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades the ADSs, publishes incorrect or unfavorable research about our business, ceases coverage of our Company, or fails to publish reports on us regularly, demand for the ADSs could decrease, which could cause the price of the ADSs or trading volume to decline.
We do not currently intend to pay dividends on our common shares for the foreseeable future.
We currently do not intend to pay any dividends to holders of our common shares for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Any determination to pay dividends in the future will be at the discretion of our board of directors and subject to limitations under applicable law. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future, and the success of an investment in the ADSs will depend upon any future appreciation in its value. Moreover, any ability to pay may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. Consequently, investors may need to sell all or part of their holdings of our common shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased the ADSs.
Sales of a substantial number of our common shares or ADSs in the public markets by our existing shareholders in the future could cause the price of the ADSs to fall.
Sales of a substantial number of our common shares or ADSs in the public market in the future or the perception that these sales might occur, could depress the market price of the ADSs and could impair our ability to raise capital through the sale of additional equity securities from time to time. We are unable to predict the effect that any such sales may have on the prevailing market price of the ADSs.
The future issuance of additional common shares in connection with our stock option plan, convertible bonds, acquisitions or otherwise may adversely affect the market of the ADSs.
After this offering, we expect to have an aggregate of 679,500 common shares issuable upon exercise of outstanding stock options, at a weighted average exercise price of JPY905 (US$8.40) per share. If and when these options are exercised for our common shares, the number of common shares outstanding will increase. Such an increase in our outstanding securities, and any sales of such shares, could have a material adverse effect on the market for the ADSs, and the market price of the ADSs.
We provide a stock option plan for our Company’s directors, internal corporate auditors, employees and external consultants. We currently plan to continue granting stock options and other incentives so that we can continue to secure talented personnel in the future. We may issue all of these common shares without any further action or approval by our shareholders, subject to certain exceptions. Any common shares, issued in connection with our stock option plan, the exercise of outstanding stock options, or otherwise, would dilute the percentage ownership held by the investors who purchase ADSs in this offering.
The right of holders of ADSs to participate in any future rights offerings may be limited, which may cause dilution to their holdings and holders of ADSs may not receive cash dividends if it is impractical to make them available to them.
We may, from time to time, distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make any such rights available to the ADS holders in the United States unless we register such rights and the securities to which such rights relate under the Securities Act or an exemption from the registration requirements is available. In addition, the deposit agreement provides that the depositary bank will not make rights available to ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act.
The depositary has agreed to pay ADS holders the cash dividends or other distributions it or the custodian receives on our common shares or other deposited securities after deducting its fees and expenses. However, because of these deductions, ADS holders may receive less, on a per share basis with respect to their ADSs than they would if they owned the number of shares or other deposited securities directly. ADSs holders will receive these distributions in proportion to the number of common shares the ADSs represent. In addition, the depositary may, at its discretion, decide that it is not lawful or practical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and ADS holders will not receive such distribution.
Holders of ADSs may be subject to limitations on transfer of their ADSs.
ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.
We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or withdrawing the underlying common shares.
We may agree with the depositary to amend the deposit agreement without consent from holders of ADSs. If an amendment increases fees to be charged to ADS holders or prejudices a material right of ADS holders, it will not become effective until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of ADSs do not agree with an amendment to the deposit agreement, their choices will be limited to selling the ADSs or withdrawing the underlying common shares. No assurance can be given that a sale of ADSs could be made at a price satisfactory to the holder in such circumstances.
Holders of ADSs may not receive distributions on our common shares or any value for them if it is illegal or impractical to make them available to such holders.
The depositary of ADSs has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for the ADSs receives on common shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of our common shares that such ADSs represent. However, the depositary is not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration required for such distribution cannot be obtained after reasonable efforts made by the depositary. We have no obligation to take any other action to permit distributions on our common shares to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our common shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the ADSs.
ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.
The deposit agreement governing the ADSs representing our common shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial for any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, which may include any claim under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.
If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the depositary. If a lawsuit is brought against us or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action. Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any holder or beneficial owner of ADSs (including purchasers of our ADSs in the secondary market) or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.
Risks Related to Japan
We are incorporated in Japan, and it may be more difficult to enforce judgments against us that are obtained in courts outside of Japan.
We are incorporated in Japan as a joint stock corporation (kabushiki kaisha) with limited liability. All of our directors are non-U.S. residents, and a substantial portion of our assets and the personal assets of our directors are located outside the United States. As a result, when compared to a U.S. company, it may be more difficult for investors to effect service of process upon us in the United States, or to enforce against us, or our directors or executive officers, judgments obtained in U.S. courts predicated upon civil liability provisions of U.S. federal or state securities laws or similar judgments obtained in other courts outside of Japan. There is doubt as to the enforceability in Japanese courts, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal and state securities laws.
Substantially all of our revenues are generated in Japan, but an increase of our international presence could expose us to fluctuations in foreign currency exchange rates, or a change in monetary policy may harm our financial results.
Our functional currency and reporting currency is the Japanese yen. Substantially all of our revenues are generated in Japan, but an increase in our international presence could expose us to fluctuations in foreign currency exchange rates. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies which, among other factors, may be influenced by governmental policies and domestic and international economic and political developments. If our non-Japanese revenues increase substantially in the future, any significant change in the value of the currencies of the countries in which we do business against the Japanese yen could adversely affect our financial condition and results of operations due to translational and transactional differences in exchange rates.
We cannot predict the effects of exchange rate fluctuations upon our future operating results because of the number of currencies involved, the amount of our revenues that will be generated in other countries, the variability of currency exposures, and the potential volatility of currency exchange rates. We do not take actions to manage our foreign currency exposure, such as entering into hedging transactions.

Rights of shareholders under Japanese law may be different from rights of shareholders in other jurisdictions.
Our articles of incorporation and the Companies Act of Japan (which we refer to as the “Companies Act”) govern our corporate affairs. Legal principles relating to matters such as the validity of corporate procedures, directors’ fiduciary duties and obligations, and shareholders’ rights under Japanese law may be different from, or less clearly defined than, those that would apply to a company incorporated in any other jurisdiction. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries. For example, under the Companies Act, only holders of 3% or more of our total voting rights or our outstanding shares are entitled to examine our accounting books and records. Furthermore, there is a degree of uncertainty as to what duties the directors of a Japanese joint stock corporation may have in response to an unsolicited takeover bid, and such uncertainty may be more pronounced than that in other jurisdictions.
Holders of ADSs have fewer rights than shareholders under Japanese law, and their voting rights are limited by the terms of the deposit agreement.
The rights of shareholders under Japanese law to take actions, including with respect to voting their shares, receiving dividends and distributions, bringing derivative actions, examining our accounting books and records, and exercising appraisal rights, are available only to shareholders of record. Because the depositary, through its custodian agents, is the record holder of our common shares underlying the ADSs, only the depositary can exercise those rights in connection with the deposited shares. ADS holders will not be able to bring a derivative action, examine our accounting books and records, or exercise appraisal rights through the depositary.
Holders of ADSs may exercise their voting rights only in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions from the ADS holders in the manner set forth in the deposit agreement, the depositary will make efforts to vote the common shares underlying the ADSs in accordance with the instructions of the ADS holders. The depositary and its agents may not be able to send voting instructions to ADS holders or carry out their voting instructions in a timely manner. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote.
Direct acquisition of our common shares, in lieu of ADSs, is subject to a prior filing requirement under recent amendments to the Japanese Foreign Exchange and Foreign Trade Act and related regulations.
Under recent amendments in 2019 to the Japanese Foreign Exchange and Foreign Trade Act and related regulations (which we refer to as “FEFTA”), direct acquisition of our common shares, in lieu of ADSs, by a Foreign Investor (as defined herein under “Description of Share Capital and Articles of Incorporation—Exchange Controls”) could be subject to the prior filing requirement under FEFTA. A Foreign Investor wishing to acquire direct ownership of our common shares, rather than ADSs, will be required to make a prior filing with the relevant governmental authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities, which approval may take up to 30 days and could be subject to further extension. The requisite approval relating to this offering was received on December 4, 2020. Without such clearance, the Foreign Investor will not be permitted to acquire our common shares directly. As such, prior to accepting our common shares for deposit, the depositary must obtain such pre-clearance from the applicable Japanese governmental authority. In addition, any Foreign Investor expecting to receive delivery of our common shares upon surrender of ADSs must also obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which approval may take up to 30 days and could be subject to further extension. Although such prior filing requirement is not triggered for trading our ADSs once the depositary receives clearance for the deposit of the underlying common shares, we cannot assure you that there will not be delays for additional Foreign Investors who wish to acquire our common shares or for holders of the ADSs who are Foreign Investors and who wish to surrender their ADSs and acquire the underlying common shares. In addition, we cannot assure you that the applicable Japanese governmental authorities will grant such clearance in a timely manner or at all. See “Description of Share Capital and Articles of Incorporation—Exchange Controls” and “Description of American Depositary Shares—Deposit, Withdrawal and Cancellation.”

Dividend payments and the amount you may realize upon a sale of ADSs that you hold will be affected by fluctuations in the exchange rate between the U.S. dollar and the Japanese yen.
Cash dividends, if any, in respect of our common shares represented by the ADSs will be paid to the depositary in Japanese yen and then converted by the depositary into U.S. dollars, subject to certain conditions. Accordingly, fluctuations in the exchange rate between the Japanese yen and the U.S. dollar will affect, among other things, the amounts a holder of ADSs will receive from the depositary in respect of dividends, the U.S. dollar value of the proceeds that a holder of ADSs would receive upon sale in Japan of our common shares obtained upon surrender of ADSs, and the secondary market price of ADSs. Such fluctuations will also affect the U.S. dollar value of dividends and sales proceeds received by holders of common shares.

USE OF PROCEEDS
We estimate that we will receive approximately $13.6 million in net proceeds from the assumed sale of 1,200,000 ADSs offered by us in this offering (or approximately $16.1 million if the underwriters exercise in full their option to purchase up to 180,000 additional ADSs from us), based on an assumed public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting estimated underwriting discounts and commissions and offering expenses of approximately $4.4 million payable by us.
We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include investments, acquisitions, or strategic collaborations to expand our customer base, as well as the development and marketing of new services.
We have no agreements or commitments for particular uses of the net proceeds from this offering, and our management will have discretion in allocating the net proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our businesses.
Each $1.00 increase (decrease) in the assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by approximately $1.1 million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us. We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $1.4 million, assuming the assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us. Any increase or decrease in the estimated proceeds from the offering is not expected to have a material effect on our operations given the discretion we will have in the application and use thereof.
We believe that our funds and the net proceeds from this offering will be sufficient to continue our businesses and operations as currently conducted through 2021; however, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

DIVIDEND POLICY
We currently intend to retain any future earnings to finance the development and expansion of our businesses and, therefore, do not intend to pay any cash dividends in the foreseeable future. Since our inception, we have not declared or paid any cash dividends on our common shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. Accordingly, we cannot give any assurance that any dividends may be declared and paid in the future.
If declared, holders of outstanding common shares on a dividend record date will be entitled to the full dividend declared without regard to the date of issuance of the common shares or any transfer of the common shares subsequent to the dividend payment date. Payment of declared annual dividends in respect of a particular year, if any, will be made in the following year after approval by our shareholders at the annual general meeting of shareholders, subject to certain provisions of our articles of incorporation. See “Description of Share Capital and Articles of Incorporation—Dividend Rights.” Any dividend we declare will be paid by the depositary bank to the holders of ADSs, subject to the terms of the deposit agreement, to the same extent as holders of our common shares, to the extent permitted by applicable law and regulations, less the fees and expenses payable under the deposit agreement. See “Description of American Depositary Shares—Dividends and Other Distributions.”

CAPITALIZATION
The following table sets forth our cash and cash equivalents, debt and capitalization as of June 30, 2020:
•
on an actual basis; and

•
on a pro forma basis to give effect to the above and the assumed issuance of 1,200,000 ADSs in this offering at an assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as set forth in this prospectus.

You should read the following table in conjunction with the sections entitled “Use of Proceeds”, “Selected Consolidated Financial Information and Operating Data”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Management—Stock Options”, and our financial statements and the related notes thereto included elsewhere in this prospectus.
	As of June 30, 2020
(in thousands, except share amounts)	Actual	Pro Forma(1)
Cash and cash equivalents	$2,088	$16,598
Debt	$6,842	$6,842
Shareholders’ equity:
Common Shares, no par value−9,999,999 shares authorized; 4,115,000 shares issued and 4,022,500 shares outstanding (excluding 92,500 shares of treasury stocks), actual; 9,999,999 shares authorized, 5,315,000 shares issued and 5,222,500 shares outstanding (excluding 92,500 shares of treasury stock), pro forma	5,521	12,305
Class A Shares, no par value−1 share authorized, 1 share issued and outstanding, actual; 1 share authorized; 1 share issued and outstanding, pro forma	1	1
Additional paid-in capital	6,618	13,402
Accumulated deficit	(10,654)	(10,654)
Accumulated other comprehensive loss, net of taxes	—	—
Treasury stock, at cost	(28)	(28)
Total shareholders’ equity	1,458	15,026
Total capitalization	$8,300	$21,868

(1)
The number of common shares to be outstanding immediately after this offering is based on the assumed issuance of 1,200,000 ADSs in this offering and does not include (i) up to 180,000 ADSs issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us based upon an assumed offer and sale of 1,200,000 ADSs at an offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus); (ii) up to an aggregate of 234,000 common shares issuable upon the exercise of stock options outstanding as of June 30, 2020. The outstanding stock options have a weighted average exercise price of $11.10 per share and expire on December 21, 2026; and (iii) up to an aggregate of 450,000 common shares issuable upon the exercise of the eighth and ninth series stock options issued in October 2020. The outstanding stock options have a weighted average exercise price of JPY752 (US$6.98) per share and expire on September 30, 2026. See “Management—Stock Options” for more information.

DILUTION
Purchasers of ADSs in this offering will experience immediate and substantial dilution to the extent of the difference between the initial public offering price per ADS paid by the purchasers of the ADSs in this offering and the pro forma, as adjusted net tangible book value per ADS immediately after, and giving effect to, this offering. Dilution results from the fact that the initial public offering price per ADS in this offering is substantially in excess of the net tangible book value per ADS attributable to our existing shareholders for our presently outstanding common shares.
Our historical net tangible book value per common share is determined by dividing our net tangible book value, which is the book value of our total assets less the book value of our goodwill, intangible assets, deferred initial public offering costs and total liabilities, by the number of outstanding common shares. As of June 30, 2020, the historical net tangible book value (deficit) of our common shares was $(1,921) thousand, or $(0.48) per common share, net of treasury stocks and including one Class A share.
After giving effect to the (i) assumed sale by us of 1,200,000 ADSs in this offering at an assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), and (ii) receipt by us of the net proceeds of this offering, after deduction of the underwriting discounts and commissions and the estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2020 would have been $12,812 thousand, or $2.45 per common share. The pro forma net tangible book value per common share immediately after the offering is calculated by dividing the pro forma net tangible book value of $12,812 thousand by 5,222,500 common shares (which is the pro forma common shares outstanding as of June 30, 2020). The difference between the initial public offering price per ADS and the pro forma net tangible book value per ADS represents an immediate increase in net tangible book value of $2.93 per ADS to our existing shareholders, and an immediate dilution in net tangible book value of $12.55 per ADS to purchasers of ADSs in this offering.
The following table illustrates this dilution to purchasers in this offering on a per ADS basis (in thousands, except per ADS data):
Assumed initial public offering price per ADS		$15.00
Net tangible book value per common share before this offering (as of June 30, 2020)	$(0.48)
Increase in net tangible book value per ADS attributable to purchasers in this offering	$2.93
Pro forma net tangible book value per ADS immediately after this offering		$2.45
Dilution in pro forma net tangible book value per ADS to purchasers in this offering		$12.55
Each $1.00 increase (decrease) in the assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the pro forma net tangible book value per ADS immediately after this offering by $0.22, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering by $0.78, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.
We may also increase or decrease the number of ADSs we are selling in this offering. An increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value per ADS immediately after this offering by $0.22, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering by $0.22, assuming the assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering. If the underwriters exercise in full their option to purchase up to 180,000 additional ADSs from us based upon an assumed offer and sale of 1,200,000 ADSs at an offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), the pro forma net tangible book value per ADS immediately after this offering would be $2.85 per ADS, and the dilution in pro forma net tangible book value per ADS to purchasers in this offering would be $12.15 per ADS, in each case assuming an assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
The following table summarizes, as of June 30, 2020, on the pro forma basis described above, the differences between the number of common shares underlying the ADSs purchased from us, the total consideration paid to us in cash, and the weighted average price per common share underlying the ADSs that our existing shareholders and the new purchasers in this offering paid. The calculation below is based on an assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.
	Common Shares		Total Consideration
	Number	Percent	Amount	Percent	Weighted Average Price Per Share
Existing shareholders	4,022,500	77%	$12,693,700	41%	$3.16
Purchasers in this offering	1,200,000	23%	$18,000,000	59%	$15.00
Total	5,222,500	100%	$30,693,700	100%	$5.88
Each $1.00 increase (decrease) in the assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $1.2 million and $0.23 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 1.6%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 1.7%, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions payable by us.
Similarly, an increase (decrease) of 100,000 in the number of ADSs offered by us in this offering, as set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by purchasers in this offering and the weighted average price per share paid by all shareholders by $1.5 million and $0.17 per share, respectively, and in the case of an increase, would increase the percentage of total consideration paid by purchasers in this offering by 1.9%, and in the case of a decrease, would decrease the percentage of total consideration paid by purchasers in this offering by 2.1%, assuming the assumed initial public offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus) remains the same, and after deducting the underwriting discounts and commissions payable by us.
The table and information above assume no exercise by the underwriters of their option to purchase additional ADSs in this offering. Based upon an assumed offer and sale of 1,200,000 ADSs at an offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), if the underwriters exercise in full their option to purchase up to 180,000 additional ADSs from us, the number of common shares underlying the ADSs held by purchasers in this offering would be increased to 1,380,000 common shares, or 26% of the total number of common shares outstanding immediately after this offering, and the percentage of common shares held by our existing shareholders would be reduced to 74% of the total number of common shares outstanding immediately after this offering.
The foregoing tables and calculations are based on the number of common shares that will be outstanding immediately following the offering, and exclude (i) up to 180,000 ADSs issuable upon the exercise in full by the underwriters of their option to purchase additional ADSs from us; (ii) up to an aggregate of 234,000 common shares issuable upon the exercise of stock options outstanding as of June 30, 2020. The outstanding stock options have a weighted average exercise price of $11.10 per share and expire on December 21, 2026; and (iii) up to an aggregate of 450,000 common shares issuable upon the exercise of the eighth and ninth series stock options issued in October 2020. The outstanding stock options have a weighted average exercise price of JPY752 (US$6.98) per share and expire on September 30, 2026. See “Management—Stock Options” for more information.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
The following tables set forth our selected consolidated financial information and operating data as of and for the years ended December 31, 2019 and 2018 and the six months ended June 30, 2020 and 2019. You should read the following selected consolidated financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our audited consolidated financial statements and the related notes thereto, our unaudited condensed consolidated financial statements and the related notes thereto, and the sections entitled “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which are included elsewhere in this prospectus.
Our selected consolidated statement of income information and operating data for the years ended December 31, 2019 and 2018, and our related selected consolidated balance sheet information as of December 31, 2019 and 2018, have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.
Our selected consolidated statement of income information and operating data for the six months ended June 30, 2020 and 2019, and our related selected consolidated balance sheet information as of June 30, 2020 and 2019, have been derived from our unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019, prepared in accordance with U.S. GAAP, which are included elsewhere in this prospectus.
Our historical results for the periods presented below are not necessarily indicative of the results to be expected for any future periods.
	Six months ended June 30,			Year ended December 31,
(in thousands, except earnings per share data)	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
		(Unaudited)
Consolidated Statement of Income Information:
Revenues:
Relaxation Salons	$12,476	¥1,344,503	¥2,010,506	$35,860	¥3,864,656	¥3,348,042
Digital Preventative Healthcare	109	11,774	21,025	405	43,608	85,093
Total revenue	12,585	1,356,277	2,031,531	36,265	3,908,264	3,433,135
Cost of revenues and operating expenses:
Cost of revenues	11,777	1,269,220	1,533,819	27,443	2,957,506	2,476,267
Selling, general and administrative expenses	4,838	521,364	411,717	8,090	871,862	842,822
Impairment loss on long-lived assets	—	—	23,604	413	44,546	40,778
Total cost of revenues and operating expenses	16,615	1,790,584	1,969,140	35,946	3,873,914	3,359,867
Operating income (loss)	$4,030	¥(434,307)	¥62,391	$319	¥34,350	¥73,268
Other income (expenses):
Dividend income	—	2	2	—	2	2
Interest income	6	674	556	12	1,336	785
Interest expense	(56)	(6,076)	(7,155)	(126)	(13,591)	(15,485)
Gain from bargain purchases	15	1,624	4,343	60	6,487	33,218
Other, net	132	14,142	5,057	39	4,153	133
Total other income (expenses)	97	10,366	2,803	(15)	(1,613)	18,653
Income tax expense	177	19,030	11,429	148	15,961	25,252
Equity in earnings (loss) of investment	—	—	280	5	559	(359)
Net income (loss)	$(4,110)	¥(442,971)	¥54,045	$161	¥17,335	¥66,310
Net earnings (loss) per share:
Basic	$(1.02)	¥(110.12)	¥14.72	$0.04	¥4.63	¥18.06
Diluted	$(1.02)	¥(110.12)	¥12.86	$0.04	¥4.06	¥14.04

	Six months ended June 30,			Year ended December 31,
(in thousands, except number of salons, sales per customer, repeat ratio, and operation ratio)	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
Other Operating Data:
Financial expense & income(1)	$(50)	¥(5,400)	¥(6,597)	$(114)	¥(12,253)	¥(14,698)
Adjusted EBITDA(2)	(3,472)	(374,224)	118,049	1,292	139,301	179,997
CAPEX−paid-out cash basis(3)	1,181	127,271	9,674	210	22,675	110,386
CAPEX−paid-out cash plus future payment obligation basis(3)	1,835	197,721	104,775	695	74,897	222,278
Number of salons		289	270		283	263
Sales per customer(4)	$57.85	¥6,234	¥5,968	$56.27	¥6,064	¥5,914
Repeat ratio(5)		81.16%	80.63%		81.72%	82.39%
Operation ratio(6)		40.79%	50.42%		50.36%	49.71%
	As of June 30,			As of December 31,
(in thousands, except adjusted EBITDA margin)	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
Reconciliation of non-GAAP measures:
Net income (loss)	$(4,110)	¥(442,971)	¥54,045	$161	¥17,335	¥66,310
Dividend income and interest income	(6)	(676)	(558)	(12)	(1,338)	(787)
Interest expense	56	6,076	7,155	126	13,591	15,485
Gain from bargain purchases	(15)	(1,624)	(4,343)	(60)	(6,487)	(33,218)
Other, net	(132)	(14,142)	(5,057)	(39)	(4,153)	(133)
Income tax expense	177	19,030	11,429	148	15,961	25,252
Equity in earnings (loss) of investment	—	—	(280)	(5)	(559)	359
Operating income (loss)	$(4,030)	¥(434,307)	¥62,391	$319	¥34,350	¥73,268
Depreciation and amortization	307	33,105	22,793	428	46,174	44,267
Losses on sales of directly-operated salons to franchises	1	65	8,721	89	9,600	4,057
Losses on disposal of property and equipment, net and other intangible assets, net	250	26,913	540	43	4,631	17,627
Impairment loss on long-lived assets	—	—	23,604	413	44,546	40,778
Adjusted EBITDA	$(3,472)	¥(374,224)	¥118,049	$1,292	¥139,301	¥179,997
Adjusted EBITDA margin(7)	(27.6)%	(27.6)%	5.8%	3.6%	3.6%	5.2%

	As of June 30,		As of December 31,
(in thousands)	2020($)	2020(¥)	2019($)	2019(¥)	2018(¥)
	(Unaudited)
Consolidated Balance Sheet Information:
Total assets	$38,025	¥4,097,971	$44,144	¥4,757,465	¥4,521,978
Total liabilities	36,567	3,940,884	38,577	4,157,407	4,639,533
Equity (deficit):
Common stock, no par value;	5,521	595,000	5,521	595,000	245,000
Class A common stock, no par value;	1	100	1	100	100
Additional paid-in capital	6,618	713,267	6,618	713,267	363,267
Accumulated deficit	(10,654)	(1,148,280)	(6,545)	(705,309)	(722,644)
Accumulated other comprehensive income (loss)	―	―	―	―	(278)
Treasury stock, at cost	(28)	(3,000)	(28)	(3,000)	(3,000)
Total equity (deficit)	1,458	157,087	5,567	600,058	(117,555)
Total Liabilities and Equity	$38,025	¥4,097,971	$44,144	¥4,757,465	¥4,521,978

(1)
We define financial expense and income as dividend income plus interest income less interest expense and use it to measure net financial burden of our borrowings.

(2)
We define Adjusted EBITDA as net income (loss), adjusted to exclude: (i) dividend and interest income, (ii) interest expense, (iii) gain from bargain purchases, (iv) other, net, (v) income tax expense, (vi) equity in earnings (loss) of investment, (vii) depreciation and amortization, (viii) losses on sales of directly-operated salons to franchises, (ix) losses on disposal of property and equipment, and other intangible assets, and (x) impairment loss on long-lived assets. Management considers Adjusted EBITDA to be a measurement of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or other measurements under GAAP. Adjusted EBITDA is not calculated identically by all companies and, therefore, our measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Non-U.S. GAAP Measures—Adjusted EBITDA.”

(3)
We define CAPEX as the sum of investment amounts on tangible fixed assets and intangible assets during the period. These investment activities consist of acquisitions of property and equipment, acquisitions of businesses, and cost additions to internal use software. CAPEX—paid-out cash basis is the cash amount actually paid during the period to the CAPEX investments defined above, while CAPEX—paid-out cash plus future payment obligation basis is the sum of CAPEX—paid-out cash basis and the unpaid but obliged to pay amounts in the future to the same capital investments which remain on our consolidated balance sheet as accounts payable or accrued expenses.

(4)
We define sales per customer as the ratio of total salon sales to number of treated customers at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available).

(5)
We define repeat ratio for our Re.Ra.Ku® brand as the ratio of repeat customer visits to total customer visits in the applicable month or other stated period.

(6)
We define the operation ratio for our Re.Ra.Ku® brand as the ratio of therapists’ in-service time to total therapists’ working hours (including stand-by time) for the applicable month or other stated period.

(7)
We define Adjusted EBITDA margin as the percentage derived from dividing Adjusted EBITDA for a period by total revenue for the same period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the sections of this prospectus entitled “Selected Consolidated Financial Information and Operating Data” and “Business”, and our consolidated financial statements and related notes thereto, included elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our current plans, expectations, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Overview
Our principal business is to own, develop, operate, manage, and support relaxation salons through the franchising and through direct ownership of such salons throughout Japan. We seek to be the leading provider of relaxation and bodywork services in the markets we serve and to become the most recognized brand in our industry through the steady and focused expansion of relaxation salons in key markets throughout Japan and potentially abroad.
As of June 30, 2020, we and our franchisees operated 289 salons, of which 138 were operated as Company-operated salons, and 151 were operated by our franchisees. Of the 138 directly-operated salons, 26 were developed by us or acquired from franchisees.
Our current strategy is to grow our business through development of additional franchises, and to continue to expand the number of our directly-operated salons in a deliberate and measured manner. In addition, we believe that we can continue the development of, and revenue generation from, Company-operated salons through further selective acquisition of existing franchised salons and the opening of greenfield units. We will seek to acquire existing franchised salons that meet our criteria for demographics, site attractiveness, proximity to other salons, and other suitability factors.
Key Financial Definitions
Revenue.   Revenue consists of the following items: revenue from directly-operated salons, franchise revenue, and other revenues.
Cost of Revenue.   The total cost of delivering services to customers consists of the following items: cost of goods sold, subcontract expenses, cost of franchise royalty and affiliation revenue, salon operating cost, salaries for therapists, legal and welfare expenses, provision for paid annual leave, travelling expenses, salon rent, depreciation and amortization, gain/loss from asset retirement obligation, interest expenses for asset retirement obligation, business consignment expenses, and others.
Selling, General and Administrative Expenses.   Selling, general and administrative expenses, or SG&A, includes the costs to sell and deliver services and the costs to manage the company as follows: directors’ compensations, salaries and allowances, bonuses, legal welfare expenses, provision for paid annual leave, recruiting expenses, travel expenses, advertising expenses, rent, taxes and duties, commission fees, compensations, depreciation and amortization, provision for doubtful accounts, and others.
Non-U.S. GAAP Measures
Financial Expense and Income.   We define financial expense and income as dividend income plus interest income less interest expense and use it to measure net financial burden of our borrowings.

Adjusted EBITDA.    We define Adjusted EBITDA as net income (loss), adjusted to exclude: (i) dividend and interest income, (ii) interest expense, (iii) gain from bargain purchases, (iv) other, net, (v) income tax expense, (vi) equity in earnings (loss) of investment, (vii) depreciation and amortization, (viii) losses on sales of directly-operated salons to franchises, (ix) losses on disposal of property and equipment, and other intangible assets, and (x) impairment loss on long-lived assets. Management considers Adjusted EBITDA to be a measurement of performance which provides useful information to both management and investors. Adjusted EBITDA should not be considered an alternative to net income or other measurements under GAAP. Adjusted EBITDA is not calculated identically by all companies and, therefore, our measurements of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.
We use Adjusted EBITDA to enhance our understanding of our operating performance, which represents our views concerning our performance in the ordinary, ongoing and customary course of our operations. We historically have found it helpful, and believe that investors have found it helpful, to consider an operating measure that excludes certain expenses relating to transactions not reflective of our core operations.
The information about our operating performance provided by this financial measure is used by our management for a variety of purposes. We regularly communicate Adjusted EBITDA results to our board of directors and we discuss with the board our interpretation of such results. We also compare our Adjusted EBITDA performance against internal targets as a key factor in evaluating our periodic operating performance at each salon level, segment level, and consolidated level, largely because we believe that this measure is indicative of how the fundamental business is performing and is being managed.
Adjusted EBITDA Margin.   Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by total revenue for the same period.
CAPEX.   Capital expenditure, or CAPEX, is the sum of investment amounts on tangible fixed assets and intangible assets during the period. These investment activities consist of acquisitions of property and equipment, acquisitions of businesses, and cost additions to internal use software. CAPEX—paid-out cash basis is the cash amount actually paid during the period to the CAPEX investments defined above, while CAPEX—paid-out cash plus future payment obligation basis is the sum of CAPEX—paid-out cash basis and the unpaid but obliged to pay amounts in the future to the same capital investments which remain on our consolidated balance sheet as accounts payable or accrued expenses.
Key Performance Indicators
In assessing the performance of our business, we consider several key performance indicators used by management. We receive monthly performance reports from our system and our salons which include key performance indicators per salon including sales, number of newly-acquired customers, number of repeat customers, sales per customer, and operation ratio. We believe these indicators provide us with useful data with which to measure our performance and to measure the performance of our own and our franchisees’ salons.
These key indicators include:
•
Number of Salons.   Directly-operated salons, and franchisees’ salons.

•
Sales Per Customer.    The ratio of total salon sales to number of treated customers at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available).

•
Repeat Ratio.    The ratio of repeat customer visits to total customer visits in the applicable month or other stated period.

•
Operation Ratio.   The ratio of therapists’ in-service time to total therapists’ working hours (including stand-by time) for the applicable month or other stated period.

The following table sets forth the above key performance indicators for the periods presented:
	Six months ended June 30,		Year ended December 31,
	2020	2019	2019	2018
Number of Salons	289	270	283	263
Sales per Customer(1)	¥6,234	¥5,968	¥6,064	¥5,914
Repeat Ratio(2)	81.16%	80.63%	81.72%	82.39%
Operation Ratio(2)	40.79%	50.42%	50.36%	49.71%

(1)
We define sales per customer as the ratio of total salon sales to number of treated customers at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available).

(2)
Repeat Ratio and Operation Ratio are measured semi-annually only for the months of June and December. We believe semi-annual measurements are more meaningful than monthly assessments, as the latter can yield fluctuations due to seasonality. However, in the case of a crisis, we may measure more frequently.

Factors Impacting our Operating Results
We expect that our results of operations will be affected by a number of factors and will primarily depend on the global economy, issues related to the COVID-19 pandemic in Japan and elsewhere, general market conditions, customer preference, and the competitive environment.
Our revenues, operating results and financial performance are impacted by a multitude of factors, including, but not limited to:
Business Environment.   According to the 2019 Yano Report, the relaxation market continues to see industry consolidation and notable category entrants from low-price, high turnover service providers, athletic and personal training services, and body stretching. We anticipate that market share will be further transferred to the category leaders in the industry, as smaller, private operators sell their businesses for retirement and/or market competition reasons. We believe that we stand to benefit from these industry trends.
Our Achievements.   To date, we have not engaged in price competition, which we believe will damage the reputation of our industry in the long run. We try to increase the revenue per customer by providing quality services. The year over year comparison between 2018 and 2019 shows that our average revenue per customer had grown by 2.5%, from JPY5,914 (US$54.88) to JPY6,064 (US$56.27). We also control the opening of new salons and focus on improving profitability, which we believe will eventually contribute to the higher customer satisfaction. Our repeat ratio was 81.72% in 2019. We believe that our training method and system is the key in sustaining long term growth in the high-end market. One of the unique features of our culture is our employees’ handbook or credo, which helps sustain high morale in our employee base and incentivize a long term, career focused approach to relaxation therapy that we believe differs from certain of our competitors. Average store sales for all stores were the highest in the last six consecutive years. As a result of further consolidation with other companies in the same industry, the number of stores in our group has increased to 289 as of June 30, 2020. We won the Grand Prix in both the therapist and the store categories at the Relaxation Contest Japan 2019 hosted by the Japan Relaxation Industry Association.
New Business.   In our Digital Preventative Healthcare Segment, we have been involved in the Specific Health Guidance Program, promoted by the Ministry of Health, Labor and Welfare of Japan, and have developed what we believe will be the only self-charging wearable activity device called MOTHER Tracker®, which was introduced at the Consumer Electronics Show in Las Vegas in January 2020.
Issues to be Solved.   The relaxation industry is expected to face a difficult business environment due to a shortage of therapists and increased hiring costs. Under these circumstances, we have set the goal of “No. 1 Quality”, in addition to replenishing our workforce by hiring a large number of fresh graduates. We own and operate our proprietary job portal website, targeting prospective therapist candidates. The job portal website was launched on February 1, 2020 and, as of September 30, 2020, 25% of our new employees during fiscal 2020 have been hired through the site. The SEO-optimized website has received more than 11,000 pageviews, with over 179 candidates in the database as of June 30, 2020. By introducing the service, we expect to reduce our hiring costs paid to manpower agencies. One of the primary reasons for small independent salons’ exiting from the sector is the difficulty in securing sufficient employees for the salons.
We strive to achieve sustained growth and strengthen our revenue base by improving our sources and uses of cash flows, including scenario planning for anomalous legal or economic events that may impact our core operations. Additionally, we will utilize a zero-based budgeting approach to shore up balance sheet health, minimize ineffective spending, and maintain tight controls on cash flows across the holding company structure, including restricting subsidiary dividends, debt incurrence, or any other operating or financing actions that may impact our liquidity.
Assessment of Impact of the COVID-19 to the Company’s Business Operations, Liquidity, and Capital Resources
The global outbreak of COVID-19 has been impacting Japan throughout 2020. In April 2020, the Japanese government issued the Declaration, whereby the Japanese government requested the closing of non-essential activities and businesses across the country as a preemptive safeguard against the COVID-19 pandemic. This adversely impacted businesses across the nation, particularly in the retail segment in which we operate. The Japanese government-requested halt in business lasted through May 2020.
During the period, the COVID-19 pandemic and the Government-driven or voluntary closure of workplaces and public spaces, the reluctance or inability to commute on public transportation, shop, or enjoy outdoor leisure activities has affected our business operations and liquidity position. We undertook several measures to mitigate the impact on our Company and our employees.
Closure of Operations or Shortened Operations at Our Salons
In March, some shopping malls and landlords, the properties of whom our salons are located, decided to voluntarily shorten their open hours or close their malls, resulting in shorter hours in operation or closure of our directly-operated and franchised salons.
On April 7, 2020, the Japanese government issued the Declaration which initially covered Tokyo, Kanagawa, Saitama, Chiba, Osaka, Hyogo, and Fukuoka Prefectures. Since our salon locations are primarily located in the Tokyo Metropolitan area, which includes Tokyo, Kanagawa, Saitama, and Chiba, our salon operations were adversely impacted. We closed or shortened the operation of salons due to the Declaration. On April 16, 2020, the government expanded the coverage of the Declaration to be nationwide, resulting in an expansion of our salon closures and shortened operations. By April 30, 2020, all but 8 of the Company’s Re.Ra.Ku® brand salons were closed temporarily, with those remaining open operating on reduced hours. On May 25, 2020, the Declaration was completely lifted. As of June 30, 2020, 123 of the Company’s Re.Ra.Ku® brand salons were in full operation, and 166 operated with reduced hours.
Decrease in Number of Served Customers and Sales Per Customer
During the period from March to May 2020, the number of our served customers dropped dramatically due in large part to the Japanese government-requested closures of our salons. However, our customer numbers recovered markedly by June 2020 as Japanese government-requested closures were lifted and businesses reopened, but still reflecting a decrease from June 2019 of approximately 33%. The impact of the COVID-19 pandemic is still affecting our business and the management expects the number of served customers to remain lower than 2019 for the next several months. Notwithstanding the decreased level of served customers in recent months, the sales per customer during the second quarter of 2020 has been comparable to the same period in 2019. Despite the pandemic, the sales per customer experienced an increase of 4.5% for the six months of 2020 compared to the same period in 2019.
Mitigation Efforts
After the Japanese government announced the Declaration, we furloughed most of our relaxation therapists and headquarter employees in order to mitigate the impact on revenue due to closure or shortened operating hours of our salons. We have also applied for the subsidy program for employment adjustment by the Japanese government with COVID-19 special treatment, which incentivizes companies to retain their employees. As of August 18, 2020, we had received JPY76,419 thousand (US$709 thousand) from the subsidy program. We believe the subsidy can help to cover the payroll costs of furloughed employees.
At the same time, to minimize our operating losses, the Company has sought rent reductions for our salon spaces. In total, we succeeded in temporarily reducing the rental expenses, including commissions and fixed monthly installment payments, through negotiation with our landlords, during April and May 2020.
Delay in Our Salon Development and Hiring Activities that Could Affect Our Future Growth
During the period of the nationwide Declaration and the Company’s temporary reduction in force, we could not be active in new salon development both for our directly-operated salons and franchised salons. In addition, our hiring activities were similarly affected, although we continued to have interviews with therapist candidates and candidates for key positions at headquarters via video conference.
Since the primary source of our revenue generation is the relaxation services by our therapists at our salons, retaining well-trained existing therapists and hiring new therapists are the core of our business activities. During the period from March to April 2020, we hired 81 permanent-based therapists, while 5 therapists left the Company. Now that our recruiting activity has resumed following the lifting of the Declaration, we are targeting an acceleration of our recruiting activities to meet our growth target, while we monitor our short-term profitability and liquidity.

Results of Operations
Comparison of the Results for the Six Months Ended June 30, 2020 and June 30, 2019
	Six months ended June 30,			Change (2020 vs 2019)
(in thousands, except change % data and Adjusted EBITDA margin )	2020($)	2020(¥)	2019(¥)	$	¥	%
		(Unaudited)
Consolidated Statement of Income Information:
Revenues:
Relaxation Salons	$12,476	¥1,344,503	¥2,010,506	$(6,180)	¥(666,003)	(33.1)%
Digital Preventative Healthcare	109	11,774	21,025	(86)	(9,251)	(44.0)%
Total revenue	12,585	1,356,277	2,031,531	(6,266)	(675,254)	(33.2)%
Cost of revenues and operating expenses:
Cost of revenues	11,777	1,269,220	1,533,819	(2,455)	(264,599)	(17.3)%
Selling, general and administrative expenses	4,838	521,364	411,717	1,017	109,647	26.6%
Impairment loss on long-lived assets	—	—	23,604	(219)	(23,604)	(100.0)%
Total cost of revenues and operating expenses	16,615	1,790,584	1,969,140	(1,657)	(178,556)	(9.1)%
Operating income (loss)	$(4,030)	¥(434,307)	¥62,391	$(4,609)	¥(496,698)	(796.1)%
Other income (expenses):
Dividend income	—	2	2	—	—	0.0%
Interest income	6	674	556	1	118	21.2%
Interest expense	(56)	(6,076)	(7,155)	10	1,079	(15.1)%
Gain from bargain purchases	15	1,624	4,343	(25)	(2,719)	(62.6)%
Other, net	132	14,142	5,057	84	9,085	179.7%
Total other income (expenses)	97	10,366	2,803	70	7,563	269.8%
Income tax expense	177	19,030	11,429	70	7,601	66.5%
Equity in earnings (loss) of investment	—	—	280	(3)	(280)	(100.0)%
Net income (loss)	$(4,110)	¥(442,971)	¥54,045	$(4,612)	¥(497,016)	(919.6)%
Adjusted EBITDA(1)	$(3,472)	¥(374,224)	¥118,049	$(4,568)	¥(492,273)	(417.0)%
Adjusted EBITDA margin(2)	(27.6)%	(27.6)%	5.8%	—	—	(574.8)%

(1)
For a reconciliation of Adjusted EBITDA to net income (loss), the most comparable U.S. GAAP measure, see footnote 2 to “Selected Consolidated Financial Information and Operating Data.”

(2)
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by total revenue for the same period.

	Six months ended June 30,
	2020	2019
Number of Salons	289	270
Sales per Customer(1)	¥6,234	¥5,968
Repeat Ratio(2)	81.16%	80.63%
Operation Ratio(2)	40.79%	50.42%

(1)
We define sales per customer as the ratio of total salon sales to number of treated customers at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available).

(2)
Repeat Ratio and Operation Ratio are measured semi-annually only for the months of June and December.

The number of our salons increased by 19 stores to 289 in the six months ended June 30, 2020 from 270 stores in the six months ended June 30, 2019. The increase in the number of salons is attributed to the opening of new direct stores and franchise stores and partially offset by store acquisitions and divestitures.
Sales per customer increased during the period by 4.5% to JPY6,234 (US$57.85) in the six months ended June 30, 2020 from JPY5,968 (US$55.38) in the six months ended June 30, 2019. Sales per customer, which is the ratio of total salon sales to the number of treated customers served at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available), is influenced, in particular, by pricing of services at given salons, which is impacted by the level and quality of services. The period-over-period increase in the sales per customer reflects these two factors and was offset in part by a lower average sale price for the comparative period in 2019.
Repeat ratio increased by 0.53 percentage points to 81.16% in the six months ended June 30, 2020 from 80.63% in the six months ended June 30, 2019. The increase is attributed to the strong demand from our existing customers during the COVID-19 pandemic. As many recreational businesses were closed or reduced their operations during the COVID-19 pandemic, we experienced an increase in the frequency of visits to our salons by our existing customers.
Operation ratio decreased by 9.63 percentage points to 40.79% in the six months ended June 30, 2020 from 50.42% in the six months ended June 30, 2019. We believe the decrease is a temporary result from the hiring of additional therapists to fill positions during the six months ended June 30, 2020, as the number of our salons increase. Because our newly-hired therapists are required to undergo initial on-site training, they had less actual in-service time than our fully-trained therapists, which reduced our operation ratio during the period.
We continue to drive our strategic initiatives and progress toward long-term growth and profitability. During the six months ended June 30, 2019, our directly-operated salons increased 13 (net) and our franchised salons decreased 6 (net). During the six months ended June 30, 2020, our directly-operated salons increased 23 (net) and our franchised salons decreased 17 (net).
Revenues
Revenues derived from our Relaxation Salon Segment were JPY2,010,506 thousand (US$18,656 thousand) in the first six months of 2019, and JPY1,344,503 thousand (US$12,476 thousand) in the first six months of 2020.
The revenue from our Relaxation Salon Segment consists of revenue from directly-operated salons and revenue from franchising. In the first six months of 2019, our revenue from directly-operated salons and from franchising was JPY1,045,945 thousand (US$9,705 thousand) and JPY964,561 thousand (US$8,950 thousand), respectively. In the first six months of 2020, our revenue from directly-operated salons and from franchising decreased to JPY751,267 thousand (US$6,971 thousand) and JPY593,235 thousand (US$5,505 thousand), respectively.

The primary factor for the decrease in revenues from directly-operated salons between the first six months of 2019 and 2020 was the decrease in the number of customers due to the COVID-19 pandemic. In the first six months of 2019, our directly-operated salons had customer visits of 127.7 thousand, while in the same period of 2020, the figure was 73.2 thousand excluding visitors to our Joy Hands Wellness salons located in spa facilities (for which data is not available).
The primary reason for the decrease in revenues from franchising was also the decrease in the number of customers due to the COVID-19 pandemic. In the first six months of 2019, our franchised salons had served 302.9 thousand customers, while in the same period of 2020, franchised salons served 187.5 thousand customers. Although this decrease in revenue by our franchisees resulted in less royalty income for the Company, our expenses for providing supporting services to our franchisees decreased accordingly.
We recognize revenue from initial franchise membership on the opening date of the new franchised salons. In addition, our revenue from franchise royalties includes revenues from recurring royalty income, rental income from subleased salon properties, construction of franchised salons, uniforms and training sales.
The revenue from our Preventative Healthcare Segment decreased 44.0% for the six months ended June 30, 2020 compared to the same period in 2019, as a result of the temporary suspension of the Sampling business and a decrease in the number of participants in the Health Guidance Program during the COVID-19 pandemic. Our MOTHER Tracker®is still at the development stage and generates no revenue.
Cost of Revenues
For the six months ended June 30, 2019 and 2020, the cost of revenues was JPY1,533,819 thousand (US$14,232 thousand) and JPY1,269,220 thousand (US$11,777 thousand), respectively. The cost to revenue ratios were 75.5% during the six months ended June 30, 2019 and 93.6% during the comparable period in 2020, primarily due to the closure and reduced operations of our salons resulting from the COVID-19 pandemic.
The cost of revenue from directly-operated salons decreased by JPY128,334 thousand (US$1,191 thousand) from JPY994,631 thousand (US$9,229 thousand) in the first six months of 2019 to JPY866,297 thousand (US$8,038 thousand) in the first six months of 2020. The cost of revenue from franchising activities decreased by JPY134,502 thousand (US$1,248 thousand) from JPY529,408 thousand (US$4,912 thousand) in the first six months of 2019 to JPY394,906 thousand (US$3,664 thousand) in the first six months of 2020.
The largest common cost driver for the decrease of cost of revenues was the decrease in number of therapists deployed to salons. The Company collectively hires therapists through MHR and deploys them to directly-operated salons and franchised salons. The Company allocates the total costs of therapists based on the number of therapists deployed to the directly-operated salons and those to the franchised salons. The total cost of therapists has decreased by JPY13,506 thousand (US$125 thousand) from JPY418,160 thousand (US$3,880 thousand) in the first six months of 2019 to JPY404,654 thousand (US$375 thousand) in the first six months of 2020.
In addition, the cost of revenue from directly-operated salons decreased due to a decrease in salon lease expenses by JPY22,016 thousand (US$204 thousand) from JPY108,801 thousand (US$1,010 thousand) in the first six months of 2019 to JPY86,785 thousand (US$805 thousand) in the first six months of 2020.
The cost of revenue from franchising decreased due to a decrease in salon sublease expenses by JPY63,534 thousand (US$590 thousand) from JPY327,975 thousand (US$3,043 thousand) in the first six months of 2019 to JPY264,441 thousand (US$2,454 thousand) in the first six months of 2020. These are primarily due to salon closures or reduced operations both at directly-operated salons and franchised salons, together with negotiated waivers of lease/head-lease expense with the landlords.
The cost of other revenues slightly decreased by JPY1,763 thousand (US$16 thousand) from JPY9,780 thousand (US$91 thousand) in the first six months of 2019 to JPY8,017 thousand (US$74 thousand) in the first six months of 2020.

Selling, General, and Administration Expenses
For the six months ended June 30, 2019 and 2020, the selling, general, and administration expenses were JPY411,717 thousand (US$3,820 thousand) and JPY521,364 thousand (US$4,838 thousand), respectively. The percentage of revenue of selling, general, and administration expenses in the first six months of 2019 and 2020 was 20.3% and 38.4%, respectively. The increase in fiscal 2020 was a result of an increase in the number of new college graduate employees, moving expenses incurred in connection with the relocation of our headquarters, and professional fees incurred in connection with this offering.
Net Income and Adjusted EBITDA
Our consolidated net income in the six months ended June 30, 2019 was JPY54,045 thousand (US$502 thousand), or 2.7% of consolidated revenue, while our consolidated net loss for the comparable period in 2020 was JPY442,971 thousand (US$4,110 thousand), or (32.7)% of consolidated revenue, as a result of the key factors described above. Our Adjusted EBITDA decreased from JPY118,049 thousand (US$1,095 thousand) in the first six months of 2019 to a loss of JPY374,224 thousand (US$3,472 thousand) for the comparable period in 2020, resulting in an Adjusted EBITDA margin of 5.8%, and (27.6)% for the first six months of 2019 and 2020, respectively. The key factors behind this decrease, other than changes in revenues, cost of revenues, and selling, general and administrative expenses, were the increase of losses on disposal of property and equipment and other intangible assets (net) by JPY26,373 thousand (US$245 thousand) and decrease of impairment loss on long-lived assets by JPY23,604 thousand (US$219 thousand).

Comparison of the Results for the Years Ended December 31, 2019 and December 31, 2018
	Year ended December 31,			Change (2019 vs 2018)
(in thousands, except change % data and Adjusted EBITDA margin)	2019($)	2019(¥)	2018(¥)	$	¥	%
Consolidated Statement of Income Information:
Revenues:
Relaxation Salons	$35,860	¥3,864,656	¥3,348,042	$4,794	¥516,614	15.4%
Digital Preventative Healthcare	405	43,608	85,093	(385)	(41,485)	(48.8)%
Total revenue	36,265	3,908,264	3,433,135	4,409	475,129	13.8%
Cost of revenues and operating expenses:
Cost of revenues	27,443	2,957,506	2,476,267	4,465	481,239	19.4%
Selling, general and administrative expenses	8,090	871,862	842,822	269	29,040	3.4%
Impairment loss on long-lived assets	413	44,546	40,778	35	3,768	9.2%
Total cost of revenues and operating expenses	35,946	3,873,914	3,359,867	4,770	514,047	15.3%
Operating income	$319	¥34,350	¥73,268	$(361)	¥(38,918)	(53.1)%
Other income (expenses):
Dividend income	—	2	2	—	—	0.0%
Interest income	12	1,336	785	5	551	70.2%
Interest expense	(126)	(13,591)	(15,485)	18	1,894	(12.2)%
Gain from bargain purchases	60	6,487	33,218	(248)	(26,731)	(80.5)%
Other, net	39	4,153	133	37	4,020	3,022.6%
Total other income (expenses)	(15)	(1,613)	18,653	(188)	(20,266)	(108.6)%
Income tax expense	148	15,961	25,252	(86)	(9,291)	(36.8)%
Equity in earnings (loss) of investment	5	559	(359)	9	918	(255.7)%
Net income	$161	¥17,335	¥66,310	$(454)	¥(48,975)	(73.9)%
Adjusted EBITDA(1)	$1,292	¥139,301	¥179,997	$(378)	¥(40,696)	(22.6)%
Adjusted EBITDA margin(2)	3.6%	3.6%	5.2%	—	—	(30.8)%

(1)
For a reconciliation of Adjusted EBITDA to net income, the most comparable U.S. GAAP measure, see footnote 2 to “Selected Consolidated Financial Information and Operating Data.”

(2)
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA for a period by total revenue for the same period.

	Year ended December 31,
	2019	2018
Number of Salons	283	263
Sales per Customer(1)	¥6,064	¥5,914
Repeat Ratio(2)	81.72%	82.39%
Operation Ratio(2)	50.36%	49.71%

(1)
We define sales per customer as the ratio of total salon sales to number of treated customers at salons (other than JOYHANDS WELLNESS for which comparative financial and customer data is not available).

(2)
Repeat Ratio and Operation Ratio are measured semi-annually only for the months of June and December.

The number of our salons increased by 20 stores to 283 in the year ended December 31, 2019 from 263 stores in the year ended December 31, 2018. The increase in the number of salons is attributed to the opening of new direct stores and new franchise stores and partially offset by store acquisitions and divestitures.
Sales per customer increased by 2.5% to JPY6,064 (US$56.27) in the year ended December 31, 2019 from JPY5,914 (US$54.88) in the year ended December 31, 2018. The increase in sales per customer is attributed to our premium pricing strategy. The increase in sales per customer is due to the up-selling effort at our salons (excluding JOYHANDS WELLNESS for which comparative financial and customer data is not available). In 2018, we started assigning marketing resources to assist the franchisees’ operations and train franchisees to recommend value-added services to the customers and to optimize the discount promotions, which contributed to the longer service time per customer and similarly the higher sales per customer in 2019.
Repeat ratio decreased by 0.67 percentage point to 81.72% in the year ended December 31, 2019 from 82.39% in the year ended December 31, 2018. The decrease is due to the new customer acquiring effort.
Operation ratio increased by 0.65 percentage point to 50.36% in the year ended December 31, 2019 from 49.71% in in the year ended December 31, 2018. The increase is attributed to the optimization of the staffing at the salons.
We continue to drive our strategic initiatives and progress toward long-term growth and profitability.
During the year ended December 31, 2018, our directly-operated salons increased 79 (net) and our franchised salons decreased 3 (net). During the year ended December 31, 2019, our directly-operated salons decreased 9 (net) and our franchised salons increased 29 (net).
In addition to our continuous efforts to increase the number of our branded salons (both directly-operated and franchised), while closing unprofitable salons, as part of our organic business activities, we also prioritize the growth strategy such as mergers and acquisitions. In 2018, we completed the following as part of our growth initiatives:
•
In 2018, we entered into an agreement with Kabushiki Kaisha Bell Epoc, through Bell Epoc Wellness Inc., our wholly-owned and newly established subsidiary for this transaction, to acquire the seller’s relaxation business and related assets. This resulted in our acquisition of 46 salons, all of which were directly-operated salons.

•
On September 27, 2018, we entered into an agreement with Kabushiki Kaisha Decollte to acquire 100% of the equity in Decollte Wellness Corporation, which was newly established by the seller to separate its relaxation business and to transfer it to us. This resulted in our acquisition of seven salons. As of June 30, 2020, we now operate five salons, which we count as directly-operated salons since we control their operations.

•
During 2018, we entered into an oral agreement with Kabushiki Kaisha Joyhands, through JOYHANDS WELLNESS Inc., our wholly-owned and newly established subsidiary for this transaction, to gradually assume salon operator positions under Salon Operation Outsourcing Agreements with public bath operators. These changes of the outsourcing of salon operator positions must be made through separate agreements with each of the public bath operators. Accordingly, under this legal structure, in 2018, we entered into 10 outsourcing agreements with one public bath operator to operate 26 salons in their public bath facilities, and in 2019, we entered into outsourcing agreements with 21 public bath operators to operate 26 salons, which we count as directly-operated salons since we control their operations.

Financial Results.   For fiscal year 2019, we had revenue of JPY3,908,264 thousand (US$36,265 thousand) (an increase of JPY475,129 thousand (US$4,409 thousand) from fiscal year 2018), operating income of JPY34,350 thousand (US$319 thousand) (a decrease of JPY38,918 thousand (US$361 thousand) from fiscal year 2018), income before income tax expense and equity in earnings of investment of JPY32,737 thousand (US$304 thousand) (a decrease of JPY59,184 thousand (US$549 thousand) from fiscal year 2018 year), and net income of JPY17,335 thousand (US$161 thousand) (a decrease of JPY48,975 thousand (US$454 thousand) from fiscal year 2018).
Revenues
As a result of our initiatives for growth as described above, the revenues derived from our Relaxation Salon Segment were JPY3,348,042 thousand (US$31,067 thousand) in 2018, and JPY3,864,656 thousand (US$35,860 thousand) in 2019.
Revenue from our Relaxation Salon Segment consists of revenue from directly-operated salons and revenue from franchising. In 2018, our revenue from directly-operated salons and from franchising was JPY1,477,985 thousand (US$13,714 thousand) and JPY1,870,057 thousand (US$17,352 thousand), respectively.
In 2019, our revenue from directly-operated salons and from franchising was JPY2,031,155 thousand (US$18,847 thousand) and JPY1,833,501 thousand (US$17,013 thousand), respectively.
The primary factors for the increase in revenues from directly-operated salons between 2018 and 2019 were the increase of 26 directly-operated salons located in spa facilities and increased sales per customer. The Company had an increase of 26 directly-operated salons in spa facilities through JHW, while we had a decrease of 36 directly-operated salons operated by MD, BEW, and DCW, primarily due to sale of BEW directly-operated salons into franchised salons. The Company also had an increase of sales per customer of JPY150 (US$1.39) from JPY5,914 (US$54.88) to JPY6,064 (US$56.27)—the trend is the same for both directly-operated salons and franchised salons.
The primary factors for the increase in revenues were an increase in the number of franchised salons and an increase in the sales per customer. Mainly due to the above-mentioned sale of our BEW directly-operated salons, the total number of franchised salons increased by 29 during 2019. In addition, the increase trend in sales per customer also applies to our franchised salons, which benefited from optional marketing campaigns and service extension offerings to the customers.
We recognize revenue from initial franchise membership on the opening date of the new franchised salons. In addition, our revenue from franchise royalties includes revenues from recurring royalty income, rental income from subleased salon properties, construction of franchised salons, uniforms and training sales.
The revenue from our Preventative Healthcare Segment decreased 48.8% in 2019 compared to 2018, as a result of a downsizing of the Sampling business and the termination in 2019 of a previous preventative healthcare program for monitoring diets. Our MOTHER Tracker® is still at the development stage and as such generates no revenue.
Cost of Revenue
For the year ended December 31, 2018 and the year ended December 31, 2019, the cost of revenues was JPY2,476,267 thousand (US$22,977 thousand) and JPY2,957,506 thousand (US$27,443 thousand) respectively.
The cost of revenue from directly-operated salons has increased by JPY496,075 thousand (US$4,603 thousand) from JPY1,416,818 thousand (US$13,147 thousand) in 2018 to JPY1,912,893 thousand (US$17,750 thousand) in 2019. The cost of revenue from franchising activities has decreased by JPY4,019 thousand (US$37 thousand) from JPY1,023,975 thousand (US$9,501 thousand) in 2018 to JPY1,019,956 thousand (US$9,464 thousand) in 2019.
The largest common cost driver for the increase in cost of revenues was the increase in the number of therapists deployed to salons. The Company collectively hires therapists through MHR and deploys them to directly-operated salons and franchised salons. The Company allocates the total costs of therapists based on the number of therapists deployed to the directly-operated salons and those to the franchised salons. The total cost of therapists has increased by JPY348,384 thousand (US$3,233 thousand) from JPY522,137 thousand (US$4,845 thousand) in 2018 to JPY870,521 thousand (US$8,083 thousand) in 2019. In addition, salon lease expense decreased for the directly-operated salons by JPY14,253 thousand (US$132 thousand)

from JPY208,378 thousand (US$1,934 thousand) in 2018 to JPY194,125 thousand (US$1,801 thousand) in 2019, while the sub-leasing cost for the franchising activities increased by JPY26,358 thousand (US$245 thousand) from JPY581,322 thousand (US$5,394 thousand) in 2018 to JPY607,680 thousand (US$5,639 thousand) in 2019. This was primarily due to sale of some of BEW directly-operated salons and entering into the franchising agreement with the buyer at the same time.
Cost of other revenues has decreased by JPY10,817 thousand (US$100 thousand) from JPY35,474 thousand (US$329 thousand) in 2018 to JPY24,657 thousand (US$229 thousand) in accordance with the decrease in other revenues.
Selling, General, and Administration Expenses
The increase in selling, general and administrative expenses for 2019 was mainly due to an increase in professional fees of JPY26,254 thousand (USD$244 thousand), which primarily resulted from audit fees incurred in connection with this offering.
Impairment Loss on Long-lived Assets
MD and DCW recorded impairment losses of JPY4,604 thousand (USD$43 thousand) and JPY36,174 thousand (USD$336 thousand), respectively, for 2018 while MD, BEW and DCW recorded impairment losses of JPY30,224 thousand (USD$280 thousand), JPY9,420 thousand (USD$87 thousand) and JPY4,902 thousand (USD$45 thousand), respectively, for 2019. The impairment loss in 2018 is principally attributable to the closure of several stores and the rebranding of the Decollte brand following our acquisition of DCW.
Interest Expense
The decrease in interest expense for 2019 of JPY1,894 thousand (USD$18 thousand) was driven primarily by repayment of long-term borrowings.
Gain from Bargain Purchase
Gain from bargain purchases decreased JPY26,731 thousand (USD$248 thousand). In 2018, the Company acquired control of Decollte Wellness and recognized a gain from a bargain purchase of JPY21,090 thousand (USD$196 thousand) while there was no such transaction in 2019. Gain from bargain purchases through acquisitions of relaxation salons also decreased JPY5,641 thousand (USD$52 thousand) from the prior year mainly due to a decrease in the number of salons acquired during the period.
Other Income—net
The fluctuation in other income, net, resulted primarily from transaction fees paid to a third-party specialist to perform due diligence to determine the feasibility of the acquisition of Decollte Wellness.
Income Tax Expense
Income tax expense decreased JPY9,291 thousand (USD$86 thousand) resulting from a decrease in deferred tax expense by JPY12,729 thousand (USD$118 thousand), partially offset by an increase in current tax expense by JPY3,438 thousand (USD$32 thousand). The fluctuation in deferred tax expense was driven primarily by fluctuations in deferred tax assets related to deferred offering costs and operating loss carryforwards. The increase in current tax expense was mainly due to an increase in inhabitant tax per capita, which is calculated based on capital and the number of employees.
Net Income and Adjusted EBITDA
Our consolidated net income in 2018 was JPY66,310 thousand (US$615 thousand), or 1.9% of consolidated revenue, while our consolidated net income in 2019 was JPY17,335 thousand (US$161 thousand), or 0.4% of consolidated revenue, as a result of the key factors described above. Our Adjusted EBITDA decreased from JPY179,997 thousand (US$1,670 thousand) in 2018 to JPY139,301 thousand

(US$1,292 thousand) in 2019, resulting in an Adjusted EBITDA margin of 5.2% in 2018 and 3.6% in 2019. The primary factor for this decrease was the change in the operating income.
Liquidity and Capital Resources
Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations, and, when needed, with borrowings from Japanese financial institutions. Our principal uses for liquidity have been to fund development of new salons, acquisitions of salons or relaxation businesses from franchisees or third parties, development of new software for new business and/or internal use, our daily operations, working capital and debt service. We believe our sources of liquidity and capital will be sufficient to finance our continued operations, growth strategy and additional expenses we expect to incur as a public company for at least the next 12 months.
Cash Flows
The following table sets forth a summary of our cash flows for the periods indicated.
	Six months ended June 30,			Year ended December 31,
	2020($)	2020(¥)	2019(¥)	2019($)	2019(¥)	2018(¥)
	(Unaudited)
Net income (loss) attributable to shareholders	$(4,110)	¥(442,971)	¥54,045	$161	¥17,335	¥66,310
Net cash provided by operating activities	(3,478)	(374,861)	181,561	73	7,870	141,872
Net cash used in investing activities	(531)	(57,255)	(25,774)	(352)	(37,931)	(79,388)
Net cash provided by (used in) financing activities	1,331	143,555	(144,760)	3,081	331,994	(74,475)
Net increase (decrease) of cash and cash equivalents during the period	(2,678)	(288,561)	11,027	2,802	301,933	(11,991)
Cash and cash equivalents at beginning of period	$4,766	¥513,621	¥211,688	$1,964	¥211,688	¥223,679
Cash and cash equivalents at end of period	$2,088	¥225,060	¥222,715	$4,766	¥513,621	¥211,688
Operating Activities
Net cash flows provided by operating activities decreased from JPY141,872 thousand (US$1,316 thousand) in 2018 to JPY7,870 thousand (US$73 thousand) in 2019, primarily due to decrease in net income attributable to shareholders, increase in accounts receivables-trade and accounts receivables—other of JPY103,067 thousand, increase in operating assets, increase in accounts payables—trade and accrued expenses, and decrease in advances received.
Net cash flows provided by operating activities decreased from JPY181,561 thousand (US$1,685 thousand) for the six months ended June 30, 2019 to net cash flows used in operating activities of JPY374,861 thousand (US$3,478 thousand) for the six months ended June 30, 2020, primarily due to a decrease in net income, increase in accounts receivables—trade and accounts receivables-other, decrease in accounts payables—trade and accrued expenses, decrease in advances received, and deposit received.
Investing Activities
Net cash flows used in investing activities decreased from JPY79,388 thousand (US$737 thousand) in 2018 to JPY37,931 thousand (US$352 thousand) in 2019, primarily due to decreases in proceeds from maturities of time deposits, acquisition of affiliated company securities, partially offset by an increase in acquisition of investment securities. acquisition of property and equipment, and acquisition of businesses.
The total amount of capital investment made in 2019 was JPY22,675 thousand (US$210 thousand). The main investments were JPY7,406 thousand (US$69 thousand) for acquisition of property and equipment, JPY12,068 thousand (US$112 thousand) for acquisition of internal use software, and JPY3,201 thousand (US$30 thousand) for acquisition of businesses.
Net cash flows used in investing activities increased from JPY25,774 thousand (US$239 thousand) for the six months ended June 30, 2019 to JPY57,255 thousand (US$531 thousand) for the six months ended June 30, 2020, primarily due to the sale of affiliated company securities, an increase in the amount of acquisition of property and equipment, and an increase in acquisition of businesses.
The total amount of capital investment made in the first half of 2020 was JPY122,688 thousand (US$1,138 thousand). The main investments were JPY70,803 thousand (US$657 thousand) for acquisition of property and equipment, and JPY42,393 thousand (US$393 thousand) for acquisition of businesses.
Financing Activities
Net cash flows from financing activities turned from net usage of JPY74,475 thousand (US$691 thousand) in 2018 into net proceeds of JPY331,994 thousand (US$3,081 thousand) in 2019, primarily due to an equity finance of JPY700,000 thousand (US$6,495 thousand) in the fourth quarter of 2019 through a private placement of 350,000 common shares in Japan, the repayment of long-term loans of JPY234,411 thousand (US$2,175 thousand), and payment of consideration for acquired businesses of JPY82,812 thousand (US$768 thousand).
Net cash flows from financing activities increased from net usage of JPY144,760 (US$1,343 thousand) for the six months ended June 30, 2019 to net proceeds of JPY143,555 thousand (US$1,331 thousand) for the six months ended June 30, 2020, primarily due to a net increase in the borrowing of long-term loans of JPY215,343 thousand (US$1,998 thousand) in the first half of 2020.
Credit Facilities and Corporate Bonds
As of June 30, 2020, we have 26 business loans outstanding from six Japanese financial institutions. The balance on the outstanding loans as of June 30, 2020 was approximately JPY737,444 thousand (approximately US$6,842 thousand).
In addition, we have a fundamental funding and treasury policy of (i) maintaining a balanced ratio of debt to equity, and (ii) aligning our repayment of loans with our cash flow from business. Our primary use of funds from our loans is capital expenditures on newly opened Company-owned salons. Therefore, we have sought debt financing with longer than three-year terms and equal monthly repayment amounts of principal and interest in order to align our debt repayment schedule with our cash flow from our salon business operations. In order to avoid interest rate risk during the terms of the loans, we usually borrow money with fixed interest rates, and do not enter into hedging arrangements. Since our primary business operations are in Japan, our borrowings have been made to date only in Japanese yen with Japanese financial institutions.
In response to the impact of the COVID-19 pandemic on our business, on May 20, 2020, we entered into an additional loan agreement with Japan Finance Corporation (JFC) to borrow JPY100,000 thousand (US$928 thousand) as a 10-year loan. The loan has a fixed annual interest rate of 0.21%, with equal monthly principal and interest payments. On the same date, we received an additional 10-year loan from JFC in the amount of JPY100,000 thousand (US$928 thousand) with 1.11% fixed annual interest rate. In addition, we entered into a loan agreement with The Higashi-Nippon Bank, Limited (HNP) for JPY30,000 thousand (US$278 thousand) along with the guarantee by Credit Guarantee Association, a governmental affiliate agency which supplements private companies with credit. The loan has duration of 12 years and a fixed annual interest rate of 2.00%.
On July 28, 2020, we entered into an additional loan agreement with HNP for a 10-year loan in the amount of JPY70,000 thousand ((US$650 thousand). The loan has a fixed annual interest rate of 2.00%, with equal monthly principal and interest payments. On the same date, we received an additional 10-year loan from HNP in the amount of JPY100,000 thousand (US$928 thousand) with a 2.00% fixed annual interest rate. Both loans are backed by the Credit Guarantee Association.

As of July 31, 2020, the total outstanding balance we owed on our loan agreements was JPY890,090 thousand (US$8,259 thousand), with interest rates ranging from 0.21% to 3.30%, and a weighted average interest rate of 1.64%. The loans mature at various dates through 2030. Our Chief Executive Officer and a director, Kouji Eguchi, is a guarantor with respect to 22 of our 28 outstanding loans.
Off-Balance Sheet Arrangements
As of June 30, 2020, we were not party to any material off-balance sheet financial arrangements that are reasonably likely to have a current or future effect on our financial condition or operating results. We do not have any relationship with unconsolidated entities or financial partnerships for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes.
Contractual Obligations
Payments of contractual obligations and commitments will require considerable resources. In our ordinary course of business, we routinely enter into commercial commitments and financial obligations for various aspects of our operations. The following table sets forth the amount of our contractual obligations as of June 30, 2020.
(in thousand JPY)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	More than 3 years
Debt obligations	¥737,444	¥357,285	¥146,804	¥233,355
Operating lease obligations	1,691,660	680,555	790,634	220,471
Other contractual commitments	11,726	2,005	4,010	5,711
Total	¥2,440,830	¥1,039,845	¥941,448	¥459,537
Research and Development
Our research and development activities have been focusing on development of our on-demand health monitoring smartphone application, Lav®, which has already been released and is capitalized as an software asset. This software asset is amortized over 3 years.We anticipate incurring expense costs for further development of our MOTHER Tracker®, including embedded software development and product design, in 2020.
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with U.S. GAAP, which requires us to make a number of estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. We base our accounting estimates and assumptions on historical experience and other factors that we believe to be reasonable under the circumstances. However, actual results may differ from those estimates. Our critical accounting policies are those that materially affect our consolidated financial statements and are subject to complex judgment by our management.
Revenue Recognition
The Company currently recognizes revenue under Financial Accounting Standards Board (“FASB”) Topic 605 Revenue Recognition as an emerging growth company and expects to implement ASC 606 — “Revenue from Contracts with Customers” for the year ending December 31, 2020. See “Recently Issued Accounting Pronouncements Not Yet Adopted”. The Company’s revenues consist of the following:
Revenue from Directly-Operated Salons
Revenues from directly-operated salons are recognized when services are provided at the salons.

Franchise Revenue
Franchise Revenue is comprised of (i) franchise fees and royalty income, (ii) staffing service revenue, and (iii) sublease revenue. The Company and the franchisee enter into a franchise agreement which sets forth the standard terms and conditions of operating the franchised salon, as well as the fees and royalties over the term of the agreement. In most cases, an outsourcing agreement is also entered into in conjunction with the franchise agreement that specifies the terms of the sublease arrangement with the franchisee. Upon the franchisee’s request, the Company’s therapists are dispatched to franchise locations and franchisees must pay dispatch fees in accordance with the dispatched employees’ position.
The Company receives the entire non-refundable initial franchise fees from the franchisee based on the franchise agreement and collects royalties, an amount calculated by multiplying a certain percentage to gross sales, on a monthly basis. The franchise agreement typically has an initial term of five years. The franchise agreement can be renewed prior to expiration by mutual consent and renewal franchise fees are paid by the franchisee upon renewal of agreement. Initial franchise fees are recognized as revenue when the franchised relaxation salon is opened as all material services and conditions related to the initial franchise fee have been substantially performed by the opening date. Royalties are recognized as revenues based on the monthly royalty earned where such amount is determined on the basis of gross sales made from each salon. Renewal franchise fees are basically recognized as revenues at the beginning of the renewal term. The Company leases the premises in which the majority of its franchisees operate, where the Company retains the head lease primary obligation, and has entered into corresponding sublease arrangements with franchisees. Revenues from sublease transactions with franchisees are recognized on a straight-line basis over the respective operating lease terms, or at the time of the underlying sales for variable lease payments, in accordance with ASC 842, “Leases.” The Company also generates revenue from providing its therapists to franchisees, which are recognized as revenues based on the total number of working hours of the agency worker during the dispatched period.
Other Revenues
Other revenues are primarily from the Digital Preventative Healthcare segment, which include revenues from distributing promotional items at salons at the request of third parties (Real Media), serving implementation of health and wellness programs (Specific Health Guidance Program), and are recognized when services are provided. Our health monitoring wearable device, MOTHER Tracker®, is still at the development stage and as such generates no revenue.
Revenue is recognized net of consumption tax collected from customers and subsequently remitted to governmental authorities.
Leases
The Group adopted Accounting Standards Codification (“ASC”) 842 Leases (“ASC 842”) early effective January 1, 2018 pursuant to which it considers whether a contract is a lease or if it contains a lease element when a contract is executed. If a contract conveys the right to control the use of the identified asset for a period of time in exchange for consideration, such contract is determined to contain a lease element. When the contract contains a lease element, a lease is either classified as operating lease or finance lease when the Group is a lessee, and a sales-type lease or direct financing lease when the Group is a lessor.
The Group, as a lessee, applies the right-of-use model to account for lease transactions. Under the right of-use model, right-of-use asset and lease liability are recognized at commencement date. The Group measures its lease liability at present value of future lease payments over the remaining term. The Group uses its incremental borrowing rate for the discount rate to calculate the present value of the payments since it is difficult and not practical to determine the interest rate implicit in the lease. The Group’s incremental borrowing rate is the rate of interest that a lessee would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Right-of-use asset is initially measured as the initial amount of the lease liability, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received. When the Group determines a lease term, if a lease contract contains an option to extend its lease term, we are reasonably certain to exercise such option so we include the extending period in its lease term. This is mainly due to the severe economic loss the Group may face for not exercising the right of extension, such as recognizing impairment loss of attached facilities and loss resulting from failure to receive the franchise fee originally obtainable. Initial lease terms are generally between 3 and 10 years.
For operating leases, the Group recognizes the minimum lease payments where it is the lessee and the minimum lease income where it is the lessor on a straight-line basis over the lease term, and reflects them as rental expenses and rental revenues, respectively, in the consolidated statements of income.
Operating rental expense includes amortization of right-of-use assets and interests on lease liability. Variable lease expenses are primarily linked to sales and are excluded from the measurement of lease liability.
Rental expenses are recorded in the consolidated statements of income based on the nature of the underlying lease. Rental expense related to leases for directly-operated salons and for leased properties that are subsequently subleased to franchisees are recorded to “Cost of revenues,” and rental expense related to leases for corporate offices is recorded to “Selling, general and administrative expenses.”
Rental income for operating leases on properties subleased to franchisees is recorded to “Franchise revenue”. Terms and conditions of the sublease agreements are arranged to pass through lease obligations under head leases to the franchisees. Sublease income is presented on a gross basis on the accompanying consolidated statements of income, as the Company remains the primary obligor.
For newly executed contracts, renewal and revision related to leases, estimates and certain assumptions are used to determine asset value, useful lives, discount rate, lease term, etc. and these have effects on (1) classification of lease, (2) measurement of rental payments and (3) measurement of lease asset. These results may differ if varying estimates and assumptions are used.
Impairment of Long-lived Assets, Excluding Goodwill
The Company assesses impairment of long-lived assets at the individual salon level, as this is the lowest level for which identifiable cash flows are largely independent of other groups of assets and liabilities. The Company reviews the carrying value of long-lived assets or a related group of assets to be held and used for impairment whenever events or circumstances occur that indicate that the carrying value of the assets may not be recoverable. The assets are considered to be impaired when the estimated undiscounted cash flows expected to result from the use of the assets and their eventual disposition are less than their carrying values. The impairment loss is measured as the amount by which the carrying value of the asset or asset group exceeds its fair value. In determining the fair value, the Company uses present value techniques, if appropriate, based on the estimated future cash flows expected to result from the use of the assets and their eventual dispositions. During 2019, long-lived assets impairment charges related to continuing operations of ¥9,825 thousand and ¥34,721 thousand were recorded on property and equipment and right-of-use asset — operating leases, respectively. During 2018, long-lived assets impairment charges related to continuing operations of ¥4,315 thousand and ¥36,463 thousand were recorded on property and equipment and right-of-use asset — operating leases, respectively.
Recently Adopted Accounting Pronouncements
Leases
On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 842 Leases (“ASC 842”) using the modified retrospective method, reflecting an immaterial cumulative effect as an adjustment to retained earnings. ASC 842 requires lessees to recognize operating lease right-of-use (“ROU”) assets, representing their right to use the underlying asset for the lease term, and lease liabilities on the balance sheet.
The Company elected the permitted practical expedients not to reassess the following related to leases that commenced before the effective date of ASC 842:
(i)
whether any expired or existing contracts contain leases;

(ii)
the lease classification for any expired or existing leases; and

(iii)
initial direct costs for any existing leases.

The Company also elected the practical expedient to use hindsight in determining lease term and assessment of impairment of right-of-use assets. Upon adoption, the Company recorded right-of-use assets of JPY2,197,493 thousand and lease liabilities of JPY2,168,096 thousand on January 1, 2018. The difference between the value of the right-of-use assets and lease liabilities is due to the reclassification of existing deferred rent and unamortized lease incentives as of January 1, 2018. The Company further elected to apply the short-term lease recognition exemption for all equipment and office leases. Under this practical expedient, for those leases that qualify, we did not recognize right-of-use assets or liabilities, which included not recognizing right-of-use assets or lease liabilities for existing short-term leases of those assets in transition.
Financial Instruments
In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-01 (ASC Subtopic 825-10), Financial Instruments—Overall Recognition and Measurement of Financial Assets and Financial Liabilities, as amended by ASU 2018-03, Financial Instruments—Overall: Technical Correction and Improvements, issued in February 2018. The amendments in these ASUs require entities to measure all equity investments at fair value with changes recognized through net income. Additionally, the amendments eliminate certain disclosure requirements related to financial instruments measured at amortized cost and add disclosures related to the measurement categories of financial assets and financial liabilities. For equity investments without readily determinable fair value, the Company elected the measurement method as cost, less impairments, and adjusted up or down based on observable price changes in orderly transactions for an identical or similar investment in the same issuer. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
Business Combinations
In January 2017, the FASB issued “ASU” No. 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a “business” with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, an integrated set of assets and activities is not a business. The Company adopted ASU No. 2017-01 on January 1, 2018, which resulted in the classification of certain transactions in 2018 and 2019 as business combinations. See further discussion in Note 2 to our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 included elsewhere in this prospectus.
Stock Compensation
In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendment simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and an entity can make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. The Company has elected to estimate expected forfeitures. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
In May 2017, the FASB issued ASU No. 2017-09, “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting” (“ASU 2017-09”). ASU 2017-09 provides clarification when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Statement of Cash Flows
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force). The amendment provides updated guidance on eight specific cash flow issues, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from settlement of insurance claims and corporate-owned life insurance, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
Goodwill Impairment
In January 2017, the FASB issued ASU No. 2017-04 Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which simplifies the measurement of goodwill impairment by removing step 2 of the goodwill impairment test, which requires the determination of the fair value of individual assets and liabilities of a reporting unit. The new guidance requires goodwill impairment to be measured as the amount by which a reporting unit’s carrying value exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The amendments should be applied on a prospective basis. The Company early adopted the amendment in 2018. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
Derivatives and Hedging
In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities” (“ASU 2017-12”). ASU 2017-12 simplifies hedge accounting through changes to both designation and measurement requirements. For hedges that qualify as highly effective, the new standard eliminates the requirement to separately measure and record hedge ineffectiveness with the entire change in fair value of designated hedge reported in the results of operations in the same line item as the hedged item. The Company early adopted this standard in 2018. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
Revenue from Contracts with Customers
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers in the amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Additionally, the guidance requires improved disclosure to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The new guidance supersedes most current revenue recognition guidance, including industry-specific guidance. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) — Effective Dates for Certain Entities. The standard permits private entities that have not yet issued their financial statements or made financial statements available for issuance as of June 3, 2020 to adopt Topic 606 for annual reporting periods beginning after December 15, 2019. As a result, Topic 606 is effective for annual reporting periods beginning in 2020 and for interim periods beginning in 2021. ASU 2014-09 allows for either a full retrospective or modified retrospective transition method. A final decision regarding the adoption method has not been finalized at this time. The Company is continuing to assess all potential impacts of adoption. However, based on its preliminary assessment, it currently believes the most significant impact relates to the timing of franchise fees recognition. Under the new guidance, initial franchise fees and renewal franchise fees from franchisees will be recognized over the term of the related franchise agreements. This guidance is not expected to impact recognition of revenue from salon service or product sales or recognition of continuing royalty revenues from franchisees, which are based on a percentage of franchise sales. The Company is currently finalizing its assessment of the impact of the adoption of this standard on its consolidated financial statements.
Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets measured at amortized cost, including accounts receivable, upon initial recognition of that financial asset using a forward-looking expected loss model, rather than an incurred loss model. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The standard defers the effective dates of ASU 2016-13 for SEC filers that are eligible to be smaller reporting companies, non-SEC filers and all other companies. As a result, Topic 326 is effective for interim and annual reporting periods beginning in 2023. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.
Fair Value Measurement Disclosures
In August 2018, the FASB issued ASU No. 2018-13 Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements. This amendment provides updates to the disclosure requirements on fair value measures in Topic 820 which includes the changes in unrealized gains and losses in other comprehensive income for recurring Level 3 fair value measurements, the option of additional quantitative information surrounding unobservable inputs and the elimination of disclosures around the valuation processes for Level 3 measurements. The new standard is effective for the fiscal year beginning after December 15, 2019. The effective date for the Company will be January 1, 2020. The Company does not expect the adoption of this amendment to have a material effect on its financial position or results of operations.
Quantitative and Qualitative Disclosure About Market Risk
Market Risk
Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk, currency risk and other price risk, such as equity price risk and commodity risk. Financial instruments affected by market risk include borrowings and other financial liabilities. The sensitivity analyses in the following sections relate to our positions as of June 30, 2020.
The sensitivity analyses have been prepared on the basis that the amount of net debt, the ratio of fixed to floating interest rates of the debt and derivatives, and the proportion of financial instruments in foreign currencies are all constant, and on the basis of the hedge designations in place as of June 30, 2020. The analyses exclude the impact of movements in market variables on provisions. The analyses also assume that the sensitivity of the relevant statement of profit or loss item is the effect of the assumed changes in respective market risks. This is based on the financial assets and financial liabilities held on June 30, 2020, including the effect of hedge accounting.
Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Our exposure to the risk of changes in market interest rates relates primarily to our long-term debt obligations with floating interest rates. We manage our interest rate risk by having a balanced portfolio of fixed and variable rate borrowings. Our policy is to keep between 0.5% and 3.5% of our borrowings at fixed rates of interest.
Japanese interest rates have been at historically low levels during the past two decades. We operate our business under the stimulus monetary policy. We do not expect dramatic changes to such low interest rates in the near future. In addition, with respect to most of our borrowings, our interest rates have been fixed to mitigate interest rate risk. Therefore, we believe that our present exposure to interest rate risk is manageable, as is reflected in the sensitivity analysis below.
Our borrowings of JPY737,444 thousand (US$6,842 thousand) as of June 30, 2020 consist of fixed interest rate loans of JPY605,154 thousand (US$5,615 thousand) and variable interest rate loans of JPY132,170 thousand (US$1,226 thousand). An increase of interest rates by 100 basis points on our variable interest rate loans would increase our interest expense by JPY974,840 (US$9,046). If the increase were applied to all the fixed interest rate loans, the total impact to our interest expense would be JPY5,556,265 (US$51,557).
Foreign Currency Exchange Risk
Our foreign currency exposures give rise to market risk associated with exchange rate movements of the Japanese yen mainly against the U.S. dollar, and vice versa, because most of our expenses are denominated in Japanese yen. Our Japanese yen expenses consist principally of compensation, subcontractor expenses, and rent. We anticipate that a sizable portion of our expenses will continue to be denominated in Japanese yen. Our financial position, results of operations and cash flow are subject to fluctuations due to changes in foreign currency exchange rates. Our results of operations and cash flow are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign currency exchange rates.
To date, we have not engaged in hedging our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the adverse effects of such fluctuations.
Credit risk
Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. We are exposed to credit risk from our operating activities (primarily trade receivables) and from our financing activities, including deposits with banks and financial institutions, and other financial instruments.
Our primary customers are consumers who visit our Company-owned relaxation salons, franchisees who have payment obligations for our franchise services (e.g., initial membership fees, recurring royalties, training fees, therapist staffing fees, etc.), public bath operators and other business clients for whom we operate their salons on their behalf. With respect to consumer credit risk, consumers pay in cash or credit cards for the services we provide them. If the salons are located in shopping malls, all the daily service fees are collected by the shopping mall operators, reported to us as revenue on a monthly basis, and paid to us in the following month. As such, we are exposed to credit risk of the shopping mall operators and credit card companies for our salon services.
With respect to credit risk of our franchisees, we are at risk of unpaid franchise services charges. However, in most cases, we control the daily bank accounts of franchised salons, from which we can collect our franchise service charges and pay to franchises their net proceeds after such deductions. We believe this can mitigate the credit risk with respect to our franchisees. Regardless of that, we are still exposed to credit risk with respect to our franchisees, especially in cases where they terminate their franchise contracts or declare bankruptcy without paying franchise service charges which exceed their bank balances under our control, and without paying their salon lease obligations and restoration obligations they owe to us in cases where they subleased salons which we have leased from property owners.
With respect to credit risk of public bath operators and other business clients, we serve as salon operators. We are exposed to the risk of uncollectible receivables to the extent that these clients delay payments to us after their salons under our operation have collected relaxation service fees from consumers.
Customer credit risk is managed by each business unit subject to our established policies, procedures and controls relating to customer credit risk management. Credit quality of a customer is assessed based on an extensive credit rating scorecard, and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables are regularly monitored.

An impairment analysis is performed at each reporting date for major accounts on an individual basis. The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed in Note 1 to our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 included elsewhere in this prospectus. We do not hold collateral as security. We believe that the concentration of risk with respect to trade receivables is low, since our receivables from consumers are collected directly at salons or through credit card companies or shopping malls, whose credit ratings are quite high, we control the daily bank accounts of our franchisees, and the geographic location of public bath operators and other business clients are highly diversified. No single customer accounted for 10% or more of our total revenue for the years ended December 31, 2018 and 2019.
Financial instruments and cash deposits
We manage credit risk with respect to balances with banks and financial institutions in accordance with our policies. Investments of surplus funds are made only with approved counterparties and within credit limits assigned to each counterparty. The limits are set to minimize the concentration of risks, and therefore mitigate financial loss through a counterparty’s potential failure to make payments.
Emerging Growth Company Status
We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to SEC reporting companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things:
•
present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in our registration statement of which this prospectus forms a part;

•
have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•
disclose certain executive compensation related items.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (ii) the last day of the fiscal year during which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

BUSINESS
Company Overview
We are one of the leading holistic health services providers in Japan. Medirom is a franchiser and operator of healthcare salons across Japan and is a preferred platform partner for large consumer brands, healthcare service providers, and government entities to affect positive health outcomes. Through our well-known retail salon brands, including primarily Re.Ra.Ku®, nascent tech platforms, and targeted health consulting and marketing, we have formed a “healthtech” segment. The healthtech segment's goal is to improve health outcomes and the satisfaction of our customers, as well as offer corporations data-rich, targeted advertising and promotional opportunities.
We operate two synergistic lines of businesses: (1) Relaxation Salon Segment (retail); and (2) Digital Preventative Healthcare Segment (healthtech). By combining brand strength and core retail competencies, including a broad physical footprint in population dense areas across the country, with proprietary technologies and partnerships, our business provides unique, value-added healthcare services to our customers with scale, customization, and cross-network effects that we believe few other companies in the industry can emulate.
As of June 30, 2020, the Relaxation Salon Segment has 289 locations across Japan (consisting of 138 directly-operated and 151 franchised), located within the country’s major cities. Since we introduced the customer management system in 2010, we have served more than 1.57 million customers and in 2019, we served an average 59,000 customers per month. Our customer management system is a cloud-based customer relationship management system which we use to record all customer data and which facilities reservation, point-of-sale and business intelligence functions. Our salons operate under several brands. Medirom’s core brand, Re.Ra.Ku®, has 177 locations across Japan consisting of 51 directly-operated salons and 126 franchised salons. Our wholly-owned subsidiaries operate under the following names: JOYHANDS WELLNESS Inc. with 62 directly-operated salons, Bell Epoc Wellness Inc. with 45 salons, of which 20 are directly-operated, and Decollte Wellness Corporation with 5 directly-operated salons. Our salons are generally located in metros/subways, shopping malls, plazas and high-traffic streets. The Relaxation Salon Segment is our core business and accounted for ¥3,865 million (US$35.9 million), or 98.9%, of our total revenue for the year ended December 31, 2019, and ¥1,345 million (US$12.5 million), or 99.1%, of our total revenue for the six months ended June 30, 2020.
The Digital Preventative Healthcare Segment is a growing business line and accounted for less than 2% of our total revenue for the year ended December 31, 2019 and the six months ended June 30, 2020. The Digital Preventative Healthcare Segment consists of the following operations: Sampling business (which includes brand promotion and consumer analysis for third party brands of corporate clients); government-sponsored Specific Health Guidance program, utilizing our internally-developed on-demand health monitoring smartphone application, Lav®; our MOTHER Tracker® for fitness applications; and preventative healthcare services utilizing our digital application and devices.
Operations in 2020 have been affected by the global COVID-19 pandemic.   In April 2020, the Japanese government issued the Declaration, whereby the Japanese government requested the closing of non-essential activities and businesses across Japan as a preemptive safeguard against the COVID-19 pandemic. This adversely impacted businesses across the nation, particularly in the retail segment in which we operate. The Japanese government-requested halt in businesses lasted through May 2020. The year on year comparison of Re.Ra.Ku® and other branded salon gross revenue was 74% in June and 86% in July, and improved to 93% in September and 105% in October based on preliminary revenue data, although there can be no guarantee such improvement will continue. We are focusing on the repeat rate improvement while we are under COVID-19 influence. The impact of this Japanese government-requested business halt materially adversely impacted our revenue for the period. During this time, we implemented mitigation measures to limit the impact on our operations and financial results, including reductions in executive and employee compensation and deferral of nonessential spend. However, additional Japanese-government requested closures, if any, could adversely affect our recovery and negatively impact our results of operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Assessment of Impact of the COVID-19 to the Company’s Business Operations, Liquidity, and Capital Resources.”

Our liquidity remains stable due to our borrowing capabilities despite COVID-19 market environment.   On a liquidity basis, cashflow from operations decreased for the six months ended June 30, 2020 (¥374,861 thousand loss), compared to the same period in 2019 (¥181,561 thousand), primarily due to the closure of operations or shortened operations of our salons. However, we were able to obtain aggregate bank loans of ¥230 million under the government-led economic injury relief program during the first half of 2020, and an additional ¥170 million in July 2020. Our liquidity remains stable and we anticipate cash flows in the second half of 2020 to benefit from pent-up demand as well as cost rationalizations spurred by the COVID-19 pandemic.
Consumers increasingly recognize the value of services in the relaxation sector.   While the COVID-19 pandemic may have led to structural changes in demand in the United States, including a shift in preferences toward digital commerce per traditional retail brick and mortar, we view the effects as much more muted in Japan. The relaxation sector continues to offer a nearly non-discretionary service, as bodily health, joint alignment, and therapeutic bodyworks impact the health wellness of our customers and require physical contact—continuing to buoy our core Salon business. We believe the COVID-19 pandemic has intensified public perception of the importance of health and wellness. In particular, based upon our observations, we believe that consumers are increasingly seeking services and adopting personal measures to address their health and wellness with greater priority. In light of our recovery rate in both customers and revenues over the course of the pandemic in Japan, we believe services such as ours are being viewed as a more necessary item of consumer spend that we expect will increase demand for our services given the strength of our brand.
Relaxation Salon Segment
The Relaxation Salon Segment is the core of our business consisting of directly-operated as well as franchised relaxation salons in Japan. Our salon locations cover major cities throughout Japan, with strong market presence in the Tokyo metropolitan area, which includes Tokyo, Kanagawa and Saitama. According to the Survey on Basic Resident Registration System as of January 1, 2019, by the Ministry of Internal Affairs and Communications, the population (registered residents) of the Tokyo metropolitan area was estimated to be 36.6 million, making it the most populous metropolitan area in the world. According to the 2019 Yano Report, in terms of the number of salons, we are one of the top three companies, on a consolidated basis, in the Kanto region (Tokyo, Kanagawa, Saitama, Chiba, Gunma, Ibaraki and Tochigi), and in the top four nationwide.
Our goal is to improve our customers’ quality of life by providing alternative, non-invasive wellness care. We use therapeutic techniques encompassing finger-pressure style bodywork therapy, stretch therapy, posture and joint alignment, as well as physical therapy elements. Our salons are designed to appeal to individuals seeking to improve their mental and/or physical well-being. Our customers vary from individuals seeking stress and pain relief to other individuals who are just looking to improve their overall mental and physical health. We offer a variety of individual services at our salons, including anti-fatigue therapy, athletic support therapy, slim-down therapy and reflexology. Each therapy is unique and designed to target specific areas of the body.
Our salons operates under several brand names. Our core brand is Re.Ra.Ku®. There were 177 Re.Ra.Ku® salons across Japan (consisting of 51 directly-operated and 126 franchised) as of June 30, 2020. We also have 112 salons under other brand names (consisting of 87 directly-operated and 25 franchised). Our salons are generally located in metros/subways, shopping malls, plazas and high-traffic streets. On average, our salons measure approximately 670 square feet and contain a reception area and treatment space. A typical salon under the Re.Ra.Ku® brand is staffed by six relaxation therapists.
Since our founding in 2000, we have steadily increased the number of Re.Ra.Ku®-branded salons, as shown in the graph below. We intend to continue to grow our salon business over time through both organic growth, including acquisition and turnaround of underperforming franchised salons, and opportunistic acquisition and consolidation of competitor salons. As of June 30, 2020, we had a total 289 salons in operation throughout Japan under all of our brands. However, the rate of growth of our Re.Ra.Ku®-branded salons in recent years has slowed due to our focus on the acquisition and turnaround of underperforming franchised salons. Since such turnaround activity requires substantial human resources, we considered it appropriate to freeze the opening of new salons in 2019 and redirect our resources accordingly.

To achieve our mid-term goal of 1,000 salons, we intend to allocate more resources for the acquisition of competitors’ salons and brands. We believe that our current turnaround practices for our acquired franchisees’ salons will also benefit the integration of newly-acquired salons and other related business practices. The graph below represents the gross revenue of our Re.Ra.Ku®-branded salons, included franchised salons, for the period indicated.
Gross Revenue & No. of Re.Ra.Ku®-branded Salons
As of June 30, 2020, 138 locations are directly-operated salons under our management and 151 locations are franchised salons that are operated by independent franchisees. Our largest source of revenue derives from our directly-operated salons. Revenue from our directly-operated salons accounted for 52.0% of our consolidated revenue for the year ended December 31, 2019. Revenue from our franchise business consists of recurring franchise royalty, initial franchise membership fees, and staffing services fees. Royalty income and membership fees from our franchisees and staffing services accounted for 36.0% and 10.9%, respectively, of our consolidated revenue for the year ended December 31, 2019.
Our franchisees are expected to meet the same quality and customer service standards as our Company-operated locations. We select potential franchisees based on a set of strict qualification criteria which includes background checks, financial net worth assessment and personal interviews. We enter into a franchise agreement with each of our franchisees, stipulating a standard set of terms and conditions for operating the salons and each party’s duties and responsibilities.
Customers
Our relaxation salons are designed to appeal to individuals seeking to improve their mental and/or physical well-being. Our customers include individuals who are health conscious and other individuals seeking stress and pain relief, therapeutic reflexology, or to improve their overall mental and physical health. The majority of our customers are employed females with disposable income, but our demographic mix varies by salon and geography. Our customer base has grown each year with the opening of new salons. We benefit from and rely on the value and recognition of our Re.Ra.Ku® and other brands which drive word of mouth and direct referrals. Additionally, we utilize an omnichannel advertising strategy across print, television, affiliate referrals and digital marketing to reach out to and cultivate potential customers. In 2019, we serviced approximately 79,700 customers in our Re.Ra.Ku® and other branded salons (approximately 280). In the six months ended June 30, 2020, we serviced approximately 53,700 customers across 289 salons.
Services
Our relaxation salons offer a variety of individual services, each with multiple price ranges, including: anti-fatigue therapy; athletic support therapy; slim-down therapy; and reflexology. Anti-fatigue therapy is designed to relieve fatigue and discomfort, and concentrates on the shoulder blade, neck, lower back and posture. We suggest that first-time customers begin with anti-fatigue therapy because most new customers visit our salons with stiff muscles and are unable to do more difficult stretches. Anti-fatigue therapy helps enhance the customer’s stretching ability. Athletic support therapy is intended to provide quick gains in active and passive range of motion to help improve athletic performance and increase flexibility, by performing shoulder blade alignment adjustments and resistance exercise. Slim-down therapy focuses on pelvic and shoulder blade alignment and is intended to help dieting by moving the muscles near the pelvis, which normally get little exercise, thereby increasing metabolism and improving posture. Our reflexology therapy is designed to target specific pressure points and areas on the feet to promote relaxation, improve circulation and reduce pain. While most Re.Ra.Ku® locations offer these four therapies, some individual salons offer other select therapy methods, such as Thai traditional stretching. Pursuant to the terms of our standard franchise agreements, our approval is required for any changes to the services provided in franchised salons.
Our customers can arrive at our salons with or without appointments at times convenient to their schedule. Upon checking-in, salon staff provides customers with a questionnaire that asks for their contact information and certain health information to help the therapist identify the service that is most appropriate for the customer and whether the customer is experiencing muscle pain or other health problems. Upon completion of the therapy, the therapist will meet with the customers to obtain feedback on the services provided as well as provide samples from our Sampling business, as described further below.
In December 2008, we began issuing prepaid cards, called the Re.Ra.Ku® Card, to relaxation salon customers. Users of the Re.Ra.Ku® Card can continuously use and replenish the card at our Company’s relaxation salons. The customer receives rewards on a tiered basis, so the more the customer spends on the Re.Ra.Ku® Card, the greater the reward that can be used at Re.Ra.Ku® locations. Rewards range from 3% to 5% of total purchase price using the card. We believe the Re.Ra.Ku® Card is more convenient than paying in cash and customers can also give a Re.Ra.Ku® Card to another as a gift.
Market
Most of our relaxation salons are located in the Kanto region of Japan. Kanto is commonly considered the economic and political center of Japan, and includes cities such as Tokyo, Yokohama, and Saitama, among other large cities and prefectures. According to the Statistics Bureau of Japan, as of October 2019, the population of Kanto was 43.46 million, which accounted for 34.4% of the total population of Japan (126.1 million). According to the 2019 Yano Report, in terms of the number of salons, we are one of the top three companies, on a consolidated basis, in the Kanto region (Tokyo, Kanagawa, Saitama, Chiba, Gunma, Ibaraki and Tochigi) and in the top four nationwide.
Our midterm goal is to have 1,000 salons nationwide and become the number one salon network in Japan. In addition, our Company plans overseas expansion and is currently exploring opportunities in the United States and Asia.

Seasonality
Our Relaxation Salon Segment experiences seasonal trends due primarily to changes in weather and in line with holiday schedules. Generally, our revenue is strongest from May to October. Sales tend to slow in November due to the shorter day length and lower temperatures in Japan, but then increase in December for the holiday season. Fewer operating days and cold weather lead to weaker sales figures in January and February. March and April are transition months before the high season. We carry out spring sales promotion in April to boost the sales in May.
Franchises
As of June 30, 2020, 151 of our 289 salons were operated by franchisees. We strive to ensure that each of our franchise locations meets the same quality and customer service standards as our directly-operated locations in order to preserve the consistency and reliability of our brand and earn the trust of our customers.
We are committed to providing the tools that our franchisees need to succeed before, during and after a salon opening, including guidance with site selection and development, training, operations and marketing support. We have a franchisee support team that we use to help provide continuous assistance to franchisees. This support team is sent directly to meet with franchisees to help identify any areas that could be improved with regard to the franchisee’s business, and devise strategies to overcome such obstacles the franchisees may be facing.
We identify potential franchisees through a variety of methods, including word-of-mouth and referrals from existing franchise owners. We also employ qualification criteria in the selection of franchisees, including reviewing the candidates’ backgrounds and net worth, conducting interviews and determining the candidates’ compatibility with our Company’s culture. Our franchise agreements set forth a high standard of conduct across all franchised locations. As such, our franchisees are curated to confirm with the high standards of quality, expertise, and customer centricity which form the core of our brand and culture. We provide our franchisees with ongoing training and advertising support. We continuously monitor the financial performance of each franchised location using our proprietary software called Peak Manager.
Additionally, all of our franchisees join an organization, “Franchisees’ Friendship Club”, that facilitates discussion among the franchisees regarding our Company’s business model and shared know-how. The Club also makes proposals to our Company regarding the franchise agreement, Company business and other matters related to the franchisor-franchisee relationship, to maximize mutual benefits. The Franchisees’ Friendship Club holds a meeting once per month. Apart from the Franchisees’ Friendship Club, our Company holds “Franchise Owners Meeting” every quarter to share our Company’s salon business strategy, key performance indicators, and other matters of common interest. Our Chief Executive Officer attends meetings to interact directly with the franchisees.
Franchise Agreements
Our franchise model requires minimal capital expenditures by our Company while generating recurring revenue streams from franchise fees and salon sales. For each franchised salon, we enter into a franchise agreement stipulating a standard set of terms and conditions.
A franchise agreement allows an owner to open a single salon at a specific location. The initial term of a franchise agreement is five years from the salon’s opening date. Unless either party provides notice of nonrenewal by at least six (6) months prior to the franchise agreement’s expiration, the franchise term extends for an additional five-year period, and the same provision applies thereafter. Franchisees must pay an initial fee for our salons at the time the franchise agreement is signed. Franchisees that renew their franchises after the initial term must pay a renewal fee on a per salon basis. Under our standard franchise agreements, franchisees are also required to pay a monthly royalty fee. The royalty rates vary depending on the number of salons operated by a franchisee, ranging from 6-8% of the total revenue of the franchisee.
Our franchise agreements set forth certain material duties and responsibilities of the franchisees, including, but not limited to: (i) cooperating with our Company’s advertising initiatives prior to and after the opening of a salon; (ii) maintaining the design, layout and equipment of a salon as designated by our Company; (iii) undergoing periodic skills training in accordance with our policies; and (iv) complying with restrictions on transfer of the franchise. We provide our franchisees with license to use our registered marks, including CLP CARE LIFE PLANNER®, in connection with the operation of their franchised salons. We utilize this mark in our franchise agreements to define therapists who have completed a required technique training program. We retain the right to approve any change to a salon location, the service menu and the types of products sold at the salon other than those products supplied or purchased from us. Franchisees are subject to non-compete provisions during the term of the franchise agreement and for one year after termination thereof. Franchisees are responsible for hiring and compensating their own employees. However, Company employees may be dispatched to franchise locations as needed. In such cases, franchisees must pay dispatch fees in accordance with the dispatched employees’ position. Through our subsidiary, Medirom Human Resources, Inc., we earn a commission per each employee that is dispatched to a franchised location. As part of the agreement, employees of a franchised salon are also required to receive training at the College, as discussed further below. The franchise owner is required to pay an initial training fee per therapist for the first month and a monthly training fee thereafter, even if the therapist does not attend the monthly training lesson.
We have the right to terminate the franchise agreement for cause, including failure of the franchisees to pay our fees as set forth in the franchise agreement or failing to meet our established profitability metrics. Either we or the franchisee may terminate the franchise agreement without cause upon six months’ prior written notice to the other party and prior consultation to attempt to resolve any disputes and prior consultation with the franchisees. The franchisee may be required to pay us a termination fee under certain circumstances. The franchise agreement may only be amended upon mutual consent of both parties in writing.
Site Selection, Design and Construction
Our real estate department identifies and recommends the salon sites for directly-operated and franchise locations. The real estate department analyses the sites based on criteria such as the average population, income and gender demographics, proximity to train stations and foot traffic in front of the salon. A score is then assigned to each potential site location. Once our Company identifies a potential site, it will enter into a lease agreement with the landlord. Street locations generally have a three-year lease term, while locations inside train stations or shopping centers have a five-year lease term. Our Company subleases salon locations to franchisees and passes through all of the associated rental costs. Franchisees are required to pay us an upfront fee for design and construction of the leased location as well as a nominal monthly management fee during the term of the lease to cover processing and service charges. It takes approximately 90 days to complete the design and construction of a new salon. We believe the sublease arrangements are more suitable for our business because our reputation and size allow us to negotiate for more favorable lease terms than would otherwise be provided to individual franchisees. Upon expiration of the initial lease term on a franchised location, franchisees generally enter into new leases directly with the landlord of the locations and such leases generally get renewed over time partly because we provide a guaranty on the leases for franchisees.
Recruiting and Training
As a complement to our salons, we also operate Re.Ra.Ku® College (which we refer to as the “College”). The College is located in the Odaiba area in Tokyo. The College offers continuing training for franchise owners, home office staff, and salon staff, covering topics such as customer service, salon operations, and relaxation techniques. The College also provides training for students who wish to become qualified as “Relaxation Therapists”, which is a private qualification granted by the Association of Japan Relaxation Industry, an industry group for relaxation services providers. In addition, franchise owners, salon managers and relaxation therapists engage in recurring monthly education at the College. We do not charge students any fees for the training provided at the College. However, upon completion of the initial training program, we assist students with obtaining employment at our franchised salons in exchange for a fixed monthly payment from the franchise owners. We also employ students at our directly-operated salons. The College enables us to implement and promote our corporate culture and mission and we believe it helps improve job satisfaction and employee retention.

To be admitted into the College, students must pass a qualification check and an interview. This initial qualification program consists of thirty-two courses that typically extend for a month. The curriculum used at the College teaches 120 skills to students via a combination of live training and online videos. Although there is no qualification requirement for a therapist in Japan, students have to pass this initial qualification program before working at our salons. Currently, our Company has College campuses in Tokyo, Nagoya, Fukuoka and Yokohama.
Digital Preventative Healthcare Segment
Our Digital Preventative Healthcare Segment consists of the following businesses.
Sampling Business.   We operate an advertising-based business line called Real Media that leverages brand presence and retail partnerships in Japan to advertise on behalf of corporate clients, clinics, and universities. We have partnered with approximately 50 Real Media clients to provide samples of health and beauty products at both directly-operated and franchised salons as well as other businesses that target similar customer demographics such as yoga studios, fitness clubs, spas and beauty retailers, which we collectively refer to as the Medirom corporate partners. In addition, we also offer our Real Media clients the opportunity to advertise their products via print advertising in our salons. We charge our Real Media clients fees for distributing the samples, distributing questionnaires and compiling customer feedback. In addition, the Medirom corporate partners receive a percentage of the fees we collect from the Real Media clients. The data helps Real Media clients improve their products, develop new products and better target their customer base. We believe our advertising strategy for our Real Media clients is more effective than conventional sampling methods because our salons and Medirom corporate partners target customers who are interested in health, fitness and beauty products. Additionally, the samples are promoted by employees who are knowledgeable about the products and provide another level of education and value to potential clients. We believe our competitors, many of which rely on a more scattershot sampling method including broad mailing and flyer handouts, tend to incur higher costs of acquisition, a lower return on advertising spend for clients, and less feedback on product distributed.

Specific Health Guidance Program.   We serve small businesses, large corporations, and government entities in their implementation of health and wellness programs as outlined by the Ministry of Health, Labor and Welfare of Japan’s Specific Health Guidance Program. Japan is confronting a super-aging society, as well as inflation of medical expenses from the increasing number of fatal diseases, such as diabetes, heart attack and stroke. To tackle this nationwide issue, the government initiated the Specific Health Guidance Program in April 2008. In this program, 40-through-74-year-old people who have received a diagnosis alerting lifestyle diseases at a health check-up are requested by a doctor to take a series of courses that are tailored to reduce the risk of developing certain lifestyle diseases. Because Japanese citizens and permanent residents are required to maintain health insurance through government or employer sponsored programs, it is generally the health insurance providers’ responsibility to have participants take the courses if they are requested to do so. By partnering with a number of health insurance providers, we provide support to connect those who need to take the courses with health care professionals via our on-demand health monitoring application for smartphones called Lav®. We charge fees to health insurance providers, depending on how many participants take the program and which type of program is taken. A portion of these fees is subsidized by the Japanese government. As of June 30, 2020, we signed up with 11 health insurance providers of corporations and local governments which have identified 213 individuals whose health conditions, diet and daily activities need to be monitored.
MOTHER Tracker®.   In 2019, we acquired a minority interest in Matrix, a developer of a thermoelectric generator and boost converter. In furtherance of our relationship, we entered into a production and development agreement with Matrix in August 2020 to develop and manufacture a health monitoring wearable device called MOTHER Tracker®. Our MOTHER Tracker® fitness device is designed to track and collect the health data of the wearer, such as calorie consumption, activity and sleep patterns.
The agreement grants us exclusivity as to third parties in the Asia territory, except for certain prior contractual obligations of Matrix, for use of their thermoelectric power module and software in our MOTHER Tracker® wearable device for one year following receipt of the sample product, or February 2021, whichever is earlier. Under the agreement, we are obligated to place an agreed minimum annual order, the first of which must be placed within the first six months following approval of the product, and to pay royalties based on a percentage of the gross profit received. The initial percentage of 50%, subject to a minimum of $25 per unit for the first 10,000 units, decreases to 10% following the sale of the first 10,000 units, subject to a minimum of $5 per unit. We are responsible for all costs of manufacture and shipment, and non-recurring engineering and development costs are shared equally with Matrix. The initial term of the agreement is the earlier of two years from execution or one year from the date of first retail shipment, and automatically renews for successive one-year terms subject to 60-days’ prior notice of either party for non-renewal. Matrix has the right to purchase from the Company units of the MOTHER Tracker® on the same terms and conditions, including the payment of royalties, for sales of the product in certain countries outside of Japan, including the United States.
We believe the MOTHER Tracker® will be the only fitness tracker that requires no electric charging, as it will utilize innovative technology such as Gemini TEG (Thermoelectric Generator) and Mercury Boost Converter to enable the user’s body heat to generate electricity. We are not aware of any other wearable devices equipped with NFC currently in the market with equivalent capabilities at this time. MOTHER Tracker® is our registered trademark in Japan. In June 2020, we received a pre-order for the MOTHER Tracker® from Kansai Medical University Hospital (headquartered in Osaka, Japan) for the purpose of health and activities tracking for the patients. We intend to pursue other opportunities in Japan and the United States for large-scale private label contracts for our device.
Customers
Sampling Business.   As of June 30, 2020, we had approximately 50 Real Media clients, which include corporate clients, clinics, and universities. Our Real Media corporate clients encompass industries ranging from cosmetics, personal healthcare, beverages, and supplements.
Specific Health Guidance Program.   As of June 30, 2020, we are partnered with 11 health insurance providers with a total of 213 participants. Although we have developed an on-demand health monitoring application, this business sector has not adopted a subscription business model to date. We charge fees to health insurance providers, depending on how many participants take the program and which type of program is taken. We plan on continuing to grow both provider count (including corporate sponsors, insurance providers, and government entities) as well as the end-participant pool (which are end users under our Lav® application), the latter of which may provide a potential stream of revenue income in the future, although there can be no assurance that the Company will be able to realize any such potential income stream.
MOTHER Tracker®.   Our launch of MOTHER Tracker® has been delayed due to the COVID-19 pandemic. Our prospective clients, from whom we have already received pre-orders and inquiries, are hospitals, clinics, department stores, sports clubs (gyms), electronics volume stores, foreign embassies (commercial division), trading firms, life insurance companies, human resource service companies, beverage makers, and so on.
Services
Sampling Business.   We provide samples of health and beauty products provided by our Real Media clients at both directly-operated and franchised salons as well as locations of our Medirom corporate partners. The samples are sometimes accompanied by a questionnaire which can be used by the sample recipients to provide feedback on the product. Results of the questionnaire are aggregated and provided to the Real Media clients, which helps the Real Media clients improve their products, develop new products, and better target their customer base. In addition, we also offer our Real Media clients the opportunity to advertise their products via print advertising in our salons.
Specific Health Guidance Program.   Through our Lav® application, we provide participants in their health insurance providers the ability to search for professionals tailored to each individual’s preferences, lifestyle, and health conditions. Participants can enjoy benefits from specific health guidance based on provided information. In addition, our therapists, composed of licensed nutritionists and registered dieticians, provide coaching services to program participants. This allows us to leverage idle time from therapists to generate additional revenue, which effectively results in improved efficiency ratios. The coaching services also provide our therapists with personal income of up to approximately ¥90,000 (US$812) per month in addition to their monthly salaries. We currently have over 60 nutritionists or dieticians out of a base of 500 therapists. We will continue to favor recruiting recent graduates with an added preference for those with nutritionist or dietetics pedigrees.

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MOTHER Tracker®.   Our MOTHER Tracker® is designed to monitor and collect the health data of the wearer and can work seamlessly with our Lav® application and most of the other health monitoring applications that are available on the market. We also offer a Software Development Kit, or SDK, to our partners for their application or software development convenience.
Market
Our Sampling business operates within the advertising space in Japan, alongside such well-known groups as Recruit and Dentsu. According to publicly-available surveys and market reports conducted by

Dentsu, the Japanese advertising market continues to structurally shift toward internet advertising away from more traditional channels such as print, television and radio. Our Real Media business straddles digital (internet) and promotional media, particularly the events/exhibitions and live advertising sub-segment which are benefiting from industry tailwinds as advertisers realize better returns on ad spend through more targeted and impactful mediums.
Our Lav® healthcare app and its Specific Health Guidance Program competes in the Preventative Care sub-segment ($3 billion) of the broader Medical Treatment Market in Japan ($100 billion). This sub-segment of the market receives proportionally increasing funding from the Japanese government’s health insurance budget and its respective participants within the Specific Health Guidance Program. Secular shifts toward prevention versus treatment, increasing insurance premiums and greater government subsidies make this a growing and attractive submarket to capture.
The Japanese healthcare system itself is well-regarded worldwide, leading most other countries on key outcomes including availability of hospital beds, public expenditure as a percentage of GDP, and infant mortality. These qualities allow leaders in the market to capture significant revenues and prioritize of budgets from both the public and private sectors. One notable deficiency is in the low number of practicing physicians per population density, which reflects both the highly populous cities of Japan and the relative dearth in medical practitioners.
Our Lav® app was created to address the aforementioned shortfall by leveraging co-medical practitioners and therapists to advise patients digitally. This telehealth approach to medical service and healthcare is further fortified by our strong brand, retail scale which allows for drop-in appointments, and both technical and live support leveraging our broad employee base and scope of customer service.
Our MOTHER Tracker® operates in the wearable device spacial though we focus on specific market segments tailored towards corporate clientele, hospitals, nursing homes and medical facilities serving the elderly population, and labs and research facilities. Our sales and distribution model is primarily B2B with an emphasis on large and recurring contract orders placed by these entities and distributed to their end customers. Secondarily, we will opportunistically sell direct to consumers both in Japan and internationally through distributors, online commerce, and strategic partners including retail placements at select big box stores.
The Roots of our Business
Our Company was originally incorporated as “Kabushiki Kaisha Young Leaves” in Japan on July 13, 2000. On January 1, 2017, our Company’s name was changed to MEDIROM Inc. and on March 26, 2020, our Company’s English d/b/a name was changed to MEDIROM Healthcare Technologies Inc.
Through a series of transactions in 2018, we expanded our relaxation salon business by acquiring three branded businesses: Bell Epoc Wellness Inc. (which we refer to as “BEW”), Decollte Wellness Corporation (which we refer to as “DW”), JOYHANDS WELLNESS Inc. (which we refer to as “JW”). We operate these businesses through three separate wholly-owned subsidiaries, along with an additional subsidiary, Medirom Human Resources Inc. (which we refer to as “MHR”). All of the foregoing subsidiaries are organized and existing under the laws of Japan. BEW, DW, and JW each operate relaxation salons and MHR operates a therapist dispatch business. Our Company provides administrative functions, such as accounting, finance, human resources, and legal affairs to each of the subsidiaries. In exchange for such administrative functions, we receive a monthly service fee from each subsidiary.

On April 17, 2018, we established BEW. On May 28, 2018, 46 relaxation salons with the brand name “Bell Epoc” were transferred from Kabushiki Kaisha Bell Epoc to BEW for cash. Pursuant to an operating agreement entered into in 2018, by and between Kabushiki Kaisha Bell Epoc and BEW, Kabushiki Kaisha Bell Epoc has continued to manage the relaxation salons and BEW pays operation fees to Kabushiki Kaisha Bell Epoc based on revenue. As of June 30, 2020, BEW manages a total of 45 salons, 20 of which are directly-operated salons. Its head office is in Tokyo.
On April 20, 2018, we formed JW to acquire the relaxation business operated by Kabushiki Kaisha Joyhands. Kabushiki Kaisha Joyhands is party to a number of outsource agreements with various public bath operators, whereby Kabushiki Kaisha Joyhands provided relaxation services to customers of public bath houses. JW began entering into assignment and novation agreements with such public bath service providers, whereby Kabushiki Kaisha Joyhands would be substituted by JW as the counterparty to the existing outsource agreements with the public bath operators. As of June 30, 2020, JW has obtained consents from approximately one-third of the public bath operators who each had a prior agreement with Kabushiki Kaisha Joyhands. As of June 30, 2020, JW consisted of 62 salons with its head office located in Tokyo.
On April 27, 2018, we established MHR under the trade name Re.Ra.Ku Wellness Inc. MHR operates our therapist dispatch business. Previously, we hired therapists pursuant to an exemption that allowed us to forego obtaining permission from the Ministry of Health, Labor and Welfare of Japan under the Act for Securing the Proper Operation of Worker Dispatching Undertakings and Improved Working Conditions for Dispatched Workers and dispatched such therapists to our franchisees. When the Ministry of Health, Labor and Welfare of Japan eliminated the exemption in September 2018, we created MHR and transferred the therapist dispatch business to it. MHR’s head office is located in Tokyo.
On October 1, 2018, we acquired DW from Decollte Corporation for cash. As of June 30, 2020, DW consisted of 5 salons with its head office in Kobe, Hyogo.
Our Growth Strategy
Our goal is not only to capture a significant share of the existing market for relaxation salons but also to expand the market for relaxation salons throughout Japan and internationally. We expect to employ a variety of strategic initiatives, including increasing the number of franchises and expanding marketing and advertising efforts throughout strategic locations.
Organic Growth in the Japanese Market.   According to the 2019 Yano Report, in terms of the number of salons, we are one of the top three companies, on a consolidated basis, in the Kanto region (Tokyo, Kanagawa, Saitama, Chiba, Gunma, Ibaraki and Tochigi), and in the top four nationwide. The total number of relaxation salons under major brands in Japan as of December 31, 2019 was 2,991, with the largest operator having 633 salons. We believe that the Japanese market has capacity for approximately 1,000 of our salons in the future, based upon our assessment of suitable real estate that fits the underwriting requirements for our business. We aim to achieve this capacity goal through a combination of franchising, direct store ownership, and opportunistic brand partnerships. If we are able to achieve this goal, we believe that we would then have the largest salon network in Japan.
Lead Industry Consolidation Via Targeted Acquisitions.   As the domestic Japanese relaxation sector faces structural changes that accelerate consolidation, we believe that we are positioned strategically to harness value, acquire synergies, and maximize our pipeline of suitable bids at bargain prices. Our corporate acquisitions team aims to buy businesses at a small multiple to ours, leveraging our brand, the well-regarded reputation of our founder CEO, and the halo effect of joining Japan’s first relaxation company to go public in the United States. We believe we have a competitive advantage and significant negotiating power to structure accretive deals, integrate both culture and operations of target companies, and grow long-term value.
International Expansion.   We continually consider growth opportunities, including acquisitions and strategic partnerships, in select locations in the United States and other parts of the world, primarily Asia. Our overall approach to retail growth outside of Japan emphasizes a hub-spoke franchising model that requires both low asset intensity and operating drag, relying on local strategic partners who leverage our brand and service competencies to grow. In the United States, we have developed and continue to sharpen our pipeline of operating partners in the bodywork and physical therapy industry. In the United States, we may, in the future, opportunistically acquire and/or form joint ventures with strategic partners as a means to launch our brand at scale, although there can be no guarantee that such opportunities will become available on acceptable terms. We do not foresee grass-root franchising in the United States given the administrative, legal, and practical challenges of franchising locally. We may consider small retail pop-ups and other low investment models of testing demand in the market.
In Asia, we have a partner in the western Sichuan Province of China who manages day-to-day operations and remits a monthly license fee based on revenues. We continue opportunistic discussions with potential partners across Taiwan, Philippines, and the rest of Southeast Asia. Franchising remains the preferred operating model for us in these markets as it allows us to grow with minimal capital or operating expenditures, relative ease of franchising regulations in local markets compared to the United States, and local synergies in culture, customer preference, and business ethos.
Acquiring Existing Franchises.   Our management team has developed a strategy for acquiring existing franchised salons and beginning their conversion to directly-operated salons. Our management has developed a template for the acquisition and resale of existing franchised salons that are underperforming relative to our established benchmarks. We monitor the financial performance of our franchised salons on a periodic basis. One of our strategies is to acquire franchised salons that are underperforming, improve their profit margins and then refranchise them. Medirom collects a fee from each salon that is franchised out.
Maximizing Unit Economics.   Our core retail strategy is to improve same store sales and system wide revenue (brand franchise revenue) through marketing, franchisee support, and strategic actions (such as licensing, mergers and acquisitions, and trade deals). We have implemented an internal revenue maximization and cost efficiency strategy that rewards loyal franchisees, increases margins at the store level, and capitalizes on retail flow in our high traffic real estate locations.
Marketing and Advertising Strategy.   We conduct most of our marketing and advertising on our website and through print advertisements in magazines. In addition, our salons are strategically located in areas near train stations and shopping centers that are in and of themselves advertising and marketing drivers. As we look at global markets, a key focus for our Company will be our ability to combine local cultures and consumer preferences with our Japanese-inspired brand value and services.
Continue to improve margins and leverage infrastructure.   We believe our corporate infrastructure is positioned to support a customer base greater than our existing footprint. As we continue to grow, we expect to drive greater efficiencies across our operations and development and marketing organizations and further leverage our technology and existing support infrastructure. We believe we will be able to reduce corporate costs over time to enhance margins as general and administrative expenses are expected to grow at a slower rate due to efficiencies of scale as we expand our franchises. In addition, we will consider introducing additional complementary products and services that can benefit from our customer base.
Healthtech Strategy.   We plan to invest in and grow the higher margin Digital Preventative Healthcare Segment. We intend to increase the number of Lav® users via the Specific Health Guidance Program promoted by the Ministry of Health, Labor and Welfare of Japan. We also intend to accelerate the development and production of our MOTHER Tracker®. Our sales and distribution model is primarily B2B with an emphasis on large and recurring contract orders placed by corporate sponsors, healthcare and medical facilities, and government entities, who in turn distribute to the end consumer. Secondarily, we will opportunistically sell direct to consumers both in Japan and internationally through distributors, online commerce, and strategic partners including retail placements at select big box stores.
Competition
The relaxation industry in Japan is highly competitive. The size of the relaxation market in Japan is estimated at US$1.132 billion or JPY122 billion in 2019 and is expected to grow up to US$1.178 billion or JPY127 billion in 2023, according to the 2019 Yano Report. While 30% of the market is occupied by large chains like us, most of the market consists of small, locally-owned salons, 77% of which are estimated to be individual-run single outlets. Out of the 2,991 major bodywork therapy salons in Japan as of December 31, 2019, 283 salons were operated by us or our franchisees, 580 by Raffine, 296 by Karada Factory, 633 by

Riracle, and 162 by Temomin. We expect competition in this market to continue to be intense because relaxation salons are comparatively inexpensive to start and operate, and new competitors are regularly appearing in the market. The expected annual growth rate of the Japanese relaxation industry is around 1% through the period between 2019 and 2023. We operate at a slight premium (approximately JPY1,000 (US$9.28)) price point relative to the market, which we believe is justified by our strong brand and service value. We generally do not engage in price-reduction strategies, although uncertain future economic conditions may create circumstances requiring us to reconsider our strategy in certain markets line with our growth profile.
We experience significant competition, in all aspects of our business, including for highly skilled relaxation therapists and for the best salon locations. Our directly-operated and franchised relaxation salons compete with national and regional relaxation salon chains for customers, relaxation salon locations and qualified management and other staff, including relaxation therapists. Competition in our industry is primarily based on price, convenience, quality of service, brand recognition, and location. We consider our biggest competitors to be K.K. Factory Japan (Karada Factory) and K.K. Bodywork (Raffine), both of which are operators of relaxation salons in Japan.
In our Digital Preventative Healthcare segment, we face competition from large incumbents in the traditional and digital advertising space and, to a lesser extent, startups in the health tech industry. Given the unique value proposition and startup nature of our growth segments, we remain focused on transaction level priorities, winning clients through our platform capabilities and features and benefits and leveraging relationships over what other incumbents may be doing in the space.
Our Competitive Strengths.
We are a defined leader in Japan’s health and wellness space. We provide ground-up educational and training services for aspiring specialists, as well as top of the line health services for our clients. As the Company grows and expands, the brand recognition that we enjoy across Japan will help promote international expansion, aided by the maturation of our new digital business lines. We believe the following strengths have contributed to our initial success and will position us well for future growth:
Innovative Services.   Our salon services are innovative and differ from traditional shiatsu-style bodywork. For example, we created our unique wing stretch method, which focuses especially on the shoulder blades. This is important because the shoulder blades are a critical part of the body, as they connect and balance the bones from the neck to the lower back and support the body to ensure the body moves smoothly. Further, traditional shiatsu-style bodywork therapists typically use their body weight to put pressure on the muscles, which can cause damage. Our relaxation therapists use stretch techniques on the muscles, rather than body weight pressure, thereby preventing damage. We believe our non-pressure method mitigates the risk of severe malpractice and other similar claims. Finally, our relaxation therapists are trained to converse with our customers, to ask our customers questions in order to tailor the therapy to the customers’ unique needs, and to promote self-care by communicating with our customers about their current body ailments and to give advice for future visits.

Brand Value.   We believe our trademarks and other intellectual property create a strong competitive advantage in both our Relaxation Salon Segment and Digital Preventative Healthcare Segment. With widespread recognition in the Kanto region and across Japan, our Company, benefits from a loyal customer base and brand recognition that allows for smooth scaling of growth businesses.
Employee Satisfaction.   We employ all of our therapists on a salaried basis, rather than a commission-based contractor model normally used in the industry. We have also invested culturally and economically in creating a career progression for therapists, which helps give structure, purpose, and incentives to stay with the Company and improve skills. While this increases our operating leverage, we believe it a core strategic need and advantage as labor is a key gating factor currently in the relaxation sector. We believe that our industry-leading employee satisfaction levels, as evidenced by our award of the 2019 Grand Prix relaxation sector’s top therapist and best store awards in Japan, contributed to employee retention. This is particularly important as high turnover reduces or disrupts available investment in capital because of the costs associated with hiring and training new employees. In August 2020, we started an online exit survey for our leaving employees, including franchisees’ employees, to better assess the reasons for employee turnover. We continue to optimize our working environment for therapists in an effort to improve morale, productivity and a long-term orientation to their work and status within the Company.
Hiring Activities.   We own and run our own job portal website targeting prospective therapist candidates. The job portal website was launched on February 1, 2020 and, as of September 30, 2020, 25% of our new employees during fiscal 2020 have been hired through the site. The SEO-optimized website has surpassed 11,000 pageviews shortly after launch and has already contributed over 179 suitable candidates as of June 30, 2020. This digital solution to recruiting is expected to reduce costs otherwise paid to headhunters and manpower agencies by approximately JPY10,000,000 (US$92,790) in fiscal year 2020. As labor shortages and costly recruiting of therapists remain the primary gating factors for a successful salon operation, we believe our streamlined and cost-efficient recruiting method allows continued operating strength at expanded profit margins. Combined with our brand, this hiring approach at scale puts us in an advantageous position relative to our peers in the industry.
Re.Ra.Ku® College.   We believe we own the largest in scale and best in class education and training facility for relaxation therapists in the Japanese relaxation industry, which enables us to provide continuous training to our franchise owners and salon staff, as well as continuous direct access to a pool of newly trained and job-ready staff. We believe that regular training ensures that quality service and therapy are consistently provided to our customers throughout all of our salons. The strength of our Company’s training and education program is in providing our therapists learning opportunities to keep improving their service skills after commencing at our Company’s salons. Medirom requires a higher threshold of training before allowing students to work with our clients in our salons. We find that this rigorous skill grading system better prepares our students and has proven effective for our salons. We provide one of the longest training programs (54 hours) in the industry. Each training module can be taken randomly, rather than in a series, for the trainees’ convenience. Moreover, we provide the follow-up training courses, based on which we evaluate and grade the practitioners’ skills. We believe this is a different approach from certain of our competitors, who tend to utilize practitioners on a contract basis. Our training package enables our therapists to improve their treatment skills continuously and, importantly, to maintain high morale.

Sampling Business.   Our Real Media business generates revenue through product placements, advertising, and marketing services on behalf of corporate clients. They provide physical samples, promotional materials, and other branded items which we in turn distribute across our directly-operated and franchised salons as well as through our health and wellness retail partners across Japan. Our Real Media clients benefit from the size and growth of our salon and our health and wellness retail brands’ customer base, which increases scope, advertising precision, and end monetization of their preferred demographics. They further receive valuable, live customer feedback on their products and can inform product and brand marketing decisions at the grassroot level. This is all done using our Real Media Sampling Business platform, which we believe offers these services at significantly reduced costs compared to traditional advertising methods. We believe this B2B2C platform model is highly scalable and provides strong cash flow opportunities, which are enhanced by our long-term corporate relationships and brand prestige.
Specific Health Guidance Program.   As a leading provider of holistic health services, we support the government-initiated program, Specific Health Guidance Program. Other notable supporters include SOMPO Health Support, Benefit One Inc., and FitsPlus Inc. As a government (Ministry of Health, Labour and Welfare)-subsidized program, participating companies need to maintain quality controls. Partners and service providers are vetted and must adhere to standards that are established by each of the health insurance providers. By satisfying each standard, Medirom has been engaged in supporting the program by health insurance providers and continues to expand its prospective clients. In addition, we have an on-demand health monitoring application, Lav®, which can provide user-friendly interfaces and experiences. This application, among other digital tools, allows for seamless functionality with our partners and service providers as well as optionality in future monetization of the end user base. As a result, we have successfully managed to acquire several corporate clients, including blue chip companies’ and local governments’ health insurance providers. We believe this B2G/B2B business provides opportunities for multi-year contracts and high margins, particularly given the significant barriers to entry that require a well-recognized health and consumer brand and blue-chip enterprise relationships.
Until recently, the goals of health checkups and health guidance have been early identification and treatment of sickness. By focusing on visceral-fat obesity, specific health checkups and specific health guidance are intended to decrease the numbers of those who suffer from, or are at risk for, lifestyle-related conditions such as diabetes, through providing health guidance to help them improve the living habits that cause visceral-fat obesity (i.e., disease prevention). Since lifestyle-related conditions progress with no visible symptoms, specific health checkups, which are comprised of health screenings intended to identify those who require health guidance to prevent lifestyle-related conditions, are considered to be an excellent opportunity to review the individual’s living habits. Health guidance is provided to help the individual change his or her behavior. All those who have undergone specific health checkups are provided with information suited to their own individual circumstances.
Based on the results of specific health checkups, persons eligible for specific health guidance are identified by level (that is, those eligible for motivational support and those eligible for active support) in accordance with their risk levels, by focusing on the degree of visceral fat buildup and numbers of risk factors. The goals of specific health guidance are to enable eligible persons to be aware of their own health conditions and make voluntary efforts, on a continual basis, to improve their own living habits. Participants are provided with a variety of motivational information and advice to help them live healthier lifestyles on their own. Motivational support provides support to encourage improvements in living habits, in principle, one time. An action plan is prepared with the guidance of doctors, health nurses, and a senior nutritionist; specialists provide motivational support for efforts to improve living habits. Evaluations are performed to determine whether results have been achieved as planned.
Active support provides continual support in multiple sessions over three months or longer. An action plan is prepared with the guidance of doctors, health nurses, and a senior nutritionist. Medirom retains approximately 500 therapists, several of whom are experienced nutritionists and healthcare professionals., by entering into service agreements with workers dispatching companies. These therapists and nutritionists help provide an integrated bodywork (physical body), encouragement and inspiration (mental), and dietary guidelines (metabolic/diet). Specialists provide regular, continual support for efforts to improve living habits over a period of three months or longer.

MOTHER Tracker®.   Our MOTHER Tracker® fitness device is designed to track and collect the health data of the wearer, such as calorie consumption, activity and sleep patterns. We believe our MOTHER Tracker® will be the only fitness tracker that requires no electric charging as it will utilize innovative technology such as Gemini TEG (Thermoelectric Generator) and Mercury Boost Converter to enable the user’s body heat to generate electricity. We are not aware of any other wearable devices equipped with NFC currently in the market with equivalent capabilities at this time. We are the first relaxation salon operator in Japan to launch a health-monitoring wearable device. We believe our MOTHER Tracker® is an important complement to our holistic approach to providing health services.
We have an expanding pipeline for pre-orders from well-established health and wellness chains within the country. In June 2020, we received a pre-order for the MOTHER Tracker® from Kansai Medical University Hospital (headquartered in Osaka, Japan) for the purpose of health and activities tracking for the patients. We intend to pursue other opportunities in Japan and the United States for large-scale private label contracts for our device. Upon expected manufacturing and delivery in 2021, we anticipate (but cannot assure) a significant contribution to revenue as well as earnings, given the one-of-a-kind technology that backs our device and the features and value proposition afforded to users, which we believe will enable us to command premium pricing.
Attractive Market Opportunity
Relaxation Industry Growth
According to the 2019 Yano Report, the Japanese relaxation sector continues to lead overall GDP growth, increasing 4% to ¥119 billion in 2018 while national GDP grew only 0.8%.

Relaxation Salon Market Size (2014-2018)
[By Revenue]
Millions of Yen
+3%
+4%
Sales (Industry Wide)
106,000
108,000
109,300
114,900
119,600
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
2014
2015
2016
2017
2018
Source: Yano Research Institute 2019

We believe the sector continues to see outsized growth as consumers in an already health-conscious country increasingly value health and wellness of both body and mind. Concurrently, large companies, in partnership with or through subsidies received from the government, increasingly factor in employee wellness for both productivity and for retention, loyalty, and satisfaction with the employer. This has led to the creation of corporate budgets, often with government subsidies, earmarked for employee health and wellness programs, insurance programs, fitness and gym memberships which further increases spend in the market. While 30% of the market is occupied by large chains like ours, most of the market consists of small, locally-owned salons, 77% of which are estimated to be individual-run single outlets.

M&A, Consolidation, and Industry Rationalizations
The relaxation sector in Japan faces structural changes that have accelerated mergers and acquisitions and consolidations. As smaller, private operators either fail to grow sufficient revenue to cover costs and owners of larger, established companies seek to exit for retirement or other reasons, an increasing number of sellers have attracted both industry players as well as financial sponsors. We believe the gating factors remain synergies between the acquirer and target, including a pragmatic approach to M&A integration, post-acquisition operations, and preservation of brand and customer base. Purchase price remains a more muted factor which affords compelling valuation creation for the right strategic acquirer.

Evaluation of Relaxation Targets

M&A Key Factors, Approach

- **Expanding global reach, including domestic Japanese and international targets**

- **Acquire and implement IP, technologies across acquireers**
- **Leverage tech know-how across platform**

- **Implement cost efficiencies across platform**
- **Streamline redundant functions while maintaining key operating**

M&A Growth Levers
Expand geographic reach
Acquire new customers
Boost growth and increase revenue
Improve customer experience / offer new services
Improve efficiency / decrease operating costs
Access IP synergies Tech Know-How

- **Broadened customer base**
- **Increase brand awareness, scale, and trust**

- **Core Revenue growth through store acquisitions, cross selling, price levers**
- **Performance based (KPI) driven implementation across targets**

- **Maintain reputation and service leadership across stakeholders**
- **Customers AND employee satisfaction remain focal points during integration**

Preferential shift toward lower price points and specialized stretching salons
According to publicly-available data, industry wide fees have halved over the past decade to approximately ¥3,000 for 60 minutes on most conventional services and demand has become bifurcated between a highly-price conscious mass market and a more discerning brand conscious consumer. We operate in-between high volume/low price point/low service intensity operations and high touch point /specialized services providers. Our services lie in the spectrum of affordable value and, we believe, capture the largest portion of the demand curve. Additionally, consumers have increasingly sought specialized services including stretching therapy (tendons and ligaments, in addition to muscles) and bathhouses.
Integrated Health Solutions, Analytics and Targeting
The Japanese government and major corporate sponsors in the country have accelerated needs for preventative care and ascribing key factors affecting health outcomes. As demographics continue to focus on the elderly and insurance plans face uncertain or insufficient returns relative to premiums, major health insurance companies and the government require solutions to target problems, streamline costs, and save lives through a preventative focus. This has resulted in government budgets and subsidies earmarked for improving employee health and increased incentives for understanding, diagnosing, and creating action plans to address health issues. We believe our platform and technology allow us to serve government and corporate entities with a one-stop shop, data-driven and targeted solution service.
Global Expansion Opportunities
We focus on core competencies within the local markets of Japan, although we opportunistically assess franchising or partnerships abroad for our core salon business, and B2B2C distribution models for MOTHER Tracker® and other digital businesses through online marketing, commerce, and joint ventures. We believe the wearables market and omnichannel distribution trends, particularly online commerce, remain attractive avenues of growth for our Digital Preventative Healthcare Segment.

Employees
Most of our Company’s group employees are employed by our wholly-owned subsidiary, Medirom Human Resources Inc. As of June 30, 2020, the Medirom Human Resources Inc. had 180 employees on a full-time basis, 237 employees on a part-time basis, and 76 employees on a fixed-term basis. As of December 31, 2019, our Company had 106 employees on a full-time basis, 310 employees on a part-time basis, and 71 employees on a fixed-term basis. Our Company is not currently, and has not in the past, been unionized. As such, neither we nor our franchisees are required to engage in collective bargaining procedures with any unions under Japanese labor laws.
We do not use contract employees hired by any third party agencies in the relaxation salon. We dispatch therapists and other employees to our franchisees from time to time and receive a fee for such services. Our employees are paid on a salary basis. We also offer an incentive program whereby relaxation therapists earn points for various reasons such as continuing as a Medirom relaxation therapist for certain designated periods of time or taking additional relaxation courses at our College. As the number of collected points increase, the relaxation therapist’s salary also increases.
Property and Equipment
As of June 30, 2020, we have 289 relaxation salons, each of which is leased at metro/subway stations, shopping malls, plazas, and high-traffic streets throughout Japan. We invest in leasehold improvement, equipment, and furniture in our directly-operated salons. The terms and conditions of the lease arrangements varies by agreement.
Our corporate headquarters are located at 2-3-1 Daiba, Minato-ku, Tokyo, Japan. The term of our lease for this location expires on November 30, 2022, although there is a renewal provision in the lease agreement whereby the lease will automatically renew for an additional two years unless one of the parties provides notice of termination at least six months prior to the expiration of the current lease term. Our Re.Ra.Ku® College is annexed to our corporate headquarters, and we also have branch school locations at Nagoya, Fukuoka and Yokohama.
Intellectual Property
To establish and protect our proprietary rights, we rely on a combination of trademarks, confidentiality policies and procedures, non-disclosure agreements with third parties, employee non-disclosure agreements, and other contractual and implicit rights worldwide. We have 29 registered trademarks as of June 30, 2020, and other names and logos used by our Company as trademarks with the Japan Patent Office. Such trademarks are not currently registered in any other jurisdiction. Additionally, we registered the trademark Re.Ra.Ku in 2009. Our principal intellectual property rights include copyrights in our website and mobile applications content for Lav®, rights to our domain name https://medirom.co.jp, and trade secrets and know-how with respect to our training, servicing, sales and marketing and other aspects of our business, and our digital innovations such as the Lav® application. We further have license and sublicense agreements with domestic and international partners. The success of our business strategy depends on our continued ability to use our existing intellectual property in order to increase brand awareness and develop our branded services. If our efforts to protect our intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded services to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in Japan or outside Japan in relevant foreign countries will be adequate. In addition, in light of our intention to expand internationally, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of Japan. If any of our trademarks, trade secrets or other intellectual property are infringed, our business, financial condition and results of operations could be materially adversely affected.
In addition, third parties may assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, patents and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in relaxation salon, Real Media business, and other revenues. If the intellectual property became subject to third party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third party claims.
Our Company utilizes CLP CARE LIFE PLANNER®, owned by Mr. Kouji Eguchi, our Chief Executive Officer. In June 2020, we entered a Trademark License Agreement with Mr. Eguchi, pursuant to which Mr. Eguchi has granted us a non-exclusive, non-royalty bearing license to use CLP CARE LIFE PLANNER® in connection with the operation of our franchised salons in Japan. We utilize this mark in our franchise agreements to define therapists who have completed a required technique training program. The term of the Trademark License Agreement will expire upon the expiration of the trademark on October 24, 2023. We may not grant a sub-license to use the trademark to a third party without the prior written consent of Mr. Eguchi. Either party may terminate the Trademark License Agreement without notice in the event of a breach by the other party of its obligations (without cure) under the agreement, bankruptcy, reorganization, insolvency, dissolution, fraud, and criminal acts, among others, as set forth in further detail in the Trademark License Agreement. In addition to CLP CARE LIFE PLANNER®, we own and utilize MOTHER Tracker® in Japan.
Legal Proceedings
We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business, including matters involving our franchisees, among others. Any litigation or other legal or administrative proceedings, regardless of the outcome, are likely to result in substantial costs and a diversion of our resources, including our management’s time and attention.

REGULATION OF OUR INDUSTRY
Regulations Governing our Relaxations Salons
Relaxation salons such as ours are not currently regulated by the Japanese government. The main law in Japan governing the massage industry is the Act on Practitioners of Massage, Acupressure, Acupuncture and Moxibustion, and etc. (Act No. 217 of 1947). However, we do not market or provide massage, finger pressure, acupuncture, moxa-cauterization or other services regulated under this Act, and this information is clearly provided to all customers prior to them receiving our salon services.
Regulations Governing our Franchises
Japan has antitrust laws that protect consumers and regulate how companies operate their businesses. Among the various Japanese antitrust laws, the seminal antitrust law is the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of 1947, as amended) (which we refer to as the “Antimonopoly Act”). The Antimonopoly Act prohibits certain activities that inappropriately induce or mislead persons into entering into a business relationship with us through our granting of seemingly preferable trade terms and conditions that could create false impressions in relation to other franchisors we compete with.
The Japan Fair Trade Commission (which we refer to as the “JFTC”) enforces the Antimonopoly Act and other Japanese antitrust laws. The JFTC issued the “Guidelines Concerning the Franchise System Under the Antimonopoly Act” on April 24, 2002 (last amended on June 23, 2011) (which we refer to as the “Guidelines”), under which the JFTC suggests that, prior to entering into a franchise relationship, a franchisor should adequately disclose and explain material trade terms to a potential franchisee in order to prevent any misunderstanding of the material trade terms, and to prevent such potential franchisee from being misled or improperly induced into entering into such franchise relationship. Material trade terms include terms relating to the following:
•
the supply of products after the party becomes a franchisee (such as a system for recommending suppliers);

•
guidance, procedures, frequency, and cost to the franchisee relating to the business activities of the franchise;

•
nature and amount of payments to be collected when the party joins the franchise, whether the payments are refundable or may be returned, and the conditions for refunding or returning the payments;

•
royalties that the franchisee pays to the franchisor for use of trademarks and trade names and for guidance relating to management procedures, including the amount of, procedure for calculating, and the time and method of payment, of royalties;

•
loans the franchisor extends to the franchisee, including the interest rate and the mechanism and conditions of settlement;

•
compensation for any losses the business incurs, including the details of such compensation and whether there is management support from the franchisor in the event of a decline in business;

•
terms of the franchise agreement and the conditions and procedures for renewing or terminating the franchise agreement, including early termination prior to the expiration of its term; and

•
restrictions with respect to the franchisor or other franchisees of the franchise setting up an identical or similar business near the proposed business of the potential party to join the franchise, including whether there are any plans to set up additional businesses and the details of such plans.

In addition, when a franchisor markets its franchise, in the event such franchisor provides a prospective franchisee with an estimate of the revenue or profit that could possibly be generated upon becoming a franchisee, such estimated revenue or profit must be based on a reasonable method of calculation and established facts, such as the results of an existing franchise operating in a similar environment. The franchisor is required to present to the prospective franchisee such methods and facts.

If the JFTC finds any activities that violate the Antimonopoly Act, including any “deceptive customer inducement”, then the JFTC may order the offending franchisor to cease and desist from engaging in such unlawful activities, delete any applicable unlawful clauses from the franchise contract, or carry out any other measures necessary to eliminate such unlawful activities.
In the event the JFTC suspects any violation of the Antimonopoly Act or alleges that we have misled or wrongly induced any of our franchisees based upon any particular trade terms, we could be exposed to risks, including governmental action against us.
Regulations Governing Prepaid Cards
We began issuing our prepaid Re.Ra.Ku® Cards to relaxation salon customers starting in December 2008. Re.Ra.Ku® Card users can continuously use and also replenish the card at our relaxation salons. Prepaid cards are generally considered “prepaid payment methods” (which we refer to as “PPMs”) under the Act on Settlement of Funds (Act No. 59 of 2009) (which we refer to as the “Settlement Act”). PPMs are regulated under the Settlement Act so long as there is a possibility that the cards could be valid for a period of more than six months. The Re.Ra.Ku® Cards do not have expiration dates and therefore are regulated under the Settlement Act.
Issuers of prepaid cards with a validity of longer than six months are referred to as “PPM Providers.” There are two categories of PPM Providers:
(i)
a provider of prepaid cards that can only be used to purchase goods or services from that same provider or its affiliates, referred to as a “Private Use PPM Provider”; and

(ii)
a provider of prepaid cards that can be used at third party establishments, referred to as “Public Use PPM Providers.”

The Re.Ra.Ku® Card can be used at salons operated by our franchisees, which are considered third parties for the purposes of the Settlement Act. As such, we are considered a Public Use PPM Provider. A Public Use PPM Provider must file an application with the Kanto Local Financial Bureau and receive a license to issue PPM cards. On September 30, 2016, we received our license from the Kanto Local Financial Bureau.
A PPM Provider typically holds a certain amount of its customers’ cash in the form of prepaid amounts on the cards that have not yet been exchanged for goods or services. The total of such amounts for all customers of a PPM Provider is referred to as the “Outstanding Amount.” A Public Use PPM Provider is required to maintain deposits of at least half of its Outstanding Amount at the local Legal Affairs Bureau (although other arrangements are possible), in order to ensure that there are adequate funds for the card holders who are effectively loaning their money to the Public Use PPM Provider through their purchase of the prepaid card. At the end of March and September each year, the Public Use PPM Provider must calculate its Outstanding Amount and deposit half that amount at the Legal Affairs Bureau within two months. In the following year, if the Outstanding Amount has increased, the Public Use PPM Provider must pay the difference between such Outstanding Amount and the amount deposited with the Legal Affairs Bureau. We made our initial deposit of our Outstanding Amount with the Legal Affairs Bureau on November 28, 2016, in the amount of JPY125,261,250 (US$1,162,301.66), and make additional deposits in April and November to top-up our account.
Regulations Governing Dispatched Employees for Franchisees
In April 2018, we established our wholly-owned subsidiary, Medirom Human Resources Inc. (which we refer to as “MHR”) under the trade name Re.Ra.Ku Wellness Inc. MHR currently operates our therapist dispatch business. Previously, we hired therapists pursuant to an exemption that allowed us to forego obtaining permission from the Ministry of Health, Labor and Welfare of Japan under the Act for Securing the Proper Operation of Worker Dispatching Undertakings and Improved Working Conditions for Dispatched Workers (which we refer to as the “Dispatch Act”), and dispatched such therapists to our franchisees. When the Ministry of Health, Labor and Welfare of Japan eliminated the applicable exemption in September 2018, we decided to transfer the therapist dispatch business to MHR. MHR has obtained a worker dispatch license from the Ministry of Health, Labor and Welfare of Japan under the Dispatch Act, which is valid through July 31, 2021.
Regulations Governing our Recruiting License
In August 2013, we obtained a recruiting agency license (which we refer to as a “Recruiting License”) from the Ministry of Health, Labor and Welfare of Japan under the Dispatch Act. We are required to obtain the Recruiting License because certain members of our staff, mostly consisting of relaxation therapists, are introduced to and placed at our franchisees. Such staff members typically provide training and relaxation services to salons managed by our franchisees.
Personal Information Protection
We are subject to laws and regulations regarding privacy and protection of user data and personal information, due to our customer data collection operations in connection with our Digital Preventative Healthcare Segment. The application and interpretation of these and other similar international laws and regulations regarding privacy and protection of user data and personal information is often uncertain, particularly with respect to the new and rapidly evolving industry in which we operate.
In Japan, the Act on the Protection of Personal Information (which we refer to as the “APPI”) and its related guidelines impose various requirements on businesses, including us, that use databases containing personal information. Under the APPI, we are required to lawfully use personal information we have obtained within the purpose of use we have specified and take appropriate measures to maintain the security of such personal information. We are also restricted from providing personal information to third parties without the consent of such user. The APPI also includes regulations relating to the handling of sensitive personal data and anonymous personal data and the transfer of personal information to foreign countries. We collect information from our relaxation salon customers through the questionnaire completed by each first-time customer. Some of the information we collect through that questionnaire could fall under the category of sensitive personal data under the APPI.

MANAGEMENT
Our Executive Officers, Directors, and Corporate Auditors
The following table sets forth the names, ages and positions of our executive officers and members of our board of directors and of our board of corporate auditors as of the date of this prospectus. The business address of all of persons identified below is 2-3-1 Daiba, Minato-ku, Tokyo 135-0091, Japan.
Name	Age	Position(s) with our Company
Kouji Eguchi	47	Chief Executive Officer and Representative Director
Fumitoshi Fujiwara	54	Chief Financial Officer and Director
Miki Aoki	40	Manager, General Affairs and Director
Akira Nojima	56	Independent Director
Tomoya Ogawa	44	Independent Director
Tsukasa Karyu*	65	Corporate Auditor
Osamu Sato*	60	Corporate Auditor
Minekazu Shimada*	63	Corporate Auditor

*
Members of our statutory Board of Corporate Auditors are not members of our Board of Directors.

Biographical Information
The following is a summary of certain biographical information concerning our executive officers, directors, and corporate auditors.
Kouji Eguchi.   Mr. Eguchi is the founder of our Company and has served as our Chief Executive Officer and as the representative director since our inception. Prior to founding our Company, he served as the head of the internet division at Carchs Co., Ltd (formerly Jack Holding Co., Ltd.) from April 1998 to April 1999, and as a board member of a subsidiary of Jack Holding Co., Ltd. from 1998 to 2002. Mr. Eguchi has also served as a director of the Association of Japan Relaxation Industry since 2010 and as a director of the Japan Agriculture Kabushiki Kaisha since 2019. Mr. Eguchi received a Bachelor of Science degree in Marine Science and Technology from Tokai University.
Fumitoshi Fujiwara.   Mr. Fujiwara has served as our Chief Financial Officer and a director on our board of directors since March 2017. Mr. Fujiwara founded Eaglestone Capital Management and has served as its Chief Executive Officer since 2009. Prior to Eaglestone, Mr. Fujiwara founded AC Capital Inc., a private equity company, in 2003. During his time at AC Capital, Mr. Fujiwara was instrumental in raising JPY20 billion of investment in Tully’s Coffee Japan leading up to its initial public offering, and also served as a representative director of AC Capital Inc. from June 2002 to June 2009. Prior to AC Capital, Mr. Fujiwara founded Star Capital Partners, Inc. in 2002 and served as its Chief Executive Officer until October 2001. Prior to Star Capital Partners, Mr. Fujiwara served as an executive partner and director of Spiralstar Japan, Inc. from October 2000 to October 2001. Prior to Spiralstar Japan, Mr. Fujiwara founded other companies and also held numerous positions at Shuwa Corporations and Koei Tecmo Holdings Co., Ltd. (formerly Koei Co. Ltd.), including those in the finance, real estate and investor relations departments. Mr. Fujiwara served as a director of the Japanese Association of Turnaround Professionals from 2003 to 2018, and also as an absentee director at Due Diligence Meister Inc., from October 2000 to March 2009. Mr. Fujiwara received a Bachelor of Arts degree in Law from Meiji Gakuin University.
Miki Aoki.   Ms. Aoki is a director and has served on our board of directors since March 2013. Since October 2012, Ms. Aoki has also served as Manager of our general affairs division, where she is responsible for managing the budget of each of our business divisions and is instrumental in the execution of our comprehensive business plan. Prior to her current roles at our Company, Ms. Aoki served as head of our business administration department from October 2012 to June 2015 and as head of our finance division from April 2010 to September 2012. Ms. Aoki received a Bachelor of Arts degree in Economics from Tokyo Keizai University in 2003.

Akira Nojima.   Mr. Akira Nojima is an independent director and has served on our board of directors since April 2020. Mr. Nojima is also currently the Chief Executive Officer of No Track Inc. He is concurrently a professor at May Ushiyama Academy’s Hollywood Graduate School, teaching courses including management strategy of beauty salon, creative business theory, salon marketing theory, and bridal business theory. Prior to his current positions, Mr. Nojima worked at Recruit Holdings Co., Ltd. (formerly known as Recruit Co., Ltd.) for 27 years, where he held various positions, including officer in charge of education and learning, branch office president, and media production manager. Mr. Nojima has served as the vice president of Japan Cosmetic Licensing Association and a director of Academy of Beauty Business. Mr. Nojima holds the national license of career consultant and has received the Global Career Development Facilitator (Japan) credential. He is also a licensed workers’ health and safety manager in Japan. Mr. Nojima received a Bachelor of Arts degree in Law from Meiji Gakuin University.
Tomoya Ogawa.   Mr. Ogawa is an independent director and has served on our board of directors since March 2014. Mr. Ogawa has diverse professional experience, including serving as the general manager of corporate planning at DeNA Inc. from 2010 to 2014, an attorney at the Abe, Ikubo & Katayama Law Firm from 2007 to 2010, and as a management consultant at Monitor Group from 2001 to 2004. Mr. Ogawa has served as an outside director of iSGS Investment Works Inc. since 2016, and currently serves as a director of Akatsuki Inc., a mobile game business. Mr. Ogawa received a juris doctorate degree from Hitotsubashi University School of Law, and a Bachelor of Arts degree in Economics from the University of Tokyo.
Tsukasa Karyu.   Mr. Karyu has served as a corporate auditor of our Company since May 2018. Mr. Karyu founded the Karyu Tsukasa Tax Advisor Office in 2016, where he has been serving as outside tax advisor and providing tax related accounting services to various companies in Japan. Prior to founding Karyu Tsukasa Tax Advisor Office, he held various positions, including as Chief Tax Counselor at the Tokyo National Tax Bureau and its tax offices for 42 years until his retirement in 2016. Mr. Karyu received a Bachelor of Business and Commerce degree from Senshu University.
Osamu Sato.   Mr. Sato has served as a corporate auditor of our Company since March 2014. Mr. Sato also currently serves as the President and representative director of Aoyama Consulting Group Co., Ltd. Mr. Sato has also served as a professor, director and research manager at Aoyama Gakuin University’s School of Business since April 1997. Prior to Aoyama Gakuin University, Mr. Sato was an assistant professor at Aomori Kouritsu University’s Economics Department from April 1993 to March 1997, and an assistant professor at Meijo University’s Commercial Science Department from 1991 to 1993. Mr. Sato has served as an outside director of Sanko Techno Co., Ltd., a Japanese company publicly listed on the Tokyo Stock Exchange, and as a non-executive corporate auditor of I.G.M. Holdings Inc. and Associa Small Amount and Short-Term Insurance Inc. Mr. Sato received a Doctor of Philosophy degree in Economics and Management from Tohoku University.
Minekazu Shimada.   Mr. Shimada has served as a corporate auditor of our Company since March 2016. Previously, Mr. Shimada was a government-paid secretary for a former House of Representative member, Mr. Atsushi Chugo, from 2008 to 2012. Prior to that role, Mr. Shimada held various positions at the Tokyo Regional Taxation Bureau, including as assistant professor, taxpayer support officer, deputy director of consumption tax division, special examiner of corporate taxation, director of office coordination division, and chief examiner of corporate taxation, from July 1999 to April 2010. Mr. Shimada received a Bachelor of Arts degree in Business Administration from Toyo University.
Corporate Governance Practices
We are a “foreign private issuer” as defined under the federal securities laws of the United States and the NASDAQ listing standards. Under the federal securities laws of the United States, foreign private issuers are subject to different disclosure requirements than U.S.-domiciled public companies. We intend to take all actions necessary for us to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the Exchange Act and other applicable rules adopted by the SEC, and the NASDAQ listing standards. Under the SEC rules and the NASDAQ listing standards, a foreign private issuer is subject to less stringent corporate governance requirements. Subject to certain exceptions, the SEC and the NASDAQ permit a foreign private issuer to follow its home country practice in lieu of their respective rules and listing standards. In general, our articles of incorporation and the Companies Act of Japan (which we refer to as the “Companies Act”) govern our corporate affairs

In particular, as a foreign private issuer, we will follow Japanese law and corporate practice in lieu of the corporate governance provisions set out under NASDAQ Rule 5600, the requirement in NASDAQ Rule 5250(b)(3) to disclose third party director and nominee compensation, and the requirement in NASDAQ Rule 5250(d) to distribute annual and interim reports. Of particular note, the following rules under NASDAQ Rule 5600 differ from Japanese law requirements:
•
NASDAQ Rule 5605(b)(1) requires that at least a majority of a listed company’s board of directors be independent directors, and NASDAQ Rule 5605(b)(2) requires that independent directors regularly meet in executive session, where only independent directors are present. Under our current corporate structure, the Companies Act does not require independent directors. However, our board of directors is currently comprised of five directors, two of which are considered “independent”, as determined in accordance with the applicable NASDAQ rules. We expect our independent directors to regularly meet in executive sessions, where only the independent directors are present.

•
NASDAQ Rule 5605(c)(2)(A) requires a listed company to have an audit committee composed entirely of not less than three directors, each of whom must be independent. Under Japanese law, a company may have a statutory auditor or a board of auditors. We have a three-member Board of Corporate Auditors, each member of which will meet the requirements of Rule 10A-3 under the Exchange Act. See “—Board of Corporate Auditors” below for additional information.

•
NASDAQ Rule 5605(d) requires, among other things, that a listed company’s compensation committee be comprised of at least two members, each of whom is an independent director as defined under such rule. Our board of directors will collectively participate in the discussions and determination of compensation for our executive, directors and corporate auditors, and other compensation related matters.

•
NASDAQ Rule 5605(e) requires that a listed company’s nomination and corporate governance committee be comprised solely of independent directors. Our board of directors will not have a standalone nomination and corporate governance committee. Our board of directors will collectively participate in the nomination process of potential directors and corporate auditors and oversee our corporate governance practices.

•
NASDAQ Rule 5620(c) sets out a quorum requirement of 33 1∕3% applicable to meetings of shareholders. In accordance with Japanese law and generally accepted business practices, our articles of incorporation provide that there is no quorum requirement for a general resolution of our shareholders. However, under the Companies Act and our articles of incorporation a quorum of not less than one-third of the total number of voting rights is required in connection with the election of directors, statutory auditors and certain other matters.

Board of Directors
Our board of directors has the ultimate responsibility for the administration of our affairs. Our board of directors meets no less than once every three months. Under the Companies Act and our articles of incorporation, our Company must have at least three, but no more than ten, directors on our board of directors. Our board of directors is currently comprised of five directors. Directors are typically nominated at the board level and are elected at general meetings of the shareholders. The term of office of any director expires at the close of the ordinary general meeting of shareholders held with respect to the last fiscal year ended within one year after such director’s election to office. Our directors may, however, serve any number of consecutive terms.
Our board of directors appoints from among its members one or more representative directors, who serve as head administrator(s) over our Company’s affairs and represent our Company in accordance with the resolutions of our board of directors. Mr. Kouji Eguchi, our Chief Executive Officer and a director, is currently the sole representative director of our Company. Our board of directors may appoint from among its members a chairman, a president or one or more deputy presidents, senior managing directors, or managing directors.
Under our Company’s current corporate structure, the Companies Act does not require our board of directors to have any independent directors. However, our board of directors is currently comprised of five directors, two of which (Messrs. Akira Nojima and Tomoya Ogawa), are considered “independent”, as determined in accordance with the applicable NASDAQ rules, and also satisfy the requirements for an outside (or independent) director under the Companies Act.
In May 2016, we entered into an Investment Agreement (which we refer to as the “SE 2 LP Investment Agreement”) with Social Entrepreneur 2 Limited Partnership (which we refer to as “SE 2 LP”), pursuant to which, subject to certain conditions, we must seek the prior written approval of SE 2 LP in order for our Company to approve the resignation of Mr. Eguchi as a director of our Company. The SE 2 LP Investment Agreement also includes certain additional covenants with respect to pre-emptive rights. See “Description of Share Capital and Articles of Incorporation—Special Voting and Consent Rights—Consent Rights under the Investment Agreements”.
Board of Corporate Auditors
As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Our articles of incorporation provide for not more than three corporate auditors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting. The normal term of office of any corporate auditor expires at the close of the annual general meeting of shareholders held with respect to the last fiscal year ended within four years after such corporate auditor’s election to office. Our corporate auditors may, however, serve any number of consecutive terms. Corporate auditors may be removed by a special resolution of a general meeting of shareholders.
Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.
The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.
Furthermore, if a corporate auditor believes that a director has engaged in, or is likely to engage in, misconduct or acts that are significantly improper, or that there has been a violation of statutory regulations or our articles of incorporation, the corporate auditor: (i) must report that fact to our board of directors; (ii) can demand that a director convene a meeting of our board of directors; and (iii) if no such meeting is convened in response to the demand, can convene the meeting under the corporate auditor’s own authority. If a director engages in, or is likely to engage in, an activity outside the scope of the objectives of our Company or otherwise in violation of laws or regulations or our articles of incorporation, and such act is likely to cause significant damage to our Company, then a corporate auditor can demand that the director cease such activity.
Our board of corporate auditors has a statutory duty to prepare an audit report based on the audit reports issued by the individual corporate auditors and submit such audit reports to a relevant director and, in the case of audit reports related to financial statements, the independent auditors of our Company each year. A corporate auditor may note an opinion in an audit report issued by our board of corporate auditors, if the opinion expressed in such corporate auditor’s individual audit report is different from the opinion expressed in the audit report issued by our board of corporate auditors. Our board of corporate auditors is empowered to establish the audit principles, the method of examination by our corporate auditors of our affairs and financial position, and any other matters relating to the performance of our corporate auditors’ duties.
Additionally, our corporate auditors must represent our Company in: (i) any litigation between our Company and a director; (ii) dealing with shareholders’ demands seeking a director’s liability to our Company; and (iii) dealing with notices of litigation and settlement in a derivative suit seeking a director’s liability to our Company. A corporate auditor can file court actions relating to our Company within the authority of our corporate auditors, such as an action to nullify the incorporation of our Company, the issuance of shares, or a merger, or to cancel a resolution at a shareholders’ meeting.
Risk Management
One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including risks associated with cybersecurity and data protection, and our board of corporate auditors is responsible for overseeing and evaluating our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board of corporate auditors also reviews legal, regulatory and compliance matters that could have a significant impact on our financial statements. While each standing committee of our board of directors will be responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors will be regularly informed through committee reports about such risks.
Code of Business Conduct
Following the consummation of this offering, our board of directors will adopt a written code of business conduct that applies to our directors, corporate auditors, officers, and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions), and our agents.
Limitation of Liability of Directors and Corporate Auditors
In accordance with Article 27 and Article 35 of our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with our non-executive directors and corporate auditors, respectively, to limit his or her liability to our Company for any losses or damages arising from the conduct specified under Article 423 of the Companies Act; provided, that, the amount of such limited liability is either: (i) an amount set out in an agreement which shall be not less than one million (1,000,000) yen, or (ii) the amount stipulated in applicable laws and regulations, whichever is higher. Messrs. Akira Nojima and Tomoya Ogawa are considered independent, non-executive directors within the meaning of the Companies Act. We have not, however, executed any such limitation of liability agreements with any of our non-executive directors or corporate auditors.
Our articles of incorporation include limitation of liability provisions for independent directors and corporate auditors, pursuant to which our board of directors can authorize our Company to exempt the independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations, including Article 426, Paragraph 1 of the Companies Act.
Compensation of our Directors and Corporate Auditors
In accordance with the Companies Act and our articles of incorporation, the amount of compensation for our directors and corporate auditors is decided by first setting the maximum amount of total compensation for all of our directors and corporate auditors through a resolution adopted by our shareholders at a shareholders meeting. The representative director authorized by our board of directors and our board of directors then decide on the amount of compensation for each director based on certain criteria established by our Company, and the amount of compensation for each corporate auditor is decided through discussions among the corporate auditors.
In December 2016, our shareholders approved an aggregate compensation allowance of no more than ¥200,000,000 per year for our directors, and no more than ¥50,000,000 per year for our corporate auditors.
Remuneration to our directors and corporate auditors is comprised of base compensation. In the fiscal year ended December 31, 2019, we paid an aggregate of approximately ¥45,000,000 (US$417,556) to our directors, and an aggregate of approximately ¥5,700,000 (US$52,890) to our corporate auditors. The Company did not grant any stock options and did not provide discretionary bonuses during the fiscal year ended December 31, 2019. We have not set aside pension, retirement, or other benefits for our directors, corporate auditors or executive officers.
The following table summarizes the total amount of remuneration paid to each category of our directors and corporate auditors in fiscal year 2019, including by the type of remuneration and the number of persons in each category.
(in thousands, except stock options and number of persons in category) Category of directors and corporate auditors	Total amount of remuneration	Base compensation	Number of persons in category
Executive directors(1)	¥45,000	¥45,000	3
Outside directors(2)	—	—	3
Full-time corporate auditor(3)	¥4,800	¥4,800	1
Outside corporate auditors(4)	¥900	¥900	2

(1)
Consist of Messrs. Kouji Eguchi and Fumitoshi Fujiwara and Ms. Miki Aoki.

(2)
Our outside directors received no direct payments in 2019. Messrs. Ogawa and Nojima receive indirect payments of JPY100,000 (US$928) and JPY 50,000 (US$464) per month from us through Kabushiki Kaisha LTW and Kabushiki Kaisha No Track, respectively, as consulting fees.

(3)
Our full-time company auditor is Minekazu Shimada.

(4)
Consists of Tsukasa Karyu and Osamu Sato. Mr. Osamu Sato is a professor of Aoyama Gakuin University. In order to comply with the internal rules of Aoyama Gakuin University, we indirectly pay Mr. Sato’s compensation through Aogaku Consulting Group Co., Ltd., which is an affiliate company of Aoyama Gakuin University.

Stock Options
We have granted stock options to purchase our common shares, as authorized by our shareholders in December 2015, December 2016, and August 2020. The purpose of these grants is to enable our directors, corporate auditors, and employees to share in our success and to reinforce a corporate culture that aligns employee interests with those of our shareholders. Stock options granted prior to 2015 have all expired without having been exercised. Our stock option grants generally prohibit transfers of options. A stock option holder forfeits such stock options if they are no longer a director, corporate auditor, or employee of our Company, except under limited circumstances or as otherwise determined by our board of directors. The following table summarizes the stock options we have issued since 2015.
Name of Issuance	Issuance Date	Expiration Date	Exercise Price (per share)	Number of Common Shares Granted
Fourth Series	12/24/2015	12/21/2025	¥400	1,539,500
Fifth Series	12/24/2015	12/21/2025	¥400	285,500
Sixth Series	12/22/2016	12/21/2026	¥2,000	230,000
Seventh Series	12/22/2016	12/21/2026	¥2,000	174,000

Name of Issuance	Issuance Date	Expiration Date	Exercise Price (per share)	Number of Common Shares Granted
Eighth Series	10/30/2020	9/30/2026	¥2,000	150,000
Ninth Series(1)	10/30/2020	9/30/2024	¥128	300,000

(1)
The exercise can take place only when the Company achieves an annual consolidated revenue target of JPY3,271,407,000 (US$30,355,451) under U.S. GAAP, with the revenue from sublease of franchised salon properties being recalculated on a net basis for satisfying this condition, in any of our 2020, 2021 or 2022 fiscal years.

Of the stock options granted pursuant to the above-mentioned grants, stock options to acquire an aggregate of 1,995,000 of our common shares have been extinguished, and stock options to acquire an aggregate of 234,000 of our common shares remain outstanding as of June 30, 2020. For additional details, see Notes 10 and 20 to our audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and Note 13 to our unaudited condensed financial statements for the six months ended June 30, 2020 and 2019 included elsewhere in this prospectus.
The following table summarizes the outstanding stock options with respect to our common shares that we have granted to our directors and corporate auditors:
Name	Grant Date	Beginning of Exercise Period	End of Exercise Period	Exercise Price (per share)	Total Number of Stock Options Granted	Total Number of Common Shares Underlying Stock Options
Osamu Sato	12/24/2015	12/22/2017	12/21/2025	¥400	25(1)	12,500
Miki Aoki	12/24/2015	12/22/2017	12/21/2025	¥400	50(1)	25,000
Tomoya Ogawa	12/24/2015	12/22/2017	12/21/2025	¥400	25(1)	12,500
Minekazu Shimada	12/22/2016	12/22/2018	12/21/2026	¥2,000	5,000(2)	5,000
Kouji Eguchi	10/30/2020	10/1/2021	9/30/2026	¥2,000	150,000(2)	150,000

(1)
Each stock option is exercisable for 500 common shares.

(2)
Each stock option is exercisable for one common share.

In December 2015, Mr. Eguchi was granted 3,000 stock options (each option exercisable for 500 common shares). Mr. Eguchi has subsequently waived his rights to the grant of the 3,000 stock options, which are no longer outstanding.

PRINCIPAL SHAREHOLDERS
The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common shares, immediately prior to and immediately after the completion of this offering, by:
•
each of our named executive officers, directors, and corporate auditors;

•
all of our named executive officers, directors, and corporate auditors as a group; and

•
each person or entity (or group of affiliated persons or entities) known by us to be the beneficial owner of 5% or more of our common shares.

To our knowledge, each shareholder named in the table has sole voting and investment power with respect to all of our common shares shown as “beneficially owned” (as determined by the rules of the SEC) by such shareholder, except as otherwise set forth in the footnotes to the table. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power.
The percentages reflect beneficial ownership (as determined in accordance with Rule 13d-3 under the Exchange Act) immediately prior to, and immediately after, the completion of this offering. Shares immediately prior to the completion of this offering are based on 4,022,500 common shares outstanding and 229,500 shares of common stock subject to options that are currently exercisable, which are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares immediately following the completion of this offering are based on the shares immediately prior to the completion of this offering and an assumed offering of 1,200,000 common shares in the form of ADSs at an offering price of $15.00 per ADS, which is the midpoint of the range set forth on the cover page of this prospectus and assuming no exercise by the underwriters of their option to purchase additional ADSs from us in this offering.
Except as noted in the footnotes to the table below, the address for all of the shareholders in the table below is c/o MEDIROM Healthcare Technologies Inc., 2-3-1 Daiba, Minato-ku, Tokyo 135-0091, Japan.
	Common Shares Beneficially Owned Immediately Prior to this Offering(1)		Common Shares Beneficially Owned Immediately After this Offering(1)
Name of Beneficial Owner	Shares	Percentage	Shares	Percentage
Named Executive Officers, Directors, and Corporate Auditors:
Kouji Eguchi(2)	1,884,960	44.33%	1,884,960	34.57%
Fumitoshi Fujiwara	40,000	*	40,000	*
Miki Aoki(3)	56,000	1.32%	56,000	1.03%
Akira Nojima	—	*	—	*
Tomoya Ogawa(4)	41,000	*	41,000	*
Tsukasa Karyu	—	*	—	*
Osamu Sato(5)	30,000	*	30,000	*
Minekazu Shimada(6)	5,000	*	5,000	*
All named executive officers, directors, and corporate auditors as a group (eight) persons)	2,056,960	48.38%	2,056,960	37.73%
5% or more Shareholders:
Kouji Eguchi(2)	1,884,960	44.33%	1,884,960	34.57%

*
Represents less than 1% of the number of common shares outstanding.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days.
(2)
Mr. Kouji Eguchi also holds one Class A Share with special voting rights. See “Description of Share Capital and Articles of Incorporation—Special Voting and Consent Rights—Class A Voting Rights.” The aggregate number of common shares beneficially owned by Mr. Kouji Eguchi reflects 1,884,960 common shares.

(3)
The aggregate number of common shares beneficially owned by Ms. Miki Aoki reflects (i) 31,000 outstanding common shares, and (ii) an aggregate of 25,000 common shares that may be issued upon exercise of stock options, held by Ms. Aoki.

(4)
The aggregate number of common shares beneficially owned by Mr. Tomoya Ogawa reflects (i) 28,500 outstanding common shares, and (ii) an aggregate of 12,500 common shares that may be issued upon exercise of stock options, held by Mr. Ogawa.

(5)
The aggregate number of common shares beneficially owned by Mr. Osamu Sato reflects (i) 17,500 outstanding common shares, and (ii) an aggregate of 12,500 common shares that may be issued upon exercise of stock options, held by Mr. Sato.

(6)
The aggregate number of common shares beneficially owned by Mr. Minekazu Shimada reflects an aggregate of 5,000 common shares that may be issued upon exercise of stock options held by Mr. Shimada.

As of October 31, 2020, we have 87 common shareholders, none of which are record holders in the United States.
The ADSs that we issue in this offering will represent our common shares.
We are not aware of any arrangement that may, at a subsequent date, result in change of control of our Company.
For additional information about our principal shareholders, please see “Certain Relationships and Related Party Transactions.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes summaries of transactions or agreements, during our last three fiscal years, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, corporate auditors, executive officers or beneficial owners of more than 5% of our capital stock, affiliates of our directors, corporate auditors, executive officers and holders of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Management” and “Principal Shareholders.”
Arrangements with our Founder
Our Company made certain loans (which we refer to collectively as the “CEO Loans”) to Mr. Kouji Eguchi, our Chief Executive Officer and a director, in the aggregate amount of JPY55,000,000 (US$510,346). The CEO Loans were executed between April 2011 and December 2012 for Mr. Eguchi to purchase our Company’s outstanding shares from certain shareholders. As of June 29, 2020, the aggregate outstanding amount under the CEO Loans was repaid in full.
Mr. Eguchi is a guarantor for several bank loans on behalf of our Company. As of June 30, 2020, the outstanding amount of loans guaranteed by the CEO was JPY400,344,000 (US$3,714,800).
In June 2020, we entered into a Trademark License Agreement with Mr. Eguchi, pursuant to which Mr. Eguchi has granted us a non-exclusive, non-royalty bearing license to use CLP CARE LIFE PLANNER® in connection with the operation of our franchised salons in Japan. We utilize this mark in our franchise agreements to define therapists who have completed a required technique training program. The term of the Trademark License Agreement will expire upon the expiration of the trademark registration on October 24, 2023. We may not grant a sub-license to use the trademark to a third party without the prior written consent of Mr. Eguchi. Either party may terminate the Trademark License Agreement without notice in the event of a breach by the other party of its obligations (without cure) under the agreement, bankruptcy, reorganization, insolvency, dissolution, fraud, and criminal acts, among others, as set forth in further detail in the Trademark License Agreement.
Agreements with Directors, Corporate Auditors, and Officers
Tomoya Ogawa, an independent director of our Company, is the sole owner of Kabushiki Kaisha LTW, a Japanese company. Kabushiki Kaisha LTW receives JPY100,000 (US$928) per month (plus 10% consumption tax) from our Company as a consulting fee.
Akira Nojima, an independent director of our Company, is the sole owner of Kabushiki Kaisha No Track, a Japanese company. Kabushiki Kaisha No Track receives JPY50,000 (US$464) per month (plus 10% consumption tax) from our Company as a consulting fee.
Osamu Sato, a corporate auditor of our Company, serves as the president and representative director of Aoyama Consulting Group Co., Ltd., a Japanese company. Aoyama Consulting Group Co., Ltd. receives JPY100,000 (US$928) per month (plus 10% consumption tax) from our Company as a consulting fee.
There is no family relationship among any of the directors, corporate auditors and officers.
Policies and Procedures for Related Party Transactions
We intend that our independent directors will, as a group, be responsible for establishing a related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships that meets the disclosure requirements set forth in Item 404 of Regulation S-K under the Securities Act, or Item 404, in which we were, are or are to be a participant, and in which a “related person”, as defined in Item 404, had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our independent directors will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. We expect that, under the approval policy, the independent directors will similarly oversee approval of transactions and arrangements between us and our subsidiaries, on the one hand, and between principal shareholders, directors and officers to the extent involving amounts in excess of $120,000.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION
The following is a summary of the material terms of our capital stock and our articles of incorporation, including a summary of the relevant provisions of applicable share handling regulations, of the Companies Act and the Act on Book-Entry Transfer of Company Bonds, Shares, etc. of Japan (Shasai Kabushiki tou no Furikae ni kansuru Houritsu) (Act No. 75 of 2001, as amended) (including regulations promulgated thereunder, the “Book-Entry Act”) relating to joint-stock corporations (kabushiki kaisha), and of certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation and the applicable share handling regulations.
We are a joint-stock corporation incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our common shares and one Class A share as described below, and our shareholders’ liability is limited to the amount of their respective holdings in such shares.
Description of Our Share Capital
As of June 30, 2020, our authorized capital stock consisted of 10,000,000 shares, of which 9,999,999 were common shares and one was the Class A share, and there were 4,115,000 common shares and one Class A share outstanding. As of June 30, 2020, our total registered capital was JPY595,100,000 (US$5,521,944).
Based upon the assumed offer and sale of 1,200,000 common shares in the form of ADSs in this offering at an initial public offering price of $15.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus), following this offering, there will be 5,222,500 common shares and one Class A share outstanding.
All currently outstanding common shares and the Class A share are fully-paid and non-assessable, and our common shares underlying the ADSs to be issued in this offering will be fully-paid and non-assessable.
Changes in Capital
Under our articles of incorporation, any changes in capital, such as a share issuance, stock split, consolidation of shares, or issuance of share options, among others, require a majority vote of our common shareholders and a resolution of the Class A shareholder(s), as set described under “—Voting Rights and Shareholder Meetings” below.
Voting Rights and Shareholder Meetings
Our articles of incorporation provide that each annual meeting of our shareholders must be held within three months after the end of each fiscal year. Our fiscal year ends on December 31, and therefore, we must hold our annual shareholders’ meeting by the end of March of each following year. In addition, shareholders meetings to consider and vote on extraordinary matters may be held as necessary, provided that we satisfy all of the procedural requirements under both our articles of incorporation and the Companies Act.
Our common shares allocate one vote per share at shareholders’ meetings. Our articles of incorporation provide for a simple majority approval on most matters submitted for shareholder vote, unless otherwise required by laws or regulations. As required by law, and as referenced in our articles of incorporation, a two-thirds majority approval is required for any votes on matters specified in Article 309, Paragraph (2) of the Companies Act, which cover, in relevant part, stock purchase requests, treasury stock purchases, purchases of an entire class of shares, demands for share sales by heir, stock consolidations, and amounts paid for the offered shares. Any amendment to our articles of incorporation must be approved by our shareholders at a shareholders’ meeting.
Special Voting and Consent Rights
Class A Voting Rights.   Our founder, Mr. Kouji Eguchi, who is also our Chief Executive Officer and a director, holds a single Class A share of our Company. The Class A share is the only Class A share outstanding and was issued to Mr. Eguchi in December 2015. Under our articles of incorporation, the

Class A shareholder generally does not have any voting rights at general shareholders’ meetings. However, under our articles of incorporation, when a decision-making body of our Company is to adopt a resolution on any of the matters listed in (i) to (ix) below, such a resolution requires the Class A shareholder’s approval, which means that Mr. Eguchi has veto rights with respect to these matters. The following matters require Mr. Eguchi’s approval as the holder of the Class A share:
(i)
request to sell shares to an heir, etc.;

(ii)
consolidation of shares;

(iii)
issuance of shares;

(iv)
issuance of share options;

(v)
dismissal of a corporate auditor;

(vi)
reduction of stated capital;

(vii)
issuance of a dividend of property other than cash;

(viii)
amendment to our articles of incorporation, transfer of business, dissolution, or liquidation; and

(ix)
change in organization, merger, share split, share exchange, or share transfer.

Consent Rights under Investment Agreements
Pursuant to the Investment Agreement, dated May 10, 2016, between us and Social Entrepreneur 2 Limited Partnership (which we refer to as “SE 2 LP”), when a decision-making body of our Company is to adopt a resolution on any of the following matters, such a resolution requires the prior written approval of SE 2 LP: (i) filing for bankruptcy (or other similar procedures) by our Company; (ii) issuance of securities (including new shares) with a purchase price (or strike price, in the case of stock options or convertible bonds) of less than JPY2,000 (US$18.56) per share; and (iii) resignation of Mr. Eguchi as a director of our Company. This agreement will terminate upon consummation of the IPO and have no further effect.
Pursuant to the Investment Agreement, dated December 22, 2016, between us and CCC Marketing Co., Ltd. (which we refer to as “CCC”), when a decision-making body of our Company is to adopt a resolution on any of the following matters, such a resolution requires the prior written approval of CCC: (i) filing for bankruptcy (or other similar procedures) by our Company; (ii) acquisition of our own shares; and (iii) merger, share exchange, share transfer, business transfer, acceptance of business transfer, company split, or any other business combination or capital alliance with a third party. This agreement will terminate upon consummation of the IPO and have no further effect.
Pre-Emptive Rights
Holders of common shares have no pre-emptive rights under our articles of incorporation.
Dividend Rights
We may issue dividends upon a resolution of our common shareholders. However, if the dividend is to be issued in property other than cash, the approval of the Class A shareholder(s) is also required. We have not issued dividends to our shareholders since the incorporation of our Company.
Liquidation Rights
In accordance with the Companies Act, liquidations must be approved by common shareholders holding at least a two-thirds majority of the shares present at a meeting where the majority of the issued and outstanding shares with voting rights is present. Liquidation is also a matter that requires the approval of the Class A shareholder(s).

Transfer Agent
Under Article 8 of our articles of incorporation, we are required to have a shareholder registry administrator. The shareholder registry administrator and the shareholder registry administrator’s location for handling share-related affairs must be determined pursuant to a resolution of our board of directors. All affairs related to our shareholder and share option registries are delegated to the shareholder registry administrator and are not to be handled by our Company. The current shareholder registry administrator for our Company is Tokyo Securities Transfer Agent Co., Ltd.
Limitations on Liability
Our articles of incorporation permit us to exempt, by resolution of our board of directors, corporate auditors from liabilities arising in connection with their failure to execute their duties in good faith (but without gross negligence), to the fullest extent permitted by the Companies Act. In addition, our articles of incorporation permit us to exempt, by resolution of our board of directors, directors from liabilities arising in connection with any failure to execute their duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), to the fullest extent permitted by the Companies Act. Should our board of directors, exempt a corporate auditor or director from any such liabilities, our rights and those of our shareholders to file shareholders’ derivative suits on behalf of our Company to recover monetary damages from such director or corporate auditor for breach of their duties under the Companies Act will be eliminated or reduced. However, exculpation does not apply to any director or corporate auditor if they have breached their duties under the Companies Act intentionally (koi) or by gross negligence (ju-kashitsu). Furthermore, we may enter into agreements for the limitation of liabilities with our independent directors and corporate auditors. If we do so, we expect that these agreements will eliminate or reduce our rights and those of our shareholders as described above.
Articles of Incorporation
Objective of our Company under our Articles of Incorporation
We have broad authority under Article 2 of our articles of incorporation to conduct our lines of business.
Provisions Regarding Our Directors
With respect to the election of directors of our Company, each director must be voted in by a majority of our common shareholders entitled to vote at a common shareholders meeting where shareholders holding one-third or more of the voting rights entitled to vote are present. Additionally, any resolution regarding the election of a director cannot be adopted by cumulative voting.
Rights of Shareholders of our Common Shares
Under the Companies Act and our articles of incorporation, holders of our common shares have, among others, the following rights:
•
the right to receive dividends when the payment of dividends has been approved at a shareholders’ meeting, with this right lapsing three years after the due date for payment according to a provision in our articles of incorporation;

•
the right to vote at a shareholders’ meeting (cumulative voting for the election of directors is not allowed under our articles of incorporation);

•
the right to receive surplus in the event of a liquidation; and

•
the right to require us to purchase shares subject to certain requirements under the Companies Act when a shareholder opposes certain resolutions, including (i) the transfer of all or material part of our business, (ii) an amendment to our articles of incorporation to establish a restriction on share transfer, (iii) a share exchange or share transfer to establish a holding company, (iv) a company split, or (v) a merger, all of which must, as a general rule, be approved by a special resolution adopted at a shareholders’ meeting.

Under the Companies Act, a company is permitted to make a distribution of surplus to the extent that the aggregate book value of the assets to be distributed to shareholders does not exceed the distributable amount provided for under the Companies Act and the applicable ordinance of the Ministry of Justice as of the effective date of such distribution of surplus. The amount of surplus at any given time shall be the amount of the company’s assets and the book value of the company’s treasury stock after subtracting and adding the amounts of the items provided for under the Companies Act and the applicable ordinance of the Ministry of Justice.
A shareholder is generally entitled to one vote per share at a shareholders’ meeting. In general, under the Companies Act and our articles of incorporation, a shareholders’ meeting may adopt an ordinary resolution by a majority of the voting rights presented at the meeting. The Companies Act and our articles of incorporation require a quorum of not less than one-third of the total number of voting rights in connection with the election of directors and statutory auditors. Under the Companies Act, to avoid exercising improper control in a form of mutual shareholding, an institutional shareholder, 25% or more voting rights of which are directly or indirectly held by us, does not have voting rights at our shareholders’ meeting. We have no voting rights with respect to our own common shares that we hold. Shareholders may exercise their voting rights through proxies, provided that a shareholder may appoint only one other shareholder who has voting rights as its proxy.
With respect to a special resolution, while the Companies Act generally requires a quorum of the majority of the total number of voting rights and approval of two-thirds of the voting rights presented at the meeting in connection with any material corporate actions, it allows a company to reduce the quorum for such special resolutions pursuant to its articles of incorporation to one-third (or greater than one-third) of the total number of voting rights. We adopted a quorum of not less than one-third of the total number of voting rights in our articles of incorporation for special resolutions for material corporate actions, such as:
•
a reduction of the stated capital (except when a company reduces the stated capital within a certain amount as provided for under the Companies Act);

•
an amendment to our articles of incorporation;

•
establishment of a 100% parent-subsidiary relationship through a share exchange or share transfer requiring shareholders’ approval;

•
a dissolution, merger, or consolidation requiring shareholders’ approval;

•
a company split requiring shareholders’ approval;

•
a transfer of all or an important part of our business;

•
a takeover of the entire business of any other corporation requiring shareholders’ approval;

•
issuance of new shares at a substantially favorable price, or issuance of stock acquisition rights or bonds with stock acquisition rights with substantially favorable conditions, to persons other than our shareholders; and

•
other material corporate actions provided in the Companies Act.

The Companies Act provides additional specific rights for shareholders owning a substantial number of voting rights.
A shareholder holding 90% or more of the total number of voting rights of all shareholders has the right to demand that all other shareholders sell their shares to such shareholder who holds 90% or more of the voting rights.
Shareholders holding 10% or more of the total number of voting rights of all shareholders, or 10% or more of the total number of our outstanding shares, have the right to apply to a court of competent jurisdiction for our dissolution.
Shareholders who have held 3% or more of the total number of voting rights of all shareholders for six months or more have the right to demand the convening of a shareholders’ meeting.

Shareholders who have held 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, for six months or more have certain rights under the Companies Act, which include the right to:
•
apply to a competent court for removal of a director or a corporate auditor; and

•
apply to a competent court for removal of a liquidator.

Shareholders holding 3% or more of the total number of voting rights of all shareholders have the right to object to the exculpation of a director or a corporate auditor from certain liabilities.
Shareholders holding 3% or more of the total number of voting rights of all shareholders, or 3% or more of the total number of our outstanding shares, have certain rights under the Companies Act, which include the right to:
•
examine our accounting books and documents and make copies of them; and

•
apply to a competent court for the appointment of an inspector to inspect our operation and/or financial condition.

Shareholders who have held 1% or more of the total number of voting rights of all shareholders for six months or more have the right to apply to a competent court for the appointment of an inspector to review the correctness of the convocation and voting procedures of a shareholders’ meeting.
Shareholders who have held 1% or more of the total number of voting rights of all shareholders, or 300 or more voting rights, for six months or more have the right to demand that certain matters be added to the agenda items at a shareholders’ meeting.
Shareholders holding 1% or more of the total number of voting rights of all shareholders, or 1% or more of the total number of our outstanding shares, have the right to institute a derivative action to enforce the liabilities of directors or corporate auditors of our material subsidiaries that satisfy statutory requirements.
Shareholders who have held any number of shares for six months or more have the right to demand that we take certain actions under the Companies Act, which include the rights to demand:
•
the institution of an action to enforce the liabilities of our directors or corporate auditors;

•
the institution of an action to disgorge from a recipient the benefit of a proprietary nature given in relation to the exercise of the right of a shareholder; and

•
on our behalf, that a director cease an illegal or ultra vires action.

There are no provisions under the Companies Act or our articles of incorporation which forces shareholders to make additional contributions when requested by us.
Under the Companies Act, in order to change the rights of shareholders which are stipulated and defined in our articles of incorporation, we must amend our articles of incorporation. Amendments must, as a general rule, be approved by a special resolution of our shareholders.
Annual meetings and special meetings of shareholders are convened by our Chief Executive Officer based on a resolution of our board of directors. Under our articles of incorporation, shareholders of record as of December 31 of each year have the right to attend our annual shareholders’ meeting. We may, by prescribing a record date, determine the shareholders who are stated or recorded in the shareholder registry on the record date as the shareholders entitled to attend and take action at a special shareholders’ meeting, and in this case, we are required to make a public notice of the record date at least two weeks prior to the record date. A convocation notice will be sent to these shareholders at least two weeks prior to the date of the shareholders’ meeting.
Our Acquisition of our Common Shares
Under applicable laws of Japan, we may acquire our common shares:

(i)
from a specific shareholder (other than any of our subsidiaries), pursuant to a special resolution of a shareholders’ meeting; or

(ii)
from any of our subsidiaries, pursuant to a resolution of our board of directors.

In the case of any acquisition made by way of (i) above, any other shareholder may request within a certain period of time provided under the applicable ordinance of the Ministry of Justice before a shareholders’ meeting that we also purchase the shares held by the requesting shareholder, unless the purchase price or any other consideration to be delivered in exchange for the acquisition of common shares does not exceed the market price of our common shares calculated by the method prescribed in the applicable ordinance of the Ministry of Justice.
In general, an acquisition by us of our common shares must satisfy certain requirements, including that the total amount of the acquisition price may not exceed the distributable amount.
We may hold the common shares which we acquired pursuant to (i) and (ii) above, or we may cancel such shares by a resolution of our board of directors. We may also dispose of such shares pursuant to a resolution of our board of directors, subject to other requirements applicable to the issuance of shares under the Companies Act.
Restrictions on Holders of our Common Shares
There are no restrictions with respect to non-residents of Japan or foreign shareholders holding our common shares or on the exercise of voting rights, except for filing requirements with respect to an acquisition of shares by a Non-Resident of Japan under the Foreign Exchange and Foreign Trade Act of Japan and related regulations. However, pursuant to a provision of our share handling regulations, a shareholder who does not have an address or residence in Japan is required to file with our transfer agent its temporary address to receive notices in Japan or that of a standing proxy having any address or residence in Japan.
There are no provisions in our articles of incorporation that would have the effect of delaying, deferring or preventing a change in control that would operate only with respect to a merger, acquisition or corporate restructuring involving us.
There are no provisions in our articles of incorporation or other subordinated rules regarding an ownership threshold, above which shareholder ownership must be disclosed.
There are no provisions in our articles of incorporation governing changes in our Company’s capital more stringent than is required by law.
For a description of rights of holders of ADSs, please see the “Description of American Depositary Shares.”
Exchange Controls
The Foreign Exchange and Foreign Trade Act and related regulations (which we refer to as “FEFTA”) regulate certain transactions involving a “Non-Resident of Japan” or a “Foreign Investor”, including “inward direct investments” by Foreign Investors, and payments from Japan to foreign countries or by residents of Japan to Non-Residents of Japan.
“Non-Residents of Japan” are defined as individuals who are not residents in Japan and corporations whose principal offices are located outside of Japan. Generally, branches and other offices of Japanese corporations which are located outside of Japan are regarded as Non-Residents of Japan, and branches and other offices of non-resident corporations which are located within Japan are regarded as residents of Japan.
“Foreign Investors” are defined as:
•
individuals who are Non-Residents of Japan;

•
entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

•
companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan;

•
partnerships engaging in investment activities and investment limited partnerships (including partnerships formed under the laws of foreign countries) which satisfy one of the following conditions:

•
50% or more of contributions to the partnership were made by (i) individuals who are Non-Residents of Japan, (ii) entities which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iii) companies of which 50% or more of their voting rights are held by individuals who are Non-Residents of Japan and/or corporations which are organized under the laws of foreign countries or whose principal offices are located outside of Japan, (iv) entities a majority of whose officers, or officers having the power of representation, are individuals who are Non-Residents of Japan, or (v) partnerships a majority of whose executive partners fall within items (i) through (iv) above; and

•
a majority of the executive partners of the partnership are (A) any persons or entities who fall within items (i) through (v) above, (B) any partnerships to which 50% or more of contribution were made by persons or entities who fall within items (i) through (v) above, or (C) limited partnerships a majority of whose executive partners fall within Non-Residents of Japan, persons or entities who fall within (A) or (B), or any officers of entities which fall within (A) or (B).

•
entities, a majority of whose officers are individuals who are Non-Residents of Japan.

Under FEFTA, among other triggering events, a Foreign Investor who desires to acquire shares in a Japanese company which is not listed on any stock exchange in Japan, is subject to a prior filing requirement, regardless of the acquired amount of shares, if such Japanese company engages any business in certain industries related to the national security. Such industries include, among other things, manufacturing in relation to weapons, aircraft, space, and nuclear power, as well as agriculture, fishery, mining, and utility service. Additionally, due to today’s growing awareness of cybersecurity, the recent amendment to FEFTA expanded the scope of the prior filing requirement, broadly covering industries related to data processing businesses and information and communication technologies service. Since our Digital Preventative Healthcare Segment could potentially involve the processing of data by collecting, processing, and retaining customers’ health information, direct acquisition of our common shares, rather than ADSs, by a Foreign Investor could be subject to the prior filing requirement under FEFTA.
A Foreign Investor wishing to acquire or hold our common shares directly will be required to make a prior filing with the relevant government authorities through the Bank of Japan and wait until clearance for the acquisition is granted by the applicable governmental authorities. Without such clearance, the Foreign Investor will not be permitted to acquire or hold our common shares directly. Once clearance is obtained, the Foreign Investor may acquire shares in the amount and during the period indicated in the filing. While the standard waiting period to obtain clearance is 30 days, the waiting period could be expedited to two weeks, at the discretion of the applicable governmental authorities, depending on the level of potential impact to national security.
In addition to the prior filing requirement above, when a Foreign Investor who completed a prior filing and received clearance has acquired shares in accordance with the filed information, such Foreign Investor will be required to make a post-acquisition notice filing to report the completed purchase. Such post-acquisition notice filing must be made no later than 45 days after the acquisition of the shares.
Under FEFTA, in each case where a resident of Japan receives a single payment of more than JPY 30 million from a Non-Resident of Japan for a transfer of shares in a Japanese company, such resident of Japan is required to report each receipt of payment to the Minister of Finance of Japan.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one common share (or a right to receive one common share) deposited with MUFG Bank Ltd., as custodian for the depositary in Japan. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Japanese law governs shareholder rights. The depositary will be the holder of our common shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Dividends and Other Distributions
How will you receive dividends and other distributions on our common shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of common shares your ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the common shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Certain Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares.   The depositary may distribute additional ADSs representing any common shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell common shares which would require it to deliver a fraction of an ADS (or ADSs representing those common shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new common shares. The depositary may sell a portion of the distributed common shares (or ADSs representing those common shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our common shares any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our common shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
Subject to the pre-clearance requirement described below, the depositary will deliver ADSs if you or your broker deposits our common shares or evidence of rights to receive common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
What are the pre-clearance requirements for Foreign Investors to acquire or hold the underlying common shares directly rather than through the depositary?
Under recent amendments in 2019 to FEFTA, a proposed transferee of our common shares who is a Foreign Investor (as defined under FEFTA) must submit an application for pre-clearance to the applicable Japanese governmental authority prior to the transfer of our common shares, which approval may take up to 30 days and could be subject to further extension. Prior to accepting common shares for deposit in return for the issuance of ADSs, the depositary, which is considered a Foreign Investor for purposes of FEFTA, must obtain pre-clearance from the Japanese governmental authority. Accordingly, investors wishing to deposit common shares with the depositary for the issuance of ADSs should notify the depositary at least 30 days prior to such deposit to allow time for the depositary to apply for any required pre-clearance, if not already obtained. The depositary will not accept any common shares for deposit until any required pre-clearance has been obtained. In addition, any Foreign Investor expecting to receive delivery of our common shares upon surrender of ADSs must also obtain pre-clearance from the applicable Japanese governmental authority prior to accepting delivery, which approval may take up to 30 days and could be subject to further extension. Accordingly, ADS holders who are Foreign Investors wishing to surrender ADSs for the purpose of withdrawing the underlying deposited common shares should apply for pre-clearance at least 30 days in advance of such surrender. The depositary will not accept surrender of ADSs for the purpose of withdrawal of common shares until it receives assurances satisfactory to the depositary that any required pre-clearance for the delivery of the common shares to a Foreign Investor has been obtained.
How can ADS holders withdraw the deposited securities?
Subject to the pre-clearance requirement described above, you may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver our common shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Japan and the provisions of our articles of association or similar documents, to vote or to have its agents vote the common shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the common shares. However, you may not know about the meeting enough in advance to withdraw the common shares. The depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed, with the exception that, under certain circumstances, the depositary may give a discretionary proxy to a person designated by us to vote the number of ADSs of certain ADS holders.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your common shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your common shares are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.
Fees and Expenses
Persons depositing or withdrawing common shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been common shares and the common shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or common shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from the us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.
How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if
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60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

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we delist our common shares from an exchange outside the United States on which they were listed and do not list the common shares on another exchange outside the United States;

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the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act;

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we appear to be insolvent or enter insolvency proceedings;

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all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

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are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

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are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of common shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Common shares Underlying your ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying common shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of common shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our common shares;

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when you owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

SECURITIES ELIGIBLE FOR FUTURE SALE
Prior to this offering, no public market existed for our common shares or the ADSs. Sales of substantial amounts of the ADSs following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of the ADSs and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their option to purchase additional ADSs from us in this offering and assuming no exercise of outstanding stock options following this offering, we will have an aggregate of 5,222,500 common shares outstanding upon completion of this offering, assuming the sale of 1,200,000 common shares in this offering at an initial public offering price of $15.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus). Of these shares, the ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of ADSs described below and whose sales would be subject to additional restrictions described below.
The remaining common shares will be held by our existing shareholders. Because substantially all of these shares were sold outside the United States to persons residing outside the United States at the time, they also will be freely tradable without restriction or further registration, except for the restrictions described below and as described under “Description of Share Capital and Articles of Incorporation—Transfer of Shares; Share Ownership Restrictions.” None of the outstanding common shares are subject to such lock-up agreements, except as described below.
Rule 144
In general, under Rule 144 under the Securities Act (which we refer to as “Rule 144”) as in effect on the date hereof, beginning 90 days after the date of this prospectus, a person who holds restricted shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned such restricted shares for at least six months, would be entitled to sell an unlimited number of our common shares, provided that current public information about us is available. In addition, under Rule 144, a person who holds restricted shares and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned such restricted shares for at least one year, would be entitled to sell an unlimited number of our common shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date of this prospectus, our affiliates who have beneficially owned our common shares for at least six months are entitled to sell within any three-month period a number of shares that does not exceed the greater of:
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1% of the aggregate number of common shares then outstanding, in the form of ADSs or otherwise, which will equal approximately 52,225 common shares immediately after this offering (assuming no exercise by the underwriters of their option to purchase additional ADSs from us); and

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the average weekly trading volume of the ADSs on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and such the affiliate complies with the manner of sale requirements imposed by Rule 144.

Upon expiration of the lock-up restrictions described under “Underwriting—No Sales of Similar Securities”, substantially all of our outstanding common shares will either be unrestricted or will be eligible for sale under Rule 144, subject to the Rule 144 volume limitations applicable to our affiliates described above. We cannot estimate the number of our common shares that our existing shareholders will elect to sell.
Rule 701
In general, under Rule 701 of the Securities Act (which we refer to as “Rule 701”) as currently in effect, each of our employees, consultants or advisors who purchased, or who purchases, pursuant to an offer made prior to the date hereof, common shares from us in connection with a compensatory share plan or other written agreement, if such purchase or offer, as applicable, was made in accordance with Rule 701, is eligible, beginning 90 days from the date hereof, to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. We make no assurance that any such prior purchase or offer was made in accordance with Rule 701.
Form S-8 Registration Statements
Following the completion of this offering, we may file one or more registration statements on Form S-8 under the Securities Act to register the common shares issued or reserved for issuance under the or any future plan. The registration statement on Form S-8 will become effective automatically upon filing. Common shares (and the ADSs representing such common shares) issued upon exercise of a stock option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions, and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the lock-up restrictions described under “Underwriting—No Sales of Similar Securities”, in which case, after the expiration of such lock-up.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE ADSs, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our common shares, including the ADSs. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any local, state, foreign, including Japan, or other taxing jurisdiction.
Taxation in Japan
Generally, a non-resident of Japan or non-Japanese entity (which we refer to as a “Non-Resident Holder”) is subject to Japanese withholding tax on dividends paid by Japanese corporations. Stock splits are not subject to Japanese income tax. A conversion of retained earnings or legal reserve (but not additional paid-in capital, in general) into stated capital (whether made in connection with a stock split or otherwise) is not treated as a deemed dividend payment to shareholders for Japanese tax purposes. Thus, such a conversion does not trigger Japanese withholding taxation (Article 2(16) of the Japanese Corporation Tax Law and Article 8(1)(xiii) of the Japanese Corporation Tax Law Enforcement Order).
Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (which we refer to as the “Treaty”), dividend payments made by a Japanese corporation to a U.S. resident or entity, unless the recipient of the dividend has a “permanent establishment” in Japan, and the common shares or ADSs with respect to which such dividends are paid are effectively connected with such “permanent establishment”, are generally subject to a withholding tax at rate of: (i) 10% for portfolio investors who are qualified U.S. residents eligible for benefits of the Treaty; and (ii) 0% (i.e., no withholding) for pension funds which are qualified U.S. residents eligible for benefits of the Treaty, provided that the dividends are not derived from the carrying on of a business, directly or indirectly, by such pension funds. Japan is a party to a number of income tax treaties, conventions and agreements, (which we refer to collectively as the “Tax Treaties”), whereby the maximum withholding tax rate for dividend payments is set at, in most cases, 15% for portfolio investors who are Non-Resident Holders. Specific countries with which such Tax Treaties have been entered into include Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Republic of Singapore, and Spain. Japan’s income tax treaties with Australia, Belgium, France, The Netherlands, Sweden, Switzerland and the United Kingdom have been amended to generally reduce the maximum withholding tax rate to 10%.
On the other hand, unless one of the applicable Tax Treaties reducing the maximum rate of withholding tax applies, the standard tax rate applicable to dividends paid with respect to listed shares, such as those paid by our Company on shares or ADSs, to Non-Resident Holders is 15% under the Japanese Income Tax Law, except for dividends paid to any individual shareholder who holds 3% or more of the issued shares, in which case the applicable rate is 20% (Article 182(2) of the Japanese Income Tax Law and Article 9-3(1)(i) of the Japanese Special Tax Measures Law, including its relevant temporary provision for these withholding rates). On December 2, 2011, the “Special measures act to secure the financial resources required to implement policy on restoration of the East Japan Earthquake” (Act No. 117 of 2011) was promulgated and special surtax measures on income tax and withholding tax were introduced thereafter to fund the restoration effort for the earthquake. Income tax and withholding tax payers need to pay a surtax, calculated by multiplying the standard tax rate by 2.1% for 25 years starting from January 1, 2013 (which we refer to as “Surtax”). As a result, the withholding tax rate applicable to dividends paid with respect to listed shares to Non-Resident Holders increased to 15.315% (which we refer to as “Withholding Tax Rate”) which is applicable for the period from January 1, 2014 until December 31, 2037.
Taking this Withholding Tax Rate into account, the treaty rates such as the 15% rate (or 10% for eligible U.S. residents subject to the Treaty and/or eligible residents subject to other similarly renewed treaties mentioned above) apply, in general, except for dividends paid to any individual holder who holds 3% or more of the total issued shares, in which case the applicable rate is 20.42% (standard tax rate of 20% imposed by Surtax). The treaty rate normally overrides the domestic rate, but due to the so-called “preservation doctrine” under Article 1(2) of the Treaty, and/or due to Article 3-2 of the Special Measures Law for the Income Tax Law, Corporation Tax Law and Local Taxes Law with respect to the Implementation of Tax Treaties, if the tax rate under the domestic tax law is lower than that promulgated under the applicable income tax treaty, then the domestic tax rate is still applicable. Currently, the tax rate under the applicable tax treaty is lower than that under the domestic tax law and thus the treaty override treatment applies. As such, the tax rate under the Treaty applies for most holders of shares or ADSs who are U.S. residents or entities. In the case where the treaty rate is applicable, no Surtax is imposed, but in order to enjoy the lower treaty rate, the taxpayer must file a treaty application in advance with the Japanese National Tax Agency through our Company. Gains derived from the sale outside Japan of a Japanese corporation’s shares or ADSs by Non-Resident Holders, or from the sale of a Japanese corporation’s shares or ADSs within Japan by a non-resident of Japan as an occasional transaction or by a non-Japanese entity not having a permanent establishment in Japan, are generally not subject to Japanese income or corporation taxes, provided that the seller is a portfolio investor. Japanese inheritance and gift taxes at progressive rates may apply to an individual who has acquired a Japanese corporation’s shares or ADSs as a distributee, legatee or donee.
Certain U.S. Federal Income Tax Considerations for U.S. Holders
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares or ADSs by a U.S. holder (as defined below) that acquires our common shares or ADSs in this offering.This summary is for general information purposes only and does not purport to be a complete discussion of all potential tax considerations that may be relevant to a particular person’s decision to acquire common shares or ADSs.
This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code (the “U.S. Treasury Regulations”), the income tax treaty between Japan and the United States (the “Treaty”), published rulings of the U.S. Internal Revenue Service (the “IRS”), published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. We have not requested a ruling from the IRS with respect to any of the U.S. federal income tax considerations described below and, as a result, the IRS could disagree with portions of this discussion.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common shares or ADSs that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has validly elected to be treated as a U.S. person under the Code.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds the common shares or ADSs, the U.S. federal income tax consequences to such partnership and its partners of the ownership and disposition of the common shares or ADSs generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of the common shares or ADSs.
This discussion applies only to a U.S. holder that holds common shares or ADSs as “capital assets” under the Code (generally, property held for investment). Unless otherwise provided, this summary does not discuss reporting requirements. In addition, this discussion does not address any tax consequences other than U.S. federal income tax consequences, such as U.S. state and local tax consequences, U.S. estate and gift tax consequences, and non-U.S. tax consequences, and does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. holder’s particular circumstances, including alternative minimum tax consequences, the Medicare tax on certain net investment income, and tax consequences to holders that are subject to special provisions under the Code, including, but not limited to, holders that:
•
are tax exempt organizations, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

•
are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies;

•
are brokers or dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;

•
have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

•
own common shares or ADSs as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position;

•
acquire common shares or ADSs in connection with the exercise of employee stock options or otherwise as compensation for services;

•
are partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such partnerships and entities);

•
are required to accelerate the recognition of any item of gross income with respect to the common shares or ADSs as a result of such income being recognized on an applicable financial statement;

•
own or will own (directly, indirectly, or constructively) 10% or more of our total combined voting power or value;

•
hold the common shares or ADSs in connection with trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; or

•
are former U.S. citizens or former long-term residents of the United States.

Each U.S. holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our common shares or ADSs.
Treatment of ADSs
For U.S. federal income tax purposes, a U.S. holder of ADSs generally will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of common shares for ADSs generally will not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, is classified as a passive foreign investment company (“PFIC”) for any taxable year in which, after applying relevant look-through rules with respect to the income and assets of its subsidiaries, either: (i) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets; or (ii) at least 75% of the corporation’s gross income is passive income. “Passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In determining the value and composition of our assets, the cash we raise in this offering will generally be considered to be held for the production of passive income and thus will be considered a passive asset.
The determination of whether a corporation is a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules that are subject to differing interpretations. In addition, the determination of whether a corporation will be a PFIC for any taxable year can only be made after the close of such taxable year. Our PFIC status will depend, in part, on the amount of cash that we raise in this offering and how quickly we utilize the cash in our business. Furthermore, because we may value our goodwill based on the expected market price of the ADSs in this offering, a decrease in the market price of our ADSs may also cause us to be classified as a PFIC for the current or any future taxable year. Based upon the foregoing, it is uncertain whether we will be a PFIC for our current taxable year or any future taxable year.
We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. If we are a PFIC for any year during which you hold the common shares or ADSs, we will generally continue to be treated as a PFIC for all succeeding years during which you hold such common shares or ADSs. However, if we cease to be a PFIC, provided that you have not made a mark-to-market election, as described below, you may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the common shares or ADSs, as applicable.
The discussion below under “—Distributions on the Common Shares or ADSs” and “—Sale or Other Disposition of the Common Shares or ADSs” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that generally would apply if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”
Distributions on the Common Shares or ADSs
The gross amount of any distributions paid on our common shares or ADSs will generally be included in the gross income of a U.S. holder as dividend income on the date actually or constructively received by the U.S. holder, in the case of common shares, or by the depositary, in the case of ADSs, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (computed on the basis of U.S. federal income tax principles). Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we expect that distributions will generally be reported to U.S. holders as dividends. Dividends received on our common shares or ADSs generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Individuals and other non-corporate U.S. holders will be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) the common shares or ADSs on which the dividends are paid are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty, (ii) we are not a PFIC nor treated as such with respect to a U.S. holder (as discussed below) for either our taxable year in which the dividend was paid or for the preceding taxable year, and (iii) certain holding period requirements are met. For this purpose, ADSs listed on the NASDAQ will generally be considered to be readily tradable on an established securities market in the United States. You should consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our common shares or ADSs.
For U.S. foreign tax credit purposes, dividends paid on our common shares or ADSs generally will be treated as foreign source income and generally will constitute passive category income. The amount of a dividend will include any amounts withheld by us in respect of Japanese income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. holder’s particular circumstances, Japanese income taxes withheld from dividends on the common shares or ADSs, at a rate not exceeding any reduced rate pursuant to the Treaty, will be creditable against the U.S. holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. holders may, at their election, deduct foreign taxes, including any Japanese income taxes, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and U.S. holders should consult their tax advisers regarding the creditability or deductibility of foreign taxes in their particular circumstances.
The amount of any dividend paid in Japanese yen will equal the U.S. dollar value of the Japanese yen received, calculated by reference to the exchange rate in effect on the date the dividend is received by you, in the case of common shares, or by the depositary, in the case of ADSs, regardless of whether the Japanese yen are converted into U.S. dollars. If the Japanese yen received as a dividend are converted into U.S. dollars on the date of receipt, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Japanese yen received as a dividend are not converted into U.S.

dollars on the date of receipt, a U.S. holder will have a basis in the Japanese yen equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Japanese yen will be treated as U.S. source ordinary income or loss.
Sale or Other Disposition of the Common Shares or ADSs
A U.S. holder will recognize gain or loss on the sale or other disposition of a common share or ADS equal to the difference between the amount realized for the common share or ADS and the holder’s tax basis in the common share or ADS. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such common share or ADS was more than one year as of the date of the sale or other disposition. Long-term capital gain recognized by a non-corporate U.S. holder is subject to U.S. federal income tax at rates lower than the rates applicable to ordinary income and short-term capital gains, while short-term capital gains are subject to U.S. federal income tax at the rates applicable to ordinary income. The deductibility of capital losses is subject to various limitations. Any gain or loss recognized will generally be U.S. source gain or loss for foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Japanese tax imposed on the disposition of the common share or ADS unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from non-U.S. sources.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which you hold our common shares or ADSs, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the common shares or ADSs, unless you make a mark-to-market election as discussed below. Distributions you receive from us in a taxable year that are greater than 125% of the average annual distributions you received from us during the shorter of the three preceding taxable years or your holding period for the common shares or ADSs will be treated as an excess distribution. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over your holding period for the common shares or ADSs,

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income, and

•
the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for you for such year and will be increased by an additional tax calculated as an interest charge on the resulting tax deemed deferred with respect to each such other taxable year at the rates generally applicable to underpayments of tax payable in those years.

If we are a PFIC for any taxable year during which a U.S. holder holds our common shares or ADSs and any of our subsidiaries or other corporate entities in which we own equity interests is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
As an alternative to the foregoing rules, a U.S. holder may make a mark-to-market election with respect to our common shares or ADSs, provided such common shares or ADSs are treated as “marketable stock.” The common shares or ADSs generally will be treated as marketable stock if the common shares or ADSs are regularly traded on a “qualified exchange or other market,” as defined in applicable U.S. Treasury Regulations. Our ADSs will be marketable stock as long as they remain listed on the NASDAQ, which is a qualified exchange for this purpose, and are regularly traded. We anticipate that our ADSs should qualify as being regularly traded but no assurances can be given in this regard. Only the ADSs and not the common shares will be listed on the NASDAQ. Consequently, a U.S. holder of common shares that are not represented by ADSs generally will not be eligible to make the mark-to-market election.
If a U.S. holder makes a valid mark-to-market election with respect to the ADSs, the holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and

(ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. holder makes a mark-to-market election, any gain such U.S. holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. holder may continue to be subject to the general PFIC rules described above with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We have not determined whether, if we were to be classified as a PFIC for a taxable year, we will provide information necessary for a U.S. holder to make a “qualified electing fund” election which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above. Accordingly, U.S. holders should assume that they will not be able to make a qualified electing fund election with respect to the common shares or ADSs.
If a U.S. holder owns common shares or ADSs during any year in which we are a PFIC, the holder generally must file an annual report containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form). A failure to file this report generally will suspend the statute of limitations with respect to any tax return, event, or period to which such report relates (potentially including with respect to items that do not relate to a U.S. holder’s investment in common shares or ADSs).
The PFIC rules are complex, and each U.S. holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it, and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership and disposition of common shares or ADSs.
Information Reporting and Backup Withholding
Payments of dividends or sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding, unless (i) the U.S. holder is a corporation or other exempt recipient, or (ii) in the case of backup withholding, the U.S. holder provides a correct U.S. taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder furnishes required information to the IRS in a timely manner. Each U.S. holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.
Reporting Obligations for Certain Owners of Foreign Financial Assets
Certain U.S. holders may be required to file information returns with respect to their investment in common shares or ADSs. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a non-U.S. entity.

U.S. holders may be subject to these reporting requirements unless their common shares or ADSs are held in an account at certain financial institutions.
The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. holders should consult with their own tax advisors regarding their reporting obligations under these rules, including the requirement to file an IRS Form 8938.
U.S. Holders should consult their tax advisors regarding any reporting obligations that may arise with respect to the acquisition, ownership or disposition of our common shares or the ADSs. Failure to company with applicable reporting requirements could result in substantial penalties.
The foregoing discussion of certain U.S. federal income tax considerations is for general information only and is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our common shares or the ADSs. U.S. Holders should consult their own tax advisors concerning the tax consequences applicable to their particular situations.

UNDERWRITING
We are offering the ADSs described in this prospectus through a number of underwriters. Maxim Group LLC (the “Lead Manager”) is acting as book-running manager of this offering and as the representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has agreed, severally and not jointly, to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of ADSs assuming an offering price of $15.00 per ADS (which is the midpoint of the range set forth on the cover page of this prospectus) listed next to its name in the following table:
Name	Number of ADSs
Maxim Group LLC	•
•	•
•	•
•	•
Total	1,200,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ADSs offered by us under the underwriting agreement if they purchase any ADSs. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the underwriting agreement may be terminated.
The underwriters propose to offer the ADSs directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$• per ADS. Any such dealers may resell ADSs to certain other brokers or dealers at a discount of up to US$• per ADS from the initial public offering price. After the initial offering of the ADSs to the public, the public offering price, concession, or any other terms of this offering may be changed.
The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered in this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.
Sales of any ADSs made outside of the United States may be made by affiliates of the underwriters.
Option to Purchase Additional ADSs
Based upon an assumed offer and sale of 1,200,000 ADSs at an offering price of $15.00 per ADS (which is the midpoint of the price range set forth on the cover page of this prospectus), the underwriters have an option to buy up to 180,000 additional ADSs from us to cover sales of ADSs by the underwriters which exceed the number of ADSs specified in the table above. The underwriters have 45 days from the date of this prospectus to exercise this option to purchase additional ADSs. If any ADSs are purchased with this option to purchase additional ADSs, the underwriters will purchase ADSs in approximately the same proportion as shown in the table above. If any additional ADSs are purchased, the underwriters will offer the additional ADSs on the same terms as those on which the ADSs are being offered.
Commissions and Discounts
The underwriting fee is equal to the public offering price per ADS less the amount paid by the underwriters to us per ADS. The underwriting fee is US$• per ADS (or US$• per ADS with respect to investors that are company contacts as confirmed by the Lead Manager). The following table shows the per ADS and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

Underwriting Discounts and Commissions	With no exercise of the option to purchase additional ADSs		With full exercise of the option to purchase additional ADSs
Per ADS	US$	•	US$	•
Per ADS For Company Contacts	US$	•	US$	•
Total	US$	•	US$	•
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately US$3.5 million. This amount includes the Lead Manager’s accountable expenses, including fees for the Lead Manager’s legal counsel, that we have agreed to pay at the closing of the offering in an aggregate amount of up to US$120,000.
We have paid an expense deposit of $25,000 to the Lead Manager, which will be applied as a reasonable advance against out-of-pocket accountable expenses actually anticipated to be incurred by the Lead Manager. The advance will be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
Right of First Participation
For a period of twelve (12) months from the commencement of sales of the offering, the Lead Manager will have a right of first participation to act as underwriter and/or placement agent for any future public or private equity, equity-linked, and debt (excluding commercial bank debt) offerings of the Company’s securities during such period and as exclusive financial advisor with respect to any merger, acquisition, or sale of stock or assets of the Company or any successor to or any subsidiary of the Company or any similar transaction during such period, provided that the foregoing right of first participation does not apply to financing provided by or solicited from any person or entity who is a current holder of our debt or equity securities.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

No Sales of Similar Securities
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any of our common shares, ADSs, or securities convertible into or exercisable or exchangeable for any of our common shares or ADSs, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition, or filing, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of our common shares, ADSs, or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of our common shares, the ADSs, or such other securities, in cash or otherwise), or (iii) publicly disclose the intention to enter into any transaction described in clauses (i) or (ii) above, in each case without the prior written consent of the Lead Manager for a period of 180 days after the date of this prospectus, other than the ADSs to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of our common shares, ADSs or securities convertible into or exercisable for any of our common shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of our common shares, ADSs or securities convertible into or exercisable or exchangeable for any of our common shares or ADSs (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, corporate auditors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors, executive officers and holder(s) of one percent (1%) or more of our outstanding common shares as of the date of this prospectus, (collectively, “lock-up parties”) will enter into, and we will use our reasonable commercial efforts to cause all other holders of our common shares to enter into, lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of the lock-up parties, with limited exceptions, for a period of 180 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the Lead Manager, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, including the filing (or participation in the filing) with the SEC of a registration statement under the Securities Act, to register, any of our common shares, ADSs, or any securities convertible into or exercisable or exchangeable for our common shares or ADSs (including, without limitation, our common shares, the ADSs, or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with our common shares and the ADSs, the “lock-up securities”)), (ii) enter into any lending swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or shareholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase our common shares or ADSs (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (x) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into our common shares or ADSs or warrants to acquire our common shares or ADSs, provided that any of our common shares or ADSs or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period; and (e) the sale of the ADSs pursuant to the terms of the underwriting agreement.
The Lead Manager, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
NASDAQ listing
We have applied to list the ADSs on NASDAQ Capital Market under the symbol “MRM.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the ADSs is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the ADSs. However, the representatives may engage in transactions that stabilize the price of the ADSs, such as bids or purchases to peg, fix, or maintain that price.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing, and selling ADSs in the open market for the purpose of preventing or retarding a decline in the market price of the ADSs while this offering is in progress. These stabilizing transactions may include making short sales of the ADSs, which involves the sale by the underwriters of a greater number of ADSs than they are required to purchase in this offering, and purchasing ADSs on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional ADSs referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional ADSs, in whole or in part, or by purchasing ADSs in the open market. In making this determination, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market compared to the price at which the underwriters may purchase ADSs through the option to purchase additional ADSs. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase ADSs in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain, or otherwise affect the price of the ADSs, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase ADSs in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those ADSs as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs, and, as a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on NASDAQ, in the over-the-counter market, or otherwise.
Prior to this offering, there has been no public market for the ADSs. The initial public offering price will be determined by negotiations between us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters expect to consider a number of factors, including:
•
the information set forth in this prospectus and otherwise available to the representatives;

•
our financial information;

•
our prospects and the history and prospects for the industry in which we compete;

•
the present state of our development;

•
an assessment of our management;

•
our prospects for future earnings;

•
the general condition of the securities markets at the time of this offering;

•
the recent market prices of, and demand for, publicly traded common shares of generally comparable companies; and

•
other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for the ADSs, or that the ADSs will trade in the public market at or above the initial public offering price.
Selling Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Japan
The ADSs have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ADSs nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

EXPENSES RELATED TO THE OFFERING
The following table sets forth the costs and expenses, other than the underwriting discounts and commissions and expenses, payable in connection with this offering. All amounts shown are estimates and subject to future contingencies, except the U.S. Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee, and the NASDAQ Capital Market entry and listing fee.
Description	Amount
U.S. Securities and Exchange Commission registration fee	$2,728
Financial Industry Regulatory Authority filing fee	3,605
NASDAQ Capital Market entry and listing fee	54,973
Accounting fees and expenses	1,411,828
Legal fees and expenses	1,719,774
Roadshow expenses	49,536
Printing expenses	253,149
Miscellaneous	92
Total	$3,495,685

LEGAL MATTERS
We are being represented by Greenberg Traurig, LLP, Los Angeles, California, with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Ellenoff Grossman & Schole LLP, with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common shares represented by the ADSs offered in this offering and certain legal matters as to Japanese law will be passed upon for us by Greenberg Traurig Tokyo Law Offices.
EXPERTS
Baker Tilly US, LLP (formerly Squar Milner LLP), independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2019 and 2018, as set forth in their report thereon. Such consolidated financial statements incorporated by reference in this Prospectus and elsewhere in Registration Statement have been so incorporated in reliance upon the report of Baker Tilly US, LLP given their authority as experts in accounting and auditing.
CHANGES IN CERTIFYING ACCOUNTANT
On November 1, 2020, the Company was notified that Squar Milner, LLP (“Squar Milner”) an independent registered public accounting firm, was combined with Baker Tilly US, LLP (“Baker Tilly”) in a transaction pursuant to which Squar Milner combined its operations with Baker Tilly and certain of the professional staff and partners of Squar Milner joined Baker Tilly either as employees or partners of Baker Tilly. On November 1, 2020, Squar Milner resigned as the auditors of the Company and with the approval of the Company’s Board of Directors, Baker Tilly was engaged as its independent registered public accounting firm.
Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.
The report of independent registered public accounting firm of Squar Milner regarding the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report included an emphasis paragraph regarding the uncertainty surrounding government shutdowns in response to COVID-19 affecting the Company’s operations and the adoption of the new lease standard.
During the years ended December 31, 2019 and 2018, and during the interim period from the end of the most recently completed fiscal year through November 1, 2020, the date of resignation, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Squar Milner would have caused it to make reference to such disagreement in its reports.
The Company provided Squar Milner with a copy of the disclosures it is making herewith and requested that Squar Milner furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated November 1, 2020, is filed as Exhibit 99.1 and incorporated in this prospectus by reference.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a joint stock corporation organized under Japanese law. Most of our directors, corporate auditors and executive officers reside in Japan, and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Japan, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) a registration statement on Form F-1 under the Securities Act relating to the underlying common shares represented by the ADSs being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement have been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information about our Company, our common shares, and the ADSs being offered by this prospectus, we refer you to the registration statement, including all amendments, supplements, exhibits, and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see a copy of such contract or document that has been filed. Each statement in this prospectus relating to a contract or document that is filed as an exhibit to the registration statement is qualified in all respects by reference to the full text of such contract or document filed as an exhibit to the registration statement.
You may access and read the registration statement and this prospectus, including the related exhibits and schedules, and any document we file with the SEC at the SEC’s Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public without charge through the SEC’s website at http://www.sec.gov.
Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers”, and under those requirements will file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a “foreign private issuer”, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, corporate auditors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchases and sales of common shares. In addition, as a “foreign private issuer”, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Furthermore, we will not be required under the Exchange Act to file annual or other reports and financial statements with the SEC as frequently or as promptly as U.S. companies that have securities registered under the Exchange Act. As such, we will file with the SEC, within 120 days after the end of each fiscal year, or such other applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We also intend to furnish to the SEC under cover of Form 6-K certain other material information.
Our corporate website is https://medirom.co.jp/en/. After the consummation of this offering, you may go to our website to access our periodic reports and other information that we file with the SEC as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus. We have included our website address in this prospectus solely for informational purposes.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS OF MEDIROM HEALTHCARE TECHNOLOGIES INC.
INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF MEDIROM HEALTHCARE TECHNOLOGIES INC.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of MEDIROM Healthcare Technologies Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of MEDIROM Healthcare Technologies Inc. and Subsidiaries (the Company) as of December 31, 2019 and 2018, the related consolidated statements of income, comprehensive income, shareholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Newly Adopted Accounting Principle
As discussed in Note 1 and Note 8 to the financial statements, the Company has newly adopted its method of accounting for leases as of January 1, 2018.
Emphasis of Matter
As more fully discussed in Note 1, Recent Developments and Liquidity, and Note 20, Subsequent Events, since March 2020, the outbreak associated with the COVID-19 pandemic has impacted governments and disrupted business across the world, including the Company’s retail activities. Whereas pursuant to Japan’s governmental directives, the temporary closure of non-essential businesses (including retail operations) was lifted effective May 25, 2020, the Company’ retail stores resumed operations after temporary closure. Further government-requested closures, if any, would adversely impact the Company’s financial position and results of operations. The financial statements do not reflect the effect of this uncertainty. Our opinion is not modified with respect to this matter.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Squar Milner LLP
We have served as the Company’s auditor since 2019.
Irvine, California
September 10, 2020

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2019 AND 2018
(Yen in thousands, except share data)
	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	¥513,621	¥211,688
Time deposits	38,520	33,020
Accounts receivable-trade, net	337,048	283,001
Accounts receivable-other	428,278	343,205
Due from shareholder	8,266	16,677
Inventories	5,511	6,403
Prepaid expenses and other current assets	47,485	40,044
Total current assets	1,378,729	934,038
Property and equipment, net	168,955	189,058
Goodwill	78,282	63,955
Other intangible assets, net	77,638	76,281
Investments	14,044	51,981
Long-term accounts receivable-other, net	106,208	109,977
Right-of-use asset−operating lease, net	1,829,968	2,083,963
Lease and guarantee deposits	769,104	754,941
Deferred tax assets, net	222,505	228,367
Deferred offering costs	57,509	—
Other assets	54,523	29,417
Total assets	¥4,757,465	¥4,521,978
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	¥122,590	¥141,319
Accrued expenses	447,974	378,771
Short-term borrowings and current portion of long-term borrowings	371,570	413,744
Accrued income taxes	17,834	13,634
Advances received	483,124	522,301
Short-term lease liability	704,024	768,196
Other current liabilities	115,573	112,847
Total current liabilities	2,262,689	2,350,812
Long-term borrowings−net of current portion	150,531	342,768
Deposit received	474,388	495,259
Long-term lease liability−net of current portion	1,136,799	1,324,156
Asset retirement obligation	127,411	119,519
Other liabilities	5,589	7,019
Total liabilities	4,157,407	4,639,533
COMMITMENTS AND CONTINGENCIES (NOTE 17)
SHAREHOLDERS’ EQUITY (DEFICIT):
Common stock, no par value; 9,999,999 shares authorized; 4,115,000 shares issued and 4,022,500 shares outstanding at December 31, 2019; 3,765,000 shares issued and 3,672,500 shares outstanding at December 31, 2018	595,000	245,000
Class A common stock, no par value; 1 share authorized; 1 share issued and 1 share outstanding at December 31, 2019 and 2018	100	100
Treasury stock, at cost−92,500 common shares at December 31, 2019 and 2018	(3,000)	(3,000)
Additional paid-in capital	713,267	363,267
Accumulated other comprehensive loss	―	(278)
Accumulated deficit	(705,309)	(722,644)
Total shareholders’ equity (deficit)	600,058	(117,555)
Total liabilities and shareholders’ equity (deficit)	¥4,757,465	¥4,521,978

The accompanying notes are an integral part of the consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(Yen in thousands, except share and per share data)
	Years Ended December 31,
	2019	2018
Revenues:
Revenue from directly-operated salons	¥2,031,155	¥1,477,985
Franchise revenue	1,833,501	1,870,057
Other revenues	43,608	85,093
Total revenues	3,908,264	3,433,135
Cost of revenues and operating expenses:
Cost of revenue from directly-operated salons	1,912,893	1,416,818
Cost of franchise revenue	1,019,956	1,023,975
Cost of other revenues	24,657	35,474
Selling, general and administrative expenses	871,862	842,822
Impairment loss on long-lived assets	44,546	40,778
Total cost of revenues and operating expenses	3,873,914	3,359,867
Operating income	34,350	73,268
Other income (expense):
Dividend income	2	2
Interest income	1,336	785
Interest expense	(13,591)	(15,485)
Gain from bargain purchases	6,487	33,218
Other, net	4,153	133
Total other income (expense)	(1,613)	18,653
Income before income tax expense and equity in earnings (loss) of investment	32,737	91,921
Income tax expense	15,961	25,252
Equity in earnings (loss) of investment	559	(359)
Net income	¥17,335	¥66,310
Net earnings per share
Basic	¥4.63	¥18.06
Diluted	¥4.06	¥14.04
Weighted average shares outstanding
Basic	3,747,296	3,672,501
Diluted	4,272,302	4,721,278
The accompanying notes are an integral part of the consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(Yen in thousands)
	Years Ended December 31,
	2019	2018
Net income	¥17,335	¥66,310
Foreign currency translation adjustments, net of tax	278	(278)
Comprehensive income	¥17,613	¥66,032
The accompanying notes are an integral part of the consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(Yen in thousands, except share data)
	Common stock		Class A common stock		Treasury stock		Additional paid-in capital	Accumulated other comprehensive income (loss)		Accumulated deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2018	3,765,000	¥245,000	1	¥100	92,500	¥(3,000)	¥363,118	¥	―	¥(778,365)	¥(173,147)
Cumulative effect of adoption of ASC 842	―	―	―	―	―	―	―		―	(10,589)	(10,589)
Net income	―	―	―	―	―	―	―		―	66,310	66,310
Foreign currency translation adjustments	―	―	―	―	―	―	―		(278)	―	(278)
Stock-based compensation	―	―	―	―	―	―	149		―	―	149
Balance, December 31, 2018	3,765,000	245,000	1	100	92,500	(3,000)	363,267		(278)	(722,644)	(117,555)
Issuance of common shares for cash	350,000	350,000	―	―	―	―	350,000		―	―	700,000
Net income	―	―	―	―	―	―	―		―	17,335	17,335
Foreign currency translation adjustments	―	―	―	―	―	―	―		278	―	278
Balance, December 31, 2019	4,115,000	¥595,000	1	¥100	92,500	¥(3,000)	¥713,267	¥	―	¥(705,309)	¥600,058

The accompanying notes are an integral part of the consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(Yen in thousands)
	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	¥17,335	¥66,310
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,174	44,267
Losses on sales of directly-operated salons to franchisees	9,600	4,057
Provision for bad debt	271	10,237
Stock-based compensation	―	149
Losses on disposal of property and equipment, net and other intangible assets, net	4,631	17,627
Impairment loss on long-lived assets	44,546	40,778
Gain from bargain purchases	(6,487)	(33,218)
Deferred income tax expense	5,739	18,468
Other non-cash (gains) expense−net	(895)	565
Changes in operating assets and liabilities:
Accounts receivable-trade, net	(66,877)	30,170
Accounts receivable-other	(36,190)	(66,331)
Inventories	892	6,921
Prepaid expenses and other current assets	(39,698)	(31,357)
Lease and guarantee deposits	(14,163)	35,488
Accounts payable	(18,729)	88,512
Accrued expenses	116,856	(89,935)
Accrued income taxes	4,200	4,510
Advances received	(39,177)	20,654
Other current liabilities	10,226	(9,878)
Deposit received	(20,871)	(20,034)
Other assets and other liabilities−net	(9,513)	3,912
Net cash provided by operating activities	7,870	141,872
Cash flows from investing activities:
Purchases of time deposits	(37,900)	(40,002)
Proceeds from maturities of time deposits	6,000	82,100
Acquisition of affiliated company securities	―	(49,240)
Acquisition of investment securities	(13,544)	(500)
Acquisition of property and equipment	(7,406)	(34,298)
Proceeds from sale of property and equipment	5,000	―
Cost additions to internal use software	(12,068)	(15,817)
Proceeds from sale of intangible assets	―	2,430
Acquisition of businesses−net of cash acquired	(3,201)	(60,271)
Proceeds from due from shareholder	8,412	―
Payment received on short-term loans receivable	450	2,310
Payment received on long-term accounts receivable-other, net	16,326	33,900
Net cash used in investing activities	¥(37,931)	¥(79,388)

The accompanying notes are an integral part of the consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS—CONTINUED
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
(Yen in thousands)
	Years Ended December 31,
	2019	2018
Cash flows from financing activities:
Proceeds from issuance of common stock	¥700,000	¥	―
Net proceeds from short-term borrowings	―		180,000
Proceeds from long-term borrowings	―		90,000
Repayment of long-term borrowings	(234,411)		(327,475)
Payment of consideration of business acquisitions	(82,812)		―
Payment of deferred offering costs	(43,283)		―
Repayment of corporate bonds	(7,500)		(17,000)
Net cash provided by (used in) financing activities	331,994		(74,475)
Net increase (decrease) in cash and cash equivalents	301,933		(11,991)
Cash and cash equivalents at beginning of year	211,688		223,679
Cash and cash equivalents at end of year	¥513,621		¥211,688
Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	¥11,872		¥17,010
Income taxes	24,344		14,778
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	749,008		766,827
Purchases of intangible assets included in accrued expenses	3,321		791
Acquisition of businesses included in accrued expenses	48,901		111,101
Deferred offering costs included in accrued expenses	14,226		―
Refer to Note 8, “Leases” for supplemental cash flow information related to MEDIROM Healthcare Technologies Inc.’s leases.
The accompanying notes are an integral part of the consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
1.   Basis of Presentation and Summary of Significant Accounting Policies
Description of Business
MEDIROM Healthcare Technologies Inc. (the “Company”) and its four subsidiaries (collectively, the “Group”) are one of the leading holistic health services providers in Japan. The Group is a franchiser and operator of healthcare salons across Japan and is a preferred platform partner for large consumer brands, healthcare service providers, and government entities to affect positive health outcomes. The Group primarily engages in two lines of business: Relaxation Salon Segment (retail) and Digital Preventative Healthcare Segment (healthtech). Refer to description below and Note 11 for segment information.
Our Company was originally incorporated in Japan on July 13, 2000 under the name “Kabushiki Kaisha Young Leaves.” In January 2017, we changed our name to “MEDIROM Inc.” In March 2020, our Company’s English name was changed to “MEDIROM Healthcare Technologies Inc.”
Relaxation Salon Segment (See Note 11 for segment information)
The Relaxation Salon Segment is the core of our business, whereby we own, develop, operate, or franchise and support relaxation salons. Our salon locations cover major cities throughout Japan, with strong market presence in the Tokyo metropolitan area. The Segment includes several Relaxation Salon brands including Re.Ra.Ku, and as of December 31, 2019 and 2018, it has a total of 283 and 263 salons, respectively. The following table presents total number of salons by operation type:
	Number of Relaxation Salons
	2019	2018
Directly-operated	107	116
Franchised	176	147
Total	283	263
See Note 2, “Business Combination” for the number of salons acquired during each year. The results of operations of directly-operated salons converted to franchised salons in sale transactions with franchisees were not material either individually or in the aggregate to the consolidated financial statements.
Digital Preventative Healthcare Segment (See Note 11 for segment information)
The Digital Preventative Healthcare Segment consists of the following operations: sampling business (which includes brand promotion and consumer analysis for third party brands); preventative healthcare services utilizing our digital application and devices; and government-sponsored Specific Health Guidance program, utilizing our internally-developed on-demand health monitoring smartphone application, or Lav®; our MOTHER Tracker® for fitness applications.
Basis of Presentation
The accompanying consolidated financial statements are presented in Japanese yen, the currency of the country in which the Group is incorporated and principally operates. The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Consolidation and Variable Interest Entities
The consolidated financial statements include the accounts of the Company and the following wholly-owned subsidiaries: JOYHANDS WELLNESS Inc., Bell Epoc Wellness Inc., Decollte Wellness

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Corporation, and Medirom Human Resources Inc. All intercompany transactions have been eliminated in consolidation. Investments in companies over which the Company has significant influence but not control are accounted for by the equity method. The Company evaluates its investments and other significant relationships to determine whether any investee is a variable interest entity (“VIE”). If the Company concludes that an investee is a VIE, the Company evaluates its power to direct the activities of the investee, its obligation to absorb the expected losses of the investee and its right to receive the expected residual returns of the investee to determine whether the Company is the primary beneficiary of the investee. If the Company is the primary beneficiary of a VIE, the Company consolidates such entity and reflects the non-controlling interest of other beneficiaries of that entity. There is no VIE where the Company is the primary beneficiary as of December 31, 2019 and 2018.
Recent Developments and Liquidity
Pursuant to Accounting Standards Update No. 2014-15, Presentation of Financial Statement Going Concern (Subtopic 205-40), management evaluates the Company’s ability to continue as a going concern for one year after the date of the financial statements are available for issuance. Management has performed its evaluation as of the date of the accompanying financial statements and determined that, although there are uncertainties, none of these conditions or events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern.
As more fully described in Note 20, on March 11, 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic. The outbreak is having an impact on the global economy, resulting in rapidly changing market and economic conditions. National and local governments around the world instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain non-essential businesses, curfews, shelter-in-place orders and recommendations to practice social distancing. The outbreak and associated restrictions that have been implemented have had a material adverse impact on the Company’s business and cash flow from operations, similar to many businesses.
In response to this outbreak, the Japanese government issued a Declaration of a State of Emergency (the “Declaration”) on April 7, 2020. The Declaration resulted in a significant reduction in guest traffic at our relaxation salons due to changes in consumer behavior as social distancing practices. On April 21, 2020, the Company announced the temporary closure of almost all of its relaxation salons located across the country until May 6, 2020. The Declaration was lifted in Japan on May 25, 2020, however, other restrictions have been continuously encouraged by the Japanese government. In September 2020, substantially all of the Company’s relaxation salons were in operation.
Because our operating results substantially depend upon our relaxation salon’s revenue volumes and profitability, the two months of idleness in April and May materially impacted our revenue. The Company implemented cost measures to mitigate topline degradation to the business from this pandemic, including reductions in executive and employee compensation and deferral of nonessential spend in order to limit the impact on our operations and financial results. Additionally, in order to further strengthen its cash position and provide financial flexibility in light of the current uncertainty arising from the COVID-19 pandemic, the Company entered into additional loan agreements with Japan Finance Corporation and Higashi-Nippon Bank, Limited to borrow ¥400,000 thousand collectively. The Company also applied for the subsidy program for employment adjustment by the Japanese government with COVID-19 special treatment, which incentivizes companies to retain their employees. As of August 18, 2020, the Company received ¥76,419 thousand from the subsidy program. The subsidy can help to cover the payroll costs of furloughed employees.
As of this report, the duration and extent of COVID-19’s impact is not reasonably possible to estimate due to the uncertainty about the spread of the virus. This could lead to lower sales, further relaxation salon closures, delays in development of our business, which could continue to materially affect our financial condition and results of operations.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Whereas management presently expects proceeds from existing loans and subsidies to be sufficient to fund operating needs and existing debt obligations and does not currently expect to require additional capital for the next 12 months, no assurance can be provided as to the ultimate resolution of the foregoing matters and their ultimate impact on the Company’s financial position, results of operations and cash flows.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the consolidated financial statements include, but are not limited to, the allowance for doubtful accounts, fair value of intangible assets acquired through business combination, impairment of long-lived assets and goodwill, asset retirement obligations, valuation of stock-based compensation, and valuation of deferred tax assets. Management bases these estimates on assumptions that it believes to be reasonable under the circumstance. Actual results may differ from these estimates in future periods when the COVID-19 pandemic continues to evolve and additional information becomes available.
Foreign Currency Translation
The assets and liabilities of an equity method investee are translated into Japanese yen at the respective year-end exchange rates. All income and expense accounts are translated at weighted average rates. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive income within shareholders’ equity (deficit).
Exchange gains and losses resulting from foreign currency transactions and the conversion of monetary assets and liabilities denominated in foreign currencies are included in other income (expenses) in the consolidated statements of income.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and time deposits or other highly liquid investments placed with banks or other financial institutions which are unrestricted as to withdrawal or use and have original maturities of less than three months. There are no cash equivalents or restricted cash balances for the periods presented.
Time deposits presented in the consolidated balance sheet are short-term investments, these maturities are longer than three months but less than one year.
Accounts Receivable—Trade, Net
The accounts receivable-trade on the Company’s consolidated balance sheets primarily includes accounts receivables from franchisees. The balance is presented net of an allowance for expected losses (i.e., doubtful accounts), primarily related to receivables from the Company’s franchisees. The Company monitors the financial condition of its franchisees and records provisions for estimated losses on receivables when it believes franchisees are unable to make their required payments based on factors such as delinquencies and aging trends. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses incurred related to existing accounts and receivables. As of December 31, 2019 and 2018, the allowance for doubtful accounts related to accounts receivable-trade was ¥22,920 thousand and ¥10,091 thousand, respectively.
Accounts Receivable—Other and Long-Term Accounts Receivable—Other, Net
The accounts receivable—other on the Company’s consolidated balance sheets primarily includes accounts receivable from commercial facility landlords and credit card companies related directly-operated

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
salon’s revenue and franchisee’s revenue collected by these entities on behalf of the Group. As of December 31, 2019 and 2018, accounts receivable from commercial facilities and credit card companies of ¥318,474 thousand and ¥290,262 thousand, respectively, are included in the accounts receivable—other on the consolidated balance sheets. Receivable of ¥50,000 for the sale of the Company’s investment in Re.Ra.Ku (Hong Kong) Health Science and Technology Co., Limited is included in the accounts receivable—other as of December 31, 2019.
Long-term accounts receivable—other mainly consists of a non-interest bearing receivable due from an unrelated business entity, with a maturity of March 31, 2037, monthly repayment amounts of ¥1,200 thousand, and the principal balance due of ¥247,450 thousand and ¥262,240 thousand as of December 31, 2019 and 2018, respectively. The Company monitors the financial condition of its obligor and records provisions for estimated losses on receivables when it believes the obligors are unable to make their required payments. As of December 31, 2019 and 2018, the related discounts and allowance for doubtful accounts on long-term accounts receivable—other was ¥141,256 thousand and ¥153,814 thousand, respectively.
Concentrations
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company primarily places its cash with high-credit quality financial institutions. The Company’s cash deposits, of up to ¥10,000 thousand are insured by the Japanese government. From time to time the Company has deposits in excess of the insured amounts.
No single customer accounted for 10% or more of the Company’s total revenues for the years ended December 31, 2019 and 2018.
Inventories
Inventories consist principally of merchandise. A portion of inventories are also used for salon services. Inventories are stated at the lower of cost or net realizable value, cost being determined by the first-in, first-out method for merchandise.
Investments
The Company uses the equity method to account for equity investments over which it has significant influence but does not own a majority equity interest or otherwise control, generally accompanying a shareholding of between 20% and 50% of the voting rights. The share of earnings or losses of the investee are recognized in the consolidated statements of income. Equity method adjustments include the company’s proportionate share of investee income or loss and other adjustments required by the equity method. The Company evaluates its equity method investments for impairment whenever an event or change in circumstances occurs that may have a significant adverse impact on the fair value of the investment. If a loss in value has occurred and is deemed to be other than temporary, an impairment loss is recorded. Several factors are reviewed to determine whether a loss has occurred that is other than temporary, including absence of an ability to recover the carrying amount of the investment, the length and extent of the fair value decline, and the financial condition and future prospects of the investee.
Investments in equity securities, in which the Company does not have significant influence, and for which there is not a readily determinable fair value, are recorded at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for identical or similar investments in the same issuer.
When the Company evaluates whether these non-marketable equity securities are impaired or not, the Company evaluates first whether an event or change in circumstances has occurred in the period that may have significant adverse effect on the fair value of the securities (an impairment indicator).

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The Company uses such impairment indicators as follows:
(1)
A significant deterioration in the earnings performance or business prospects of the investee.

(2)
A significant adverse change in the regulatory, economic, or technological environment of the investee.

(3)
A significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates.

(4)
A recent example of the new issuance of a security, in which the issue price is less than our cost.

The Company estimates the fair value of the non-marketable equity securities when an impairment indicator is present. The fair value is determined as a result of considering various unobservable inputs which are available to the Company, including expectation of future income of the investees, net asset value of the investees, and material unrealized losses to be considered in assets and liabilities held by the investees. The Company recognizes impairment of non-marketable equity securities when the fair value is below the carrying amount and the decline in fair value is considered to be other-than-temporary.
Leases
The Group adopted Accounting Standards Codification (“ASC”) 842 Leases (“ASC 842”) early effective January 1, 2018 pursuant to which it considers whether a contract is a lease or if it contains a lease element when a contract is executed. If a contract conveys the right to control the use of the identified asset for a period of time in exchange for consideration, such contract is determined to contain a lease element. When the contract contains a lease element, a lease is either classified as operating lease or finance lease when the Group is a lessee, and a sales-type lease or direct financing lease when the Group is a lessor.
The Group, as a lessee, applies the right-of-use model to account for lease transactions. Under the right-of-use model, right-of-use asset and lease liability are recognized at commencement date. The Group measures its lease liability at present value of future lease payments over the remaining term. The Group uses its incremental borrowing rate for the discount rate to calculate the present value of the payments since it is difficult and not practical to determine the interest rate implicit in the lease. The Group’s incremental borrowing rate is the rate of interest that a lessee would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Right-of-use asset is initially measured as the initial amount of the lease liability, plus any lease payments made to the lessor before the lease commencement date, plus any initial direct costs incurred, minus any lease incentives received. When the Group determines a lease term, if a lease contract contains an option to extend its lease term, we are reasonably certain to exercise such option so we include the extending period in its lease term. This is mainly due to the severe economic loss the Group may face for not exercising the right of extension, such as recognizing impairment loss of attached facilities and loss resulting from failure to receive the franchise fee originally obtainable. Initial lease terms are generally between 3 and 10 years.
For operating leases, the Group recognizes the minimum lease payments where it is the lessee and the minimum lease income where it is the lessor on a straight-line basis over the lease term, and reflects them as rental expenses and rental revenues, respectively, in the consolidated statements of income.
Operating rental expense includes amortization of right-of-use assets and interests on lease liability. Variable lease expenses are primarily linked to sales and are excluded from the measurement of lease liability.
Rental expenses are recorded in the consolidated statements of income based on the nature of the underlying lease. Rental expense related to leases for directly-operated salons and for leased properties that are subsequently subleased to franchisees are recorded to “Cost of franchise revenue,” and rental expense related to leases for corporate offices is recorded to “Selling, general and administrative expenses.”

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Rental income for operating leases on properties subleased to franchisees is recorded to “Franchise revenue”. Terms and conditions of the sublease agreements are arranged to pass through lease obligations under head leases to the franchisees. Sublease income is presented on a gross basis on the accompanying consolidated statements of income, as the Company remains the primary obligor.
For newly executed contracts, renewal and revision related to leases, estimates and certain assumptions are used to determine asset value, useful lives, discount rate, lease term, etc. and these have effects on (1) classification of lease, (2) measurement of rental payments and (3) measurement of lease asset. These results may differ if varying estimates and assumptions are used.
Property and Equipment, Net
Property and equipment are recorded at cost, less accumulated depreciation. Depreciation of property and equipment is computed principally using the straight-line method based on the estimated useful life of the assets.
The useful lives for depreciation by major asset classes are as follows:
Leasehold improvements	Lesser of 10 years or the remaining lease term
Vehicles	6 years
Tools, furniture and fixtures	2−10 years
Other Intangible Assets, Net
Other intangible assets with finite useful lives consist primarily of capitalized software and reacquired franchise rights. The Company capitalizes both eligible internal and external costs of developing or obtaining computer software for internal use. Costs incurred to develop internal-use software during the application development stage are capitalized until the software is substantially complete and ready for its intended use. Costs related to data conversion, training and maintenance costs associated with internal-use software are expensed as incurred. Capitalized software is amortized over the estimated useful life (3-5 years) using the straight-line method. The Company amortizes the fair value of reacquired franchise rights over the remaining contractual terms of the reacquired franchise rights at the time of the acquisition, which generally range from 1-5 years. Other intangible assets with indefinite useful lives consist primarily of trademarks that are generally recorded in connection with business combinations at their fair value.
Impairment of Long-lived Assets, Excluding Goodwill
The Company assesses impairment of long-lived assets at the individual salon level, as this is the lowest level for which identifiable cash flows are largely independent of other groups of assets and liabilities. The Company reviews the carrying value of long-lived assets or a related group of assets to be held and used for impairment whenever events or circumstances occur that indicate that the carrying value of the assets may not be recoverable. The assets are considered to be impaired when the estimated undiscounted cash flows expected to result from the use of the assets and their eventual disposition are less than their carrying values. The impairment loss is measured as the amount by which the carrying value of the asset or asset group exceeds its fair value. In determining the fair value, the Company uses present value techniques, if appropriate, based on the estimated future cash flows expected to result from the use of the assets and their eventual dispositions. During 2019, long-lived assets impairment charges related to continuing operations of ¥9,825 thousand and ¥34,721 thousand were recorded on property and equipment and right-of-use asset—operating leases, respectively. During 2018, long-lived assets impairment charges related to continuing operations of ¥4,315 thousand and ¥36,463 thousand were recorded on property and equipment and right-of-use asset—operating leases, respectively.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Goodwill
Goodwill represents the excess of cost over fair value of identifiable net assets acquired and assumed in business combinations. The Company generally records goodwill in connection with the acquisition of relaxation salons from franchisees. Upon the sale of relaxation salons to franchisees, goodwill is decremented. Goodwill and intangible assets that are deemed to have indefinite useful lives are subject to impairment testing. Impairment testing is performed annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill impairment assessments are performed at the reporting unit level, which is the same as the Company’s operating segments. The Company utilizes a qualitative assessment for determining whether step one of the goodwill impairment analysis is necessary. If a step one test is considered necessary based on the qualitative factors, the Company compares the estimated fair value of a reporting unit to its carrying value. The carrying value of each reporting unit is based on the assets and liabilities associated with the operations of the reporting unit. The Company calculates estimated fair values of the reporting units based on discounted future cash flows utilizing estimates in annual revenue, service and product margins, fixed expense rates, allocated corporate overhead, directly-operated and franchise salon counts, and long-term growth rates for determining terminal value. If the carrying amount of a reporting unit exceeds its fair value, a loss will be recorded for the excess of the carrying value of the reporting unit over the fair value of the reporting unit. The Company did not recognize impairment losses for any goodwill during the years ended December 31, 2019 and 2018.
Deferred Offering Costs
Deferred offering costs, which consist of direct incremental legal, consulting, accounting and other fees relating to the Company’s initial public offering (IPO), are capitalized and will be reclassified to additional paid-in capital (a component of capital surplus) as a reduction from the IPO proceeds. Other incremental organization costs are expensed as incurred. In the event the IPO is aborted, deferred offering costs will be expensed immediately. As of December 31, 2019, there were ¥57,509 thousand of deferred offering costs capitalized in the consolidated balance sheet. As of December 31, 2018, there were no capitalized deferred offering costs in the consolidated balance sheet.
Asset Retirement Obligations
The Company records asset retirement obligations when the obligation is incurred. The obligation is measured at fair value and included in Non-current liabilities. When the liability is initially recorded, the Company capitalizes the related cost by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value, and the capitalized cost is depreciated over the asset’s useful life.
Revenue Recognition
The Company currently recognizes revenue under Financial Accounting Standards Board (“FASB”) Topic 605 Revenue Recognition as an emerging growth company and expects to implement ASC 606—“Revenue from Contracts with Customers” for the year ending December 31, 2020. See “Recently Issued Accounting Pronouncements Not Yet Adopted”. The Company’s revenues consist of the following:
Revenue from Directly-Operated Salons
Revenues from directly-operated salons are recognized when services are provided at the salons.
Franchise Revenue
Franchise Revenue is comprised of (i) franchise fees and royalty income, (ii) staffing service revenue, and (iii) sublease revenue. The Company and the franchisee enter into a franchise agreement which sets forth the standard terms and conditions of operating the franchised salon, as well as the fees and royalties over the term of the agreement. In most cases, an outsourcing agreement is also entered into in conjunction

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
with the franchise agreement that specifies the terms of the sublease arrangement with the franchisee. Upon the franchisee’s request, the Company’s therapists are dispatched to franchise locations and franchisees must pay dispatch fees in accordance with the dispatched employees’ position.
The Company receives the entire non-refundable initial franchise fees from the franchisee based on the franchise agreement and collects royalties, an amount calculated by multiplying a certain percentage to gross sales, on a monthly basis. The franchise agreement typically has an initial term of five years. The franchise agreement can be renewed prior to expiration by mutual consent and renewal franchise fees are paid by the franchisee upon renewal of agreement. Initial franchise fees are recognized as revenue when the franchised relaxation salon is opened as all material services and conditions related to the initial franchise fee have been substantially performed by the opening date. Royalties are recognized as revenues based on the monthly royalty earned where such amount is determined on the basis of gross sales made from each salon. Renewal franchise fees are basically recognized as revenues at the beginning of the renewal term. The Company leases the premises in which the majority of its franchisees operate, where the Company retains the head lease primary obligation, and has entered into corresponding sublease arrangements with franchisees. Revenues from sublease transactions with franchisees are recognized on a straight-line basis over the respective operating lease terms, or at the time of the underlying sales for variable lease payments, in accordance with ASC 842, “Leases.” The Company also generates revenue from providing its therapists to franchisees, which are recognized as revenues based on the total number of working hours of the agency worker during the dispatched period.
Franchise Revenue for the years ended December 31, 2019 and 2018 are as follows:
	Thousands of Yen
	2019	2018
Franchise fee and royalty income	¥800,110	¥877,947
Staffing service revenue	425,711	410,788
Sublease revenue	607,680	581,322
Total	¥1,833,501	¥1,870,057
Other Revenues
Other revenues are primarily from the Digital Preventative Healthcare segment, which include revenues from distributing promotional items at salons at the request of third parties (Real Media), serving implementation of health and wellness programs (Specific Health Guidance Program), and are recognized when services are provided. Health monitoring wearable device service (MOTHER Tracker®) is still at the development stage and as such generates no revenue.
Revenue is recognized net of consumption tax collected from customers and subsequently remitted to governmental authorities.
Advertising Expenses
Advertising costs are expensed as incurred and are recorded in “Selling, general and administration expenses”. Advertising expenses for the years ended December 31, 2019 and 2018 were ¥77,911 thousand and ¥71,214 thousand, respectively.
Stock-Based Compensation
The Company measures the cost of employee services received in exchange for an award of equity instruments at the fair value of the award on the grant date and recognizes the cost over the requisite service period which the employee is required to provide services in exchange for the award. Compensation

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
expenses are recognized on a straight-line basis over the requisite service period of the awards which are expected to be vested. The Company uses option pricing methods that require the input of subjective assumptions, including the expected term, expected volatility, dividend yield and risk-free interest rate.
Income Taxes
Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes and tax loss carryforwards. These deferred taxes are measured using the currently enacted tax rates in effect for the year in which the temporary differences or tax loss carryforwards and tax credits are expected to reverse.
Valuation allowances are provided against deferred tax assets when it is more likely than not that a tax benefit will not be realized. The Company recognizes the financial statement effect of uncertain tax positions when it is more likely than not, based on the technical merits, that the tax positions will be sustained upon examination by the tax authorities. Benefits from tax positions that meet the more-likely-than-not recognition threshold are measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. Accrued interest and penalties related to the unrecognized tax benefits are included in income tax expense in the consolidated statements of operations.
Earnings Per Share
Basic and diluted earnings per common share are presented in conformity with the two-class method required for participating securities. Basic net income attributable to the Company per common share is computed by dividing net income attributable to the Company by the weighted-average number of shares of common stock outstanding during the year. Diluted net income attributable to the Company per common share reflects the potential dilutive effect of stock options. (See Note 14)
Recently Adopted Accounting Pronouncements
Leases
On January 1, 2018, the Company adopted ASC 842 using the modified retrospective method, reflecting an immaterial cumulative effect as an adjustment to retained earnings. ASC 842 requires lessees to recognize operating lease right-of-use assets, representing their right to use the underlying asset for the lease term, and lease liabilities on the balance sheet.
The Company elected the permitted practical expedients not to reassess the following related to leases that commenced before the effective date of ASC 842:
(i)
whether any expired or existing contracts contain leases;

(ii)
the lease classification for any expired or existing leases; and

(iii)
initial direct costs for any existing leases.

The Company also elected the practical expedient to use hindsight in determining lease term and assessment of impairment of right-of-use assets. Upon adoption, the Company recorded right-of-use assets of ¥2,197,493 thousand and lease liabilities of ¥2,168,096 thousand on January 1, 2018. The difference between the value of the right-of-use assets and lease liabilities is due to the reclassification of existing deferred rent and unamortized lease incentives as of January 1, 2018. The Company further elected to apply the short-term lease recognition exemption for all equipment and office leases. Under this practical expedient, for those leases that qualify, we did not recognize right-of-use assets or liabilities, which included not recognizing right-of-use assets or lease liabilities for existing short-term leases of those assets in transition.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Financial Instruments
In January 2016, the FASB issued Accounting Standards Update (ASU) 2016-01 (ASC Subtopic 825-10), Financial Instruments—Overall Recognition and Measurement of Financial Assets and Financial Liabilities, as amended by ASU 2018-03, Financial Instruments—Overall: Technical Correction and Improvements, issued in February 2018. The amendments in these ASUs require entities to measure all equity investments at fair value with changes recognized through net income. Additionally, the amendments eliminate certain disclosure requirements related to financial instruments measured at amortized cost and add disclosures related to the measurement categories of financial assets and financial liabilities. For equity investments without readily determinable fair value, the Company elected the measurement method as cost, less impairments, and adjusted up or down based on observable price changes in orderly transactions for an identical or similar investment in the same issuer. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
Business Combinations
In January 2017, the FASB issued ASU No. 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a “business” with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. This guidance requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, an integrated set of assets and activities is not a business. The Company adopted ASU No. 2017-01 on January 1, 2018, which resulted in the classification of certain transactions in 2018 and 2019 as business combinations. See further discussion in Note 2.
Stock Compensation
In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendment simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, classification on the statement of cash flows and an entity can make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. The Company has elected to estimate expected forfeitures. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
In May 2017, the FASB issued ASU No. 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). ASU 2017-09 provides clarification when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
Statement of Cash Flows
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force). The amendment provides updated guidance on eight specific cash flow issues, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments, contingent consideration payments made after a business combination, proceeds from settlement of insurance claims and corporate-owned life insurance, distributions received from equity method investees, beneficial interests in securitization

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
transactions and separately identifiable cash flows and application of the predominance principle. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
Goodwill Impairment
In January 2017, the FASB issued ASU No. 2017-04 Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which simplifies the measurement of goodwill impairment by removing step 2 of the goodwill impairment test, which requires the determination of the fair value of individual assets and liabilities of a reporting unit. The new guidance requires goodwill impairment to be measured as the amount by which a reporting unit’s carrying value exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The amendments should be applied on a prospective basis. The Company early adopted the amendment in 2018. The adoption of this guidance had no impact on the Company’s consolidated financial statements and disclosures.
Derivatives and Hedging
In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities” (“ASU 2017-12”). ASU 2017-12 simplifies hedge accounting through changes to both designation and measurement requirements. For hedges that qualify as highly effective, the new standard eliminates the requirement to separately measure and record hedge ineffectiveness with the entire change in fair value of designated hedge reported in the results of operations in the same line item as the hedged item. The Company early adopted this standard in 2018. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
Revenue from Contracts with Customers
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers in the amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Additionally, the guidance requires improved disclosure to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The new guidance supersedes most current revenue recognition guidance, including industry-specific guidance. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842)-Effective Dates for Certain Entities. The standard permits private entities that have not yet issued their financial statements or made financial statements available for issuance as of June 3, 2020 to adopt Topic 606 for annual reporting periods beginning after December 15, 2019. As a result, Topic 606 is effective for annual reporting periods beginning in 2020 and for interim periods beginning in 2021. ASU 2014-09 allows for either a full retrospective or modified retrospective transition method. A final decision regarding the adoption method has not been finalized at this time. The Company is continuing to assess all potential impacts of adoption. However, based on its preliminary assessment, it currently believes the most significant impact relates to the timing of franchise fees recognition. Under the new guidance, initial franchise fees and renewal franchise fees from franchisees will be recognized over the term of the related franchise agreements. This guidance is not expected to impact recognition of revenue from salon service or product sales or recognition of continuing royalty revenues from franchisees, which are based on a percentage of franchise sales. The Company is currently finalizing its assessment of the impact of the adoption of this standard on its consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets measured at amortized cost, including accounts receivable, upon initial recognition of that financial asset using a forward-looking expected loss model, rather than an incurred loss model. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The standard defers the effective dates of ASU 2016-13 for SEC filers that are eligible to be smaller reporting companies, non-SEC filers and all other companies. As a result, Topic 326 is effective for interim and annual reporting periods beginning in 2023. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.
Fair Value Measurement Disclosures
In August 2018, the FASB issued ASU No. 2018-13 Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements. This amendment provides updates to the disclosure requirements on fair value measures in Topic 820 which includes the changes in unrealized gains and losses in other comprehensive income for recurring Level 3 fair value measurements, the option of additional quantitative information surrounding unobservable inputs and the elimination of disclosures around the valuation processes for Level 3 measurements. The new standard is effective for the fiscal year beginning after December 15, 2019. The effective date for the Company will be January 1, 2020. The Company does not expect the adoption of this amendment to have a material effect on its financial position or results of operations.
2.   Business Combination
Acquisition of Decollte Wellness’s shares
On October 1, 2018, the Company acquired control of Decollte Wellness by purchasing all outstanding shares for cash consideration of ¥6,000 thousand. As a result, each brand salon held by Decollte Wellness has become part of directly-operated salons. The cash consideration paid in this transaction, net of cash received, is included within “Acquisition of businesses—net of cash acquired” in the investing activities section of the consolidated statements of cash flows. The acquisition was accounted for by the acquisition method. Acquisition related costs were recognized as expenses when incurred, which were immaterial in amount. The purchase price allocation was based on the estimated fair values of the assets acquired and liabilities assumed, as of the acquisition date.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The estimated fair values of the assets acquired and liabilities assumed at the acquisition date were as follows:
Thousands of Yen
Fair value of assets / liabilities
Cash and cash equivalents	¥7,124
Other current assets	156
Property and equipment, net	19,981
Right-of-use asset−operating lease, net	126,178
Lease and guarantee deposits	23,339
Deferred tax assets	1,043
Other assets	124
Total assets acquired	177,945
Accrued expenses	(5,500)
Advances received	(1,813)
Other current liabilities	(1,212)
Long-term lease liability	(125,338)
Asset retirement obligations	(16,992)
Total liabilities assumed	(150,855)
Net assets assumed	27,090
Fair value of the consideration transferred	6,000
Gain from bargain purchase	¥21,090
The Company recognized the excess of the fair value of the net assets acquired over the fair value of the consideration transferred as a gain from bargain purchase of ¥21,090 thousand in 2018, which is separately presented in the consolidated statements of income. The Seller made the strategic decision to withdraw from the relaxation business entirely, as it was a non-core business and not sustainable for them. Rather than discontinue the operations of the business, the Seller looked to quickly sell and was unable to market the business to multiple bidders, causing the Seller to enter into an exclusivity agreement with the Company which resulted in a distressed sale.
The amount of revenue and earnings from the acquisition included in the Company’s results of operations for the years ended December 31, 2019 and 2018 was not material. Disclosure of pro-forma information is omitted as the acquisition is expected to have no material impact.
Acquisition of relaxation salons
During 2019 and 2018, the Company acquired 17 relaxation salons and 62 relaxation salons for cash consideration of ¥23,813 thousand and ¥148,992 thousand, respectively. The cash consideration paid in these transactions is included within “Acquisition of businesses—net of cash acquired” in the investing activities, “Payment of consideration of business acquisitions’’ in the financing activities and “Acquisition of businesses included in accrued expenses” in the non-cash investing and financing activities sections of the consolidated statements of cash flows. The acquisitions were accounted for by the acquisition method. Acquisition related costs were recognized as expenses when incurred, which were immaterial in amount. The results of operations, and assets and liabilities, of these relaxation salons were included in the consolidated financial statements from the date of acquisition. The purchase price allocation was based on the estimated fair values of the assets acquired and liabilities assumed, as of the acquisition date.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The estimated fair values of the assets acquired and liabilities assumed at the acquisition date were as follows:
	Thousands of Yen
	Fair value of assets/liabilities
	2019	2018
Property and equipment−net	¥27,567	¥108,916
Right-of-use asset−operating lease, net	―	241,221
Goodwill	22,156	44,770
Intangible assets	6,519	46,905
Lease and guarantee deposits	―	61,240
Total assets acquired	56,242	503,052
Short-term lease liability	―	(241,221)
Asset retirement obligation	(25,942)	(100,711)
Total liabilities assumed	(25,942)	(341,932)
Net assets assumed	30,300	161,120
Fair value of the consideration transferred	23,813	148,992
Gain from bargain purchases	¥6,487	¥12,128
The goodwill recorded primarily relates to the sales growth potential of the relaxation salons acquired and is expected to be deductible for income tax purposes. Intangible assets in the table above consist of reacquired franchise rights and trademarks, fair values of which were estimated using the relief from royalty method with Level 3 unobservable inputs. The amount of reacquired franchise rights was ¥6,519 thousand and ¥7,983 thousand in 2019 and 2018 respectively. Reacquired franchise rights are subject to amortization, amortized over an estimated useful life of approximately three years. Trademarks of ¥38,922 thousand acquired in 2018 have an indefinite life and are not amortized.
On some relaxation salons acquired, the Company recognized the excess of the fair value of the net assets acquired over the fair value of the consideration transferred as a gain from bargain purchases of ¥6,487 thousand and ¥12,128 thousand in 2019 and 2018 respectively, which is separately presented in the consolidated statements of income. In the case of the bargain purchase gain, the seller of franchisee wanted to cease their franchise business and reached out to the Company to sell the franchise. Most of the time, the franchisee wants to sell because the studio is not generating profit or for other financial reasons.
The amount of revenue from the acquired relaxation salons included in the Company’s results of operations for the years ended December 31, 2019 and 2018 was ¥799,788 thousand and ¥608,293 thousand, respectively. The amount of earnings from the acquired relaxation salons included in the Company’s results of operations for the years ended December 31, 2019 and 2018 was ¥107,145 thousand and ¥48,300 thousand, respectively. Disclosure of pro forma information is omitted as the information is not easily available.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
3.   Property and Equipment, Net
As of December 31, 2019 and 2018, property and equipment consist of the following:
	Thousands of Yen
	December 31, 2019	December 31, 2018
Leasehold improvements	¥215,524	¥231,760
Vehicles	7,786	7,786
Tools, furniture and fixtures	19,755	21,698
Total	243,065	261,244
Accumulated depreciation and amortization	(74,110)	(72,186)
	¥168,955	¥189,058
Depreciation and amortization expense was ¥29,557 thousand and ¥34,607 thousand for the years ended December 31, 2019 and 2018, respectively.
For the years ended December 31, 2019 and 2018, the Company recognized impairment loss of ¥9,825 thousand and ¥4,315 thousand, respectively, on leasehold improvements used in certain relaxation salons. The Company conducted strategic reviews of its future profitability forecast. Following these reviews, the Company reduced the corresponding estimated future cash flows of these assets and the estimated ability to recover the carrying amount of the long-lived assets within the period applicable to the impairment determination, resulting in the impairment charges.
4.   Goodwill and Other Intangible Assets, Net
The components of intangible assets as of December 31, 2019 and 2018 are as follows:
	Thousands of Yen
	2019	2018
Intangible assets subject to amortization:
Software for internal use	¥54,710	¥41,020
Reacquired franchise rights	9,802	7,860
Other	10,750	10,750
Total	75,262	59,630
Accumulated amortization	(36,694)	(22,419)
Net carrying amount	38,568	37,211
Intangible assets not subject to amortization:
Trademark	38,922	38,922
Goodwill	78,282	63,955
Telephone rights	148	148
Total	117,352	103,025
Total intangible assets	¥155,920	¥140,236
The aggregate amortization expense was ¥16,617 thousand and ¥9,660 thousand for the years ended December 31, 2019 and 2018, respectively.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The estimated aggregate amortization expense for other intangible assets for the next five years and thereafter is as follows:
Thousands of Yen
Year ending December 31:
2020	¥16,410
2021	13,514
2022	5,362
2023	1,740
2024	1,392
Thereafter	150
Total	¥38,568
The following table shows changes in carrying amount of goodwill for the years ended December 31, 2019 and 2018:
Thousands of Yen
Balance at January 1, 2018
Goodwill	¥22,645
Acquisitions of relaxation salons*	44,770
Sales of directly-operated salons to franchisees	(3,460)
Balance at December 31, 2018
Goodwill	63,955
Acquisitions of relaxation salons*	22,156
Sales of directly-operated salons to franchisees, and disposal of relaxation salons	(7,829)
Balance at December 31, 2019
Goodwill	¥78,282

*
Acquisitions for the years ended December 31, 2019 and 2018 relate to relaxation salon acquisitions in the Relaxation Salon Segment. Refer to Note 2.

No impairment losses were recognized for the years ended December 31, 2019 and 2018.
5.   Investment
Equity Method Investments
The Company’s ownership interests in its equity method investments as of December 31, 2019 and December 31, 2018 were as follows:
	Ownership
	2019	2018
Re.Ra.Ku (Hongkong) Health Science and Technology Co., Limited	―	44.0%
In June 2018, the Company acquired 44.0% shares in Re.Ra.Ku (Hong Kong) Health Science for ¥49,240 thousand. In December 2019, the Company sold all of its investment in Re.Ra.Ku (Hong Kong) Health Science and Technology Co., Limited, for ¥50,000 thousand, for a gain of ¥559 thousand.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Disclosure of summary financial information for the equity method investment is omitted as the investment is expected to have no material impact.
Investment at Cost
The carrying amount of non-marketable securities are recorded at cost as fair value is not readily determinable. The amount is ¥14,044 thousand and ¥3,500 thousand as of December 31, 2019 and 2018, respectively. The Company did not recognize any impairment during the years ended December 31, 2019 and 2018.
The breakdown of non-marketable securities as of December 31, 2019 and 2018 are as follows:
	Carrying amount
	Thousands of Yen			Ownership
	2019	2018		2019	2018
Matrix Industries, Inc.	¥5,544	¥	―	14.3%	―
Kabushiki Kaisha ReRaKu WEST	3,000		3,000	16.6%	16.6%
Other	5,500		500	―	―
Total	¥14,044		¥3,500
6.   Short-term Borrowings and Long-term Borrowings
The Company has short-term borrowings from a Japanese financial institution, with a principal balance of ¥180,000 thousand outstanding as of December 31, 2019 and 2018. The unsecured short-term borrowings accrue interest, compounded annually, using a fixed interest rate of 2.35%. As of December 31, 2019, the term of notes is three months, the maturity date of which is February 28, 2020. The current maturity date of these notes as of the date of this report is November 30, 2020. The Company generally renews these short-term borrowings on a short-term basis, which is three to six months, based on the Company’s assessment on the borrowing conditions including interest rate and term, and any unpaid principal when the amount is unchanged, and accrued is prepaid on every renewal day.
The Company has long-term loans with Japanese financial institutions. The long-term loans are unsecured. Some long-term loans are guaranteed by Credit Guarantee Association, a Japanese governmental affiliate agency which supplements private companies with credit. The long-term loan accrues interest using fixed interest rates of 0.61%−3.30% per annum as of December 31, 2019 and 2018. Debt issuance costs related to these borrowings are immaterial.
Long-term borrowings as of December 31, 2019 and 2018 are as follow:
	Thousands of Yen
	2019	2018
Unsecured bank loans (Due through 2025 with weighted average interest rates of 1.74% as of December 31, 2019 and 2018, respectively)	¥342,101	¥576,512
Current portion of long-term borrowings	(191,570)	(233,744)
Total long-term borrowings	¥150,531	¥342,768

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The following is a summary of maturities of long-term borrowings subsequent to December 31, 2019:
Thousands of Yen
Year ending December 31:
2020	¥191,570
2021	91,081
2022	25,970
2023	19,698
2024	9,732
2025	4,050
Total	¥342,101
Both short-term borrowings and long-term borrowings are primarily made under general agreements, which are to provide security and guarantees for present and future indebtedness or to secure a guarantor upon request of the bank, and that the banks shall have the right to offset cash deposits against any debts and obligations that have become due or, in the case of default, against all obligations to the banks. Kouji Eguchi, the representative director and the shareholder of the Company (holds 48.04% of common stock and all Class A common stock), is a guarantor with respect to some of these borrowings. None of the loan agreements contain any financial covenants.
7.   Asset Retirement Obligation
Asset retirement obligation primarily consists of estimated costs arising from a contractual obligation to a landlord to remove leasehold improvements from leased properties at the end of the lease contracts for its headquarters and directly-operated salons.
Reconciliation of the beginning and ending amount of asset retirement obligation for the years ended December 31, 2019 and 2018 is as follows:
	Thousands of Yen
	2019	2018
Beginning balance	¥119,519	¥46,539
Liabilities incurred	63,623	118,832
Liabilities settled	(55,954)	(46,059)
Accretion expense	223	207
Ending balance	¥127,411	¥119,519
8.   Leases
The Group mainly leases commercial space for its relaxation salon from external third parties, which are either operated by the Company or a franchisee and also enters into contracts with franchisees subleasing partial spaces of leased properties under the terms and conditions that are substantially the same as the head lease contracts. As of December 31, 2019 and 2018, the Group had 220 and 230 leased salons, respectively, of which 165 and 140 salons, respectively, were subleased.
Operating Leases
Lessee
There are no lease transactions classified as finance leases for the years ended December 31, 2019 and 2018.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The table below summarizes the components of operating lease costs related to operating leases:
	Thousands of Yen
	2019	2018
Fixed lease cost(a)	¥851,555	¥817,288
Variable lease cost(b)	30,901	28,774
Short-term cost	10,979	31,691
Total	¥893,435	¥877,753

(a)
This includes the amount of ¥580,074 thousand and ¥557,579 thousand recoverable from subleasees for the years ended December 31, 2019 and 2018, respectively.

(b)
This includes the amount of ¥27,606 thousand and ¥23,744 thousand recoverable from subleasees for the years ended December 31, 2019 and 2018, respectively.

There are no sale-and leaseback transactions conducted in the years ended December 31, 2019 and 2018.
Supplementary information on cash flow and other information for leasing activities for the year ended December 31, 2019 and 2018 are as follows:
	Thousands of Yen
	2019	2018
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows	¥375,270	¥337,293
Right-of-use assets obtained in exchange for lease liabilities	749,008	766,827
Weighted average remaining lease term (in years)	3.3	3.6
Weighted average discount rate	1.45%	1.45%
Maturity analysis of future minimum lease payments under non-cancellable leases subsequent to December 31, 2019 are as follows:
Thousands of Yen
Year ending December 31:
2020	¥708,552
2021	560,080
2022	346,190
2023	143,012
2024	69,596
2025 and thereafter	62,130
Total	1,889,560
Less: Interest component	(48,737)
Present value of minimum lease payments	¥1,840,823
The amount of ¥704,024 thousand and ¥1,136,799 thousand of the discounted present value of minimum lease payment are included in “Short-term lease liability” and “Long-term lease liability—net of current portion”, respectively, in the consolidated balance sheets.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Subleases
The Group leases space from commercial facility landlords which in turn it subleases to certain franchisees of its relaxation salons. Sublease revenues are as follows for the years ended December 31 and included in franchise revenues:
	Thousands of Yen
	2019	2018
Fixed sublease income	¥580,074	¥557,579
Variable sublease income	27,606	23,743
Total	¥607,680	¥581,322
Expected future minimum lease collections to be received under non-cancellable subleases subsequent to December 31, 2019 are as follows:
Thousands of Yen
Year ending December 31:
2020	¥494,567
2021	392,987
2022	229,180
2023	108,298
2024	46,114
2025 and thereafter	34,994
Total	¥1,306,140
There are no lease transactions classified as sale-type leases and direct financing leases for the years ended December 31, 2019 and 2018.
9.   Shareholders’ Equity
Common stock and Class A common stock
The Company’s capital consists of common stock and Class A common stock.
The same rights are granted to common stock and Class A common stock on the right to claim a dividend and to claim a liquidation distribution.
Class A common stock is entitled to no voting rights at ordinary shareholder’s meetings. However, when the Company makes decisions on the following matters stipulated in laws or regulations or the articles of incorporation that need to be approved by the resolution of the Board of Directors, in addition, the Company needs approval at the Class General Meetings of respective shareholders, which is constituted by the shareholders of Class A common stock.
1.
Subject to a demand for sale of treasury stock from inheritors;

2.
Reverse stock split, stock split, issuance of stock and issuance of stock acquisition right;

3.
Dismissal of the Company’s corporate auditor (See Note 19);

4.
Decrease of common stock;

5.
Dividend paid in property other than money;

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
6.
Change in the articles of incorporation, business transfer, dissolution and liquidation of the Company; and

7.
Organizational change, merger, stock exchange and stock transfer;

All issued Class A common stock are held by the Company’s representative director, Kouji Eguchi. The holders of Class A common share can claim anytime to acquire Class A common share at market price.
Japanese companies are subject to the Companies Act of Japan (the “Companies Act”). The significant provisions in the Companies Act that affect financial and accounting matters are summarized below:
Common stock
Under the Companies Act, issuances of common stock are required to be credited to the common stock account for at least 50% of the proceeds and to the additional paid-in capital account for the remaining amounts.
Dividends
Under the Companies Act, companies can pay dividends at any time during the year in addition to the year-end dividend upon resolution at the shareholders meeting. The Companies Act permits companies to distribute dividends-in-kind (non-cash assets) to shareholder’s subject to certain limitations and additional requirements. Semiannual interim dividends may also be paid once a year upon resolution by the Board of Directors if the articles of incorporation of the company so stipulate. The Companies Act provides certain limitations on the amounts available for dividends or the purchase of treasury stock. The limitation is defined as the amount available for distribution to the shareholders, but the amount of net assets after dividends must be maintained at no less than ¥3 million.
Increases / decreases and transfer of common stock, reserve and surplus
The Companies Act requires that an amount equal to 10% of dividends must be appropriated as legal reserve (a component of retained earnings) or as additional paid-in capital (a component of capital surplus) depending on the equity account charged upon the payment of such dividends until the total of the aggregate amount of legal reserve and additional paid-in capital equals 25% of common stock. Under the Companies Act, the total amount of additional paid-in capital and legal reserve may be reversed without limitation. The Companies Act also provides that common stock, legal reserve, additional paid-in capital, and other capital surplus and retained earnings can be transferred among the accounts under certain conditions upon resolution of the shareholders.
Treasury Stock
The Companies Act also provides for companies to purchase treasury stock and dispose of such treasury stock by resolution of the Board of Directors. The amount of treasury stock purchased cannot exceed the amount available for distribution to the shareholders which is determined by a specific formula.
10.   Stock-based Compensation
The fair value of stock options is estimated at the date of grant of the purchase rights using the Binomial option-pricing model. Binomial option-pricing model requires the input of highly subjective assumptions such as the expected stock price volatility and the expected period until options are exercised.
According to the resolutions at the general meetings of shareholders held in December 2015, as Fourth Series of Stock Subscription Rights, stock options to purchase 1,539,500 shares of common stock were granted to the Company’s director and the Company’s corporate auditor (See Note 19) on December 21,

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
2015. The exercise term of stock options is 8 years commencing from December 22, 2017 and they must hold positions in the Company at the time of exercise to exercise their rights. The stock option’s fair value as of grant date was ¥2.45 per share. The exercise price of the stock option is ¥400 per share.
According to the resolutions at the general meetings of shareholders held in December 2015, as Fifth Series of Stock Subscription Rights, stock options to purchase 285,500 shares of common stock were granted to the Company’s employees on December 21, 2015. The exercise term of stock options is 8 years commencing from December 22, 2017 and they must be employed by the Company at the time of exercise to exercise their rights. The stock option’s fair value as of grant date is ¥2.96 per share. The exercise price of the stock option was ¥400 per share.
According to the resolutions at the general meetings of shareholders held in December 2016, as Sixth Series of Stock Subscription Rights, stock options to purchase 230,000 shares of common stock were granted to the Company’s corporate auditor (See Note 19) on December 21, 2016. The exercise term of stock options is 8 years commencing from December 22, 2018 and they must hold positions in the Company at the time of exercise to exercise their rights. The stock option’s fair value as of grant date is ¥0.67 per share. The exercise price of the stock option was ¥2,000 per share.
According to the resolutions at the general meetings of shareholders held in December 2016, as Seventh Series of Stock Subscription Rights, stock options to purchase 174,000 shares of common stock were granted to the Company’s employees on December 21, 2016. The exercise term of stock options is 8 years commencing from December 22, 2018 and they must be employed by the Company at the time of exercise to exercise their rights. The stock option’s fair value as of grant date was ¥0.82 per share. The exercise price of the stock option is ¥2,000 per share.
The Company did not grant any stock options during 2019 and 2018.
A summary of the activity of the Company’s stock option plans as of and for the years ended December 31, 2019 and 2018 is presented below:
		Yen	Years	Thousands of Yen
	Number of shares	Weighted- average exercise price	Weighted- average remaining contractual term	Aggregate intrinsic value
Outstanding at January 1, 2018	2,120,500	¥705	7.9	¥	―
Granted	―	―	―
Exercised	―	―	―
Forfeited/Expired	1,571,000	409
Outstanding at December 31, 2018	549,500	1,552	7.6		―
Exercisable at December 31, 2018	549,500	1,552	7.6		―
Granted	―	―	―
Exercised	―	―	―
Forfeited/Expired	30,000	800
Outstanding at December 31, 2019	519,500	1,595	6.7		―
Exercisable at December 31, 2019	519,500	¥1,595	6.7	¥	―
The compensation cost recognized for these stock options for the years ended December 31, 2019 and 2018 was nil and ¥149 thousand, respectively, and it is included in selling, general and administrative expenses in the consolidated statements of income. As of December 31, 2019, the Company had no unrecognized compensation costs.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
11.   Segment Information
The Company operates its business in two segments: Relaxation Salon, and Digital Preventative Healthcare, which are based on the organizational structure and information reviewed by the Company’s Chief Operating Decision Maker, who is the President, to evaluate its operating results and allocation of resources.
The accounting policies of the segments are substantially the same as those described in the significant accounting policies in Note 1.
Information about operating results and assets for each segment as of and for the years ended December 31, 2019 and 2018 is as follows:
	Thousands of Yen
	Relaxation Salon	Digital Preventative Healthcare	Corporate and elimination		Consolidated
Year ended December 31, 2019
Revenues	¥3,864,656	¥43,608	¥	―	¥3,908,264
Operating income (loss)	279,439	(43,056)		(202,033)	34,350
Depreciation and amortization	34,025	4,764		7,385	46,174
Total assets	3,346,739	29,565		1,381,161	4,757,465
Year ended December 31, 2018
Revenues	¥3,348,042	¥85,093	¥	―	¥3,433,135
Operating income (loss)	362,765	(40,903)		(248,594)	73,268
Depreciation and amortization	34,898	―		9,369	44,267
Total assets	3,584,260	26,843		910,875	4,521,978
Expenses not directly associated with specific segments are allocated based on the most reasonable measures applicable. Corporate expenses include certain corporate general and administrative expenses and back office expenses.
Assets attributed to each segment are accounts receivable-trade, net, accounts receivable-other, inventories, prepaid expenses, right-of-use asset—operating lease, property and equipment, goodwill, intangible assets, and lease and guarantee deposits. Corporate assets primarily consist of cash and cash equivalents, time deposits, long-term accounts receivable-other, net, deferred tax assets, and corporate properties.
Substantially all revenues are from customers operating in Japan. Geographic information is omitted due to immateriality of revenue and operating income attributable to international operations for the years ended December 31, 2019 and 2018.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
12.   Income Taxes
The following table shows a summary of income taxes for the years ended December 31, 2019 and 2018:
	Thousands of Yen		Thousands of Yen
	2019		2018
	Domestic	Total	Domestic	Total
Income before income taxes	¥32,737	¥32,737	¥91,921	¥91,921
Income taxes
Current	10,222	10,222	6,784	6,784
Deferred	5,739	5,739	18,468	18,468
Total	¥15,961	¥15,961	¥25,252	¥25,252
The Company and its domestic subsidiaries are subject to a number of taxes based on income, in the aggregate resulted in an effective statutory rate of 30.6% and 30.9% for the years ended December 31, 2019 and 2018, respectively.
A reconciliation of the differences between the effective income tax rates reflected in the accompanying consolidated statements of income and Japanese statutory tax rates for the years ended December 31, 2019 and 2018 is as follows:
	2019	2018
Statutory tax rate	30.6%	30.9%
Increases (reductions) in taxes due to:
Change in valuation allowance	(10.2)	(9.7)
Nondeductible expenses	3.2	0.9
Inhabitant tax-per capita*	24.5	3.9
Effect of business combination	―	0.5
Stock-based compensation	―	0.1
Other-net	0.7	0.9
Effective income tax rate	48.8%	27.5%

*
Inhabitants tax is imposed on resident corporations in Japan. It consists of the corporation tax calculated as a percentage of national corporation tax and the per capita levy determined based on capital and the number of employees. For the year ended December 31, 2019, the impact of inhabitant tax per capita on the effective tax rate increased due to lower income before income taxes and capital increase during 2019.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The tax effects of the major items of temporary differences giving rise to the deferred tax assets and liabilities as of December 31, 2019 and 2018 are as follows:
	Thousands of Yen
	2019	2018
Deferred tax assets:
Accounts receivable-trade	¥13,485	¥13,485
Provision for bad debt	50,271	50,188
Goodwill	1,135	8,838
Other prepaid expenses−currently not deductible	54,235	74,658
Asset retirement obligation	39,013	36,597
Operating lease liability	563,660	640,678
Operating loss carryforwards	95,490	63,700
Other	51,485	48,567
Gross deferred tax assets	868,774	936,711
Valuation allowance	(42,395)	(45,750)
Total deferred tax assets	826,379	890,961
Deferred tax liabilities:
Property and equipment	(18,141)	(18,169)
Intangible assets	(6,485)	(1,861)
Right-of-use asset−operating lease	(560,336)	(638,109)
Deferred offering costs	(17,609)	―
Advances received	(1,303)	(3,604)
Other	―	(851)
Total deferred tax liabilities	(603,874)	(662,594)
Net deferred tax assets	¥222,505	¥228,367
Valuation allowance for deferred tax assets have decreased by ¥3,355 thousand and decreased by ¥8,938 thousand for the years ended December 31, 2019 and 2018, respectively.
Based on the level of historical taxable income and projections for future taxable income over the periods which the net deductible temporary differences are expected to reverse, the Company believes it is more likely than not that the Company will realize the benefits of these tax assets, net of valuation allowance, at December 31, 2019.
At December 31, 2019, the Group had operating loss carryforwards of ¥311,855 thousand, which are available to offset future taxable income. These carryforwards are scheduled to expire as follows:
Operating loss carryforwards
(Thousands of Yen)
Years ending December 31:
Between 2020 and 2023	¥75,596
Between 2024 and 2027	78,353
2028 and thereafter	157,906
Total	¥311,855
The Company does not recognize any deferred tax liabilities for undistributed earnings of domestic subsidiaries since dividends from these subsidiaries are not subject to taxation under Japanese tax law.
At December 31, 2019 and 2018, current unrecognized tax benefit is not material in amount. Even in the next twelve months after the end of 2019, it is unlikely that the total amount would change dramatically.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
The penalties and interest expenses related to income taxes are recognized in the consolidated statements of income as of December 31, 2019 and 2018, however, the amounts are immaterial.
The Company and its subsidiaries are subject to taxation in Japan. As of December 31, 2019, all years remain open to examination by the tax authority.
13.   Other Comprehensive Income (Loss)
Tax effects allocated to each component of other comprehensive income (loss) and reclassification adjustments for the years ended December 31, 2019, 2018 are as follows:
	Thousands of Yen
	Before Tax Amount		Tax (Expense) Benefit		Net of Tax Amount
Year ended December 31, 2018
Foreign currency translation adjustments
Amount arising during the period		¥(400)		¥122		¥(278)
Reclassification adjustments for gains and losses realized in net income		―		―		―
Net change during the year		(400)		122		(278)
Other comprehensive income (loss)		¥(400)		¥122		¥(278)
Year ended December 31, 2019
Foreign currency translation adjustments
Amount arising during the period	¥	―	¥	―	¥	―
Reclassification adjustments for gains and losses realized in net income		400		(122)		278
Net change during the year		400		(122)		278
Other comprehensive income (loss)		¥400		¥(122)		¥278
Changes in accumulated other comprehensive income (loss) for the years ended December 31, 2019 and 2018 are as follows:
	Thousands of Yen
	Foreign currency translation adjustments
Balance at January 1, 2018	¥	―
Other comprehensive income (loss) before reclassifications		(278)
Amounts reclassified from accumulated other comprehensive income (loss)		―
Net change during the year		(278)
Balance at December 31, 2018		(278)
Other comprehensive income (loss) before reclassifications		―
Amounts reclassified from accumulated other comprehensive income (loss)		278
Net change during the year		278
Balance at December 31, 2019	¥	―

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Reclassifications out of accumulated other comprehensive income (loss) for the years ended December 31, 2019 and 2018 are as follows:
	Thousands of Yen			Affected line items in consolidated statements of income
	2019	2018
Foreign currency translation adjustments	¥400	¥	―	Other−net
	(122)		―	Income tax expense
	278		―	Net income
Total amount reclassified, net of tax	¥278	¥	―
14.   Earnings Per Share
Earnings per common share is allocated based on each right of common stock and Class A common stock, on the assumption that income from current year has been distributed. Common stock and Class A common stock have equal rights with respect to surplus dividend and residual assets distribution as net income attributable to shareholders of the Company is allocated proportionally.
Reconciliations of net income and weighted average number of common shares outstanding used for the computation of basic earnings per common share for the years ended December 31, 2019 and 2018 are as follows:
	2019		2018
	Common	Class A	Common	Class A
	(Thousands of Yen)		(Thousands of Yen)
Income (Numerator)
Net income attributable to shareholders of the Company	¥17,335	—	¥66,310	—
	(Number of shares)		(Number of shares)
Shares (Denominator)
Weighted average common shares outstanding	3,747,295	1	3,672,500	1
Effect of dilutive instruments:
Stock options	525,007	―	1,048,777	―
Weighted average common shares for diluted computation	4,272,302	1	4,721,277	1
	(Yen)		(Yen)
Earnings per common share attributable to shareholders of the Company
Basic	¥4.63	¥4.63	¥18.06	¥18.06
Diluted	¥4.06	¥4.06	¥14.04	¥14.04
15.   Fair Value of Financial Instruments
Fair value of financial instruments
The estimated fair values of the Company’s financial instruments at December 31, 2019 and 2018 are set forth below:
The following summary excludes cash and cash equivalents, time deposits, accounts receivable-trade, accounts receivable-other, due from shareholder, long-term accounts receivable-other, lease and guarantee

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
deposits, short-term borrowings and current portion of long-term borrowings, accounts payable-trade, accrued expenses, deposit received and operating lease liability for which fair values approximate their carrying amounts. The summary also excludes investments which are disclosed in Note 5.
	Thousands of Yen
	2019		2018
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Long-term borrowings−net of current portion	¥(150,531)	¥(145,600)	¥(342,768)	¥(331,065)
The following methods and assumptions are used to estimate the fair value in the above table.
Long-term borrowings
The Company’s long-term borrowings instruments are classified as Level 2 instruments and valued based on the present value of future cash flows associated with each instrument discounted using current market borrowing rates for similar borrowings instruments of comparable maturity. The classification of levels is fully described in Note 16.
Assumptions used in fair value estimates
Fair value estimates are made at a specific point in time, based on relevant market information available and details of the financial instruments. These estimates are practically conducted by the Company which involve uncertainties and matters of significant judgment, therefore, these cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
16.   Fair Value Measurements
Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy that prioritizes the inputs used to measure fair value is as follows:
Level 1
Inputs are quoted prices in active markets for identical assets or liabilities.
Level 2
Inputs are quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3
Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable, which reflect the reporting entity’s own assumptions about the assumptions that market participants would use in establishing a price.
There were no assets or liabilities to be measured at fair value on “recurring” basis during 2019 and 2018.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
Long-lived assets and liabilities measured at fair value on “nonrecurring” basis include leasehold improvements and right-of-use assets—operating lease. Assets and liabilities measured at fair value on “nonrecurring” basis as of December 31, 2019 and 2018 are as follows:
	Thousands of Yen
	Level 1		Level 2		Level 3	Impairment loss
Year ended December 31, 2019
Assets
Leasehold improvements	¥	―	¥	―	¥161,330	¥9,825
Right-of-use asset−operating lease		―		―	1,829,968	34,721
Total	¥	―	¥	―	¥1,991,298	¥44,546
Year ended December 31, 2018
Assets
Leasehold improvements	¥	―	¥	―	¥177,949	¥4,315
Right-of-use asset−operating lease		―		―	2,083,963	36,463
Total	¥	―	¥	―	¥2,261,912	¥40,778
Impairment of long-lived assets
Significant judgments and unobservable inputs categorized as Level 3 in the fair value hierarchy are inherent in the impairment tests performed and include assumptions about the amount and timing of expected future cash flows, growth rates, and the determination of appropriate discount rates. The Company believes that the assumptions used in its annual and any interim date impairment tests are reasonable, but variations in any of the assumptions may result in different calculations of fair values and impairment charges.
The Company’s primary business is the operations of relaxation salons. It regularly conducts reviews of past performances and future profitability forecast for individual salons. Based on the evaluation, if the Company determines that the Salon assets are impaired and not fully recoverable, it reduces the carrying amounts of the Salon’s long-lived assets to the estimated fair value. Fair value is determined based on income approach using Level 3 inputs under ASC 820 Fair Value Measurement. The income approach is calculated using projected future (debt-free) cash flows that are discounted to present value. The future cash flows are based on the estimates made by management concerning forecast of sales, operating expenses and operating profit and loss, etc. with due consideration of industry trend and market circumstances, business risks and other factors, adjusted by market participants assumptions, if different from the Company’s assumptions. These cash flows are then discounted at the reporting unit’s calculated weighted average cost of capital (“WACC”) of 11.3%. The discount rate (WACC) takes into consideration the characteristics of relevant peer companies, market observable data, and company-specific risk factors. Because of changing market conditions (i.e., rising interest rates and/or less marketplace demand), it is reasonably possible that the estimate of expected future cash flows may change resulting in the need to adjust our determination of fair value in the future.
For the year ended December 31, 2019, the Company recognized impairment loss of ¥44,546 thousand on leasehold improvements and right-of-use asset—operating lease used in certain relaxation salons. The Company conducted strategic reviews of its future profitability forecast for the salons. Following these reviews, the Company reduced the corresponding estimated future cash flows of these assets and the estimated ability to recover the carrying amount of the long-lived assets within the period applicable to the impairment determination, resulting in the impairment charges.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
For the year ended December 31, 2018, the Company recognized impairment loss of ¥40,778 thousand on leasehold improvements and right-of-use assets—operating lease used in certain relaxation salons. The Company conducted strategic reviews of its future profitability forecast for the salons. Following these reviews, the Company reduced the corresponding estimated future cash flows of these assets and the estimated ability to recover the carrying amount of the long-lived assets within the period applicable to the impairment determination, resulting in the impairment charges.
17.   Commitments and Contingencies
Operating leases
The Group mainly in addition to its headquarters facility, leases salon spaces from external third parties, which are either directly-operated salons or franchised salons. Refer to Note 8 “Leases” and Note 7 “Asset Retirement Obligation” for details on the components of operating lease costs and future minimum lease payments under non-cancellable leases and asset retirement obligation, respectively.
Borrowings
The Company has both short-term borrowings and long-term borrowings that are primarily made under general agreements. Refer to Note 6 “Short term and Long-term Borrowing” for future debt payments.
Litigation
The Company is involved in various claims and legal actions arising in the ordinary course of business. The Company has recorded provisions for liabilities when it is probable that liabilities have been incurred and the amount of loss can be reasonably estimated. The Company reviews these provision at least on a yearly basis and adjusts these provisions to reflect the impact of the negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Based on its experience, although litigation is inherently unpredictable, the Company believes that any damage amounts claimed in outstanding matters are not a meaningful indicator of the Company’s potential liability. In the opinion of management, any reasonably possible range of losses from outstanding matters would not have a material adverse effect on the Company’s consolidated financial position, results of operations, or cash flows.
18.   Related Party Transactions
Transactions with the Company’s representative director
As of December 31, 2019, the outstanding balance due from Kouji Eguchi, the representative director and the shareholder of the Company (holds 48.04% of common stock and all Class A common stock), was ¥8,266 thousand. The interest received on the short-term loans mentioned below, in the amount of ¥189 thousand, is included under interest income in the consolidated statements of income. The balance was repaid in full in 2020.
As of December 31, 2018, the outstanding balance due from Kouji Eguchi, the representative director and the shareholder of the Company (holds 52.62% of common stock and all Class A common stock), was ¥16,677 thousand. The interest received on the short-term loans, in the amount of ¥227 thousand, is included under interest income in the consolidated statements of income.
Transactions with the Company’s director
Akira Nojima, the Company’s independent director, is the sole owner of Kabushiki Kaisha No Track.
As of December 31, 2019 and 2018, the outstanding accrued expenses to Kabushiki Kaisha No Track are ¥110 thousand and ¥108 thousand (included in accrued expenses). The Company paid consulting fees of

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
¥600 thousand and ¥600 thousand (included in selling, general and administrative expenses) to Kabushiki Kaisha No Track, in each year respectively.
Tomoya Ogawa, the Company’s independent director and the shareholder of the Company (holds 0.71% and 0.78% of common stock as of December 31, 2019 and 2018 respectively), is the sole owner of Kabushiki Kaisha LTW.
As of December 31, 2019 and 2018, the outstanding accrued expenses to Kabushiki Kaisha LTW are ¥110 thousand and ¥108 thousand (included in accrued expenses). The Company paid consulting fees of ¥1,200 thousand and ¥1,200 thousand (included in selling, general and administrative expenses) to Kabushiki Kaisha LTW, in each year respectively.
Transactions with the Company’s corporate auditor (See Note 19)
Osamu Sato, the Company’s corporate auditor and the shareholder of the Company (holds 0.44% and 0.48% of common stock as of December 31, 2019 and 2018 respectively), is the president and representative director of Aoyama Consulting Group Co., Ltd.
As of December 31, 2019 and 2018, the outstanding accrued expenses to Aoyama Consulting Group Co., Ltd are ¥110 thousand and ¥108 thousand (included in accrued expenses). The Company paid consulting fees of ¥1,200 thousand and ¥1,200 thousand (included in selling, general and administrative expenses) to Aoyama Consulting Group Co., Ltd in each year, respectively.
19.   Corporate Auditor
As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting.
Our corporate auditors are not required to be certified public accountants. Our corporate auditors may not concurrently serve as directors, employees or accounting advisors (kaikei sanyo) of our Company or any of our subsidiaries or serve as corporate officers of our subsidiaries. Under the Companies Act, at least one-half of the corporate auditors of a company must be persons who satisfy the requirements for an outside corporate auditor under the Companies Act, and at least one of the corporate auditors must be a full-time corporate auditor.
The function of our board of corporate auditors and each corporate auditor is similar to that of independent directors, including those who are members of the audit committee of a U.S. public company. Each corporate auditor has a statutory duty to supervise the administration by the directors of our affairs, to examine our financial statements and business reports to be submitted by a representative director at the general meetings of shareholders, and to prepare an audit report. Our corporate auditors are obligated to participate in meetings of our board of directors and, if necessary, to express their opinion at such meetings, but are not entitled to vote. Our corporate auditors must inspect the proposals, documents and any other materials to be submitted by our board of directors to the shareholders at the shareholders’ meeting. If a corporate auditor finds a violation of statutory regulations or our articles of incorporation, or another significant improper matter, such auditor must report those findings to the shareholders at the shareholders’ meeting.
20.   Subsequent Events
Stock options
On August 31, 2020, “Delegation of determination of subscription requirements for stock option to the Company’s board of directors, as eighth and ninth series of Stock Subscription Rights” was approved at

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
the Company’s extraordinary general meeting of shareholders, for directors, corporate auditor (See Note 19) and employees of the Company and outside service providers, in order to further promote their motivation and incentives to contribute to the enhancement of the continuous business performance and corporate value.
The key terms and conditions for the eighth series Stock Option Grant are as follows:
Grant date	The date to be determined within one year from the date of the Company’s extraordinary general meeting resolution.
Number of Stock Options to be granted	Upper limit 150,000
Number of shares to be issued	Upper limit 150,000 shares
The key terms and conditions for the ninth series Stock Option Grant are as follows:
Grant date	The date to be determined within one year from the date of the Company’s extraordinary general meeting resolution.
Number of Stock Options to be granted	Upper limit 300,000
Number of shares to be issued	Upper limit 300,000 shares
Novel Coronavirus Pandemic in March 2020
On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic. The outbreak is having an impact on the global economy, resulting in rapidly changing market and economic conditions. National and local governments around the world instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain non-essential businesses, curfews, shelter-in-place orders and recommendations to practice social distancing. The outbreak and associated restrictions that have been implemented have had a material adverse impact on the Company’s business and cash flow from operations, similar to many businesses.
In response to this outbreak, the Japanese government issued the Declaration on April 7, 2020. The Declaration resulted in a significant reduction in guest traffic at our relaxation salons due to changes in consumer behavior as social distancing practices. On April 21, 2020, the Company announced the temporary closure of almost all of its relaxation salons located across the country until May 6, 2020. The Declaration was lifted in Japan on May 25, 2020, however, other restrictions have been continuously encouraged by the Japanese government. In September 2020, substantially all of the Company’s relaxation salons were in operation.
Because our operating results substantially depend upon our relaxation salons’ revenue volumes and profitability, the two months of idleness in April and May materially impacted our revenue. The Company implemented cost measures to mitigate topline degradation to the business from this pandemic, including reductions in executive and employee compensation and deferral of nonessential spend in order to limit the impact on our operations and financial results. Additionally, in order to further strengthen its cash position and provide financial flexibility in light of the current uncertainty arising from the COVID-19 pandemic, the Company entered into additional loan agreements with Japan Finance Corporation and Higashi-Nippon Bank, Limited to borrow ¥200,000 thousand respectively. The Company also applied for the subsidy program for employment adjustment by the Japanese government with COVID-19 special treatment, which incentivizes companies to retain their employees. In August 2020, the Company received ¥76,419 thousand from the subsidy program. The subsidy can help to cover the payroll costs of furloughed employees.
As of this report, the duration and extent of COVID-19’s impact is not reasonably possible to estimate due to the uncertainty about the spread of the virus. This could lead to lower sales, further relaxation salon

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018
closures, delays in development of our business, which could continue to materially affect our financial condition and results of operations.
Acquisition of relaxation salons
In 2020, the Company acquired 27 relaxation salons from our franchisee located in Japan for consideration of ¥87,266 thousand. The results of operations, assets and liabilities of these acquired relaxation salons are expected to be included in the consolidated financial statements from the date of each acquisition during 2020.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2020 (UNAUDITED) AND DECEMBER 31, 2019
(Yen in thousands, except share data)
	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	¥225,060	¥513,621
Time deposits	32,520	38,520
Accounts receivable-trade, net of allowances of ¥23,630 and ¥22,920, respectively	144,246	337,048
Accounts receivable-other	251,348	428,278
Due from shareholder	300	8,266
Inventories	5,880	5,511
Prepaid expenses and other current assets	90,642	47,485
Total current assets	749,996	1,378,729
Property and equipment, net	237,632	168,955
Goodwill	163,008	78,282
Other intangible assets, net	75,538	77,638
Investments	14,044	14,044
Long-term accounts receivable-other, net of allowances of ¥135,251 and ¥141,256, respectively	142,110	106,208
Right-of-use asset−operating lease, net	1,631,410	1,829,968
Lease and guarantee deposits	684,781	769,104
Deferred tax assets, net	211,459	222,505
Deferred offering costs	125,574	57,509
Other assets	62,419	54,523
Total assets	¥4,097,971	¥4,757,465
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS—(CONTINUED)
AS OF JUNE 30, 2020 (UNAUDITED) AND DECEMBER 31, 2019
(Yen in thousands, except share data)
	June 30, 2020	December 31, 2019
	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	¥70,196	¥122,590
Accrued expenses	437,321	447,974
Short-term borrowings and current portion of long-term borrowings	357,285	371,570
Accrued income taxes	20,939	17,834
Advances received	358,296	483,124
Short-term lease liability	683,026	704,024
Other current liabilities	92,097	115,573
Total current liabilities	2,019,160	2,262,689
Long-term borrowings−net of current portion	380,159	150,531
Deposit received	408,193	474,388
Long-term lease liability−net of current portion	964,973	1,136,799
Asset retirement obligation	158,680	127,411
Other liabilities	9,719	5,589
Total liabilities	3,940,884	4,157,407
COMMITMENTS AND CONTINGENCIES (NOTE 12)
SHAREHOLDERS’ EQUITY:
Common stock, no par value; 9,999,999 shares authorized; 4,115,000 shares issued and 4,022,500 shares outstanding at June 30, 2020 and December 31, 2019	595,000	595,000
Class A common stock, no par value; 1 share authorized; 1 share issued and 1 share outstanding at June 30, 2020 and December 31, 2019	100	100
Treasury stock, at cost−92,500 common shares at June 30, 2020 and December 31, 2019	(3,000)	(3,000)
Additional paid-in capital	713,267	713,267
Accumulated deficit	(1,148,280)	(705,309)
Total shareholders’ equity	157,087	600,058
Total liabilities and shareholders’ equity	¥4,097,971	¥4,757,465
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(Yen in thousands, except share and per share data)
	Six Months Ended June 30,
	2020	2019
Revenues:
Revenue from directly-operated salons	¥751,267	¥1,045,945
Franchise revenue	593,236	964,561
Other revenues	11,774	21,025
Total revenues	1,356,277	2,031,531
Cost of revenues and operating expenses:
Cost of revenue from directly-operated salons	866,297	994,631
Cost of franchise revenue	394,906	529,408
Cost of other revenues	8,017	9,780
Selling, general and administrative expenses	521,364	411,717
Impairment loss on long-lived assets	―	23,604
Total cost of revenues and operating expenses	1,790,584	1,969,140
Operating (loss) income	(434,307)	62,391
Other income (expense):
Dividend income	2	2
Interest income	674	556
Interest expense	(6,076)	(7,155)
Gain from bargain purchases	1,624	4,343
Other, net	14,142	5,057
Total other income	10,366	2,803
(Loss) income before income tax expense and equity in earnings of investment	(423,941)	65,194
Income tax expense	19,030	11,429
Equity in earnings of investment	―	280
Net (loss) income	¥(442,971)	¥54,045
Net (loss) earnings per share
Basic	¥(110.12)	¥14.72
Diluted	¥(110.12)	¥12.86
Weighted average shares outstanding
Basic	4,022,501	3,672,501
Diluted	4,022,501	4,203,106
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(Yen in thousands)
	Six Months Ended June 30,
	2020	2019
Net (loss) income	¥(442,971)	¥54,045
Foreign currency translation adjustments, net of tax	―	(980)
Comprehensive (loss) income	¥(442,971)	¥53,065
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020
(Yen in thousands, except share data)
	Common stock		Class A common stock		Treasury stock		Additional paid-in capital	Accumulated deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	4,115,000	¥595,000	1	¥100	92,500	¥(3,000)	¥713,267	¥(705,309)	¥600,058
Net loss	―	―	―	―	―	―	―	(442,971)	(442,971)
Balance, June 30, 2020	4,115,000	¥595,000	1	¥100	92,500	¥(3,000)	¥713,267	¥(1,148,280)	¥157,087
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(Yen in thousands)
	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	¥(442,971)	¥54,045
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	33,105	22,793
Losses on sales of directly-operated salons to franchisees	65	8,721
(Recovery of) provision for bad debt	(5,295)	6,895
Losses on disposal of long-lived assets, net	26,913	540
Impairment loss on long-lived assets	―	23,604
Gain from bargain purchases	(1,624)	(4,343)
Deferred income tax expense	11,046	6,318
Other non-cash expense (gains)−net	121	(156)
Changes in operating assets and liabilities:
Accounts receivable-trade, net	192,093	108,749
Accounts receivable-other	89,518	108,501
Inventories	(369)	777
Prepaid expenses and other current assets	(37,422)	(1,570)
Lease and guarantee deposits	84,323	51,050
Accounts payable	(52,394)	42,184
Accrued expenses	(62,280)	(78,015)
Accrued income taxes	3,105	(8,523)
Advances received	(124,828)	(160,286)
Other current liabilities	(23,476)	2,790
Deposit received	(66,195)	2,323
Other assets and other liabilities−net	1,704	(4,836)
Net cash (used in) provided by operating activities	(374,861)	181,561
Cash flows from investing activities:
Purchases of time deposits	(13,500)	(18,700)
Proceeds from maturities of time deposits	10,000	―
Proceeds from sale of affiliated company securities	50,000	―
Acquisition of investment securities	―	(8,544)
Acquisition of property and equipment	(70,803)	―
Proceeds from sale of property and equipment	3,227	―
Cost additions to internal use software	(9,492)	(6,473)
Acquisition of businesses−net of cash acquired	(42,393)	(3,201)
Proceeds from due from shareholder	7,966	1,793
Payment received on short-term loans receivable	225	225
Payment received on long-term accounts receivable-other, net	7,515	9,126
Net cash used in investing activities	¥(57,255)	¥(25,774)
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)—CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
(Yen in thousands)
	Six Months Ended June 30,
	2020	2019
Cash flows from financing activities:
Proceeds from long-term borrowings	¥330,000	¥	―
Repayment of long-term borrowings	(114,657)		(121,260)
Payment of installment payables related to business acquisitions	(30,199)		(16,000)
Payment of deferred offering costs	(41,589)		―
Repayment of corporate bonds	―		(7,500)
Net cash provided by (used in) financing activities	143,555		(144,760)
Net (decrease) increase in cash and cash equivalents	(288,561)		11,027
Cash and cash equivalents at beginning of period	513,621		211,688
Cash and cash equivalents at end of period	¥225,060		¥222,715
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	¥4,896		¥6,579
Income taxes	4,953		13,634
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for lease liabilities	189,240		240,790
Purchases of property and equipment included in accrued expenses	9,548		―
Payables related to acquisition of businesses included in accrued expenses	60,902		95,101
Deferred offering costs included in accrued expenses	26,476		15,184
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
1.   Basis of Presentation of Unaudited Condensed Consolidated Financial Statements and Summary of Significant Accounting Policies
Description of Business
MEDIROM Healthcare Technologies Inc. (the “Company”) and its four subsidiaries (collectively, the “Group”) are one of the leading holistic health services providers in Japan. The Group is a franchiser and operator of healthcare salons across Japan and is a preferred platform partner for large consumer brands, healthcare service providers, and government entities to affect positive health outcomes. The Group primarily engages in two lines of business: Relaxation Salon Segment (retail) and Digital Preventative Healthcare Segment (healthtech). Refer to description below and Note 6 for segment information.
Our Company was originally incorporated in Japan on July 13, 2000 under the name “Kabushiki Kaisha Young Leaves.” In January 2017, we changed our name to “MEDIROM Inc.” In March 2020, our Company name was changed to “MEDIROM Healthcare Technologies Inc.”
Relaxation Salon Segment (See Note 6 for segment information)
The Relaxation Salon Segment is the core of our business, whereby we own, develop, operate, or franchise and support relaxation salons. Our salon locations cover major cities throughout Japan, with strong market presence in the Tokyo metropolitan area. The Relaxation Salon Segment includes several relaxation salon brands including Re.Ra.Ku®, and as of June 30, 2020 and December 31, 2019, it has a total of 289 and 283 salons, respectively. The following table presents total number of salons by operation type:
	Number of Relaxation Salons
	As of June 30, 2020	As of December 31, 2019
Directly-operated	138	107
Franchised	151	176
Total	289	283
See Note 2 “Business Combination” for the number of salons acquired during the period. The results of operations of directly-operated salons converted to franchised salons in sale transactions with franchisees were not material either individually or in the aggregate to the unaudited condensed consolidated financial statements.
Digital Preventative Healthcare Segment (See Note 6 for segment information)
The Digital Preventative Healthcare Segment consists of the following operations: Sampling business (which includes brand promotion and consumer analysis for third party brands); preventative healthcare services utilizing our digital application and devices; and government-sponsored Specific Health Guidance program, utilizing our internally-developed on-demand health monitoring smartphone application, Lav®; our MOTHER Tracker® for fitness applications.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in Japanese yen, the currency of the country in which the Company is incorporated and principally operates. The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial statements. Accordingly, they do not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
The results of operations for interim period are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2020 or for any other future annual or interim period. The accompanying interim financial information should be read in conjunction with the Company’s annual financial statements and notes included elsewhere in this registration statement.
Consolidation and Variable Interest Entities
The condensed consolidated financial statements include the accounts of the Company and the following wholly-owned subsidiaries: JOYHANDS WELLNESS Inc., Bell Epoc Wellness Inc., Decollte Wellness Corporation, and Medirom Human Resources Inc. All intercompany transactions have been eliminated in consolidation. Investments in companies over which the Company has significant influence but not control are accounted for by the equity method. The Company evaluates its investments and other significant relationships to determine whether any investee is a variable interest entity (“VIE”). If the Company concludes that an investee is a VIE, the Company evaluates its power to direct the activities of the investee, its obligation to absorb the expected losses of the investee and its right to receive the expected residual returns of the investee to determine whether the Company is the primary beneficiary of the investee. If the Company is the primary beneficiary of a VIE, the Company consolidates such entity and reflects the non-controlling interest of other beneficiaries of that entity. There is no VIE where the Company is the primary beneficiary as of June 30, 2020 and December 31, 2019.
Recent Developments and Liquidity
Pursuant to Accounting Standards Update (“ASU”) No. 2014-15, Presentation of Financial Statement Going Concern (Subtopic 205-40), management evaluates the Company’s ability to continue as a going concern for one year after the date of the condensed financial statements are available for issuance. Management has performed its evaluation as of the date of the accompanying condensed financial statements and determined that, although there are uncertainties, none of these conditions or events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern.
On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic. The outbreak has impacted the global economy, resulting in rapidly changing market and economic conditions. National and local governments around the world instituted certain measures, including travel bans, prohibitions on group events and gatherings, shutdowns of certain non-essential businesses, curfews, shelter-in-place orders and recommendations to practice social distancing. The outbreak and associated restrictions that have been implemented have had a material adverse impact on the Company’s business and cash flow from operations, similar to many businesses.
In response to this outbreak, the Japanese government issued a Declaration of a State of Emergency (the “Declaration”) on April 7, 2020. The Declaration resulted in a significant reduction in guest traffic at our relaxation salons due to changes in consumer behavior as social distancing practices. On April 21, 2020, the Company announced the temporary closure of almost all of its relaxation salons located across the country until May 6, 2020. The Declaration was lifted in Japan on May 25, 2020, however, other restrictions have been continuously encouraged by the Japanese government. In September 2020, substantially all of the Company’s relaxation salons were in operation.
Because our operating results substantially depend upon our relaxation salons’ revenue volumes and profitability, the two months of idleness in April and May materially impacted our revenue. The Company implemented cost measures to mitigate topline degradation to the business from this pandemic, including reductions in executive and employee compensation and deferral of nonessential spend in order to limit the impact on our operations and financial results. Additionally, in order to further strengthen its cash position and provide financial flexibility in light of the current uncertainty arising from the COVID-19 pandemic, the Company entered into additional loan agreements with Japan Finance Corporation and Higashi-Nippon Bank, Limited to borrow ¥230,000 thousand collectively as of June 30, 2020, furthermore,

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
the Company entered into additional loan agreements with Higashi-Nippon Bank, Limited to borrow ¥170,000 thousand as of July 28, 2020. The Company also applied for the subsidy program for employment adjustment by the Japanese government with COVID-19 special treatment, which incentivizes companies to retain their employees. As of August 18, 2020, the Company received ¥76,419 thousand from the subsidy program. The subsidy can help to cover the payroll costs of furloughed employees.
As of this report, the duration and extent of COVID-19’s impact is not reasonably possible to estimate due to the uncertainty about the spread of the virus. This could lead to lower sales, further relaxation salon closures, delays in development of our business, which could continue to materially affect our financial condition and results of operations.
Whereas management presently expects proceeds from existing loans and subsidies to be sufficient to fund operating needs and existing debt obligations and does not currently expect to require additional capital for the next 12 months, no assurance can be provided as to the ultimate resolution of the foregoing matters and their ultimate impact on the Company’s financial position, results of operations and cash flows.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in the condensed consolidated financial statements include, but are not limited to, the allowance for doubtful accounts, fair value of intangible assets acquired through business combination, impairment of long-lived assets and goodwill, asset retirement obligations, valuation of stock-based compensation, and valuation of deferred tax assets. Management bases these estimates on assumptions that it believes to be reasonable under the circumstance, including considerations for the impact from the outbreak of the COVID-19 pandemic on the Company’s business. Actual results may differ from these estimates in future periods when the COVID-19 pandemic continues to evolve and additional information becomes available.
Revenue Recognition
The Company currently recognizes revenue under Financial Accounting Standards Board (“FASB”) Topic 605 Revenue Recognition as an emerging growth company and expects to implement ASC 606—“Revenue from Contracts with Customers” for the year ending December 31, 2020. See “Recently Issued Accounting Pronouncements Not Yet Adopted”. The Company’s revenues consist of the following:
Revenue from Directly-Operated Salons
Revenues from directly-operated salons are recognized when services are provided at the salons.
Franchise Revenue
Franchise Revenue is comprised of (i) franchise fees and royalty income, (ii) staffing service revenue and (iii) sublease revenue. The Company and the franchisee enter into a franchise agreement which sets forth the standard terms and conditions of operating the franchised salon, as well as the fees and royalties over the term of the agreement. In most cases, an outsourcing agreement, is also entered into in conjunction with the franchise agreement that specifies the terms of the sublease arrangement with the franchisee. Upon the franchisee’s request, the Company’s therapists are dispatched to franchise locations and franchisees must pay dispatch fees in accordance with the dispatched employees’ position.
The Company receives the entire non-refundable initial franchise fees from the franchisee based on franchise agreement and collects royalties, an amount calculated by multiplying a certain percentage to

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
gross sales, on a monthly basis. The franchise agreement typically has an initial term of five years. The franchise agreement can be renewed prior to expiration by mutual consent and renewal franchise fees are paid by the franchisee upon renewal of agreement. Initial franchise fees are recognized as revenue when the franchised relaxation salon is opened as all material services and conditions related to the initial franchise fee have been substantially performed by the opening date. Royalties are recognized as revenues based on the monthly royalty earned where such amount is determined on the basis of gross sales made from each salon. Renewal franchise fees are basically recognized as revenues at the beginning of the renewal term. The Company leases the premises in which the majority of its franchisees operate, where the Company retains the head lease primary obligation, and has entered into corresponding sublease arrangements with franchisees. Revenues from sublease transactions with franchisees are recognized on a straight-line basis over the respective operating lease terms, or at the time of the underlying sales for variable lease payments, in accordance with ASC 842, “Leases.” The Company also generates revenue from providing its therapists to franchisees, which are recognized as revenues based on the total number of working hours of the agency worker during the dispatched period.
Franchise Revenue for the six months ended June 30, 2020 and 2019 are as follows:
	Thousands of Yen
	Six Months Ended June 30,
	2020	2019
Franchise fee and royalty income	¥203,568	¥446,197
Staffing service revenue	125,227	190,389
Sublease revenue	264,441	327,975
Total	¥593,236	¥964,561
Other Revenues
Other revenues are primarily from the Digital Preventative Healthcare segment, which include revenues from distributing promotional items at salons at the request of third parties (Real Media), serving implementation of health and wellness programs (Specific Health Guidance Program), and are recognized when services are provided. Health monitoring wearable device service (MOTHER Tracker®) is still at the development stage and as such generates no revenue.
Revenue is recognized net of consumption tax collected from customers and subsequently remitted to governmental authorities.
Income Taxes
The Company estimates the annual effective tax rate (“ETR”) derived from a projected annual net income before taxes and calculates the interim period income tax provision based on the year-to-date income tax provision computed by applying the ETR to the year-to-date net income before taxes at the end of each interim period. The income tax provision based on the ETR reflects anticipated net operating loss carryforwards and changes in valuation allowance.
Recently Adopted Accounting Pronouncements
Fair Value Measurement Disclosures
In August 2018, the FASB issued ASU No. 2018-13 Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements. This amendment provides updates to the disclosure requirements on fair value measures in Topic 820 which includes the changes in unrealized gains and losses

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
in other comprehensive income for recurring Level 3 fair value measurements, the option of additional quantitative information surrounding unobservable inputs and the elimination of disclosures around the valuation processes for Level 3 measurements. The Company has adopted this standard effective January 1, 2020. The adoption of this standard did not have a material effect on the Company’s condensed consolidated financial statements.
Recently Issued Accounting Pronouncements Not Yet Adopted
Revenue from Contracts with Customers
In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers in the amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. Additionally, the guidance requires improved disclosure to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The new guidance supersedes most current revenue recognition guidance, including industry-specific guidance. In June 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842)—Effective Dates for Certain Entities. The standard permits private entities that have not yet issued their financial statements or made financial statements available for issuance as of June 3, 2020 to adopt Topic 606 for annual reporting periods beginning after December 15, 2019. As a result, Topic 606 is effective for annual reporting periods beginning in 2020 and for interim periods beginning in 2021. ASU 2014-09 allows for either a full retrospective or modified retrospective transition method. The Company will adopt this standard, effective January 1, 2020, using the modified retrospective method and will only apply this method to contracts that are not completed as of the effective date. The Company is continuing to assess all potential impacts of adoption. However, based on its preliminary assessment, it currently believes the most significant impact relates to the timing of franchise fees recognition. Under the new guidance, initial franchise fees and renewal franchise fees from franchisees will be recognized over the term of the related franchise agreements. This guidance is not expected to impact recognition of revenue from salon service or product sales or recognition of continuing royalty revenues from franchisees, which are based on a percentage of franchise sales. The Company is currently finalizing its assessment of the impact of the adoption of this standard on its financial position or results of operations.
Credit Losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires measurement and recognition of expected credit losses for financial assets measured at amortized cost, including accounts receivable, upon initial recognition of that financial asset using a forward-looking expected loss model, rather than an incurred loss model. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). The standard defers the effective dates of ASU 2016-13 for SEC filers that are eligible to be smaller reporting companies, non-SEC filers and all other companies. As a result, Topic 326 is effective for interim and annual reporting periods beginning in 2023. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.
Income Taxes
In December 2019, the FASB issued ASU 2019-12 Income Taxes—Simplifying the Accounting for Income Taxes (Topic 740), which simplifies various aspects of the income tax accounting guidance and will be applied using different approaches depending on what the specific amendment relates to and, for

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
public entities, are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Company does not expect the adoption of this standard to have a material effect on its financial position or results of operations.
Investments
In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topics 321, 323 and 815. The new standard addresses accounting for the transition into and out of the equity method and measurement of certain purchased options and forward contracts to acquire investments. The standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires changes to be made prospectively. The Company is currently evaluating the impact of adoption of the new standard on its consolidated financial statements.
Reference Rate Reform
In March 2020, FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The ASU is intended to provide temporary optional expedients and exceptions to the U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative referencerates. This guidance is effective beginning on March 12, 2020, and the Company may elect to apply the amendments prospectively through December 31, 2022. The Company is currently evaluating the impact this guidance may have on its consolidated financial statements and related disclosures.
2.   Business Combination
Acquisition of relaxation salons
For the six months ended June 30, 2020, the Company acquired 27 relaxation salons for total consideration of ¥87,266 thousand. The total consideration paid in these transactions is included within “Acquisition of businesses—net of cash acquired” in the investing activities and “Payables related to acquisition of businesses included in accrued expenses” in the non-cash investing and financing activities sections of the condensed consolidated statements of cash flows. The acquisitions were accounted for by the acquisition method. Acquisition related costs were recognized as expenses when incurred, which were immaterial in amount. The results of operations, and assets and liabilities, of these relaxation salons were included in the consolidated financial statements from the date of acquisition. The allocation of the purchase price was based on preliminary estimates of the fair value of assets acquired and liabilities assumed as of the acquisition date, as the Company is continuing to obtain information to complete its valuation of identified intangible assets.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
The estimated fair values of the assets acquired and liabilities assumed at the acquisition date were as follows:
Thousands of Yen
Fair value of assets/liabilities
Six Month Ended June 30, 2020
Cash and cash equivalents	¥350
Property and equipment−net	51,832
Goodwill	84,726
Asset retirement obligation	(48,018)
Net assets assumed	88,890
Fair value of the consideration transferred	87,266
Gain from bargain purchases	¥1,624
The goodwill recorded primarily relates to the sales growth potential of the relaxation salons acquired and is expected to be deductible for income tax purposes.
On some relaxation salons acquired, the Company recognized the excess of the fair value of the net assets assumed over the fair value of the consideration transferred as a gain from bargain purchases of ¥1,624  thousand for the six months ended June 30, 2020, which is separately presented in the condensed consolidated statements of (loss) income. In the case of the bargain purchase gain, the seller of franchisee wanted to cease their franchise business and reached out to the Company to sell the franchise. Most of the time, the franchisee wants to sell because the studio is not generating profit or for other financial reasons.
The amount of revenue from the acquired relaxation salons included in the Company’s results of operations for the six months ended June 30, 2020 was ¥86,333 thousand. The amount of (loss) earnings from the acquired relaxation salons included in the Company’s results of operations for the six months ended June 30, 2020 was ¥(26,680) thousand. Disclosure of pro forma information is omitted as the information is not easily available.
3.   Goodwill
The following table shows changes in carrying amount of goodwill for the six months ended June 30, 2020:
Thousands of Yen
Balance at December 31, 2019
Goodwill	¥78,282
Acquisitions of relaxation salons*	84,726
Balance at June 30, 2020
Goodwill	¥163,008

*
Acquisitions for the six months ended June 30, 2020 relate to relaxation salon acquisitions in the Relaxation Salon Segment. Refer to Note 2.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
During the six months ended June 30, 2020, the Company considered the effects of COVID-19 but concluded that there were no triggering events requiring an impairment assessment. This conclusion was based on a qualitative analysis that the negative effects from COVID-19 will be short-lived and operations will return to normal. No impairments of goodwill were recorded for the six months ended June 30, 2020. The Company continues to evaluate the impact of macroeconomic conditions including, but not limited to, the impact of the COVID-19 pandemic on the Company, customers and the greater economy. If these macroeconomic conditions are protracted or result in significant changes in demand for the Company’s products and services, a goodwill impairment might be identified and the amount might be material.
4.   Short-term Borrowings and Long-term Borrowings
The Company has short-term borrowings from a Japanese financial institution, with a principal balance of ¥180,000 thousand and ¥180,000 thousand outstanding as of June 30, 2020 and December 31, 2019. The unsecured short-term borrowings accrue interest, compounded annually, using a fixed interest rate of 2.35%. As of June 30, 2020, the term of notes is six months, the maturity date of which is August 31, 2020. The current maturity date of these notes as of the date of this report is November 30, 2020. The Company generally renews these short-term borrowings on a short-term basis, which is three to six months, based on the Company’s assessment on the borrowing conditions including interest rate and term, and any unpaid principal when the amount is unchanged, and accrued is prepaid on every renewal day.
The Company has long-term loans with Japanese financial institutions. The long-term loans are unsecured. Some long-term loans are guaranteed by Credit Guarantee Association, a Japanese governmental affiliate agency which supplements private companies with credit. The long-term loans accrue interest using fixed interest rates of 0.21%—3.30% and 0.61%—3.30% per annum as of June 30, 2020 and December 31, 2019. Debt issuance costs related to these borrowings are immaterial.
Long-term borrowings as of June 30, 2020 and December 31, 2019 are as follow:
	Thousands of Yen
	As of June 30, 2020	As of December 31, 2019
Unsecured bank loans (Due through 2030 with weighted average interest rates of 1.20% as of June 30, 2020, due through 2025 with weighted average interest rates of 1.74% as of December 31, 2019)	¥557,444	¥342,101
Current portion of long-term borrowings	(177,285)	(191,570)
Total long-term borrowings	¥380,159	¥150,531
The following is a summary of maturities of long-term borrowings subsequent to June 30, 2020:
Thousands of Yen
Year ending December 31:
2020 (remainder)	¥91,783
2021	122,281
2022	68,460
2023	61,938
2024	51,972
2025 and thereafter	161,010
Total	¥557,444

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
Both short-term borrowings and long-term borrowings are primarily made under general agreements, which are to provide security and guarantees for present and future indebtedness or to secure a guarantor upon request of the bank, and that the banks shall have the right to offset cash deposits against any debts and obligations that have become due or, in the case of default, against all obligations to the banks. Kouji Eguchi, the representative director and the shareholder of the Company (holds 47.17% of common stock and all Class A common stock), is a guarantor with respect to some of these borrowings. None of the loan agreements contain any financial covenants.
5.   Leases
The Group mainly leases commercial space for its relaxation salon from external third parties, which are either operated by the Company or a franchisee and also enters into contracts with franchisees subleasing partial spaces of leased properties under the terms and conditions that are substantially the same as the head lease contracts. As of June 30, 2020 and 2019, the Group had 220 and 225 leased salons, respectively, of which 141 and 170 salons, respectively, were subleased.
Operating Leases
Lessee
There are no lease transactions classified as finance leases for the six months ended June 30, 2020 and 2019.
The table below summarizes the components of operating lease costs related to operating leases:
	Thousands of Yen
	Six Months Ended June 30,
	2020	2019
Fixed lease cost(a)	¥372,769	¥433,220
Variable lease cost(b)	7,476	14,952
Short-term cost	4,458	12,247
Total	¥384,703	¥460,419

(a)
This includes the amount of ¥260,194 thousand and ¥316,217 thousand recoverable from subleasees for the six months ended June 30, 2020 and 2019, respectively.

(b)
This includes the amount of ¥5,674 thousand and ¥13,184 thousand recoverable from subleasees for the six months ended June 30, 2020 and 2019, respectively.

There are no sale-and leaseback transactions conducted in the six months ended June 30, 2020 and 2019.
Supplementary information on cash flow and other information for leasing activities for the six months ended June 30, 2020 and 2019 are as follows:
	Thousands of Yen
	Six Months Ended June 30,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows	¥99,758	¥210,917
Right-of-use assets obtained in exchange for lease liabilities	189,240	240,790
Weighted average remaining lease term (in years)	3.1	3.3
Weighted average discount rate	1.45%	1.45%

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
Maturity analysis of future minimum lease payments under non-cancellable leases subsequent to June 30, 2020 are as follows:
Thousands of Yen
Year ending December 31:
2020 (remainder)	¥351,677
2021	616,323
2022	400,899
2023	168,612
2024	85,950
2025 and thereafter	68,199
Total	1,691,660
Less: Interest component	43,661
Present value of minimum lease payments	¥1,647,999
The amount of ¥683,026 thousand and ¥964,973 thousand of the discounted present value of minimum lease payment are included in “Short-term lease liability” and “Long-term lease liability—net of current portion”, respectively, in the condensed consolidated balance sheets.
Subleases
The Group leases space from commercial facility landlords which in turn it subleases to certain franchisees of its relaxation salons. Sublease revenues are as follows for the six months ended June 30, 2020 and 2019 included in franchise revenue:
	Thousands of Yen
	Six Months Ended June 30,
	2020	2019
Fixed sublease income	¥260,194	¥316,217
Variable sublease income	5,674	13,184
Total	¥265,868	¥329,401
Expected future minimum lease collections to be received under non-cancellable subleases subsequent to June 30, 2020 are as follows:
Thousands of Yen
Year ending December 31:
2020 (remainder)	¥218,828
2021	383,353
2022	235,877
2023	115,395
2024	53,623
2025 and thereafter	39,572
Total	¥1,046,648
There are no lease transactions classified as sale-type leases and direct financing leases for the six months ended June 30, 2020 and 2019.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
6.   Segment Information
The Company operates its business in two segments: Relaxation Salon Segment and Digital Preventative Healthcare Segment, which are based on the organizational structure and information reviewed by the Company’s Chief Operating Decision Maker, who is the President, to evaluate its operating results and allocation of resources.
Information about operating results for each segment for the six months ended June 30, 2020 and 2019 is as follows:
	Thousands of Yen
	Relaxation Salon	Digital Preventative Healthcare	Corporate and elimination		Consolidated
Six months ended June 30, 2020
Revenues	¥1,344,503	¥11,774	¥	―	¥1,356,277
Operating loss	(166,200)	(21,016)		(247,091)	(434,307)
Depreciation and amortization	14,453	3,771		14,881	33,105
Six months ended June 30, 2019
Revenues	¥2,010,506	¥21,025	¥	―	¥2,031,531
Operating income (loss)	132,984	(18,200)		(52,393)	62,391
Depreciation and amortization	17,571	1,191		4,031	22,793
Expenses not directly associated with specific segments are allocated based on the most reasonable measures applicable. Corporate expenses include certain corporate general and administrative expenses and back office expenses.
Substantially all revenues are from customers operating in Japan. Geographic information is omitted due to immateriality of revenue and operating income (loss) attributable to international operations for the six months ended June 30, 2020 and 2019.
7.   Income Taxes
Our effective income tax rate for the six months ended June 30, 2020 and 2019 was (4.5)% and 17.5%, respectively. The Company evaluates its effective income tax rate at each interim period and adjust it as facts and circumstances warrant. The difference between income taxes computed at the Japanese statutory rate and reported income taxes for the six months ended June 30, 2020 and 2019 was primarily related to the impact of the valuation allowance and inhabitant tax-per capita.
Due to the novel circumstances surrounding the COVID-19 pandemic in 2020, a reliable forecast cannot be substantiated; therefore, the Company will utilize the year to date effective tax rate and record adjustments as deemed necessary for the six months ended June 30, 2020. The final annual tax rate cannot be determined until the end of the fiscal year 2020; therefore, the actual tax rate could differ from current estimates.
At June 30, 2020 and December 31, 2019, current unrecognized tax benefit is not material in amount. Even in the next twelve months after the end of June 2020, it is unlikely that the total amount would change dramatically.
8   Earnings (Loss) Per Share
Earnings (Loss) per common share is allocated based on each right of common stock and Class A common stock, on the assumption that income (loss) from current period has been distributed. Common

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
stock and Class A common stock have equal rights with respect to surplus dividend and residual assets distribution as net income attributable to shareholders of the Company is allocated proportionally.
Reconciliations of net income (loss) and weighted average number of common shares outstanding used for the computation of basic earnings (loss) per common share for the six months ended June 30, 2020 and 2019 are as follows:
	Six Months Ended June 30,
	2020		2019
	Common	Class A	Common	Class A
	(Thousands of Yen)		(Thousands of Yen)
Income (Numerator)
Net (loss) income attributable to shareholders of the Company	¥(442,971)	―	¥54,045	―
	(Number of shares)		(Number of shares)
Shares (Denominator)
Weighted average shares outstanding	4,022,500	1	3,672,500	1
Effect of dilutive instruments:
Stock options	―	―	530,605	―
Weighted average shares for diluted computation	4,022,500	1	4,203,105	1
	(Yen)		(Yen)
(Loss) earnings per common share attributable to shareholders of the Company
Basic	¥(110.12)	¥(110.12)	¥14.72	¥14.72
Diluted	¥(110.12)	¥(110.12)	¥12.86	¥12.86
For periods in which the Company reports net loss, diluted net loss per common share attributable to common shareholders is the same as basic net loss per common share attributable to common shareholders. Options to purchase 234,000 shares have been excluded from the diluted net loss per common share attributable to common shareholders calculation for the six months ended June 30, 2020 because the effect of inclusion would have been anti-dilutive.
9.   Fair Value of Financial Instruments
Fair value of financial instruments
The estimated fair values of the Company’s financial instruments at June 30, 2020 and December 31, 2019 are set forth below:
The following summary excludes cash and cash equivalents, time deposits, accounts receivable-trade, accounts receivable-other, due from shareholder, long-term accounts receivable-other, lease and guarantee deposits, short-term borrowings and current portion of long-term borrowings, accounts payable-trade, accrued expenses, deposit received and operating lease liability for which fair values approximate their carrying amounts.
	Thousands of Yen
	As of June 30, 2020		As of December 31, 2019
	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Long-term borrowings – net of current portion	¥(380,159)	¥(371,327)	¥(150,531)	¥(145,600)

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
Long-term borrowings
The Company’s long-term borrowings instruments are classified as Level 2 instruments and valued based on the present value of future cash flows associated with each instrument discounted using current market borrowing rates for similar borrowings instruments of comparable maturity. The classification of levels is fully described in Note 10.
Assumptions used in fair value estimates
Fair value estimates are made at a specific point in time, based on relevant market information available and details of the financial instruments. These estimates are practically conducted by the Company which involve uncertainties and matters of significant judgment, therefore, these cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
10.   Fair Value Measurements
Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy that prioritizes the inputs used to measure fair value is as follows:
Level 1
Inputs are quoted prices in active markets for identical assets or liabilities.
Level 2
Inputs are quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3
Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable, which reflect the reporting entity’s own assumptions about the assumptions that market participants would use in establishing a price.
There were no assets or liabilities to be measured at fair value on “recurring” basis for the six months ended June 30, 2020 and 2019.
Impairment of long-lived assets
Significant judgments and unobservable inputs categorized as Level 3 in the fair value hierarchy are inherent in the impairment tests performed and include assumptions about the amount and timing of expected future cash flows, growth rates, and the determination of appropriate discount rates. The Company believes that the assumptions used in its annual and any interim date impairment tests are reasonable, but variations in any of the assumptions may result in different calculations of fair values and impairment charges.
The Company’s primary business is the operations of relaxation salons. It regularly conducts reviews of past performances and future profitability forecast for individual salons. Based on the evaluation, if the Company determines that the salon assets are impaired and not fully recoverable, it reduces the carrying amounts of the salon’s long-lived assets to the estimated fair value. Fair value is determined based on income approach using Level 3 inputs under ASC 820 Fair Value Measurement. The income approach is calculated

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
using projected future (debt-free) cash flows that are discounted to present value. The future cash flows are based on the estimates made by management concerning forecast of sales, operating expenses and operating profit and loss, etc. with due consideration of industry trend and market circumstances, business risks and other factors, adjusted by market participants assumptions, if different from the Company’s assumptions. These cash flows are then discounted at the reporting unit’s calculated weighted average cost of capital (“WACC”) of 11.3%. The discount rate (WACC) takes into consideration the characteristics of relevant peer companies, market observable data, and company-specific risk factors. Because of changing market conditions (i.e., rising interest rates and/or less marketplace demand), it is reasonably possible that the estimate of expected future cash flows may change resulting in the need to adjust our determination of fair value in the future.
For the six months ended June 30, 2020, as a result of the current COVID-19 pandemic, the Company evaluated whether the carrying values of the long-lived assets in certain relaxation salons were recoverable as of June 30, 2020. Based on management’s expectation of resuming normal operations, the Company did not identify any triggering event during the period. No impairments of long-lived assets were recorded for the six months ended June 30, 2020.
For the six months ended June 30, 2019, the Company recognized impairment loss of ¥23,604 thousand on leasehold improvements and right-of-use assets—operating lease used in certain relaxation salons. The Company conducted strategic reviews of its future profitability forecast for the salons. Following these reviews, the Company reduced the corresponding estimated future cash flows of these assets and the estimated ability to recover the carrying amount of the long-lived assets within the period applicable to the impairment determination, resulting in the impairment charges.
11.   Commitments and Contingencies
Operating leases
The Group mainly in addition to its headquarters facility, leases salon spaces from external third parties, which are either directly-operated salons or franchised salons. Refer to Note 5 “Leases” for details on the components of operating lease costs and future minimum lease payments under non-cancellable leases.
Borrowings
The Company has both short-term borrowings and long-term borrowings that are primarily made under general agreements. Refer to Note 4 “Short Term and Long-Term Borrowing” for future debt payments.
Litigation
The Company is involved in various claims and legal actions arising in the ordinary course of business. The Company has recorded provisions for liabilities when it is probable that liabilities have been incurred and the amount of loss can be reasonably estimated. The Company reviews these provision at least on a yearly basis and adjusts these provisions to reflect the impact of the negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. Based on its experience, although litigation is inherently unpredictable, the Company believes that any damage amounts claimed in outstanding matters are not a meaningful indicator of the Company’s potential liability. In the opinion of management, any reasonably possible range of losses from outstanding matters would not have a material adverse effect on the Company’s condensed consolidated financial position, results of operations, or cash flows.
12.   Related Party Transactions
Transactions with the Company’s representative director
As of June 30, 2020, the outstanding balance due from Kouji Eguchi, the representative director and the shareholder of the Company (holds 47.17% of common stock and all Class A common stock), was ¥300 thousand. The balance was repaid in full in October 2020.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
As of December 31, 2019, the outstanding balance due from Kouji Eguchi, the representative director and the shareholder of the Company (holds 48.04% of common stock and all Class A common stock), was ¥8,266 thousand. For the six months ended June 30, 2019, the interest received on the short-term loans, in the amount of ¥108 thousand, is included under interest income in the condensed consolidated statements of (loss) income.
Transactions with the Company’s director
Akira Nojima, the Company’s independent director, is the sole owner of Kabushiki Kaisha No Track.
As of June 30, 2020 and December 31, 2019, the outstanding accrued expenses to Kabushiki Kaisha No Track are ¥55 thousand and ¥110 thousand (included in accrued expenses), respectively. For the six months ended June 30, 2020 and 2019, the Company paid consulting fees of ¥300 thousand and ¥300 thousand (included in selling, general and administrative expenses) to Kabushiki Kaisha No Track, respectively.
Tomoya Ogawa, the Company’s independent director and the shareholder of the Company (holds 0.71% of common stock as of June 30, 2020 and December 31, 2019, respectively), is the sole owner of Kabushiki Kaisha LTW.
As of December 31, 2019, the outstanding accrued expenses to Kabushiki Kaisha LTW are ¥110 thousand (included in accrued expenses). For the six months ended June 30, 2020 and 2019, the Company paid consulting fees of ¥600 thousand and ¥600 thousand (included in selling, general and administrative expenses) to Kabushiki Kaisha LTW, respectively.
Transactions with the Company’s corporate auditor
As permitted under the Companies Act, we have elected to structure our corporate governance system as a company with a separate board of corporate auditors instead of an audit committee of our board of directors. Corporate auditors are typically nominated at the board level and are elected at general meetings of shareholders by a majority of shareholders entitled to vote, where a quorum is established by shareholders holding one-third or more of the voting rights of those who are entitled to vote are present at the shareholders’ meeting.
Osamu Sato, the Company’s corporate auditor and the shareholder of the Company (holds 0.44% of common stock as of June 30, 2020 and December 31, 2019, respectively), is the president and representative director of Aoyama Consulting Group Co., Ltd.
As of December 31, 2019, the outstanding accrued expenses to Aoyama Consulting Group Co., Ltd are ¥110 thousand (included in accrued expenses). For the six months ended June 30, 2020 and 2019, the Company paid consulting fees of ¥600 thousand and ¥600 thousand (included in selling, general and administrative expenses) to Aoyama Consulting Group Co., Ltd in each period, respectively.
13.   Subsequent Events
Stock options
On August 31, 2020, “Delegation of determination of subscription requirements for stock option to the Company’s board of directors, as eighth and ninth series of Stock Subscription Rights” was approved at the Company’s extraordinary general meeting of shareholders, for directors, corporate auditor and employees of the Company and outside service providers, in order to further promote their motivation and incentives to contribute to the enhancement of the continuous business performance and corporate value.
On October 2, 2020, the number of Stock Options to be granted and the number of shares to be issued were approved by the resolution of the Company’s board of directors.

MEDIROM HEALTHCARE TECHNOLOGIES INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30, 2020 AND 2019
The key terms and conditions for the eighth series Stock Option Grant are as follows:
Grant date	The date to be determined within one year from the date of the Company’s extraordinary general meeting resolution.
Number of Stock Options to be granted	150,000
Number of shares to be issued	150,000 shares
The key terms and conditions for the ninth series Stock Option Grant are as follows:
Grant date	The date to be determined within one year from the date of the Company’s extraordinary general meeting resolution.
Number of Stock Options to be granted	300,000
Number of shares to be issued	300,000 shares
Novel Coronavirus Pandemic
As more fully described in ‘‘Recent Developments and Liquidity’’ in Note 1, in order to further strengthen its cash position and provide financial flexibility in light of the current uncertainty arising from the COVID-19 pandemic, the Company entered into additional loan agreements with Higashi-Nippon Bank, Limited to borrow ¥170,000 thousand as of July 28, 2020. The Company also applied for the subsidy program for employment adjustment by the Japanese government with COVID-19 special treatment, which incentivizes companies to retain their employees. In August 2020, the Company received ¥76,419 thousand from the subsidy program. The subsidy can help to cover the payroll costs of furloughed employees.

$18,000,000
American Depositary Shares
Representing Common Shares
MEDIROM Healthcare Technologies, Inc.
Common Shares
in the form of American Depositary Shares

PROSPECTUS

MAXIM GROUP LLC
•   , 2020
Until and including •, 2020 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.
Indemnification of Directors and Officers.

Article 330 of the Companies Act of Japan (which we refer to as the “Companies Act”) makes the provisions of Part III, Chapter 2, Section 10 of the Civil Code of Japan applicable to the relationship between us and our directors and corporate auditors. Section 10 of the Civil Code, among other things, provides in effect that:
1.
Any director or corporate auditor of a company may demand advance payment of expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor;

2.
If a director or a corporate auditor of a company has defrayed any expenses considered necessary for the management of the affairs of such company entrusted to the director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from such company;

3.
If a director or a corporate auditor has assumed an obligation necessary for the management of the affairs of such company, the director or corporate auditor may require such company to perform it in the director or corporate auditor’s place or, if it is not due, to furnish adequate security; and

4.
If a director or a corporate auditor, without any fault on the director or corporate auditor’s part, sustains damage through the management of the affairs of such company, the director or corporate auditor may demand compensation therefor from such company.

In accordance with Article 27 and Article 35 of our articles of incorporation, and pursuant to the provisions of Article 427 of the Companies Act, we are authorized to enter into agreements with non-executive directors and corporate auditors, respectively, to limit his or her liability to our Company for loss or damage arising from the conduct specified under Article 423 of the Companies Act; provided that, the amount of such limited liability is either: (i) an amount set out in the agreement which shall be not less than one million (1,000,000) yen, or (ii) the amount stipulated in applicable laws and regulations, whichever is higher. Messrs. Akira Nojima and Tomoya Ogawa are considered independent, “non-executive” directors within the meaning of the Companies Act. Mr. Kouji Eguchi (our Chief Executive Officer), Mr. Fumitoshi Fujiwara (our Chief Financial Officer) and Ms. Miki Aoki are considered “executive” directors within the meaning of the Companies Act.
In addition, our articles of incorporation include limitation of liability provisions, pursuant to which we can exempt, by resolution of our board of directors, our independent directors and corporate auditors from liabilities arising in connection with any failure to execute their respective duties in good faith or due to simple negligence (excluding gross negligence and willful misconduct), within the limits stipulated by applicable laws and regulations including Article 426, Paragraph 1 of the Companies Act.
We maintain, at our expense, a directors’ and officers’ liability insurance policy for each of our directors and corporate auditors. The policy insures each of our directors and corporate auditors against certain liabilities that they may incur in their capacity as a director or corporate auditor.
We have not entered into any limitation of liability agreements with any of our directors or corporate auditors.
Item 7.
Recent Sales of Unregistered Securities.

Common Shares
On October 15, 2019, we completed a private placement (which we refer to as the October 2019 private placement”) pursuant to which we sold and issued an aggregate of 350,000 of our common shares to 12 new investors, none of which currently own 5% or more of our total outstanding common shares. We received aggregate proceeds of JPY700,000,000 (US$6,495,314) from the October 2019 private placement, and we have used and will continue to use such proceeds to finance our business expansion, and for general corporate purposes. No underwriters or other broker-dealers were used in connection with the foregoing, and, as such, there were no underwriting fees or selling commissions. The October 2019 private placement was conducted outside of the United States in reliance upon the safe harbor provided by Regulation S under the Securities Act.
Item 8.
Exhibits and Financial Statement Schedules.

(a)   The following exhibits are filed as part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K:
Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
3.1**	Articles of Incorporation of the Registrant (English translation).
4.1	Form of Deposit Agreement among the Registrant, the depositary, and holders of the American Depositary Receipts.
4.2	Specimen American Depositary Receipt of the Registrant (included as Exhibit A in Exhibit 4.1).
5.1**	Opinion of Greenberg Traurig Tokyo Law Offices, Japanese counsel for the Registrant.
10.1+**	Investment Agreement, dated May 10, 2016, by and between the Registrant and Social Entrepreneur 2 Limited Partnership (English translation).
10.2+**	Investment Agreement, dated December 22, 2016, by and between the Registrant and CCC Marketing Co., Ltd. (English translation).
10.3**	Trademark License Agreement, dated June 30, 2020, by and between the Registrant, as licensee, and Kouji Eguchi, as licensor.
10.4+	Development and Production Agreement, dated as of August 4, 2020, by and between the Registrant, as Customer, and Matrix Industries, Inc., as Supplier.
21.1**	List of Subsidiaries of the Registrant.
23.1	Consent of Baker Tilly US, LLP (formerly Squar Milner LLP), independent registered public accounting firm.
23.2**	Consent of Greenberg Traurig Tokyo Law Offices (included in Exhibit 5.1).
24.1**	Power of Attorney.
99.1**	Letter of Squar Milner LLP to the Securities and Exchange Commission, dated November 1, 2020.

+
Portions of this exhibit indicated by asterisks have been omitted because the Registrant has determined they are not material and would likely cause competitive harm if publicly disclosed.

**
Previously filed.

(b)   Financial Statements Schedules
See our Consolidated Financial Statements starting on page F-1. All other schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 9.
Undertakings

(a)
The undersigned registrant (which we refer to as the “Registrant”) hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)
Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)
The Registrant hereby undertakes:

(1)
That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 2 to Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on December 11, 2020.
MEDIROM Healthcare Technologies Inc.
By:	/s/ Kouji Eguchi Name: Kouji Eguchi Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Kouji Eguchi Kouji Eguchi	Chief Executive Officer and Representative Director (Principal Executive Officer)	December 11, 2020
/s/ Fumitoshi Fujiwara Fumitoshi Fujiwara	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 11, 2020
* Miki Aoki	Director	December 11, 2020
* Akira Nojima	Independent Director	December 11, 2020
* Tomoya Ogawa	Independent Director	December 11, 2020
* By: /s/ Fumitoshi Fujiwara Fumitoshi Fujiwara Attorney-in-fact

Signature of Authorized U.S. Representative of Registrant
Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Medirom Healthcare Technologies Inc., has signed this registration statement on December 11, 2020.
COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries Name: Colleen A. De Vries Title: Sr. Vice President on behalf of Cogency Global Inc.